As filed with the Securities and Exchange Commission on June 30, 2006 Registration No. 333-134532
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT under
THE SECURITIES ACT OF 1933

WACHOVIA ASSET FUNDING TRUST, LLC
(Exact name of registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation or organization)
Applied For
(I.R.S. employer identification number)
One Wachovia Center 301 South College Street, NC5578-Suite G Charlotte, North Carolina 28288-5578 704-715-8239
(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)
Robert J. Perret Vice President One Wachovia Center 301 South College Street Charlotte, North Carolina 28288 (704) 374-4868
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David K. Tinkler, Esq. Wachovia Corporation 301 South College Street Charlotte, North Carolina 28288	Katharine I. Crost, Esq. Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, New York 10103

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1) (2)	Proposed Maximum Aggregate Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Mortgage Pass-Through Certificates and Asset-Backed Notes (Issuable in Series)	$1,000,000,000	100%	$1,000,000,000	$107,000

(1)	With respect to any Asset Backed Securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(2)

With respect to any Asset Backed Securities denominated by foreign currency, the amount to be registered shall be the U.S dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Securities is first offered.

(3)	Estimated solely for the purpose of calculating the registration fee.

(4)	$107 of this amount was previously paid.

___________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement includes (i) the basic prospectus relating to Mortgage Pass-Through Certificates and Asset-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of multiple classes of Mortgage Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of fully amortizing, one- to four-family residential first-lien mortgage loans and (iii) an illustrative form of prospectus supplement for use in an offering of multiple classes of Asset-Backed Notes backed solely by a pledge of the assets of a trust fund consisting primarily of a pool of home equity revolving credit line loans.

                                              SUBJECT TO COMPLETION, DATED _____ __, 200_

PROSPECTUS SUPPLEMENT
(To prospectus dated _______ __, 200_)

                                         Wachovia Asset Funding Trust, LLC Series 200_-_ Trust
                                                            Issuing Entity

                   Wachovia Asset Funding Trust, LLC                                Wachovia Bank, National Association
                              Depositor                                                         Sponsor
                         [Name of Servicers]                                           [Name of Master Servicer]
                              Servicers                                                     Master Servicer
                                                              $__________
                                                             (Approximate)
                                           Mortgage Pass-Through Certificates, Series 200_-_
The issuing entity will issue—

o  Twelve classes of Class A Certificates designated Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class
   2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4 A-1, and the Class 4-A-2 Certificates.

o  Six classes of Class B Certificates designated Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
   Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class B
   Certificates is also subordinated to each class of Class B Certificates, if any, with a lower numerical designation.

The classes of offered certificates are more fully described under the heading "Offered Certificates" in the table on page S-[1].
The assets of the issuing entity will include four loan groups of fully amortizing, [adjustable interest rate, one- to four-family, residential first lien mortgage loans], substantially all of which have original terms to stated maturity of approximately [30] years.

Credit enhancement for the offered certificates will be provided by additional classes of subordinated certificates which are not offered hereby and by cross-collateralization, to the extent described in this prospectus supplement.

Distributions on the certificates will be on the [20th] day of each month, or if that day is not a business day, on the next business day, beginning on ______ __, 200_.
____________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-[14] in this prospectus  supplement and on page
[12] of the accompanying prospectus.
The certificates will not be insured or guaranteed by any governmental agency or instrumentality.
The  certificates  will  represent  interests in the issuing  entity only and will not  represent  interests in or obligations of the sponsor, the depositor or any of their affiliates.
[Neither these  certificates nor the assets of the issuing entity will be obligations of Wachovia Capital Markets,
LLC, Wachovia Bank, National Association or any other bank and are not insured by the FDIC.]
____________________________________________________________________________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates will be offered by [Wachovia Capital Markets, LLC] at varying prices to be determined at the time of sale to investors[, except that a de minimus portion of the Class 1-A-R Certificates is expected to be held by the [seller]].  The anticipated delivery date for the offered certificates is _____ __, 200_.  Total proceeds to the depositor for the offered certificates will be approximately ____% of the initial principal balance of the offered certificates, before deducting expenses payable by the depositor.

The information in this prospectus supplement is not complete and may be changed.  The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                         [Wachovia Securities]
                                                            ______ __, 200_

                                             Important Notice About Information Presented
                                           in this Prospectus Supplement and the Prospectus

         The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates and may differ from information in the prospectus.

         Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the prospectus provide the locations of these captions.

         This prospectus supplement uses defined terms.  You can find a listing of defined terms in "Glossary of Terms" beginning on page S-__ of this prospectus supplement.  Additionally, the "Glossary of Defined Terms" beginning on page ___ of the prospectus directs you to the locations of the definitions of capitalized terms used in this prospectus supplement that are not found in the
"Glossary of Terms." Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

         Wachovia Asset Funding Trust, LLC's principal offices are located at [301 S. College Street, NC5578-Suite G, Charlotte, NC
28288-5578, and its phone number is (704) 715-8239].

                                                        [European Economic Area

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a)      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

         (c)      in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to
Article 3 of the Prospectus Directive.

         For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]

                                                                     S-ii

                                                            [United Kingdom

         The underwriter has represented and agreed that:

         (a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets
Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

         (b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.]

                                                         ____________________

                                                                     S-iii

                                                                           Page

THE SERIES 200_-_ CERTIFICATES                                              S-1
SUMMARY                                                                     S-3
TRANSFER OF MORTGAGE LOANS                                                  S-4
   The Certificates                                                         S-5
   Mortgage Pool                                                            S-5
   [Prefunding Account                                                      S-8
   [Capitalized Interest Account                                            S-8
   Servicing                                                                S-9
   Repurchases of Mortgage Loans                                            S-9
   Optional Termination                                                     S-9
   Priority of Distributions                                               S-10
   Interest                                                                S-10
   Principal Distributions                                                 S-10
   Credit Support                                                          S-10
   Prepayment and Yield Considerations                                     S-11
   Federal Income Tax Consequences                                         S-12
   Legal Investment                                                        S-12
   ERISA Considerations                                                    S-12
   Affiliations                                                            S-13
RISK FACTORS                                                               S-14
   The Rate of Principal Payments on the Mortgage Loans Will Affect
      the Yield on the Offered Certificates                                S-14
   Subordination of Super Senior Support Certificates and Class B
      Certificates and Increased Risk of Loss                              S-15
   Limited Source of Payments - No Recourse to Depositor,
      [Originators,] Seller, Servicers, Master Servicer, Certificate
      Administrator or Trustee                                             S-16
   Limited Liquidity                                                       S-16
   Geographic Concentration May Increase Risk of Loss Due to Adverse
      Economic Conditions or Natural Disasters                             S-17
   Rights of Beneficial Owners May Be Limited by Book-Entry System         S-18
   The Return on Your Certificates Could be Reduced by Shortfalls Due
      to the Application of the Servicemembers Civil Relief Act and
      Similar State Laws                                                   S-19
   The Variable Rate of Interest on the Offered Certificates Will
      Affect Your Yield                                                    S-20
   Mortgage Loans Paying Interest Only Until First Adjustment Date
      May Have Higher Risk of Default or Rates of Prepayment               S-21
   Default Risk on High Balance Mortgage Loans                             S-22
   Class B-1, Class B-2 and Class B-3
      Certificates                                                         S-31
   [Inadequate Amount of Subsequent Mortgage Loans Will Affect the
      Timing and Rate of Return on an Investment in the Offered
      Certificates related to Loan Group __                                S-31
FORWARD LOOKING STATEMENTS                                                 S-32
THE MORTGAGE POOL                                                          S-33
   [Prefunding and Conveyance of Subsequent Mortgage Loans                 S-35
   [Static Pool Information                                                S-36
UNDERWRITING STANDARDS                                                     S-37
THE ISSUING ENTITY                                                         S-39
THE SPONSOR                                                                S-39
[ORIGINATORS]                                                              S-40
SERVICING                                                                  S-40
   General                                                                 S-40
   The Master Servicer                                                     S-40
   The Servicers                                                           S-40
   Servicing and Other Compensation and Payment of Expenses                S-41

                                                                     S-iv

AFFILIATIONS AMONG TRANSACTION PARTIES                                     S-41
LEGAL PROCEEDINGS                                                          S-42
THE POOLING AND SERVICING AGREEMENT                                        S-42
   Assignment of Mortgage Loans                                            S-42
   Repurchases of Mortgage Loans                                           S-42
   Payments on Mortgage Loans; Accounts                                    S-43
   Compensating Interest                                                   S-44
   Advances                                                                S-45
   Optional Termination                                                    S-45
   Special Servicing Agreements                                            S-46
   The Trustee                                                             S-46
   The Certificate Administrator                                           S-47
   Reports to Certificateholders                                           S-49
   Custodial Arrangements                                                  S-49
   Voting Rights                                                           S-50
   Amendment                                                               S-50
DESCRIPTION OF THE CERTIFICATES                                            S-51
   Denominations and Form                                                  S-51
   Book-Entry Certificates                                                 S-51
   Distributions                                                           S-55
   Pool Distribution Amount                                                S-56
   Priority of Distributions                                               S-56
   Interest
   Principal                                                               S-58
   Senior Principal Distribution Amount                                    S-59
   Prepayment Percentages                                                  S-60
   Subordinate Principal Distribution Amount                               S-61
   Cross-Collateralization                                                 S-62
   Allocation of Losses                                                    S-63
   [Prefunding Account                                                     S-64
   [Capitalized Interest Account                                           S-65
   Residual Interests                                                      S-65
   Restrictions on Transfer of the Class 1-A-R Certificates                S-65
PREPAYMENT AND YIELD CONSIDERATIONS                                        S-68
   Prepayment Considerations and Risks                                     S-68
   Assumed Final Distribution Date                                         S-70
   Assumptions Relating to Tables                                          S-71
   Weighted Average Lives of the Offered Certificates                      S-75
   Yield on the Class 1-A-R Certificates                                   S-86
   Yield on the Subordinate Certificates                                   S-86
   Yield Considerations with Respect to the Class B-2 and Class B-3
   Certificates                                                            S-87
USE OF PROCEEDS                                                            S-89
FEDERAL INCOME TAX CONSEQUENCES                                            S-89
   Regular Certificates                                                    S-90
   Residual Certificates                                                   S-90
   Backup Withholding and Reporting Requirements                           S-91
   Penalty Protection                                                      S-91
STATE TAXES                                                                S-91
ERISA CONSIDERATIONS                                                       S-91
METHOD OF DISTRIBUTION                                                     S-93
LEGAL MATTERS                                                              S-93
CERTIFICATE RATINGS                                                        S-94
GLOSSARY OF TERMS                                                          S-94
ANNEX I                                                                     I-1
MORTGAGE POOL DATA                                                          I-1
ANNEX II                                                                   II-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES              II-1

                                                                     S-v

                                                    THE SERIES 200_-_ CERTIFICATES

    Class       Initial Class    Pass-Through    Principal Types (2)    Interest Types (2)     Initial Rating
                 Balance (1)         Rate                                                       (S&P/Fitch) (3)

Offered Certificates:

    1-A-1         $________          (4)             Pass-Through          Variable Rate         [AAA/AAA]

    1-A-2         $________          (4)             Pass-Through          Variable Rate         [AAA/AAA]
    1-A-R         $________          (4)        Senior, Sequential Pay     Variable Rate         [AAA/AAA]
                                                    Super Senior,
    2-A-1         $________          (5)             Pass-Through          Variable Rate         [AAA/AAA]
                                                    Super Senior,
    2-A-2         $________          (5)            Sequential Pay        Variable Rate          [AAA/AAA]
                                                    Super Senior,
    2-A-3         $________          (5)            Sequential Pay        Variable Rate          [AAA/AAA]
                                                    Super Senior,
    2-A-4         $________          (5)            Sequential Pay        Variable Rate          [AAA/AAA]
                                                Super Senior Support,
    2-A-5         $________          (5)             Pass-Through         Variable Rate          [AAA/AAA]
                                                    Super Senior,
    3-A-1         $________          (6)             Pass-Through         Variable Rate          [AAA/AAA]
                                                Super Senior Support,
    3-A-2         $________          (6)             Pass-Through         Variable Rate          [AAA/AAA]
                                                    Super Senior,
    4-A-1         $________          (7)             Pass-Through         Variable Rate          [AAA/AAA]
                                                Super Senior Support,
    4-A-2         $________          (7)             Pass-Through         Variable Rate          [AAA/AAA]
     B-1          $________          (8)             Subordinated         Variable Rate           [AA/NR]
     B-2          $________          (8)             Subordinated         Variable Rate            [A/NR]
     B-3          $________          (8)             Subordinated         Variable Rate           [BBB/NR]

Non-Offered Certificates (9):
     B-4          $________          (8)             Subordinated         Variable Rate           [BB/NR]
     B-5          $________          (8)             Subordinated         Variable Rate            [B/NR]
     B-6          $________          (8)             Subordinated         Variable Rate           [NR/NR]
___________________________

(1)  Approximate. The initial class balances of the offered certificates may vary by a total of plus or minus __%.
(2)  See "Description of the Securities — Categories of Classes of Securities" in the prospectus for a description of these principal and interest types and see "Description of the Certificates — Priority of Distributions" and "— Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.
(3)  See "Certificate Ratings" in this prospectus supplement.
(4)  For each distribution date, interest will accrue on the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 1 mortgage loans (based on the stated principal balances of the Group 1 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.

                                                                     S-1

(5)  For each distribution date, interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5
     Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 2 mortgage loans
     (based on the stated principal balances of the Group 2 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.
(6)  For each distribution date, interest will accrue on the Class 3-A-1 and the Class 3-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 3 mortgage loans (based on the stated principal balances of the Group 3 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.
(7)  For each distribution date, interest will accrue on the Class 4-A-1 and the Class 4-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the Group 4 mortgage loans (based on the stated principal balances of the Group 4 mortgage loans on the due date in the month preceding the month of such distribution date).  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.
(8)  For each distribution date, interest will accrue on the Class B Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans in each loan group, weighted on the basis of the aggregate stated principal balances of the mortgage loans in each loan group on the due date in the month preceding the month of such distribution date minus the class balance of the related classes of Class A Certificates.  For the distribution date in ________ 200_, this rate is expected to be approximately ____%.
(9)  Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus.  The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act.

                                                                     S-2

                                                                SUMMARY

         This summary does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series                             Wachovia Asset Funding Trust, LLC Mortgage Pass-Through Certificates, Series 200_-_.

Depositor                                   Wachovia Asset Funding Trust, LLC.

Issuing entity                              Wachovia Asset Funding Trust, LLC Series 200_-_ Trust.

Sponsor                                     Wachovia Bank, National Association.

Seller                                      AmNet Mortgage Network, Inc.

Servicers                                   [Name of servicer] and [name of servicer] [identify any servicers that will service 10%
                                            or more of the pool assets].

[Originators                                [Name of originator] and [name of originator] [[identify any originator (other than the sponsor or an affiliate of the sponsor) that originated 10% or more of the pool assets].

Subservicers                                [Name of subservicer] [identify any subservicers that will service 10% or more of the pool assets].

Trustee                                     [Name of trustee].

Master Servicer                             [Name of master servicer].

Certificate Administrator                   [Name of certificate administrator].

Closing Date                                On or about _____ __, 200_.

Cut-Off Date                                [For each initial mortgage loan,] _____ __, 200_[, and for each subsequent mortgage loan, the first day of the month in which such subsequent mortgage loan is conveyed to the issuing entity].

Distribution Date                           The [20th] day of each month, or, if that day is not a business day, the next business day, beginning on ______ __, 200_.

Scheduled Final Distribution Date           _____ __, 20__.  The actual final distribution date for the certificates could be substantially earlier.  See "Yield and Prepayment Considerations—Assumed Final
                                            Distribution Date" in this prospectus supplement.

Form of securities                          Other than the Class 1-A-R Certificates, book-entry.  The Class  1-A-R Certificates will be definitive certificates.

Minimum denominations                       Other than the Class 1-A-R Certificates, [$10,000] and integral multiples of [$1] in excess of that amount.  For the Class 1-A-R Certificates, [other than the de minimus amount expected to be held by the [seller],] [20%] of the percentage interest of the
                                            Class 1-A-R Certificates.

                                       ___________________________________

                                                                     S-3

                                                      TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool.  The seller will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to Wachovia Asset Funding Trust,
LLC, the depositor.  The depositor will then transfer the mortgage loans as collateral for the certificates to the trustee.

For a description of the transfers of mortgage loans and the affiliations among various transaction parties, see "The Pooling
Agreement" and "Affiliations Among Transaction Parties" in this prospectus supplement.

                                              [diagram to be added for each transaction]

                                                                     S-4

The Certificates

The certificates will be issued pursuant to a pooling and servicing agreement, dated as of the closing date. A summary chart of the initial class balances, principal types, pass-through rates, interest types and initial ratings of the certificates is set forth on page S-[1].

The certificates represent all of the beneficial ownership interest in the issuing entity.

------------------------------------------------------
     Classifications of Classes of Certificates
------------------------- ----------------------------
Offered Certificates:     1-A-1, 1-A-2, 1-A-R,
                          2-A-1, 2-A-2, 2-A-3,
                          2-A-4, 2-A-5, 3-A-1,
                          3-A-2, 4-A-1, 4-A-2, B-1,
                          B-2 and B-3
------------------------- ----------------------------
Non-Offered               B-4, B-5 and B-6
Certificates:
------------------------- ----------------------------
Senior Certificates:      1-A-1, 1-A-2, 1-A-R,
                          2-A-1, 2-A-2, 2-A-3,
                          2-A-4, 2-A-5, 3-A-1,
                          3-A-2, 4-A-1 and 4-A-2
------------------------- ----------------------------
Subordinate               B-1, B-2, B-3, B-4, B-5
Certificates:             and B-6
------------------------- ----------------------------
Super Senior              1-A-1, 2-A-1, 2-A-2,
Certificates:             2-A-3, 2-A-4, 3-A-1, and
                          4-A-1
------------------------- ----------------------------
Super Senior Support      1-A-2, 2-A-5, 3-A-2, and
Certificates:             4-A-2
------------------------- ----------------------------
Class A Certificates:     1-A-1, 1-A-2, 1-A-R,
                          2-A-1, 2-A-2, 2-A-3,
                          2-A-4, 2-A-5, 3-A-1,
                          3-A-2, 4-A-1 and 4-A-2
------------------------- ----------------------------
Class B Certificates:     B-1, B-2, B-3, B-4, B-5
                          and B-6
------------------------- ----------------------------

Except to the extent of cross-collateralization payments described herein, the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates
will represent interests solely in the Group 1 mortgage loans, the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5
Certificates will represent interests solely in the Group 2 mortgage loans, the Class 3-A-1 Certificates and Class 3-A-2 Certificates
will represent interests solely in the Group 3 mortgage loans, and the Class 4-A-1 Certificates and Class 4-A-2 Certificates will represent interests solely in the Group 4 mortgage loans. The Class B Certificates will represent interests in the mortgage loans of all loan groups.

Only the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 3-A-1, Class
3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. These non-offered certificates are subordinated to the offered certificates for distributions of principal and interest and for allocations of losses on the mortgage loans.

Information provided with respect to the non-offered certificates is included solely to aid your understanding of the offered certificates.

Mortgage Pool

[The mortgage pool will consist of four loan groups of adjustable interest rate, fully-amortizing mortgage loans secured by first liens on one- to four-family properties[, which include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels]. The Group 1, Group 2, Group 3 and Group 4 mortgage loans provide for a fixed interest rate during an initial period of approximately [three, five, seven and ten] years, respectively, from the date of origination of each mortgage loan and thereafter provide for adjustments to that interest rate on an annual basis. The interest rate of each mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment. In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate. The index for the mortgage loans will be the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits as published in The Wall Street
Journal.]

[____%, ____%, ____% and ____% of the mortgage loans in Group 1, Group 2, Group 3 and Group 4, respectively, were originated by [name of originator], and ____%, ____%, ____% and ____% of the mortgage loans in Group 1, Group 2, Group 3 and Group 4, respectively, were originated by [name of originator].]

                                                                     S-5

The depositor expects the mortgage loans to have the following approximate characteristics as of the cut-off date:

                                      Selected Aggregate Mortgage Loan Data as of _____ __, 200_

---------------------------------------------------------------------------------------- ---------------- --------------
                                                                                         Range or Total     Weighted
                                                                                                             Average
---------------------------------------------------------------------------------------- ---------------- --------------
Number of Mortgage Loans                                                                                       --
---------------------------------------------------------------------------------------- ---------------- --------------
Aggregate Unpaid Principal Balance                                                              $              --
---------------------------------------------------------------------------------------- ---------------- --------------
Unpaid Principal Balance                                                                     $ to $           $(1)
---------------------------------------------------------------------------------------- ---------------- --------------
Current Interest Rate                                                                        % to %             %
---------------------------------------------------------------------------------------- ---------------- --------------
Gross Margin                                                                                    %              --
---------------------------------------------------------------------------------------- ---------------- --------------
Rate Ceiling                                                                                 % to %             %
---------------------------------------------------------------------------------------- ---------------- --------------
Months to First Adjustment Date                                                              to months         months
---------------------------------------------------------------------------------------- ---------------- --------------
Administrative Fee Rate                                                                         %              --
---------------------------------------------------------------------------------------- ---------------- --------------
Remaining Terms to Stated Maturity                                                           to months         months
---------------------------------------------------------------------------------------- ---------------- --------------
Original Term                                                                                  months          --
---------------------------------------------------------------------------------------- ---------------- --------------
Number of Months Since Origination                                                           to months       1 month
---------------------------------------------------------------------------------------- ---------------- --------------
Original Loan-to-Value Ratio                                                                 % to %             %
---------------------------------------------------------------------------------------- ---------------- --------------
Credit Scores                                                                                to months
---------------------------------------------------------------------------------------- ---------------- --------------
Latest Maturity Date                                                                     ______ __, ____       --
---------------------------------------------------------------------------------------- ---------------- --------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
---------------------------------------------------------------------------------------- ---------------- --------------
      ______                                                                                    %
---------------------------------------------------------------------------------------- ---------------- --------------
      ______                                                                                    %
---------------------------------------------------------------------------------------- ---------------- --------------
      ______                                                                                    %
---------------------------------------------------------------------------------------- ---------------- --------------
Maximum Single Zip Code Concentration                                                           %              --
---------------------------------------------------------------------------------------- ---------------- --------------

---------------------------------------------------------------------------------------- ---------------- --------------
(1)  The balance shown is the average unpaid principal balance of all of the mortgage loans.

                                       Selected Group 1 Mortgage Loan Data as of _____ __, 200_

---------------------------------------------------------------------------------------- ------------------ ------------
                                                                                          Range or Total     Weighted
                                                                                                              Average
---------------------------------------------------------------------------------------- ------------------ ------------
Number of Group 1 Mortgage Loans                                                                                --
---------------------------------------------------------------------------------------- ------------------ ------------
---------------------------------------------------------------------------------------- ------------------ ------------
Aggregate Unpaid Principal Balance                                                               $              --
---------------------------------------------------------------------------------------- ------------------ ------------
Unpaid Principal Balance                                                                      $ to $           $(1)
---------------------------------------------------------------------------------------- ------------------ ------------
Current Interest Rate                                                                         % to %             %
---------------------------------------------------------------------------------------- ------------------ ------------
Gross Margin                                                                                     %              --
---------------------------------------------------------------------------------------- ------------------ ------------
Rate Ceiling                                                                                  % to %             %
---------------------------------------------------------------------------------------- ------------------ ------------
Months to First Adjustment Date                                                               to months         months
---------------------------------------------------------------------------------------- ------------------ ------------
Administrative Fee Rate                                                                          %              --
---------------------------------------------------------------------------------------- ------------------ ------------
Remaining Terms to Stated Maturity                                                            to months         months
---------------------------------------------------------------------------------------- ------------------ ------------
Original Term                                                                                   months          --
---------------------------------------------------------------------------------------- ------------------ ------------
Number of Months Since Origination                                                            to months       1 month
---------------------------------------------------------------------------------------- ------------------ ------------
Original Loan-to-Value Ratio                                                                  % to %             %
---------------------------------------------------------------------------------------- ------------------ ------------
Credit Scores                                                                                 to months
---------------------------------------------------------------------------------------- ------------------ ------------
Latest Maturity Date                                                                      ______ __, ____       --
---------------------------------------------------------------------------------------- ------------------ ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
---------------------------------------------------------------------------------------- ------------------ ------------
      ______                                                                                     %
---------------------------------------------------------------------------------------- ------------------ ------------
      ______                                                                                     %
---------------------------------------------------------------------------------------- ------------------ ------------
      ______                                                                                     %
---------------------------------------------------------------------------------------- ------------------ ------------
Maximum Single Zip Code Concentration                                                            %              --
---------------------------------------------------------------------------------------- ------------------ ------------

(1)  The balance shown is the average unpaid principal balance of the Group 1 mortgage loans.

                                       Selected Group 2 Mortgage Loan Data as of _____ __, 200_

----------------------------------------------------------------------------------------- ----------------- ------------
                                                                                                             Weighted
                                                                                           Range or Total     Average
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Group 1 Mortgage Loans                                                                                --
----------------------------------------------------------------------------------------- ----------------- ------------
Aggregate Unpaid Principal Balance                                                               $              --
----------------------------------------------------------------------------------------- ----------------- ------------
Unpaid Principal Balance                                                                       $ to $          $(1)
----------------------------------------------------------------------------------------- ----------------- ------------

                                                                     S-6

----------------------------------------------------------------------------------------- ----------------- ------------
Current Interest Rate                                                                          % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Gross Margin                                                                                     %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Rate Ceiling                                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Months to First Adjustment Date                                                                to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Administrative Fee Rate                                                                          %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Remaining Terms to Stated Maturity                                                             to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Original Term                                                                                   months          --
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Months Since Origination                                                             to months      1 month
----------------------------------------------------------------------------------------- ----------------- ------------
Original Loan-to-Value Ratio                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Credit Scores                                                                                  to months
----------------------------------------------------------------------------------------- ----------------- ------------
Latest Maturity Date                                                                      ______ __, ____       --
----------------------------------------------------------------------------------------- ----------------- ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
Maximum Single Zip Code Concentration                                                            %              --
----------------------------------------------------------------------------------------- ----------------- ------------

(1)  The balance shown is the average unpaid principal balance of the Group 2 mortgage loans.

                                       Selected Group 3 Mortgage Loan Data as of _____ __, 200_

----------------------------------------------------------------------------------------- ----------------- ------------
                                                                                           Range or Total    Weighted
                                                                                                              Average
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Group 1 Mortgage Loans                                                                                --
----------------------------------------------------------------------------------------- ----------------- ------------
Aggregate Unpaid Principal Balance                                                               $              --
----------------------------------------------------------------------------------------- ----------------- ------------
Unpaid Principal Balance                                                                       $ to $          $(1)
----------------------------------------------------------------------------------------- ----------------- ------------
Current Interest Rate                                                                          % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Gross Margin                                                                                     %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Rate Ceiling                                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Months to First Adjustment Date                                                                to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Administrative Fee Rate                                                                          %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Remaining Terms to Stated Maturity                                                             to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Original Term                                                                                   months          --
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Months Since Origination                                                             to months      1 month
----------------------------------------------------------------------------------------- ----------------- ------------
Original Loan-to-Value Ratio                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Credit Scores                                                                                  to months
----------------------------------------------------------------------------------------- ----------------- ------------
Latest Maturity Date                                                                      ______ __, ____       --
----------------------------------------------------------------------------------------- ----------------- ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
Maximum Single Zip Code Concentration                                                            %              --
----------------------------------------------------------------------------------------- ----------------- ------------

(1)  The balance shown is the average unpaid principal balance of the Group 3 mortgage loans.

                                       Selected Group 4 Mortgage Loan Data as of _____ __, 200_

----------------------------------------------------------------------------------------- ----------------- ------------
                                                                                           Range or Total    Weighted
                                                                                                              Average
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Group 1 Mortgage Loans                                                                                --
----------------------------------------------------------------------------------------- ----------------- ------------
Aggregate Unpaid Principal Balance                                                               $              --
----------------------------------------------------------------------------------------- ----------------- ------------
Unpaid Principal Balance                                                                       $ to $          $(1)
----------------------------------------------------------------------------------------- ----------------- ------------
Current Interest Rate                                                                          % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Gross Margin                                                                                     %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Rate Ceiling                                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Months to First Adjustment Date                                                                to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Administrative Fee Rate                                                                          %              --
----------------------------------------------------------------------------------------- ----------------- ------------
Remaining Terms to Stated Maturity                                                             to months        months
----------------------------------------------------------------------------------------- ----------------- ------------
Original Term                                                                                   months          --
----------------------------------------------------------------------------------------- ----------------- ------------
Number of Months Since Origination                                                             to months      1 month
----------------------------------------------------------------------------------------- ----------------- ------------
Original Loan-to-Value Ratio                                                                   % to %            %
----------------------------------------------------------------------------------------- ----------------- ------------
Credit Scores                                                                                  to months
----------------------------------------------------------------------------------------- ----------------- ------------
Latest Maturity Date                                                                      ______ __, ____       --
----------------------------------------------------------------------------------------- ----------------- ------------
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate
Unpaid Principal Balance
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
      ______                                                                                     %
----------------------------------------------------------------------------------------- ----------------- ------------
Maximum Single Zip Code Concentration                                                            %              --
----------------------------------------------------------------------------------------- ----------------- ------------

(1)  The balance shown is the average unpaid principal balance of the Group 4 mortgage loans.

                                                                     S-7

The characteristics of the mortgage pool and the loan groups may change because:

o    Prior to the issuance of the certificates, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in the loan group prior to the closing date.

o    After the issuance of the certificates, mortgage loans in a loan group may be removed from the issuing entity, and substitute mortgage loans may be added to the issuing entity, as described below in "Repurchases of Mortgage Loans."

These removals and/or substitutions may result in changes in the loan group characteristics shown above.  These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

The certificates described on the table on page S-[1] are the only securities backed by this mortgage pool that will be issued.

Additional information on the mortgage pool and each loan group appears under "The Mortgage Pool" and "Annex I – Mortgage Pool Data"
in this prospectus supplement, and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the issuing entity's monthly distribution reports on Form 10-D.  See "The Pooling and Servicing Agreement —
Reports to Certificateholders" in this prospectus supplement.

[Prefunding Account

On the closing date, the depositor will deposit approximately $______ into a segregated account maintained with the certificate administrator, referred to in this prospectus supplement as the prefunding account.  As of the closing date, amounts on deposit in the prefunding account will represent __% of the aggregate stated principal balances of the Group __ mortgage loans, and __% of the aggregate class balances of the certificates representing an interest in the Group __ mortgage loans.

The issuing entity will use the amounts that are on deposit in the prefunding account to buy additional group __ mortgage loans
(referred to herein as "subsequent mortgage loans") from the depositor after the closing date and on or prior to ______ __, 200_.
Subsequent mortgage loans must satisfy certain conditions regarding their payment status, net mortgage interest rate, and remaining term to maturity.  See "The Mortgage Pool—Prefunding and Conveyance of Subsequent Mortgage Loans" in this prospectus supplement for a precise description of the requirements for subsequent mortgage loans.

The depositor may not purchase subsequent mortgage loans for inclusion in loan group __ if an event of default has occurred under the pooling agreement.  If any amounts are left in the prefunding account after the end of the prefunding period, the holders of certain classes of the offered certificates related to loan group __ that are entitled to payments of principal will receive that amount as a prepayment of principal on the ______ 200_ distribution date in the manner described herein.

See "Description of the Certificates—Prefunding Account" in this prospectus supplement.]

[Capitalized Interest Account

On the closing date, the depositor will deposit into a capitalized interest account, the amount, if any, as specified in the pooling and servicing agreement.  Funds on deposit in the capitalized interest account may be applied by the certificate administrator to cover a portion of certain shortfalls in the amount of interest generated by the assets of the issuing entity attributable to the prefunding feature during the prefunding period.

See "Description of the Certificates—Capitalized Interest Account" in this prospectus supplement.]

                                                                     S-8

Servicing

[Name of master servicer and name of servicers] will service the mortgage loans, as more fully described under "Servicing" in this prospectus supplement.

The master servicing fees are payable out of the pool distribution amount, as described in "Description of the Certificates —
Priority of Distributions" in this prospectus supplement.  For each loan group, the monthly master servicing fee equals the product of ___% and the aggregate principal balance of the mortgage loans in that loan group.

For a servicer, the servicing fees for each mortgage loan that it services are payable out of the [interest] payments on that mortgage loan prior to payments to certificateholders.  The servicing fees relating to each mortgage loan will be ___% per annum for each loan serviced by [name of servicer] and ___% per annum for each loan serviced by [name of servicer], in each case multiplied by the outstanding principal balance of the related mortgage loan.  In addition to the servicing fees, each servicer will be entitled to will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges relating to the mortgage loans it services, (ii) net income from investment of funds in the applicable servicer custodial account and (iii) any profits from the liquidation of mortgage loans.  See "Servicing —
Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement for more information about fees and expenses of the master servicer and the servicers.

Additionally, each of the master servicer, the servicers, the certificate administrator and the trustee is entitled to be reimbursed and indemnified by the issuing entity for their expenses in connection with their respective responsibilities under the pooling agreement, as more specifically described in "Servicing — Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Repurchases of Mortgage Loans

If (a) the seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan or (b) if the depositor cannot cure certain documentary defects with respect to a mortgage loan, in each case within 90 days after notice of such event from the depositor, the trustee or any servicer, and the breach or defect in the mortgage file materially and adversely affects the interests of the certificateholders in the mortgage loan, the seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase.

In addition, the seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the issuing entity.  Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, net mortgage interest rate, loan-to-value ratio and remaining term to maturity.

See "The Pooling and Servicing Agreement — Repurchases of Mortgage Loans" in this prospectus supplement.

Optional Termination

At its option, [name of master servicer], as master servicer, may purchase all remaining mortgage loans in the issuing entity and effect early retirement of the certificates on any distribution date on which the aggregate scheduled principal balance of the mortgage pool is less than [5%] of the initial aggregate scheduled principal balance of the mortgage pool [plus the aggregate amount on deposit in the prefunding account on the closing date].

See "The Pooling and Servicing Agreement — Optional Termination" in this prospectus supplement.

If [name of master servicer] exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

                                                                     S-9

See "Prepayment and Yield Considerations" in this prospectus supplement.

Priority of Distributions

Distributions to each group of certificates and the Class B Certificates will be made on each distribution date from the pool distribution amount for the related loan group, in the case of the Senior Certificates, or all loan groups, in the case of the Class
B Certificates, in the following order of priority:

o    First, to the master servicer, its fees as the master servicer in respect of the related loan group for such distribution date;

o    Second, to the related classes of Class A Certificates, to pay interest;

o    Third, to the related classes of Class A Certificates, as described under "Description of the Certificates — Principal —
     Senior Principal Distribution Amount," to pay principal;

o    Fourth, from the pool distribution amounts for all loan groups, to each class of subordinate certificates, subject to any payments described under "Description of the Certificates — Cross-Collateralization," first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates as described under "Description of the Certificates — Principal — Subordinate Principal Distribution Amount"; and

o    Fifth, to the Class 1-A-R Certificates.

All of the distributions described above are subject to the limitations set forth in this prospectus supplement under "Description of the Certificates — Interest" and "— Principal."

Under certain circumstances described in this prospectus supplement, distributions that would otherwise be made on the subordinate certificates may be made instead on the senior certificates of a group. See "Description of the Certificates —
Cross-Collateralization" in this prospectus supplement.

Interest Distributions

The amount of interest that will accrue on your certificates during each interest accrual period is equal to:

o    one-twelfth of the pass-through rate for your class (as set forth or described in the table beginning on page S-1)
     multiplied by the class balance of your certificate on the distribution date, minus

o    the amount allocated to your class of certain interest shortfalls arising from the timing of prepayments on the mortgage loans, interest limitations applicable to certain military or similar personnel and interest losses allocated to your class, as described under "The Pooling and Servicing Agreement — Compensating Interest" and "Description of the Certificates — Interest" in
     this prospectus supplement.

See "Description of the Certificates — Distributions" and "— Interest" in this prospectus supplement.

Principal Distributions

On each distribution date, principal distributions to the certificates will be made in the order and priority described under
"Description of the Certificates — Priority of Distributions" in this prospectus supplement.

Credit Support

Credit support for the offered certificates is provided by subordination as follows:

                                                                     S-10

Subordination of Class B Certificates(1)

(1)  The credit support percentage set forth in this chart shows the initial balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate scheduled principal balance of the mortgage loans.

See "Description of the Certificates — Priority of Distributions" and "— Allocation of Losses" in this prospectus supplement.

After the Class B Certificates are no longer outstanding, any losses on the mortgage loans that are allocated to the super senior certificates will be borne by the super senior support certificates related to the same loan group, rather than the super senior certificates, for so long as the super senior support certificates are outstanding.

Under certain circumstances, certain principal payments on the mortgage loans in a loan group otherwise distributable to the Class B
Certificates may be allocated to the unrelated group of senior certificates as discussed in "Description of the Certificates —
Cross-Collateralization" in this prospectus supplement.

Shifting Interest in Prepayments

Additional credit enhancement is provided by the allocation of all principal prepayments on the mortgage loans in a loan group to the
Class A Certificates of the related group, subject to certain exceptions, for the first [seven] years and the disproportionately greater allocation of prepayments to such Class A Certificates over the following [four] years. The disproportionate allocation of prepayments on the mortgage loans in a loan group will accelerate the amortization of those Class A Certificates relative to the amortization of the subordinate certificates. As a result, the credit support percentage for the Class A Certificates of a group should be maintained and may be increased during the first [eleven] years unless losses on mortgage loans offset that increase.

See "Description of the Certificates — Principal" in this prospectus supplement.

Prepayment and Yield Considerations

The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans in the related loan group (or any loan group in the case of the Class B Certificates). As a result, your yield may fluctuate significantly.

o    In general, if you purchased your offered certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

o    Conversely, if you purchased your offered certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

Because the super senior support certificates will bear losses allocated to their related super senior certificates, as well as their own share of losses, once the Class B Certificates are no longer outstanding, the yield to maturity of the super senior support certificates will be more sensitive to the amount and timing of losses on the related mortgage loans than their related super senior certificates.

                                                                     S-11

The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total balance of the more junior classes of certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

See "Prepayment and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat the issuing entity as two separate REMICs.

o    The offered certificates (other than the Class 1-A-R Certificates) will constitute "regular interests" in one of the REMICs and will be treated as debt instruments for federal income tax purposes.

o    The Class 1-A-R Certificates will represent ownership of the sole class of "residual interests" in each REMIC.

Interest on the offered certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. If you hold such a certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

The holders of the Class 1-A-R Certificates will be required to report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificates other than the distribution of its class balance and interest on such balance.

See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

o    The senior certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the
     Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

o    The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage
     Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law which is similar to

                                                                     S-12

Section 406 of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or any similar law.

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement, it is expected that the offered certificates (other than the Class 1-A-R Certificates) may be purchased by plans.  The Class 1-A-R Certificates may not be purchased by plans.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Affiliations

Wachovia Bank, National Association, which is the sponsor, is the indirect parent of the depositor and the seller, and an affiliate of Wachovia Capital Markets, LLC, the underwriter.  There are no additional relationships, agreements, or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

                                                                     S-13

                                                             RISK FACTORS

         The offered certificates are not suitable investments for all investors.

         The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

         You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

         You should carefully consider the risk factors discussed below in addition to the other information contained in this prospectus supplement and the prospectus.

The Rate of Principal Payments on            The rate of distributions of principal and the yield to maturity on
the Mortgage Loans Will Affect the           your certificates will be directly related to (i) the rate of payments
Yield on the Offered Certificates            of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on such mortgage
                                             loans.   Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty.

                                             The rate of principal payments on the mortgage loans mainly will be affected by the following:

                                             o    the amortization schedules of the mortgage loans;

                                             o    the rate of partial prepayments and full prepayments by
                                                  borrowers due to refinancing, job transfer, changes in property values or other factors
;
                                             o    liquidations of the properties that secure defaulted mortgage loans;

                                             o    repurchases of mortgage loans by the depositor or the seller, as applicable, as a result of defective documentation or breaches of representations or warranties; and

                                             o    the optional repurchase of all the mortgage loans by [name of master servicer], as master servicer, to effect a termination of the issuing entity.

                                             For a more detailed discussion of these factors, see "Prepayment and
                                             Yield Considerations" in this prospectus supplement and "Description of the Agreements — Material Terms of the Pooling and Servicing Agreements
                                             and the Underlying Servicing —Assignment of Assets; Repurchases," "—
                                             Termination; Optional Purchase of Mortgage Loans" and "Yield
                                             Considerations" in the prospectus.

                                                                     S-14

                                             The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

                                             o    If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase due to
                                                  refinancings.

                                             o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

                                             Mortgage originators make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

                                             If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.

                                             If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.

                                             See "Summary — Prepayment and Yield Considerations" and "Prepayment and
                                             Yield Considerations" in this prospectus supplement.

Subordination of Super Senior Support        If you purchase Class B Certificates, you are more likely to suffer
Certificates and Class B Certificates and    losses as a result of losses or delinquencies on the mortgage loans
Increased Risk of Loss                       than are holders of the Class A Certificates.

                                             o    The rights of the holders of each class of Class B
                                                  Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class A
                                                  Certificates and the holders of each class of Class B Certificates with a lower numerical designation. For example, the holders of the Class B-2 Certificates will not receive principal or interest on a distribution date until the holders of the Class A
                                                  Certificates and Class B-1 Certificates have received the amounts to which they are entitled on that date.

                                             o    Losses that are realized on the mortgage loans will be
                                                  allocated first to the Class B-6 Certificates, then to the Class
                                                  B-5 Certificates and so on, in reverse of the numerical order of the Class B Certificates, until the class balances of those classes have been reduced to zero. After the outstanding balances of the Class B Certificates have been reduced to zero, all losses

                                                                     S-15

                                                  will be allocated to the Class A Certificates that receive payments from the related loan group.

                                             If you purchase super senior support certificates, you should consider the risk that after the Class B Certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in your related loan group that are allocated to the related super senior certificates will be borne by your super senior support certificates, rather than the related super senior certificates, for so long as your super senior support certificates are outstanding.

                                             For a more detailed description of the subordination feature of the
                                             Class B Certificates, see "Description of the Certificates — Allocation
                                             of Losses" and "— Cross-Collateralization" in this prospectus supplement.

Limited Source of Payments – No Recourse     Proceeds of the applicable mortgage loans will be the sole source of
to Depositor, [Originators,] Seller,         payments on the certificates. The certificates do not represent an
Servicers, Master Servicer, Certificate      interest in or obligation of the depositor, [the originators,] the
Administrator or Trustee                     seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. There are, however, limited obligations of the seller with respect to certain breaches of its representations and warranties, and limited obligations of the servicers and the master servicer with respect to their servicing and master servicing obligations.

                                             Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, [the originators,] the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the depositor, [the originators,] the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates.

Limited Liquidity                            The underwriter intends to make a market for purchase and sale of the offered certificates after their initial issuance, but the underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

                                             The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future.
                                             Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience

                                                                     S-16

                                             illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the super senior support certificates and the Class B Certificates) will experience illiquidity.

Geographic Concentration May Increase Risk   At various times, certain geographic regions will experience weaker
of Loss Due to Adverse Economic Conditions   economic conditions and housing markets and, consequently, will
or Natural Disasters                         experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.  Any concentration of mortgaged properties in a state or region may present unique risk considerations.  You should note that approximately ____%,
                                             ____%, ____% and ____% (by aggregate principal balance as of the cut-off date) of the Group 1 mortgage loans, Group 2 mortgage loans,
                                             Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the state of California;
                                             approximately ____%, ____%, ____% and ____% (by aggregate principal balance as of the cut-off date) of the Group 1 mortgage loans, Group 2 mortgage loans, Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the state of Florida; approximately ____% and ____% (by aggregate principal balance as of the cut-off date) of the Group 2 mortgage loans and Group
                                             3 mortgage loans, respectively, are secured by mortgaged properties located in the state of Georgia; approximately ____% (by aggregate principal balance as of the cut-off date) of the Group 4 mortgage loans are secured by mortgaged properties located in the state of Maryland;
                                             and approximately ____% and ____% (by aggregate principal balance as of the cut-off date) of the Group 3 mortgage loans and Group 4 mortgage loans, respectively, are secured by mortgaged properties located in the commonwealth of Virginia.  See the tables entitled "Geographic
                                             Distribution of the Mortgaged Properties" in "Annex I – Mortgage Pool
                                             Data" in this prospectus supplement for a listing of the locations and concentrations of mortgaged properties.

                                             Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005, may have adversely affected mortgaged properties located in those states.  Generally, the mortgage pool does not include mortgage loans secured by mortgaged properties located in the federal emergency management agency ("FEMA")- designated individual assistance zones.  However, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged properties located in those areas.  Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the

                                                                     S-17

                                             hurricanes.  The seller will represent and warrant that each mortgaged property is free of damage and in good repair as of the closing date.
                                             In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of or the interests of the holders of the certificates in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the issuing entity.  Any such repurchases may shorten the weighted average lives of the certificates.  We do not know how many mortgaged properties have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.

                                             Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

                                             See "Annex I - Mortgage Pool Data" in this prospectus supplement for further information regarding the geographic concentration of the mortgage loans.

Rights of Beneficial Owners May Be Limited   All of the offered certificates (other than the Class 1-A-R
by Book-Entry System                         Certificates) are book-entry certificates and will be held through the book-entry system of The Depository Trust Company.  Transactions in the these types of certificates generally can be effected only through DTC,
                                             Clearstream, Euroclear and their participants. As a result:

                                             o    your ability to pledge book-entry certificates to entities that do not participate in the DTC system, or to otherwise act with respect to book-entry certificates, may be limited due to the lack of a physical certificate for your certificates; and

                                             o    under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee to the DTC, and not directly to you.

                                             For a more detailed discussion of the book-entry certificates, see
                                             "Description of the Certificates — Book-Entry Certificates" in this prospectus supplement.

                                                                     S-18

Tax Consequences of Residual Certificates          o    The Class 1-A-R Certificates will represent ownership of
                                                        the sole class of "residual interests" in each REMIC for
                                                        federal income tax purposes.

                                                   o    The holders of the Class 1-A-R Certificates must report
                                                        as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after tax
                                                        return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificates other than the
                                                        distribution of its class balance and interest on such
                                                        balance.

                                                   o    Treasury regulations require a seller of the Class 1-A-R
                                                        Certificate to either pay the buyer an amount designed to
                                                        compensate the buyer for assuming the tax liability or
                                                        transfer only to certain eligible transferees should the
                                                        seller wish to qualify for "safe harbor" protection from
                                                        possible disregard of such a transfer.

                                                   o    Due to their tax consequences, the Class 1-A-R
                                                        Certificates will be subject to restrictions on transfer
                                                        that may affect their liquidity. In addition, the Class
                                                        1-A-R Certificates may not be acquired by Plans.

                                                   See "Description of the Certificates — Restrictions on Transfer
                                                   of the Class 1-A-R Certificates," "Prepayment and Yield
                                                   Considerations — Yield on the Class 1-A-R Certificates," "ERISA
                                                   Considerations" and "Federal Income Tax Consequences" in this prospectus supplement.

The Return on Your Certificates Could be Reduced   The Servicemembers Civil Relief Act, as amended, formerly known
by Shortfalls Due to the Application of the        as the Soldiers' and Sailors' Civil Relief Act of 1940, or the
Servicemembers Civil Relief Act and Similar        Relief Act, provides relief to borrowers who enter active
State Laws                                         military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Any resulting interest shortfalls are not required to be paid by the borrower at any future time.

                                                   Neither the servicers nor the master servicer are required to advance these shortfalls as delinquent payments.

                                                   Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be paid from any source on any payment date.

                                                                     S-19

                                                   The Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.

                                                   The ongoing military operations of the United States in Iraq and
                                                   Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status.  We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar federal and state legislation or regulations.  See
                                                   "Certain Legal Aspects of Mortgage Loans—Servicemembers' Civil
                                                   Relief Act and Similar Laws" in the prospectus.  It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Relief Act. See "Description of the Certificates—Interest" in this prospectus supplement and
                                                   "Certain Legal Aspects of the Mortgage Loans—Servicemembers'
                                                   Civil Relief Act and Similar Laws" in the prospectus.

The Variable Rate of Interest on the Offered       The mortgage interest rate on each Group 1, Group 2, Group 3 and
Certificates Will Affect Your Yield                Group 4 mortgage loan will be fixed for an initial period of approximately [three, five, seven and ten] years, respectively, from the date of origination of that mortgage loan. Thereafter, each mortgage loan provides for adjustments to the mortgage interest rate on an annual basis. The mortgage interest rate on each mortgage loan will adjust to equal the sum of an index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate will be subject to an overall maximum mortgage interest rate. See "The Mortgage
                                                   Pool" in this prospectus supplement.

                                                   The pass-through rate on each certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the index. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rate

                                                                     S-20

                                                   to which the mortgage loans may adjust will be the applicable gross margin. In addition, if, despite increases in the index, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the related certificates could be adversely
                                                   affected. Further, because the pass-through rates on the Class A and Class B certificates will be based on a weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then-current pass-through rates on such certificates will affect the pass-through rates for such certificates for future periods and the yields on such certificates. See "The Mortgage Pool,"
                                                   "Prepayment and Yield Considerations" and "Annex I – Mortgage
                                                   Pool Data" in this prospectus supplement.

Mortgage Loans Paying Interest Only Until First    Approximately ____% of the Group 1 mortgage loans, approximately
Adjustment Date May Have Higher Risk of Default    ____% of the Group 2 mortgage loans, approximately ____% of the
or Rates of Prepayment                             Group 3 mortgage loans, approximately ____% of the Group 4 mortgage loans and approximately ____% of all of the mortgage loans (by aggregate stated principal balance of the mortgage loans in the related loan group or loan groups as of the cut-off date) require only the payment of interest until the month after the first rate adjustment date. At that time, the payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan.

                                                   The increase in the mortgagor's monthly payment attributable to principal will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. The
                                                   combination of these two factors may significantly increase the risk of default under such mortgage loan.

                                                   In addition, the increase in the monthly payment made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such mortgage loan.

                                                                     S-21

Default Risk on High Balance Mortgage Loans        The principal balances of approximately ____% of the Group 1 mortgage loans, approximately ____% of the Group 2 mortgage loans, approximately ____% of the Group 3 mortgage loans,
                                                   approximately ____% of the Group 4 mortgage loans and
                                                   approximately ____% of all of the mortgage loans were in excess of $________ as of the cut-off date.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on each of the respective mortgage pools as a whole.

Some Interests Could Have Priority Over the        The depositor will represent and warrant in the pooling agreement
Trustee's Interest In the Mortgage Loans, Which    that the issuing entity created under the pooling agreement will
Could Cause Delayed or Reduced Distributions on    be the sole legal owner of each mortgage loan, free and clear of
the Certificates                                   any encumbrance or lien (other than any lien under the pooling agreement). If this representation and warranty were found not to be true, however, distributions to holders of certificates could be delayed or reduced.

                                                   The trustee will not physically possess the mortgage notes and mortgages related to the mortgage loans. Instead, the bank will hold the mortgage notes and mortgages as custodian on behalf of the trustee. The mortgage notes and mortgages will not be
                                                   endorsed or otherwise marked to reflect the transfer to the trustee, and assignments of the mortgages to the trustee will not be prepared or recorded. As a result, if a third party were to obtain physical possession of the mortgage notes or mortgages without actual knowledge of the prior transfer to the trustee, the trustee's interest in the mortgage notes and mortgages could be defeated, thereby likely resulting in delays or reductions in distributions on the certificates.

[The trustee may not have a perfected interest     The master servicer will be permitted to commingle collections on
in collections commingled by the master servicer   the mortgage loans with its own funds, and may use the commingled
with its own funds, which could cause delayed or   funds for its own benefit. See "The Pooling and Servicing
reduced distributions on the certificates.         Agreement" in this prospectus supplement. The trustee may not have a perfected interest in these amounts, and thus
                                                   distributions on the certificates could be delayed or reduced if the master servicer were to enter conservatorship or
                                                   receivership, were to become insolvent, or were to fail to perform its obligations under the servicing agreement.]

[The Conservatorship, Receivership, Bankruptcy,    The seller is the seller of the mortgage loans to the depositor.
or Insolvency of the Seller or the Depositor       The seller is also the initial custodian and the provider of
Could Result In Delayed or Reduced Distributions   administrative services to the depositor. The seller is a
on the Certificates                                national bank, and its deposits are insured by the Federal
                                                   Deposit Insurance Corporation (the "FDIC"). If certain events occur relating to the seller's financial condition or the
                                                   propriety of its actions, the FDIC may be appointed as
                                                   conservator or receiver for the seller.

                                                                     S-22

                                                   The seller treats its transfer of the mortgage loans to the depositor as a sale. Arguments may be made, however, that the transfer of the mortgage loans constitutes only the grant of a security interest under applicable law.

                                                   Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the mortgage loans if:

                                                   o        the transfer involved a securitization of the financial
                                                            assets and meets specified conditions for treatment as a
                                                            sale under relevant accounting principles;

                                                   o        the financial institution received adequate
                                                            consideration for the transfer;

                                                   o        the parties intended that the transfer constitute a sale
                                                            for accounting purposes; and

                                                   o        the financial assets were not transferred fraudulently,
                                                            in contemplation of the financial institution's
                                                            insolvency, or with the intent to hinder, delay, or
                                                            defraud the financial institution or its creditors.

                                                   The seller's transfer of the mortgage loans is intended to satisfy all of these conditions.

                                                   If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the seller's transfer of the mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in delays or reductions in distributions on the certificates. If the FDIC were successful in any of these actions, moreover, holders of the certificates may not be entitled under applicable law to the full amount of their damages.

                                                   Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the seller's transfer of the mortgage loans, distributions to holders of the certificates could be delayed or reduced if the seller entered conservatorship or receivership.

                                                   The FDIC may be able to obtain a stay of any action by the trustee or any holders of certificates to enforce any obligations of the seller under any transaction document or to collect any

                                                                     S-23

                                                   amount owing by the seller under any transaction document. The
                                                   FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

                                                   If the seller entered receivership or conservatorship, the FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

                                                   o        authorize the seller to stop acting as custodian of the
                                                            mortgage loans or to stop providing administrative
                                                            services to the depositor;

                                                   o        prevent the appointment of a successor custodian or the
                                                            appointment of a successor administrator for the
                                                            depositor;

                                                   o        alter the terms on which the seller continues to act as
                                                            custodian of the mortgage loans or to provide
                                                            administrative services to the depositor, including the
                                                            amount or the priority of the fees paid to the seller; or

                                                   o        authorize the seller to refuse to perform its
                                                            obligations under the transaction documents, including
                                                            its obligations to make payments or to repurchase
                                                            mortgage loans.

                                                   If any of these events were to occur, the trustee's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their
                                                   obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

                                                   The depositor is a wholly-owned indirect subsidiary of the seller. Certain banking laws and regulations may apply not only to the seller but to its subsidiaries as well. If the depositor were found to have violated any of these laws or regulations, holders of the certificates could suffer a loss on their
                                                   investment.

                                                   Arguments also may be made that the FDIC's rights and powers extend to the depositor and the issuing entity created under the

                                                                     S-24

                                                   pooling agreement and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents. If the FDIC were to take this position, losses to holders of the certificates could result.

                                                   In addition, no assurance can be given that the FDIC in the event of a receivership or conservatorship of the seller would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the issuing entity on an interim or a permanent basis. If this were to occur, distributions on the certificates could be delayed or reduced.

                                                   Furthermore, if a conservator or receiver for the seller were to argue that any of the conservator's or receiver's administrative expenses relate to the mortgage loans or the transaction
                                                   documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses to holders of the certificates.

                                                   Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the seller or any of its affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

                                                   There may be other possible effects of a receivership,
                                                   conservatorship, or insolvency of the seller that could result in delays or reductions in distributions on the certificates.]

[Regulatory Action With Respect to the Seller      The seller is regulated and supervised by the Office of the
Could Result In Losses                             Comptroller of Currency, the FDIC, and the Board of Governors of
                                                   the Federal Reserve System. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the seller and its affiliates.

                                                   If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written
                                                   condition, or agreement applicable to the seller or its
                                                   affiliates, that authority may have the power to order the seller or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the seller or the related affiliate probably would not be liable to holders of certificates for contractual damages for complying with such an order, and holders of certificates would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, distributions on the certificates could be delayed or reduced.

                                                                     S-25

                                                   In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee
                                                   (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee
                                                   percentage above that which was specified in the securitization documents.]

[Payments to and Rights of Investors Adversely     The bankruptcy or insolvency of a seller could result in delays
Affected by Bankruptcy or Insolvency of Seller     or reductions in payments on the certificates.  Each seller will represent and warrant that the transfer of each loan to the depositor is a sale.  If a seller were to become the subject of a bankruptcy or other insolvency case, and a party in interest
                                                   (including such seller itself) were to take the position that the transfer of the loans to the depositor should be recharacterized as the grant of a security interest in such loans to secure a borrowing of such seller, delays in payments on the certificates could result.  If a court were to adopt such position, then delays or reductions in payments on the certificates could result.

                                                   The seller may be an affiliate of the depositor. If it is, the seller and the depositor have taken steps to minimize the risk that in the event the seller were to become the subject of a bankruptcy or insolvency proceeding, a court would order that the depositor's assets and liabilities be substantively consolidated with those of the seller. Nevertheless, if a party in interest
                                                   (including the seller itself) asserted that the depositor's assets and liabilities should be consolidated with those of the seller, delays in payments on the certificates could result.  If the court ordered that the depositor's assets and liabilities be consolidated with those of the seller, there could be delays or reductions in payments on the certificates.

                                                   Should a seller go into bankruptcy or other insolvency
                                                   proceedings, there could be other adverse effects on the holders of the certificates that could result in delays or reductions in payments on the certificates.  These adverse effects could include, but may not be limited to, one or more of the
                                                   following.  Any action by the depositor, the issuing entity, the trustee, or the holders of the certificates to enforce any obligations of the seller under any transaction document
                                                   (including repurchase obligations) or to collect any amount owing by the seller under any transaction document may be prohibited unless the permission of the court is obtained.  In addition, the

                                                                     S-26

                                                   seller may be able to repudiate any transaction document to which it is a party.  A repudiation of such an agreement would excuse the seller from performing any of its obligations (including payment or repurchase obligations) under the agreement and any of the rights of the seller under the agreement that have been assigned to the issuing entity or the trustee may be limited or eliminated.  Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

                                                   Under certain circumstances only a portion of each loan may be transferred to the depositor and by the depositor to the issuing entity, and the remainder of the loan may be retained by the seller. Under such circumstances, regardless of whether the transfer of the portion of the loan to the depositor constitutes an absolute assignment, a party in interest (including the seller itself) could request the court to authorize the sale of the entire loan, including the portion that has been transferred to the depositor and then to the issuing entity. The court could order such a sale without the consent, and even over the
                                                   objection, of the issuing entity, the trustee, the depositor, and the holders of the certificates. If a party in interest requests such a sale, delays in payments on the certificates could result.
                                                   If the court orders such a sale, there could be delays or
                                                   reductions in payments on the certificates.

                                                   Under certain circumstances, the seller may have an interest in a reserve fund established for the benefit of the certificates. If the seller is in bankruptcy, the issuing entity and the trustee may be prohibited from making payments from that reserve fund without the permission of the court, thereby resulting in delays or reductions in payments on the certificates.

                                                   There may also be other possible effects of a bankruptcy or insolvency of a seller that could result in delays or reductions in payments to the holders of the certificates. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of a seller, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the certificates.]

[Payments to and Rights of Investors Adversely     A bankruptcy or insolvency of the servicer could result in delays
Affected by Bankruptcy or Insolvency of Servicer   or reductions in payments on the certificates. The servicer will be permitted to commingle collections on the loans with its own funds for the periods of time specified in the documents.  See
                                                   "The Pooling and Servicing Agreement — Payments on Mortgage
                                                   Loans; Accounts" in this prospectus supplement.  In the event of a bankruptcy or insolvency of the servicer, the depositor, the

                                                                     S-27

                                                   issuing entity, the trustee, and the holders of the certificates may not have a perfected interest in any collections on loans that are in the servicer's possession at the time of the
                                                   commencement of the bankruptcy or insolvency proceeding. The servicer may not be required to turn over to the issuing entity or the trustee any collections on loans that are in its
                                                   possession at the time it goes into bankruptcy or insolvency proceedings.

                                                   To the extent that the servicer has commingled collections of loans with its own funds, the holders of the certificates may be required to return to the servicer as preferential transfers all payments received on the certificates during the one year prior to the bankruptcy.

                                                   If the servicer is in bankruptcy or insolvency proceedings, it may stop performing its functions as servicer, and it may be difficult to find a third party to act as successor servicer.
                                                   Alternatively, the servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer.  If it would be difficult to find a third party to act as successor servicer, the trustee, as a practical matter, may have no choice but to agree to the demands of the servicer.  The servicer may also have the power to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the depositor, the issuing entity, the trustee, or the holders of the certificates and without complying with the requirements of the applicable documents.

                                                   Any action by the depositor, the issuing entity, the trustee, or the holders of the certificates to enforce any obligations of the servicer under the applicable documents or to collect any amount owing by the servicer under the applicable documents, may be prohibited unless the permission of the applicable court or official is obtained.

                                                   If the servicer is in bankruptcy or insolvency proceedings, then, despite the terms of the documents, the depositor, the issuing entity, the trustee, and the holders of the certificates may be prohibited from terminating the servicer and appointing a
                                                   successor servicer.

                                                   The occurrence of any of these events could result in delays or reductions in payments to the holders of the certificates. There may also be other possible effects of a bankruptcy or insolvency of the servicer that could result in delays or reductions in payments to the holders of the certificates. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of the servicer, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the certificates.]

                                                                     S-28

[Payments to and Rights of Investors Adversely     The servicer will be permitted to commingle collections on the
Affected by Servicer Defaults                      loans with its own funds for the periods of time specified in the applicable agreements.  See "The Pooling and Servicing Agreement
                                                   — Payments on Mortgage Loans; Accounts" in this prospectus supplement.  The depositor, the issuing entity, the trustee, and the holders of the certificates may not have a perfected interest in collections on the loans in the possession of the servicer, and thus if the servicer is unable or fails to perform its obligation to turn over collections to the trustee, payments on the certificates could be delayed or reduced.]

[Payments to Investors Adversely Affected if       The seller will represent, warrant, and covenant that the
Other Liens Have Priority Over the Rights of the   depositor has a first priority perfected ownership interest in
Investors                                          the loans. The depositor will represent, warrant, and covenant that the issuing entity has a first priority perfected ownership or security interest in the loans. With respect to the
                                                   certificates that it issues, the issuing entity will represent, warrant, and covenant that the trustee has a first priority security interest in the loans.  If any of these representations, warranties, or covenants is breached, then other liens may have priority over the rights of the issuing entity and the trustee in the loans, and delays or reductions in payments on the securities may result.

                                                   The loan files will not be delivered to the trustee or a
                                                   custodian.  Instead, the loan files will be retained by the seller and UCC financing statements will be filed to perfect each of these transfers.  The seller will indicate on its computer records that the loans have been sold to the depositor,
                                                   transferred by the depositor to the issuing entity, and, in the case of notes, transferred by the issuing entity to the trustee, but the physical loans files and the notes or contracts will not be stamped or otherwise marked to reflect the various transfers.
                                                   As a result, if a third party were to obtain physical possession of the loan files without actual knowledge of the prior transfers to the depositor, the issuing entity, and the trustee, the interests of the issuing entity and the trustee in the loans could be defeated, thereby likely resulting in delays or
                                                   reductions in payments on the securities.

                                                    If there is more than one original of any loan, and a third party (other than the trustee or its custodian ) were to obtain physical possession of the duplicate original without actual knowledge of the prior transfers to the depositor, the issuing entity, and the trustee, the interests of the issuing entity and the trustee in the related loans could be defeated, thereby

                                                                     S-29

                                                   possibly resulting in delays or reductions in payments on the securities.]

                                                                     S-30

[Payments to and Rights of Investors        The depositor and each issuing entity will be established so as to
Adversely Affected by Bankruptcy of         minimize the risk that it would become insolvent or enter bankruptcy.
Depositor or Issuing Entity                 Nevertheless, the depositor and each issuing entity may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the depositor or an issuing entity were to become insolvent or were to enter bankruptcy, distributions on the securities could be delayed or reduced.]

Class B-1, Class B-2 and Class B-3          In general, it is not expected that the Class B-1, Class B-2 or Class
Certificates                                B-3 Certificates will receive any distributions of principal prepayments until the distribution date occurring in ______ 20__.  On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans will be allocated to the Class A Certificates as described in this prospectus supplement, and none or a
                                            disproportionately small portion of principal prepayments may be paid to the holders of the Class B Certificates.  As a result, the weighted average lives of the Class B-1, Class B-2 and Class B-3 Certificates may
                                            be longer than would otherwise be the case.  See "Description of the
                                            Certificates—Principal—Prepayment Percentages" in this prospectus supplement.

[Inadequate Amount of Subsequent Mortgage    If the amount of subsequent mortgage loans for loan group __ purchased
Loans Will Affect the Timing and Rate of    by the issuing entity is less than the amount deposited in the
Return on an Investment in the Offered      prefunding account on the closing date, holders of the offered
Certificates related to Loan Group __       certificates related to such loan group that are entitled to payments of principal will receive a prepayment of principal of the amount remaining in the prefunding account on the distribution date occurring in ________
                                            200_.  The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the applicable initial mortgage loans;
                                            however, the aggregate characteristics of the mortgage loans in such loan group after the prefunding period may differ from the aggregate characteristics of the initial mortgage loans in such loan group as of the closing date.

                                             See "Description of the Mortgage Pool—Prefunding and Conveyance of
                                            Subsequent Mortgage Loans" in this prospectus supplement.]

                                                                     S-31

                                                      FORWARD LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations" in this prospectus supplement and "Risk Factors" and "Yield Considerations" in the accompanying prospectus.  Forward looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

                                                                     S-32

                                                           THE MORTGAGE POOL

         The following descriptions of the Mortgage Loans and the Mortgaged Properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date.  The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them.  The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date.  Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in all
Loan Groups as of the Cut-off Date.  In the event mortgage loans are removed from or added to the Mortgage Pool after the date hereof prior to the Closing Date and any material pool characteristics of the actual Mortgage Pool differ by 5% or more from the description of the Mortgage Pool in this prospectus supplement, a current report on Form 8-K describing the final Mortgage Pool will be filed with the SEC within four business days of the Closing Date.

         The Trust will consist primarily of a Mortgage Pool of fully-amortizing Mortgage Loans secured by first liens on one- to four-family residential properties.  The Mortgage Loans have been divided into four Loan Groups consisting of Loan Group 1, Loan
Group 2, Loan Group 3 and Loan Group 4, referred to as Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and
Group 4 Mortgage Loans.

         [All of the Mortgage Loans require monthly payments to be made no later than either the [1st] or [15th] day of each month, with a grace period of [15] days.  The applicable Servicer sends monthly invoices to borrowers.  [In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately.]  Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western
Union quick check, although an additional fee may be charged for these payment methods.  [Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.]]

         The Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans, and the Group 4 Mortgage Loans will bear a fixed mortgage interest rate for approximately [three, five, seven and ten] years, respectively.  Each mortgage note provides for adjustments to the mortgage interest rate thereon on each Adjustment Date, which will be at the end of the initial fixed-rate period and annually thereafter.  Approximately ____% of the Group 1 Mortgage Loans, approximately ____% of the Group 2 Mortgage Loans, approximately ____% of the Group 3 Mortgage Loans, approximately ____% of the Group 4 Mortgage Loans and approximately ____% of all of the Mortgage Loans require only payments of interest until the month following the first Adjustment Date.

         On each Adjustment Date, the mortgage interest rate of such Mortgage Loan will adjust to the sum of the related Index and the Gross Margin rounded up to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment
Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the Periodic Cap.  The initial rate caps on the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group
4 Mortgage Loans are generally _%, _%, _% and _%, respectively, for the first Adjustment Date, and the Periodic Caps for the Mortgage
Loans in all of the Loan Groups are _% for every Adjustment Date thereafter.  In addition, adjustments to the interest rate for each
Mortgage Loan are subject to a lifetime Rate Ceiling.  None of the Mortgage Loans are subject to a lifetime minimum mortgage interest

                                                                     S-33

rate.  Therefore, the minimum mortgage interest rate for each Mortgage Loan will be the Gross Margin for that Mortgage Loan.  On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

         The index for the Mortgage Loans will be [One-Year LIBOR].  In the event such Index is no longer available, the related
Servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical values of [One-Year LIBOR] available as of the first business day in the month shown below.  The values shown are intended only to provide an historical summary of the movements in [One-Year LIBOR] and may not be indicative of future rates.  The source of the values shown below is [British Bankers' Association].

                                                              [One-Year LIBOR]
                         -------------------------------------------------------------------------------------------
Month                       2005         2004         2003          2002         2001         2000         1999
                         ------------ ------------ ------------ ----------------------------------------------------
January                      ___%         ___%         ___%         ___%         ___%         ___%         ___%
February                     ___          ___          ___          ___          ___          ___          ___
March                        ___          ___          ___          ___          ___          ___          ___
April                        ___          ___          ___          ___          ___          ___          ___
May                          ___          ___          ___          ___          ___          ___          ___
June                         ___          ___          ___          ___          ___          ___          ___
July                         ___          ___          ___          ___          ___          ___          ___
August                       ___          ___          ___          ___          ___          ___          ___
September                    ___          ___          ___          ___          ___          ___          ___
October                      ___          ___          ___          ___          ___          ___          ___
November                     ___          ___          ___          ___          ___          ___          ___
December                     ___          ___          ___          ___          ___          ___          ___

         The Mortgage Pool consists of Mortgage Loans that were either (i) originated by AmNet [or [name of originators], as
Originators], or (ii) purchased by AmNet [or the Originators] from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.  For a description of the underwriting standards applicable to the Mortgage Loans, see "Underwriting Standards" in this prospectus supplement.  The Mortgage
Loans will be sold by AmNet, as Seller, to the Depositor on the Closing Date [and, with respect to Subsequent Mortgage Loans, on the date such Subsequent Mortgage Loan is purchased,] pursuant to a Mortgage Loan Purchase Agreement between the Seller and the
Depositor.  The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Seller with respect to the Mortgage Loans and those remedies will be assigned by the
Depositor to the Trustee in the Pooling Agreement.  The Pooling Agreement will provide remedies against the Depositor for the failure to deliver documentation with respect to the Mortgage Loans.

         [As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months.]  [The following table sets forth the percentage of Mortgage Loans that are or have been delinquent in the payment of principal and interest as of the Cut-off Date.  Percentages are based on the aggregate Stated
Principal Balance of the related Mortgage Loans as of the Cut-off Date compared to the aggregate Stated Principal Balance of all the
Mortgage Loans in the Issuing Entity as of the Cut-off Date.

                                                                     S-34

                                  Currently        Previously Delinquent       Previously Delinquent More
                                 Delinquent                 Once                        than Once
        30 to 59 days                __%                    __%                            __%
        60 to 89 days                __%                    __%                            __%
        90 or more days              __%                    __%                            __%

A Mortgage Loan is considered to be "30 to 59 days," "60 to 89 days" or "90 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date.
The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.]

         As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than ____%.  For more information on the
Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" tables in Annex I to this prospectus supplement.
The value of any mortgaged property generally will change from the level that existed on the appraisal or sale date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

         The Mortgage Loans were selected for inclusion in the Mortgage Pool from among mortgage loans owned by the Seller based on the Sponsor's assessment of investors preferences and rating agency criteria.  [Expenses incurred in connection with the selection and acquisition of the Mortgage Loans, including the purchase of the Mortgage Loans from the Seller for $________, will be paid from offering proceeds owed to the Depositor.]

         The tables included in Annex I set forth additional information with respect to the Mortgage Pool.

[Prefunding and Conveyance of Subsequent Mortgage Loans

         On the Closing Date, approximately $___________ will be deposited into the prefunding account established and maintained by the certificate administrator on behalf of the certificateholders.  The amount deposited in the prefunding account will be used to purchase additional mortgage loans for Loan Group __, referred to in this prospectus supplement as the "Subsequent Mortgage Loans."
Any investment income earned from amounts in the prefunding account shall be paid to the Depositor, and will not be available for payments on the certificates.  With respect to the prefunding account, during the period from the closing date until the earliest of
(i) the date on which the amounts on deposit in such prefunding account have been reduced to zero, (ii) an event of default occurs under the Pooling Agreement or (iii) _____ __, 200_, such period is referred to in this prospectus supplement as the "prefunding period," the Depositor is expected to purchase Subsequent Mortgage Loans from the Seller, or other mortgage loan sellers, and sell such Subsequent Mortgage Loans to the trust.  The purchase price for each Subsequent Mortgage Loan will equal the Stated Principal
Balance of such Subsequent Mortgage Loan and will be paid from the prefunding account.  Accordingly, the purchase of Subsequent
Mortgage Loans will decrease the amount on deposit in the prefunding account and increase the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group __.

         The characteristics of the Mortgage Loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the trust to purchase Subsequent Mortgage Loans during the prefunding period is subject to the following requirements:

                                                                     S-35

o        each Subsequent Mortgage Loan may not be __ or more days contractually delinquent as of its subsequent Cut-off Date;

o        each Subsequent Mortgage Loan will have a Net Mortgage Interest Rate equal to or greater than ___%;

o        each Subsequent Mortgage Loan may not have a final maturity date later than ______ __, 20__;

o        the remaining term to stated maturity of each Subsequent Mortgage Loan will not exceed __ years;

o        each Subsequent Mortgage Loan will have an Loan-to-Value Ratio not greater than _____%;

o        each Subsequent Mortgage Loan will have a principal balance not greater than $________;

o        each Subsequent Mortgage Loan will have a first payment date no later than ______ __, 200_;

o        [no Subsequent Mortgage Loan will be subject to the Homeownership and Equity Protection Act of 1994 or any comparable state or local law; and]

o        each Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies, as evidenced by a prior written confirmation.

         Following the purchase of such Subsequent Mortgage Loans by the trust, the group __ mortgage loans, including any Subsequent
Mortgage Loans conveyed to such loan group, will have the following characteristics as of their respective Cut-off Dates:

o        the weighted average of the Net Mortgage Interest Rate of approximately ____% per annum;

o        a weighted average remaining term to stated maturity of approximately ___ months;

o        a Loan-to-Value Ratio of not more than _____%;

o        no more than _____% by aggregate Stated Principal Balance of the group __ mortgage loans will be concentrated in one state;
         and

o        no more than _____% by aggregate Stated Principal Balance of the group 5 mortgage loans  will relate to non owner occupied properties.]

[Static Pool Information

         Current static pool data with respect to Mortgage Loans [serviced/originated/securitized] by [name of appropriate servicer, sponsor or originator] [will be available on the internet at [www.__________]  (the "Static Pool Data").] [is being provided by the filing of a periodic report on Form 8-K dated _______ __, ____ (the "Static Pool Data").  Such Form 8-K is incorporated by reference into this prospectus supplement.]  [All Static Pool Data [on such Internet Web site] [contained in such report filed on Form 8-K] for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes.]  [Static pool information for periods prior to January 1, 2003 is not available and cannot be obtained without unreasonable expense or effort.]

                                                                     S-36

         As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

         From time to time, the Master Servicer [or the related Servicer] will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties.  Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final.  During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms.  The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation.  The trial period generally may extend to up to six months before a modification is finalized.  Once the modifications become final delinquencies are reported based on the modified terms.  Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure.

         Charge-offs are taken only when the Master Servicer [or the related Servicer] has determined that it has received all payments or cash recoveries which the Master Servicer [or the related Servicer] reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Issuing Entity.]

                                                        UNDERWRITING STANDARDS

         The Mortgage Loans have been originated or purchased from mortgage loan brokers (either directly or through affiliates) by
AmNet Mortgage Network, Inc. (referred to in this prospectus supplement as AmNet or the Seller) in accordance with the guidelines described below.  AmNet is an indirect wholly-owned subsidiary of the Sponsor.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral.  In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information.

         Under AmNet's full documentation programs, as part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of asset and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower's credit history with merchants and lenders and record of bankruptcy or other public records.  The borrower may be required to provide income documentation such as W-2 statements and current pay stubs to verify income and employment or verification may be obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts or provide copies of bank statements to verify assets.

                                                                     S-37

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing.  The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed.  The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.  The value of the property being financed, as indicated by the appraisal, must be such that it currently supports the outstanding loan balance.  Appraisals in accordance with AmNet's Underwriting
Standards may be made on a full or a drive-by basis.  AmNet may order discretionary reviews at any time to ensure the value of the properties.

         AmNet requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans.  Fire and extended hazard insurance and flood insurance, when applicable, are also required.

         Under AmNet's full documentation program, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses.  The underwriting standards applied by AmNet may be varied in appropriate cases where factors such as low loan-to-value ratios or other compensating factors exist.  However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

         AmNet also originates mortgage loans under reduced documentation programs.  These reduced documentation programs include a
"Stated Income" program, where there is no verification of stated income, a "Stated Income/States Assets" program, where there is no verification of stated income or assets, a "No Income/No Assets/No Employment" program, where there is no verification of income, assets or employment, and a "No Ratio Documentation" program, where there is no stated income, thus eliminating ratio calculations.
A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators.  Under a reduced documentation program, in determining the prospective borrower's repayment ability, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification.

         The table below sets forth the number and aggregate principal balance (as of the date of origination) of all mortgage loans which were originated by National City during the periods indicated:

                                          Twelve Months Ended December 31,

                                           2003                         2004                         2005
By Number                                  _____                        _____                        _____
By Aggregate Principal Balance         $____________                $____________                $____________

         [For any other originator of 20% or more of the pool assets, describe its solicitation, credit granting or underwriting criteria used to originate or purchase the pool assets, including, to the extent known, any changes in such criteria and the extent to which such policies and criteria are or could be overridden, and the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool.]

                                                                     S-38

                                                          THE ISSUING ENTITY

         Wachovia Asset Funding Trust, LLC Series 200_-_ Trust, referred to in this prospectus supplement as the Issuing Entity or the trust, will be a common-law trust formed pursuant to the Pooling Agreement.  On the closing date, the Depositor will deposit into the Issuing Entity the Mortgage Loans that in the aggregate will constitute the Mortgage Pool, secured by [first liens on one- to four-family residential properties].  The Issuing Entity will not have any additional equity, or any officers or directors.  The
Pooling Agreement authorizes the Issuing Entity to engage only in selling the Certificates in exchange for the Mortgage Loans, entering into and performing its obligations under the Pooling Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Issuing Entity and making distributions to certificateholders.

         The fiscal year end of the Issuing Entity is ______ ___.  The [master servicer] will file with the SEC an annual report on
Form 10-K on behalf of the Issuing Entity 90 days after the end of its fiscal year.

         The Pooling Agreement provides that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans.  Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the
Mortgage Loans and related collateral.

                                                              THE SPONSOR

         Wachovia Bank (referred to in this prospectus supplement as Wachovia Bank) is a national banking association, an affiliate of the Depositor and the Seller and a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act.  Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals.  Wachovia Bank's headquarters and its executive offices are located at 301 S. College Street, Charlotte, North Carolina 28288.

         Wachovia Bank, its predecessors and its affiliates have been participants in the residential loan securitization market for over a decade, and Wachovia Bank has sponsored publicly-offered securitization transactions in that market since 1996.  Wachovia Bank and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia Bank and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia Bank and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia Bank acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.  Wachovia Bank's residential loan securitization program is not a material source of funding for its operations.

         The Depositor's securitization program was initiated by Wachovia Bank to finance fully amortizing, one- to four-family, residential first lien mortgage loans that have been originated or acquired by AmNet.  In the future, the Depositor may securitize other types of mortgages loans described in the accompanying prospectus under "Description of the Issuing Entities — Assets," or mortgage loans originated by Wachovia Bank, its affiliates, or third-party originators.  The table below sets forth the aggregate

                                                                     S-39

principal balance of the mortgage loans which have been originated and securitized by Wachovia Bank or its affiliates, and the number of trusts created in connection with those securitizations:

                                   2003                2004               2005
Number                              __                  __                 __
Aggregate Principal Balance     $_________          $_________         $_________

         The Certificates do not represent an interest in or an obligation of the Sponsor, and the Sponsor has no obligations with respect to the Certificates.

                                                             [ORIGINATORS]

          [To be included if any originator (other than the Sponsor or an affiliate of the Sponsor) originated more than 10% of the pool assets.]  [[Name of any originator] is a [_______] corporation and wholly-owned subsidiary of [_______].  [Name of originator]
originated [___]% [more than ten percent] by principal amount of the mortgage loans.  [Describe, to the extent material, origination program, experience, size of originator's portfolio, performance of pool assets, role and function in transaction.  Add disclosure required under Item 1110(b) with respect to any other originators that originated 20% or more of pool assets.]]

                                                               SERVICING

General

         [Describe the roles, responsibilities and oversight of each servicer and any subservicers in the servicing structure, and to extent material any special or unique factors involved in servicing the particular type of assets included in the current transaction, and processes and procedures designed to address such factors.]

The Master Servicer

         [Name of master servicer] is a [______ corporation], and its headquarters and executive offices are located in ________,
______.  [Describe the master servicer's experience in servicing assets of any type; experience in, and procedures for, servicing the assets of the type included in the current transaction; to the extent material, information regarding the size, composition and growth of its portfolio of assets of the type included in the current transaction; other information on factors related to it that may be material to an analysis of the servicing of the assets (including graphical presentations of delinquency and loss information); to the extent material, any statistical information regarding servicer advances on the pool assets and the servicer's overall servicing portfolio for the past three years; and any material changes to its policies or procedures in the servicing function during the past three years; and, to the extent material, information regarding its financial condition.]

The Servicers

         [Name of servicer] is a [______ corporation], and its headquarters and executive offices are located in ________, ______.
[Name of servicer] will service [___]% [more than ten percent] by principal amount of the mortgage loans. [Describe the servicer's experience in servicing assets of any type; experience in, and procedures for, servicing the assets of the type included in the current transaction; to the extent material, information regarding the size, composition and growth of its portfolio of assets of the type included in the current transaction; other information on factors related to it that may be material to an analysis of the

                                                                     S-40

servicing of the assets (including graphical presentations of delinquency and loss information); to the extent material, any statistical information regarding servicer advances on the pool assets and the servicer's overall servicing portfolio for the past three years; and any material changes to its policies or procedures in the servicing function during the past three years; and, to the extent material, information regarding its financial condition.]

Servicing and Other Compensation and Payment of Expenses

         The Servicing Fee is payable out of the interest payments received on each Mortgage Loan serviced by the related Servicer, prior to any payments to the Master Servicer or the Certificate Administrator or any distributions to the certificateholders.  For each Loan Group, the related Master Servicing Fee is payable out of the Pool Distribution Amount for such Loan Group, as described in
"Description of the Certificates — Priority of Distributions" in this prospectus supplement.  The Administrative Fees with respect to a Loan Group, consisting of the Servicing Fee and the Master Servicing Fee for such Loan Group, will accrue on the Stated Principal
Balance of each Mortgage Loan in such Loan Group as of the due date in the month preceding the month of the related Distribution Date at the Administrative Fee Rate, which is equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.  The annual fee payable to the Trustee for its responsibilities under the Pooling Agreement will be payable by the Master Servicer.

         The Master Servicing Fee Rate and the applicable "Servicing Fee Rate" for each Mortgage Loan serviced by the related
Servicer will be a per annum rate set forth in the table below:

   Master Servicing Fee Rate       [Name of Servicer] Servicing Fee Rate      [Name of Servicer] Servicing Fee Rate
-------------------------------- ------------------------------------------ ------------------------------------------
             [__%]                                 [__%]                                      [__%]

         Each Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by such Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the applicable Servicer out of its
Servicing Fee. The amount of a Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans in the Loan
Groups it services, as described in "The Pooling and Servicing Agreement — Compensating Interest" in this prospectus supplement. Each
Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges, all investment income earned on amounts on deposit in the applicable Servicer Custodial Account, and any Excess Liquidation Proceeds with respect to Liquidated
Mortgage Loans that it services.

         The Master Servicer is also entitled to receive all investment income earned on amounts on deposit in the Certificate
Account.

         Each of the Master Servicer, the Servicers, the Certificate Administrator, the Trustee and the Depositor is entitled to be reimbursed from and indemnified by the Issuing Entity for certain expenses incurred by the Master Servicer, the Servicers, the
Certificate Administrator, the Trustee or the Depositor, as applicable, in connection with their respective responsibilities under the Pooling Agreement.

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                            [Diagram to be provided with each transaction.]

                                                                     S-41

                                                           LEGAL PROCEEDINGS

         There are no material pending legal or other proceedings involving the Mortgage Loans or the Sponsor, the Seller, the Master
Servicer, the Servicers, the Depositor, the Issuing Entity, or other  parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these Certificates.

         The Sponsor, the Seller the Master Servicer, the Servicers [and the Originators] are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses.  Based on information currently available, it is the opinion of these parties that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the Mortgage Loans.

                                                  THE POOLING AND SERVICING AGREEMENT

         The Certificates will be issued pursuant to the Pooling Agreement. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates.  See "Description of the Agreements" in the
prospectus.

         The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor will file a final copy of the Pooling Agreement with the SEC pursuant to a Current Report on
Form 8-K within fifteen days after the Closing Date.

Assignment of Mortgage Loans

         In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the Mortgage File with respect to each Mortgage
Loan.  Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded, except in states where recordation is required in the appropriate public office for real property records by either Rating Agency to obtain the initial ratings on the
Certificates described under "Certificate Ratings" in this prospectus supplement . With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered, and any such Mortgage will not be recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each
Mortgage File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the
Closing Date) to determine if any of the required documents is missing.

Repurchases of Mortgage Loans

         If any document required to be included in the Mortgage File is defective or is not delivered to the Trustee and the defect or omission materially and adversely affects the interest of the certificateholders in the Mortgage Loan, or if a Mortgage Loan
breaches any of the representations made by the Seller in the Mortgage Loan Purchase Agreement in any material respect and the
Depositor or the Seller, as applicable, does not cure such omission or defect within 90 days, the Depositor or the Seller, as applicable, will be required, within 90 days following discovery or notice of the defect or omission either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price, or (ii) to substitute an Eligible
Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage

                                                                     S-42

Loan repurchased or subject to a substitution as described in this paragraph is referred to as a Deleted Mortgage Loan.  In the case of the breach of the representation made by the Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Issuing Entity as a result of the violation of such laws.

         With respect to any Eligible Substitute Mortgage Loan, if the principal balance of such Eligible Substitute Mortgage Loan
(after deduction of any Monthly Payments due in the month of substitution) is less than the unpaid principal balance of the related
Deleted Mortgage Loan, such shortfall (referred to as a Substitution Adjustment Amount) will be deposited by the Seller or the
Depositor, as applicable, and held for distribution to the certificateholders on the related Distribution Date.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a breach of a representation or warranty.

Payments on Mortgage Loans; Accounts

         On or prior to the Closing Date, each Servicer will establish an account (referred to in this prospectus supplement as a
Servicer Custodial Account).  Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the related Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the second business day preceding the next Distribution Date. On or prior to the second business day immediately preceding each
Distribution Date, each Servicer will withdraw from its Servicer Custodial Account the Pool Distribution Amount for each Mortgage
Loan it services and will remit such funds to the Certificate Administrator for deposit in the Certificate Account.

         Additionally, each Servicer may from time to time make withdrawals from the related Servicer Custodial Account for the following purposes:

o        to pay itself the Servicing Fees described in "Servicing — Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement;

o        to reimburse itself for any unreimbursed advances, as more specifically described below under "— Advances";

o        to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

o        to pay the purchaser of any repurchased Mortgage Loan any amounts received in respect of such Mortgage Loan after the date of repurchase;

o        to reimburse itself or the Depositor for any expenses incurred that are indemnified by the Issuing Entity, as described under "Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing
         Agreements — Certain Matters Regarding Servicers, the Master Servicer and the Depositor" in the prospectus; and

o        to withdraw any amount deposited to the Servicer Custodial Account that was not required to be deposited in the Servicer
         Custodial Account.

                                                                     S-43

         The Certificate Administrator will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (referred to in this prospectus supplement as the Certificate Account) into which it will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds
(less the Master Servicer's expenses, as provided in the Pooling Agreement).  The Certificate Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating Agencies.
Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling Agreement.

         The Certificate Administrator may from time to time make withdrawals from the related Certificate Account for the following purposes:

o        to make the payments described under "The Certificates — Priority of Distributions" in this prospectus supplement;

o        to pay to the Master Servicer any investment income earned on amounts on deposit in the Certificate Account;

o        to reimburse the Master Servicer for any unreimbursed advances, as more specifically described below under "— Advances";

o        to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

o        to reimburse itself, the Trustee or the Certificate Administrator for:

         -        any expenses incurred that are indemnified by the Issuing Entity, as described below under "— The Trustee" and "— The
                  Certificate Administrator", and under "Description of the Agreements — Material Terms of the Pooling and Servicing
                  Agreements and Underlying Servicing Agreements — Certain Matters Regarding Servicers, the Master Servicer and the
                  Depositor" in the prospectus;

         -        any expenses payable by the Issuing Entity to the Trustee in connection with the appointment of a successor master servicer or servicer; or

         -        any expenses payable by the Issuing Entity to the Trustee or Certificate Administrator in connection with the appointment of a successor trustee or certificate administrator pursuant to the request of the certificateholders; and

o        to withdraw any amount deposited to the Servicer Custodial Account that was not required to be deposited in the Servicer
         Custodial Account.

Compensating Interest

         When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates.
Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

                                                                     S-44

         Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to a Servicer for any month will be reduced by the amount of Compensating Interest with respect to such Servicer.  To the extent the Servicers fail to pay Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest up to the amount of the
Master Servicing Fee payable to the Master Servicer on such Distribution Date.  Any such shortfalls in interest as a result of prepayments on the Mortgage Loans in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such prepayments. See
"Description of the Certificates — Interest" in this prospectus supplement.

Advances

         Subject to the following limitations, each Servicer will be required to make advances prior to each Distribution Date in an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any amounts such Servicer has determined will be a non-recoverable Advance) which were due on the related due date on the Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date.  Advances by a Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO property or mortgaged property relating to such Mortgage Loan.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage
Loan. Recoverability is determined in the context of existing outstanding delinquencies, the current loan-to-value ratio and an assessment of the fair market value of the related mortgage property. If a Servicer determines on any Determination Date to make an
Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by a
Servicer to make a required Advance will constitute an event of default, and the Master Servicer, as successor servicer, or any other successor servicer will be obligated to advance such amounts to the Certificate Account to the extent provided in the Pooling
Agreement.  Any failure of the Master Servicer, as successor servicer, to make such an Advance would constitute an event of default, and the Trustee (if it succeeds to the obligations of the Master Servicer under the Pooling Agreement) or the successor master servicer will be obligated to make the Advance, as successor servicer, in accordance with the terms of the Pooling Agreement.

Optional Termination

         The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "Description of the Securities — Termination; Optional Purchase of Mortgage Loans" in the prospectus. In addition,
[name of master servicer], as Master Servicer, will have the option to purchase all remaining Mortgage Loans and other assets in the
Issuing Entity when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than [5%] of the initial balance of the Mortgage Pool [plus the aggregate amount on deposit in the prefunding account on the Closing Date].  The purchase price will generally be equal to the sum of the Stated Principal Balances of the Mortgage
Loans and the fair market value of any REO properties held by the Issuing Entity, together with the amount of any unpaid Advances of delinquent principal and interest made by the Servicers or the Master Servicer and one month's interest on the Stated Principal
Balance of each Mortgage Loan.

                                                                     S-45

         Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under "Description of the Certificates — Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO property and such fair market value is less than the scheduled balance of the related Mortgage Loan.
         In no event will the Issuing Entity created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the Issuing Entity no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

Special Servicing Agreements

         The Pooling Agreement will permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of
100% of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B
Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, but the applicable Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of the
Pooling Agreement.

The Trustee

         [Name of Trustee] is [________ corporation] and will act as Trustee for the certificates under the Pooling Agreement.  The
Depositor, the Sponsor, the Seller, the Master Servicer, the Servicers and/or their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee and its affiliates.  The principal offices of the Trustee are located ______, ______.  [Describe to what extent the Trustee has had prior experience serving as a Trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

         Under the terms of the Pooling Agreement, the Master Servicer has agreed to pay to the Trustee reasonable compensation for performance of its duties under the Pooling Agreement.  The Trustee has agreed to perform only those duties specifically set forth in the Pooling Agreement.  Many of the duties of the Trustee are described throughout this prospectus supplement.  Under the terms of the Pooling Agreement, the Trustee's limited responsibilities include the following:

o        to deliver to Certificateholders of record certain notices, reports and other documents received by the Trustee, as required under the Pooling Agreement;

o        to maintain custody of the trust assets;

o        to periodically report on and notify Certificateholders of certain matters relating to actions taken by the Trustee, property and funds that are possessed by the Trustee, and other similar matters; and

o        to perform certain other administrative functions identified in the Pooling Agreement.

                                                                     S-46

         The Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Trustee was not negligent.

         If an event of default described in "Description of the Securities — Material Terms of the Pooling and Servicing Agreements
and Underlying Servicing Agreements — Events of Default" in the prospectus with respect to the Master Servicer occurs, in addition to the responsibilities described above, the Trustee will exercise its rights and powers under the Pooling Agreement to protect the interests of the Certificateholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs.  If an event of default with respect to the Master Servicer occurs and is continuing, the Trustee will be responsible for enforcing the Pooling Agreement and the rights of the Certificateholders.  See "Description of the Securities — Material Terms of the
Pooling and Servicing Agreements and Underlying Servicing Agreements — Rights Upon Event of Default under the Agreements" in the prospectus.

         The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Servicers and the
certificateholders.  The Trustee may be removed at any time by a majority of the Certificateholders.  The Depositor may also remove the Trustee if the Trustee is no longer eligible to act as trustee under the Pooling Agreement, the Trustee fails to comply with the
Trust Indenture Act of 1939, as amended, or if the Trustee becomes insolvent.  In all those circumstances, the Depositor must appoint a successor Trustee for the Certificates.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts the appointment.

         The successor Trustee must (1) be either a bank or a corporation organized and doing business under the laws of the United
States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, (4) have a long-term unsecured debt rating of at least "A" by S&P and Fitch and "A2" by Moody's, and (5) be an institution whose serving as trustee will not result in the lowering of the ratings originally assigned to any Certificates.  The Trustee may not be an affiliate of the
Depositor, the Master Servicer or a Servicer.

         Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group's allocable share of (i) amounts owed to the Trustee in connection with the appointment of a successor master servicer (if not paid by the Master Servicer) and (ii) any amounts owed to the Trustee due to the Issuing Entity's indemnification of the Trustee for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its duties under the Pooling Agreement.  The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misfeasance, bad faith or negligence.

The Certificate Administrator

         [Name of certificate administrator] will be the Certificate Administrator under the Pooling Agreement and will perform certain securities and tax administration services, including the paying agent functions, for the Issuing Entity [so long as it is the Master Servicer].  Certificate transfer services are conducted at the Corporate Trust Office of the Certificate Administrator.
[Describe to what extent the certificate administrator has had prior experience serving as a certificate administrator or trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

         The Certificate Administrator receives [the Master Servicing Fee] as compensation for performance of its duties under the
Pooling Agreement.  The Certificate Administrator has agreed to perform only those duties specifically set forth in the Pooling

                                                                     S-47

Agreement.  Many of the duties of the Certificate Administrator are described throughout this prospectus supplement.  Under the terms of the Pooling Agreement, the Certificate Administrator's limited responsibilities include the following:

o        to deliver to Certificateholders of record certain notices, reports and other documents received by the Certificate
         Administrator, as required under the Pooling Agreement;

o        [to authenticate, deliver, cancel and otherwise administer the Certificates];

o        [to establish and maintain necessary trust accounts and to maintain accurate records of activity in those accounts];

o        [to invest funds in the trust accounts at the direction of the [Depositor][Master Servicer]];

o        [to represent the Certificateholders in interactions with clearing agencies and other similar organizations];

o        [to distribute and transfer funds at the direction of the [Master Servicer], as applicable, in accordance with the terms of the Pooling Agreement];

o        to periodically report on and notify Certificateholders of certain matters relating to actions taken by the Certificate
         Administrator, property and funds that are possessed by the Certificate Administrator, and other similar matters; and

o        to perform certain other administrative functions identified in the Pooling Agreement.

         The Certificate Administrator is not liable for any errors of judgment as long as the errors are made in good faith and the
Certificate Administrator was not negligent.  [The Certificate Administrator is not responsible for any investment losses to the extent that they result from Eligible Investments.]

         The Certificate Administrator may resign at any time by giving written notice to the Depositor, the Master Servicer, the
Servicers and the certificateholders.  The Certificate Administrator may be removed at any time by a majority of the
Certificateholders.  The Depositor may also remove the Certificate Administrator if the Certificate Administrator is no longer eligible to act as Certificate Administrator under the Pooling Agreement, the Certificate Administrator fails to comply with the
Trust Indenture Act of 1939, as amended, or if the Certificate Administrator becomes insolvent.  In all those circumstances, the
Depositor must appoint a successor Certificate Administrator for the Certificates.  Any resignation or removal of the Certificate
Administrator and appointment of a successor Certificate Administrator will not become effective until the successor Certificate
Administrator accepts the appointment.

         The successor Certificate Administrator must (1) be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, (4) have a long-term unsecured debt rating of at least "A" by S&P and Fitch and "A2" by Moody's, and (5) be an institution whose serving as
Certificate Administrator will not result in the lowering of the ratings originally assigned to any Certificates.  The Certificate
Administrator or any successor to it may not be of the Depositor, [an Originator,] the Master Servicer, a Servicer or a subservicer, unless the Certificate Administrator is an institutional trust department.

                                                                     S-48

         Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group's allocable share of any amounts owed to the Certificate Administrator due to the Issuing Entity's indemnification of the Certificate
Administrator for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its duties under the Pooling Agreement.  The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Certificate
Administrator through the Certificate Administrator's own willful misfeasance, bad faith or negligence.

Reports to Certificateholders

         The [Certificate Administrator] will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the Offered Certificates and the status of the Mortgage Pool in accordance with
Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under "Description of the Securities — Reports to Securityholders" in
the prospectus. In addition, [the Trustee, the Certificate Administrator and the Servicers] will furnish to the Master Servicer, and the Master Servicer will furnish to the Depositor the compliance statements and attestation reports in accordance with Items 1122 and
1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under "Description of the Agreements — Material Terms of the
Pooling and Servicing Agreements and Servicing Agreements — Evidence as to Compliance" in the prospectus.

         Copies of these statements and reports will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities
Exchange Act of 1934, as amended.

         The [Certificate Administrator] will make the statement described in the prospectus under "Description of the Securities —
Reports to Securityholders" available to certificateholders and the other parties to the Pooling Agreement via the [Certificate
Administrator's] internet website. The [Certificate Administrator] will also make the periodic reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website on the same date they are filed with the SEC.  The [Certificate Administrator's] internet website will initially be located at "www.________." Assistance in using the website can be obtained by calling the [Certificate Administrator's] customer service desk at [insert telephone number].
Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

         [For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locators, or URLs, are an inactive textual reference only.  We have taken steps to ensure that these URLs were inactive at the time the electronic version of this prospectus supplement was created.]

Custodial Arrangements

         The [Trustee] will appoint [name of custodian] to serve as custodian of the Mortgage Loans.  The custodian is [not] an affiliate of [the Seller, the Sponsor, the Depositor or the Master Servicer].  [No Servicer will have custodial responsibility for the mortgage loans.]  The custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the sponsor's premises in ________.  Only the custodian has access to these vaults.  A shelving and filing system segregates the files relating to the Mortgage Loans from other assets serviced by the Master Servicer and the
Servicers.

                                                                     S-49

Voting Rights

         Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

o        [99%] of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class 1-A-R
         Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

o        [1%] of all voting rights will be allocated to the holders of the Class 1-A-R Certificates.

         The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage
Interests.  The voting rights evidenced by any Certificate registered in the name of the Depositor, any Servicer or any of their affiliates will be disregarded for the purpose of determining whether the requisite amount of voting rights necessary to effect any action under the Pooling Agreement has been obtained.

Amendment

         The Pooling Agreement may be amended by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and
the Trustee without the consent of any of the Certificateholders (but if such amendment would adversely affect or add to the duties of the Custodian, with the consent of the Custodian)

o        to cure any ambiguity or mistake,

o        to correct or supplement any of its provisions which may be inconsistent with any other of its provisions, any amendment to the Pooling Agreement, the Certificates or this Prospectus Supplement,

o        to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Issuing
         Entity, provided that (a) the Trustee and the Certificate Administrator have received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder,

o        to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and (b)
         such change shall not adversely affect the then-current rating of the Certificates, and

o        to make any other provisions with respect to matters or questions arising under the Pooling Agreement which shall not be materially inconsistent with the provisions of the Pooling Agreement, provided that such amendment shall not be effective unless (a) an opinion of counsel to the effect that such amendment does not adversely affect in any material respect the interests of any Certificateholder is delivered or (b) letters from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates are obtained.

                                                                     S-50

         The Pooling Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicers, the
Certificate Administrator and the Trustee, with the consent of the certificateholders of each class of Certificates which is affected by such amendment, evidencing, as to each such class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the related certificateholder or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the all certificateholders.

                                                    DESCRIPTION OF THE CERTIFICATES

         The Certificates will consist of (i) the fifteen classes of Offered Certificates listed in the table on page S-1 of this prospectus supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

         The Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in Loan Group 1, the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates
in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in Loan Group 2, the Class 3-A-1
Certificates and the Class 3-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in Loan Group 3 and the Class 4-A-1 Certificates and the Class 4-A-2 Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ___% in Loan Group 4.  The Class B Certificates in the aggregate represent the remaining initial beneficial ownership interest in each Loan Group.

Denominations and Form

         The Offered Certificates (other than the Class 1-A-R Certificates) will be issuable as Book-Entry Certificates only.  The
Class 1-A-R Certificates will be issued as Definitive Certificates.  The Offered Certificates (other than the Class 1-A-R
Certificates) will be available in minimum denominations of [$10,000] and integral multiples of [$1] in excess of that amount.  For the Class 1-A-R Certificates, other than the de minimus amount expected to be held by the seller, the minimum denomination is [20%]
of the Percentage Interest of the Class 1-A-R Certificates.  The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single Certificate of each class may be issued in an amount different than described above.

Book-Entry Certificates

         Certificate Owners will hold such Certificates through DTC in the United States, or Clearstream or the Euroclear System (in
Europe) if they are Participants or Indirect Participants of such systems. Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC.  Clearstream and
Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as Depositary for Clearstream and JPMorgan Chase Bank will act as Depositary for Euroclear.  Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of [$10,000]. Except as described below, no person acquiring a Book-Entry Certificate (referred to in this prospectus supplement as a

                                                                     S-51

beneficial owner) will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry
Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC
Participant, and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the
Certificate Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (referred to in this prospectus supplement as the DTC rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates representing their respective interests in the Book-Entry Certificates, the DTC rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the
Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective
Participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the
Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "Federal Income Tax
Consequences—REMICs—Taxation of Certain Foreign Investors" and in the prospectus and "Global Clearance, Settlement and Tax
Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements" in Annex II to this prospectus supplement.

                                                                     S-52

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and
Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear
Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which
(and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC rules, as in effect from time to time.

         Clearstream International, or "Clearstream," a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire
Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

         Clearstream's customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries,
Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

         The Euroclear System, or "Euroclear," was created in 1968 to hold securities for its participants, or "Euroclear
Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, included United States dollars. Euroclear

                                                                     S-53

includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by
Euroclear Bank S.A./N.V., or the "Euroclear Operator."  All operations are conduced by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (referred to herein collectively as the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Certificate Administrator to
Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC
Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.
Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax
Consequences—REMICs—Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of
Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream
Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the

                                                                     S-54

Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry
Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) the Depositor advises the Certificate Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to Book-Entry Certificates and the Certificate Administrator or the
Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the DTC Participants holding beneficial interests in the Book-Entry
Certificates agree to initiate a termination.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Certificate Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive
Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter holders of such Definitive
Certificates will be treated as certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of
Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicers, the Master Servicer, the Certificate Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the
Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof. In the event of the insolvency of DTC, a DTC Participant or an Indirect
Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry
Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection
Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

         Distributions on the Certificates will be made by the Certificate Administrator each Distribution Date, which is on the 20th day of each month (or, if not a business day, the next business day), commencing in ________ 200_, to the persons in whose names such
Certificates are registered on the last day of the month preceding the month in which the Distribution Date occurs.

         Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of a bank or other depository institution having appropriate wire transfer facilities specified in writing by such certificateholder to the Certificate Administrator, or if no prior written wire transfer instruction has been provided, by check mailed to the certificateholder's address as it appears on the applicable certificate register.  However, the final distribution in retirement of a
Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Certificate
Administrator. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under "— Book-Entry Certificates."

                                                                     S-55

Pool Distribution Amount

         The "Pool Distribution Amount" for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

                  (i)      all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage
         Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the
         Mortgage Loans in such Loan Group;

                  (ii)     all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in such Loan Group received by the related Servicer during the calendar month preceding the month of such Distribution Date
         (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed
         Advances, if any);

                  (iii)    all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date; and

                  (iv)     amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase
         Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Issuing Entity as of such Distribution Date.

reduced by (i) amounts in reimbursement for Advances previously made by the related Servicer, the Master Servicer, as successor servicer, or any other successor servicer, (ii) any compensation payable to such Servicer and (iii) the allocable share for such Loan
Group of any amounts reimbursable to the Depositor, such Servicer, the Master Servicer, the Certificate Administrator or the Trustee
under the Pooling Agreement.

         The Pool Distribution Amounts also will not include any profit received by a Servicer on the foreclosure of a Mortgage Loan.
Such amounts, if any, will be retained by such Servicer as additional servicing compensation.

Priority of Distributions

         As more fully described herein, distributions will be made on each Distribution Date from the Pool Distribution Amounts in the following order of priority (the "Pool Distribution Amount Allocation"):

                 (i)     to the Master Servicer, the Master Servicing Fee in respect of the related Loan Group for such Distribution Date;

                (ii)     to the related classes of Class A Certificates to pay interest;

               (iii)     to the related classes of Class A Certificates based on the applicable Senior Principal Distribution Amount, as described below under "— Principal — Senior Principal Distribution Amount," to pay principal;

                                                                     S-56

                (iv)     to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates as described under "— Principal — Subordinate
         Principal Distribution Amount;" and

                 (v)      to the Class 1-A-R Certificates, any remaining amounts.

         Certain amounts otherwise distributable on the Subordinate Certificates may be used to pay other classes as described under
"Description of the Certificates—Cross-Collateralization" in this prospectus supplement.

Interest

         The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table beginning on page S-1 of this prospectus supplement.

         On each Distribution Date, to the extent funds are available, each class of Certificates will be entitled to receive its
Interest Distribution Amount with respect to the related Interest Accrual Period. The "Interest Distribution Amount" for any class of
Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i)
above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution
Dates and not subsequently distributed.  The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Class A and Class B Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date, which equals the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act
Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of Class A and Class B Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

         Allocations of the interest portions of Realized Losses on the Mortgage Loans in a Loan Group will be made first to the
Subordinate Certificates in reverse numerical order.  After the Senior Credit Support Depletion Date, the Super Senior Support
Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group until their Class
Balance has been reduced to zero.  Thereafter, the related Super Senior Certificates will bear the interest portion of any Realized
Losses on the Mortgage Loans in the related Loan Group on a pro rata basis.

         If on a particular Distribution Date, the amount available to be distributed in respect of interest on a class of
Certificates applied in the order described above under "— Priority of Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount for each class, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

         Under certain circumstances, the unpaid interest amounts for the Senior Certificates related to a particular Loan Group will be payable from amounts otherwise distributable as principal on the Subordinate Certificates.  See "— Cross-Collateralization" in
this prospectus supplement.

                                                                     S-57

         Interest will accrue on each class of Certificates during each "Interest Accrual Period," which is the calendar month preceding the month in which each Distribution Date occurs.  The initial Interest Accrual Period for each class of Certificates will be deemed to have commenced on _____ __, 200_. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period.  Accrued interest to be distributed on any
Distribution Date will be calculated for each class of Certificates on the basis of the related Class Balance with respect to such
Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Principal

         On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool
Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "— Priority of
Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

         All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan Group will be allocated between the related Class A Certificates and the Subordinate Certificates, other than as described in "—Cross-Collateralization"
below.

         On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the related Class A
Certificates in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Subordinate
Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group.

         The "Principal Amount" for any Distribution Date and any Loan Group will equal the sum of:

(a)      all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

(b)      the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller, as applicable, as of that Distribution Date;

(c)      any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in such Loan Group received with respect to that Distribution Date;

(d)      any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet
         Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)      with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Excess Liquidation
         Proceeds) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of such Distribution Date;

(f)      with respect to any Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan, any Subsequent Recoveries with respect to such Mortgage Loan received during the calendar month preceding the month of such Distribution Date;

                                                                     S-58

(g)      all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date; and

(h)      [with respect to the Distribution Date in ______ 200_, the amount remaining, if any, on deposit in the prefunding account at the end of the prefunding period, exclusive of any investment income on such amount.]

Senior Principal Distribution Amount

         With respect to the Class 1-A-1, Class 1-A-2 and Class 1-A-R Certificates:

         On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 1
for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 1 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 1 and distributions of interest on the Class 1-A-1, Class 1-A-2 and Class 1-A-R
Certificates will be distributed as principal to the following classes of Certificates, sequentially, as follows:

o        first, to the Class 1-A-R Certificates until their Class Balance has been reduced to zero; and

o        second, concurrently, to the Class 1-A-1 Certificates and the Class 1-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

         With respect to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates:

         On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 2
for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 2 and distributions of interest on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
2-A-4 and Class 2-A-5 Certificates will be distributed as principal to the following classes of Certificates, concurrently, as follows:

              (1) approximately ___% to the Class 2-A-1 Certificates, until their Class Balance has been reduced to zero; and

              (2) approximately ___%, sequentially, to the Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their Class Balances have been reduced to zero; and

              (3) approximately ___% to the Class 2-A-5 Certificates until their Class Balance has been reduced to zero.

         With respect to the Class 3-A-1 and the Class 3-A-2 Certificates:

         On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 3
for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 3 and distributions of interest on the Class 3-A-1 and the Class 3-A-2 Certificates will be distributed as principal to the Class 3-A-1 and the Class 3-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

                                                                     S-59

         With respect to the Class 4-A-1 and the Class 4-A-2 Certificates:

         On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Loan Group 4
for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 4 remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for Loan Group 4 and distributions of interest on the Class 4-A-1 and the Class 4-A-2 Certificates will be distributed as principal to the Class 4-A-1 and the Class 4-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

Prepayment Percentages

         The "Senior Prepayment Percentage" for a Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In                                            Senior Prepayment Percentage
________ 200_ through ________ 200_                           100%;
________ 200_ through ________ 200_                           the applicable Senior Percentage, plus
                                                              __% of the applicable Subordinate Percentage;
________ 200_ through ________ 200_                           the applicable Senior Percentage, plus __% of the
                                                              applicable Subordinate Percentage;
________ 200_ through ________ 200_                           the applicable Senior Percentage, plus __% of the
                                                              applicable Subordinate Percentage;
________ 200_ through ________ 200_                           the applicable Senior Percentage, plus __% of the
                                                              applicable Subordinate Percentage; and
________ 200_ and thereafter                                  the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the Total Senior Percentage exceeds such percentage calculated as of the Closing
Date, then the Senior Prepayment Percentage for all Loan Groups for such Distribution Date will equal 100%, (ii) if on any
Distribution Date prior to the ________ 200_ Distribution Date, prior to giving effect to any distributions, the Aggregate
Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior
Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus [50%]
of the Subordinate Percentage for such Loan Group and (iii) if on or after the ________ 200_ Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior
Percentage for such Loan Group.

         No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment
Percentage) will occur, and the Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii)
or (iii) of the paragraph above, if as of any Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Balance of the Subordinate Certificates, is equal to or greater than [50%]
or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate Class Balance of the
Subordinate Certificates as of the Closing Date (the "Original Subordinate Principal Balance") indicated below:

                                                                     S-60

                                                                Percentage of
                                                             Original Subordinate
Distribution Date Occurring In                                Principal Balance
________ 200_ through ________ 200_                                  __%
________ 200_ through ________ 200_                                  __%
________ 200_ through ________ 200_                                  __%
________ 200_ through ________ 200_                                  __%
________ 200_ through ________ 200_                                  __%
________ 200_ and thereafter                                         __%

         This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the related Pool Principal Balance evidenced by the Subordinate
Certificates. Increasing the interest of the Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         If on any Distribution Date the allocation to any class of Class A Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding Class Balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Balance to zero.

Subordinate Principal Distribution Amount

         On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the Class Balances of all the Subordinate Certificates in respect of clause (a) of the
Subordinate Principal Distribution Amounts and the Class Balances of all Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the Subordinate Principal
Distribution Amounts, to the extent that the remaining Pool Distribution Amounts from all Loan Groups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional
Interest for that class on the Closing Date, no classes junior to that class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts.

         Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a
Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the
Distribution Date.

         The "Fractional Interest" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i)
the aggregate of the Class Balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance for all Loan Groups for such Distribution Date.  The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

                                                                     S-61

                            Class                                     Fractional Interest
                          Class B-1                                          ____%
                          Class B-2                                          ____%
                          Class B-3                                          ____%
                          Class B-4                                          ____%
                          Class B-5                                          ____%
                          Class B-6                                          ____%

Class 1-A-R Certificates

         The Class 1-A-R Certificates will remain outstanding for so long as the Issuing Entity exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a
Loan Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii)
interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

         On each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the Class
Balances of the Class A Certificates of a Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal
Payments with respect to the related Loan Group on the Subordinate Certificates will be paid as principal to the remaining classes of
Class A Certificates in accordance with the priorities set forth for the applicable Group under "— Principal — Senior Principal
Distribution Amount," provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans
(including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate
Class Balance of the Subordinate Certificates is greater than or equal to [50%]. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Balance of the Class A Certificates of each such Group.

         In addition, if on any Distribution Date the aggregate Class Balance of the Class A Certificates related to a Loan Group
(after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Balance of the related
Loan Group (any such Loan Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations, will be paid as principal to the Class A Certificates of the Undercollateralized Group in accordance with the priorities set forth under "—
Principal — Senior Principal Distribution Amount," until the aggregate Class Balance of the Class A Certificates of the
Undercollateralized Group equals the Adjusted Pool Balance of the related Loan Group.

         Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group in accordance with clauses (ii)
and (iii) in the definition of "Pool Distribution Amount Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

                                                                     S-62

         If two or more Loan Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Class A Certificates related to each such Group exceeds the
Adjusted Pool Balance of the related Loan Group.

Allocation of Losses

         On each Distribution Date, any Realized Loss will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the related Class A Certificates.

         Such allocation will be effected on each Distribution Date by reducing the Class Balance of the class of Subordinate
Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution
Date) exceeds the sum of the Adjusted Pool Balance for all Loan Groups for such Distribution Date.

         The amount to be distributed as principal to any class of Certificates with respect to a Distribution Date shall be calculated as described herein prior to the allocation of any Realized Losses for such Distribution Date; provided, however, that the actual distribution of principal to the Classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date.

         With respect to any Distribution Date on which the Class Balance of the most subordinate class or classes of Certificates then outstanding will be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of Certificates on such Distribution Date exceeds (ii) the excess, if any, of (A) the Class Balance of that class or those classes of Certificates immediately prior to such Distribution Date over (B) the aggregate amount of Realized Losses to be allocated to that class or those classes of Certificates on such Distribution Date (such amount, the "Excess Subordinate Principal Amount"), shall be distributed pro rata to the remaining classes of Subordinate Certificates outstanding, if any.

         After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the Class Balances of all classes of related Class A Certificates then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Balance for such
Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Class A Certificates of such
Group pro rata based on their respective Class Balances.

         Also, after the Senior Credit Support Depletion Date, the principal portion of Realized Losses on the Group 1 Mortgage
Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans will be borne by the related class of
Super Senior Support Certificates (in addition to other Realized Losses allocated to the Super Senior Support Certificates), rather than Super Senior Certificates, for so long as the Super Senior Support Certificates are outstanding. Therefore, the Class Balance of the Super Senior Support Certificates will be reduced by such Realized Losses rather than the Class Balance of the Super Senior
Certificates.  After the Class Balances of the Super Senior Support Certificates have been reduced to zero, Realized Losses will be allocated to the related Super Senior Certificates on a pro rata basis.

                                                                     S-63

         In the event that the related Servicer recovers any amount, net of reimbursable expenses, in respect of a Liquidated
Mortgage Loan with respect to which a Realized Loss has been incurred in a prior month, any such amount, which is referred to in this prospectus supplement as a "Subsequent Recovery, " will be distributed as part of the Principal Amount for the related Loan Group in accordance with the priorities described under "— Principal" in this prospectus supplement.  Additionally, the Class Balance of any class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries.  Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the Distribution Date on which such increase occurs.

         In general, a "Realized Loss" means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a loss as a result of debt service reductions or deficient valuations. As used in this prospectus supplement, a deficient valuation occurs when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related Mortgage Loan, which is referred to as a debt service reduction in this prospectus supplement. However, none of these events shall be considered a debt service reduction or deficient valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage
Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any debt service reduction.  Any recoveries of Subsequent Recoveries will reduce the amount of Realized Loss incurred on the related Mortgage Loan.

[Prefunding Account

         On the Closing Date, the Depositor will deposit approximately $_______, such amount referred to in this prospectus supplement as the "prefunding account deposit," into a segregated account maintained with the certificate administrator, referred to in this prospectus supplement as the prefunding account.  The prefunding account deposit will be available for the purchase of
Subsequent Mortgage Loans for Loan Group __.  During the prefunding period, the amount on deposit in the prefunding account will be allocated for purchase of subsequent Mortgage Loans for Loan Group __ from the Depositor in accordance with the applicable provisions of the Pooling Agreement.  Subsequent mortgage loans purchased by the Issuing Entity and added to the Issuing Entity on any date during the prefunding period (a "Subsequent Transfer Date"), must satisfy the criteria set forth in the Pooling Agreement.  On the
Distribution Date in _____ 200_, any remaining amounts in the prefunding account will be applied to reduce the Class Balance of certain classes of the related Offered Certificates that are entitled to payments of principal.  Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Issuing Entity will require application of substantially all of the prefunding account deposit and it is not anticipated that there will be any material principal prepayments from amounts remaining on deposit in the prefunding account, no assurance can be given that such a distribution will not occur on the distribution date in
_____ 200_.  In any event, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with Stated Principal
Balances that exactly equal the amount of any prefunding account deposit.  Amounts on deposit in the prefunding account will be

                                                                     S-64

invested in Permitted Investments as defined in the Pooling Agreement.  Such Permitted Investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the _____ 200_ Distribution Date.  All interest and any other investment earnings on amounts on deposit in the prefunding account will be distributed to the Depositor no later than the _____ 200_ Distribution Date.  The prefunding account will not be included as an asset of any REMIC created pursuant to the Pooling Agreement.]

[Capitalized Interest Account

         On the Closing Date and if required pursuant to the Pooling Agreement, the Depositor will deposit cash into a capitalized interest account.  The amounts on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of offered certificates related to Loan Group __ that may arise as a result of the utilization of the prefunding account for such loan group for the purchase by the Issuing Entity of Subsequent Mortgage Loans after the Closing Date.
Any amounts remaining in the capitalized interest account (including investment earnings) on any Distribution Date and not needed for such purpose will be paid to the Depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the capitalized interest account will be invested in Permitted Investments.  All such Permitted Investments are required to mature no later than the next Distribution Date as specified in the Pooling Agreement.  The capitalized interest account will not be included as an asset of any REMIC created pursuant to the Pooling Agreement.]

Residual Interests

         Holders of the Class 1-A-R Certificates will be entitled to receive any residual cash flow from the Mortgage Pool, which is not expected to be significant.  The Class 1-A-R Certificates will not be entitled to any payments other than their principal amount and accrued interest on that amount unless the aggregate amount received by the Issuing Entity with respect to the Mortgage Loans exceeds the aggregate amount payable to the other Certificateholders, which is highly unlikely.  A holder of the Class 1-A-R
Certificates will not have a right to alter the structure of this transaction.  [A de minimus portion of the Class 1-A-R Certificates is expected to be held by the Seller.]

Restrictions on Transfer of the Class 1-A-R Certificates

         The Class 1-A-R Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

         The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities that have Disqualified
Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than a partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code) with respect to the Class 1-A-R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

         The Pooling Agreement will provide that no legal or beneficial interest in a Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

o        the proposed purchaser provides to the Certificate Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a
         Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

                                                                     S-65

o        the transferor states in writing to the Certificate Administrator and the Trustee that it has no actual knowledge that such affidavit is false.

         Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit.
The transferor must certify in writing to the Certificate Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

         In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would add additional requirements for a transfer of a noneconomic residual interest, such as the Class 1-A-R Certificates, to be eligible for a safe harbor against possible disregard of such transfer. Under the proposed Treasury regulations, the transferor of a Class 1-A-R
Certificate would be required to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability.

         In order to meet the safe harbor of the proposed Treasury regulations, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

                  (i)      the present value of any consideration given to the transferee to acquire the residual interest;

                  (ii)     the present value of the expected future distributions on the residual interest; and

                  (iii)    the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses.

         For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section
11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.
In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

         Additionally, the Internal Revenue Service issued Revenue Procedure 2001-12 (referred to in this prospectus supplement as the Revenue Procedure) dealing with the transfer of noneconomic residual interests such as the Class 1-A-R Certificates.  The Revenue
Procedure restates the safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;
(ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C"

                                                                     S-66

corporation and meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

         The Pooling Agreement will not require that transfers of a Class 1-A-R Certificate meet the safe harbor under either the test contained in the proposed Treasury regulations or the alternative test of the Revenue Procedure. The holder of any Class 1-A-R
Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

         In addition, a Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

o        such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Certificate Administrator with an effective Internal Revenue Service Form W-8ECI; or

o        the transferee delivers to each of the transferor, the Trustee and the Certificate Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United
States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S.
Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

         The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

         Any transferor or agent to whom the Certificate Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

         See "Federal Income Tax Consequences — REMICs — Taxation of Owners of Residual Securities — Tax-Related Restrictions on
Transfer of Residual Securities" in the prospectus.

         The Class 1-A-R Certificates may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

         See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                                  PREPAYMENT AND YIELD CONSIDERATIONS

         Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the applicable Servicer or the
Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates

                                                                     S-67

of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of their numerical designations), and then by the Class A Certificates of such Group.

         Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the Subordinate Certificates, as described in this prospectus supplement under "Description of the Certificates — Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage
Loans in the related Loan Group, and on all the Mortgage Loans in the case of the Subordinate Certificates.

         The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

         Unless as specified in the definition of Senior Prepayment Percentage, the Senior Certificates will receive [100%] of the principal prepayments received with respect to the Mortgage Loans until the seventh anniversary of the first Distribution Date.
During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior
Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Total Senior Percentage exceeds the initial Total Senior Percentage, the Senior Certificates will be entitled to receive [100%] of the principal prepayments received with respect to the Mortgage Loans in the related Loan Group. See "Description of the Certificates — Principal" in this prospectus supplement.

         The rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related
Loan Group, or Mortgage Loans in all Loan Groups in the case of the Subordinate Certificates. The principal payments on the Mortgage
Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment"
includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Yield Considerations" in the prospectus.

         The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

o        In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage
         Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

                                                                     S-68

o        Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

o        Approximately ____% of the Group 1 Mortgage Loans, approximately ____% of the Group 2 Mortgage Loans, approximately ____% of the Group 3 Mortgage Loans, approximately ____% of the Group 4 Mortgage Loans and approximately ____% of all of the Mortgage
         Loans require only payments of interest until the month after the first Adjustment Date. After such date, the payments on the loans will be recalculated annually to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

         The mortgage interest rates on the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4
Mortgage Loans will be fixed for approximately the first [three, five, seven and ten] years, respectively, after origination and thereafter will adjust annually and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be based on the Index in effect either (i) on the related
Adjustment Date, (ii) one month prior to the related Adjustment Date or (iii) forty-five, thirty-five or thirty days prior to the related Adjustment Date, plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the
Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

         The pass-through rate on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust. In addition, because the pass-through rates on the Class A and Class B Certificates will be based on the weighted average of the Net Mortgage Interest Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rate on such
Certificates will affect the pass-through rate for such Certificates for future periods and the yield on such Certificates.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage
Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the

                                                                     S-69

Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

         The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the
Pooling Agreement, including any optional termination of the Issuing Entity by [name of master servicer], as Master Servicer.  See
"The Pooling and Servicing Agreement — Optional Termination" in this prospectus supplement for a description of [the master servicer's] option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Loans is less than [5%] of the initial balance of the Mortgage Pool [plus the aggregate amount on deposit in the prefunding account on the Closing Date]. The Depositor or the Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

         All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, that
Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law unless, after the first Adjustment Date for any
Mortgage Loan, certain conditions to assumption specified in the related mortgage note have been satisfied by the mortgagor. However, that Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Yield Considerations" in the prospectus.
Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of related Certificates.

         As described in this prospectus supplement under "Description of the Certificates — Principal," the Senior Prepayment
Percentage for a Loan Group of all principal prepayments initially will be distributed to the classes of related Class A Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Class A Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

Assumed Final Distribution Date

         The assumed final Distribution Date is ______ __, 20__, which is the Distribution Date immediately following the latest final maturity date for any Mortgage Loan.  No event of default, change in the priorities of distribution among the various classes of Certificates or other provisions of the Pooling Agreement will arise or become applicable solely by reason of the failure to pay the entire Class Balance of any class of Certificates on or before the assumed final Distribution Date.

                                                                     S-70

Assumptions Relating to Tables

         The tables beginning on page S-61 (the "Decrement Tables") have been prepared on the basis of the following assumptions (the
"Modeling Assumptions"):

(a)      each Loan Group [(including any Subsequent Mortgage Loans)] consists of the hypothetical mortgage loans presented in the tables starting on page S-57 having the characteristics shown therein;

(b)      [all of the Subsequent Mortgage Loans are purchased on _______ __, 200_;]

(c)      [Subsequent Mortgage Loans contribute their Net Mortgage Interest Rate during the first three months;]

(d)      [no withdrawals are made from the capitalized interest account;]

(e)      the initial balances and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-1;

(f)      there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

(g)      [for initial Mortgage Loans,] scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on _______ __, 200_[, and for Subsequent Mortgage Loans, scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on _______ __, 200_];

(h)      [for initial Mortgage Loans,] prepayments are received, together with 30 days' interest thereon, on the last day of each month beginning in ________ 200_[, and for Subsequent Mortgage Loans, prepayments are received, together with
         30 days' interest thereon, on the last day of each month beginning in ________ 200_];

(i)      the Mortgage Loans prepay at the indicated percentages of CPR;

(j)      optional termination of the Issuing Entity does not occur;

(k)      no Mortgage Loans are required to be repurchased from the Issuing Entity and no Mortgage Loans are substituted for the
         Mortgage Loans included in the Issuing Entity on the Closing Date;

(l)      the Certificates are issued on the Closing Date;

(m)      cash payments on the Certificates are received on the 20th day of each month beginning in ________ 200_ in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates";

(n)      the Index for the Mortgage Loans is [One-Year LIBOR], which remains constant at ____% per annum;

(o)      for the Mortgage Loans in Loan Group 1, the initial rate caps are either ____% or ____%, and the weighted average initial rate cap for each hypothetical mortgage loan in Loan Group 1 will be as stated in the Assumed Mortgage Loan

                                                                     S-71

         Characteristics Tables set forth below; for the Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4,
         the initial rate cap is ____%; the Periodic Caps are ____% for the Mortgage Loans in all Loan Groups;

(p)      the Mortgage Loans adjust annually on each anniversary of the first Adjustment Date; and

(q)      for each of the hypothetical mortgage loans, the Administrative Fee Rate will be as stated in the Assumed Mortgage Loan
         Characteristics Tables set forth below.

         Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling
Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the tables.

                                                                     S-72

                                                 Assumed Mortgage Loan Characteristics

                                                                                         Remaining    Months To
                 Unpaid                                          Remaining               Interest       First
               Principal      Gross Weighted   Administrative      Term      Loan Age    Only Term    Adjustment                      Initial Rate     Periodic Rate
                Balance       Average Coupon      Fee Rate       (Months)    (Months)    (Months)        Date        Gross Margin          Cap              Cap          Rate Ceiling
             --------------- ----------------- ---------------- ------------ ---------- ------------ ------------- ----------------- ---------------- ---------------- -----------------
Group 1      $    _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Mortgage          _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Loans             _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%

Group 2      $    _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Mortgage          _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Loans             _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%

                                                                     S-73

                                               Assumed Mortgage Loan Characteristics (con't)

                                                                                         Remaining    Months to
                 Unpaid                                          Remaining               Interest       First
               Principal      Gross Weighted   Administrative      Term      Loan Age    Only Term    Adjustment                                       Periodic Rate
                Balance       Average Coupon      Fee Rate       (Months)    (Months)    (Months)        Date        Gross Margin     Initial Rate          Cap          Rate Ceiling
                                                                                                                                           Cap
             --------------- ----------------- ---------------- ------------ ---------- ------------ ------------- ----------------- ---------------- ---------------- -----------------
Group 2      $    _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Mortgage          _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Loans             _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
(con't)

Group 3      $    _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Mortgage          _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Loans             _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%

Group 4      $    _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Mortgage          _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
Loans             _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%
                  _________              ___%             ___%      ___         ___         ___          ___                   ___%             ___%             ___%              ___%

                                                                     S-74

Weighted Average Lives of the Offered Certificates

         The weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group, or all Loan Groups in the case of the Subordinate Certificates, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth below.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the "Constant Prepayment Rate," or CPR, which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0% per annum, a prepayment assumption of 15% CPR assumes constant prepayment rates of 15% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of 25% per annum and so forth, each of the then-outstanding principal balance of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The
Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under "—
Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances outstanding and the weighted average lives of the Offered Certificates set forth in the Decrement Tables. In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Balance of a class of Offered
Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

         Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered
Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

         It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated
Mortgage Loans) could produce slower or faster reductions of the Class Balances than indicated in the Decrement Tables at the various percentages of CPR specified.

                                                                     S-75

         Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial Class Balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

                                                                     S-76

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                    Class 1-A-1 and Class 1-A-2

Distribution Date                  [10%]       [15%]      [20%]       [25%]       [30%]      [40%]       [50%]
------------------------ ------- ----------- ---------- ----------- ----------- ---------- ----------- -----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

                                                                     S-77

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                                  Class 1-A-R

Distribution Date                  [10%]       [15%]      [20%]       [25%]       [30%]      [40%]       [50%]
------------------------ ------- ----------- ---------- ----------- ----------- ---------- ----------- -----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

                                                                     S-78

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                    Class 2-A-1 and Class 2-A-5

Distribution Date                  [10%]       [15%]      [20%]       [25%]       [30%]      [40%]       [50%]
------------------------ ------- ----------- ---------- ----------- ----------- ---------- ----------- -----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

                                                                     S-79

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                                    Class 2-A-2

Distribution Date                  [10%]       [15%]      [20%]       [25%]       [30%]      [40%]       [50%]
------------------------ ------- ----------- ---------- ----------- ----------- ---------- ----------- -----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

                                                                     S-80

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                               Class 2-A-3

Distribution Date                  [10%]       [15%]      [20%]       [25%]       [30%]      [40%]       [50%]
----------------------- ------- ----------- ---------- ----------- ----------- ---------- ----------- -----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

                                                                     S-81

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                             Class 2-A-4

Distribution Date                  [10%]       [15%]      [20%]       [25%]       [30%]      [40%]       [50%]
------------------------ ------- ----------- ---------- ----------- ----------- ---------- ----------- -----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

                                                                     S-82

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                     Class 3-A-1 and Class 3-A-2

Distribution Date                    [10%]       [15%]       [20%]       [25%]      [30%]       [40%]       [50%]
----------------------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

                                                                     S-83

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                    Class 4-A-1 and Class 4-A-2

Distribution Date                    [10%]       [15%]       [20%]       [25%]      [30%]       [40%]       [50%]
----------------------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

                                                                     S-84

                                        Percentage of Initial Class Balance Outstanding at the
                                            Respective Percentages of CPR Set Forth Below:

                                                Class B-1, Class B-2 and Class B-3

Distribution Date                    [10%]       [15%]       [20%]       [25%]      [30%]       [40%]       [50%]
----------------------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------

Initial Percentage
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
_______ __, 20__
Weighted Average
Life (in years) (1)

(1)  The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related
     Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance of that class.

*    Less than 0.5%, but greater than zero.

                                                                     S-85

Yield on the Class 1-A-R Certificates

         The after-tax rate of return to the holder of a Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold a Class 1-A-R Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to
it. Accordingly, the after-tax rate of return on a Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

          If you own a Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of such Class 1-A-R Certificate on your after-tax rate of return. See "Federal
Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

         The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of the Certificates — Allocation of
Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the
Subordinate Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Balance of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of
Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Class A Certificates, Net Interest Shortfalls and other cash shortfalls in the Pool Distribution Amounts. See "Description of the Certificates — Allocation of Losses" in this prospectus supplement.

         If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original
Fractional Interest, all Unscheduled Principal Payments available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of
Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

                                                                     S-86

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

         Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, or SDA, represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of ___% SDA assumes constant default rates of ___%
per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional ___% per annum in each month thereafter until the __th month. Beginning in the __th month and in each month thereafter through the __th month of the life of the mortgage loans, ___% SDA assumes a constant default rate of ___%  per annum each month.
Beginning in the __st month and in each month thereafter through the __th month of the life of the mortgage loans, ___% SDA assumes that the constant default rate declines each month by ___% per annum, and that the constant default rate remains at ___% per annum in each month after the ___th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

         In addition, it was assumed that (i) Realized Losses on liquidations of __% or __% of the outstanding principal balance of the Liquidated Mortgage Loans in Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, as indicated in the tables below
(referred to in this prospectus supplement as a loss severity percentage), will occur at the time of liquidation and (ii) the Class
B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to ____% and ____%, in each case, of their initial Class Balance plus accrued interest from _____ __, 200_ to (but not including) the Closing Date.

         It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the loss severity percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

         The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above plus, in each case, accrued interest from _____ __, 200_ to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount

                                                                     S-87

rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates.
Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 or Class B-3 Certificates when reinvestment rates are considered.

                                           Sensitivity of Pre-Tax Yields to Maturity of the
                                       Class B-2 Certificates to Prepayments and Realized Losses

                                                             Percentage of CPR
                           Loss
         Percentage      Severity
           of SDA       Percentage
                                       10%        15%       20%      25%      30%     40%      50%

             0%              0%        ___%       ___%      ___%     ___%     ___%    ___%     ___%
             50%             25%       ___%       ___%      ___%     ___%     ___%    ___%     ___%
             50%             50%       ___%       ___%      ___%     ___%     ___%    ___%     ___%
             75%             25%       ___%       ___%      ___%     ___%     ___%    ___%     ___%
             75%             50%       ___%       ___%      ___%     ___%     ___%    ___%     ___%
            100%             25%       ___%       ___%      ___%     ___%     ___%    ___%     ___%
            100%             50%       ___%       ___%      ___%     ___%     ___%    ___%     ___%
            150%             25%       ___%       ___%      ___%     ___%     ___%    ___%     ___%
            150%             50%       ___%       ___%      ___%     ___%     ___%    ___%     ___%

                                           Sensitivity of Pre-Tax Yields to Maturity of the
                                       Class B-3 Certificates to Prepayments and Realized Losses

                                                             Percentage of CPR
                           Loss
         Percentage      Severity
           of SDA       Percentage
                                     10%        15%        20%        25%      30%      40%     50%

            0%              0%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
            50%            25%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
            50%            50%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
            75%            25%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
            75%            50%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
           100%            25%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
           100%            50%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
           150%            25%       ___%       ___%       ___%       ___%     ___%    ___%    ___%
           150%            50%       ___%       ___%       ___%       ___%     ___%    ___%    ___%

                                                                     S-88

         The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

                                                         Aggregate Realized Losses

                                                             Percentage of CPR
                           Loss
         Percentage      Severity
           of SDA       Percentage
                                       10%     15%     20%      25%     30%     40%      50%

               50%            25%      ___%    ___%    ___%     ___%    ___%    ___%     ___%
               50%            50%      ___%    ___%    ___%     ___%    ___%    ___%     ___%
               75%            25%      ___%    ___%    ___%     ___%    ___%    ___%     ___%
               75%            50%      ___%    ___%    ___%     ___%    ___%    ___%     ___%
              100%            25%      ___%    ___%    ___%     ___%    ___%    ___%     ___%
              100%            50%      ___%    ___%    ___%     ___%    ___%    ___%     ___%
              150%            25%      ___%    ___%    ___%     ___%    ___%    ___%     ___%
              150%            50%      ___%    ___%    ___%     ___%    ___%    ___%     ___%

         You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized
Losses under a variety of scenarios.  If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

                                                            USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates against a portion of the purchase price of the Mortgage Loans. See "Method of Distribution" in this prospectus supplement.

                                                    FEDERAL INCOME TAX CONSEQUENCES

         Elections will be made to treat the Issuing Entity as two separate "real estate mortgage investment conduits" (each, a
"REMIC") for federal income tax purposes under the Code.

o        The Certificates (other than the Class 1-A-R Certificates) will be designated as "regular interests" in a REMIC. All the
         Certificates (other than the Class 1-A-R Certificates) are "Regular Certificates" for purposes of the following discussion.

o        The Class 1-A-R Certificates will represent ownership of the sole class of "residual interests" in each REMIC.

         See "Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

         In the opinion of Orrick, Herrington & Sutcliffe LLP, the following discussion, together with the discussion under "Federal
Income Tax Consequences" in the prospectus, describes the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                                                     S-89

Regular Certificates

         The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes.
Income on the Regular Certificates must be reported under an accrual method of accounting.

         Some classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences — REMICs — Taxation of Owners of
Regular Securities — Original Issue Discount" in the prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of
Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See
"Federal Income Tax Consequences — REMICs — Taxation of Owners Regular Securities — Amortizable Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to __% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

         The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

o        the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

o        the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

o        interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

         See "Federal Income Tax Consequences — REMICs — Classification of REMICs" in the prospectus.

Residual Certificates

         If you hold a Class 1-A-R Certificate, you must include the taxable income or loss of the related REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the related REMIC.

         You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificates discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class 1-A-R
Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income

                                                                     S-90

Tax Consequences — REMICs — Taxation of Owners of Residual Securities — Tax Related Restrictions on Transfer of Residual Securities —
Noneconomic Residual Interests," "— Foreign Investors" and "— Mark to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences — REMICs — Taxes That May Be Imposed on the REMIC
Pool — Prohibited Transactions" in the prospectus.

Backup Withholding and Reporting Requirements

         Solely with respect to Definitive Certificates, certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Certificate Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code)
properly, or, under certain circumstances, fail to provide the Certificate Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences — REMICs —Taxation
of Certain Foreign Investors — Backup Withholding" in the prospectus.

         Solely, with respect to Definitive Certificates, the Certificate Administrator will be required to report annually to the
Internal Revenue Service, and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the Offered
Certificates is Cede, as nominee for DTC, beneficial owners of the Offered Certificates and the Internal Revenue Service will receive tax, such and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the
Certificate Administrator.  The Certificate Administrator, however, will respond to requests for necessary information to enable
Participants and certain other persons to complete such reports.  See "Federal Income Tax Consequences — REMICs — Taxation of Certain
Foreign Investors — Reporting Requirements" in the prospectus.

Penalty Protection

         If penalties were asserted against purchasers of the Offered Certificates in respect of their treatment of the Offered
Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

         All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                                              STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered
Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

                                                         ERISA CONSIDERATIONS

         A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law which is similar to Section 406 of
ERISA or Section 4975 of the Code ("Similar Law") (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under
ERISA, Section 4975 of the Code or Similar Law. See "ERISA Considerations" in the prospectus.

         On April 3, 1996, the U.S. Department of Labor (the "DOL") extended to Wachovia Capital Markets, LLC (formerly First Union
Securities, Inc.), an indirect, wholly-owned subsidiary of Wachovia Corporation, an administrative exemption (most recently amended

                                                                     S-91

and restated by Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA
Considerations" in the prospectus.

         The underwriter believes that the purchase or holding of the Offered Certificates (other than the Class 1-A-R Certificates)
by or on behalf of, or with "plan assets" of, Plans subject to Title I of ERISA or Section 4975 of the Code may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations — Prohibited Transaction Exemptions" in the prospectus if such
Offered Certificates are rated at least "BBB-" (or its equivalent) by S&P, Moody's, or Fitch at the time of purchase and all conditions of the Exemption, other than those within the control of the investors, are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

         The Class 1-A-R Certificates may not be purchased or held by Plans.

         Each beneficial owner of an Offered Certificate (or any interest therein) (other than Class 1-A-R Certificates) shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate (or interest therein), that either
(i) it is not acquiring such Offered Certificate with "plan assets" of a Plan, (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that (1) it understands that there are certain conditions to the availability of the Exemption, including that such Offered Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P,
Moody's or Fitch and (2) it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act, or
(iii) (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such Offered Certificate
(or interest therein) is an "insurance company general account" (as defined in DOL Prohibited Transaction Class
Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         If any Offered Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Offered
Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Offered Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, any subservicer, the Master
Servicer, the Certificate Administrator, the underwriter and the Issuing Entity from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                                                     S-92

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar
Law, the applicability of PTCE 83-1, described under "ERISA Considerations" in the prospectus, and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan documents and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of any of the Offered Certificates to a Plan investor is no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

                                                        METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement among the Depositor and [Wachovia Capital
Markets, LLC], as underwriter, the Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase the
Offered Certificates[, except that a [0.01%] Percentage Interest in the Class 1-A-R Certificates is expected to be held by the
[Seller]]. Proceeds to the Depositor from the sale of the Offered Certificates to the Underwriter are expected to be approximately
____% (excluding accrued interest) of the initial principal amount of such classes, before deducting expenses estimated to be approximately [$______] payable by the Depositor.

         Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered
Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates or any other Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

         The underwriter is an affiliate of the Depositor and the Seller and the Sponsor and is a registered broker/dealer. Any obligations of the underwriter are the sole responsibility of the underwriter and do not create any obligation or guarantee on the part of any affiliate of the underwriter.

         [The Issuing Entity, Depositor, Sponsor and underwriter will be underwriters for the offering of the underlying securities.]

                                                             LEGAL MATTERS

         The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the
Depositor and Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                                                     S-93

                                                          CERTIFICATE RATINGS

         At their issuance, each class of Offered Certificates is required to receive from S&P and Fitch at least the rating set forth in the table on page S-[1] of this prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement. S&P's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. S&P's and Fitch's ratings on the Offered
Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

         The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than S&P and Fitch.
However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered
Certificates may be lower than the ratings assigned by S&P and Fitch.  The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding.  However, the
Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

         The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.
A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                                           GLOSSARY OF TERMS

         Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement.  Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.  The Pooling Agreement and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Adjusted Pool Balance" means, with respect to any Distribution Date and Loan Group, the Pool Principal Balance of the
Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as monthly payments, periodic advances, principal prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to certificateholders on such
Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage
Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

         "Adjustment Date" means, for any Mortgage Loan, the end of the initial fixed-rate period and annually thereafter.

         "Administrative Fee Rate" means, with respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Master
Servicing Fee Rate.

         "Administrative Fees" mean, with respect to a Loan Group, the sum of (a) the Servicing Fee payable to the applicable
Servicer and (b) the Master Servicing Fee paid to the Master Servicer.

                                                                     S-94

         "Advance" means, for each Distribution Date with respect to each Servicer, an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans in the Loan
Groups it services and which were delinquent on the related Determination Date, to the extent such Servicer determines that such amounts will be recoverable from future collections with respect to such Mortgage Loans.

         "Aggregate Subordinate Percentage" means the percentage equivalent of a fraction, the numerator of which is the aggregate
Class Balance of the Subordinate Certificates, and the denominator of which is the aggregate Pool Principal Balance for all Loan
Groups.

         "Book-Entry Certificate" means a Certificate issued in book-entry form.

         "Certificate Account" means the account established and maintained with the Certificate Administrator on behalf of certificateholders, as described in "The Pooling and Servicing Agreement — Payments on Mortgage Loans; Accounts" in this prospectus supplement.

         "Certificate Administrator" means [name of certificate administrator].

         "Certificate Owner" means a person that has acquired a beneficial ownership interest in a Book-Entry Certificate.

         "Certificates" means the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class
2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates.

         "Class Balance" of a class of Certificates at any time means its initial Class Balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under "Description of the Certificates — Allocation of Losses" in this prospectus supplement, plus any Subsequent Recoveries added to the Class Balance of such class of Certificates, as described under "Description of the Certificates—Allocation of Losses" in this prospectus supplement.

         "Closing Date" means _____ __, 200_.

         "Compensating Interest" means, with respect to a Servicer for any month, an amount equal to the lesser of (i) one-twelfth of
___% of the balance of the Mortgage Loans in the Loan Groups it services and (ii) the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

         "Corporate Trust Office" means the office of the Certificate Administrator which for purposes of transfers and exchanges and for presentment and surrender of the Certificates for final payment is Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479, Attention: Client Manager — Wachovia Mortgage Loan Trust, Series 200_-_, and whose address for all other purposes is 9062 Old
Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager — Wachovia Mortgage Loan Trust, Series 200_-_, and whose telephone number is (410) 884-2000.

                                                                     S-95

         "Cut-off Date" means[, for each initial Mortgage Loan,] _____ __, 200_[, and for each Subsequent Mortgage Loan, the first day of the month in which such Subsequent Mortgage Loan is conveyed to the Issuing Entity].

         "Decrement Tables" has the meaning described in "Prepayment and Yield Considerations — Assumptions Relating to Tables" in
this prospectus supplement.

         "Definitive Certificates" means Certificates issued in definitive, fully-registered form.

         "Deleted Mortgage Loan" means a Mortgage repurchased by the Depositor or the Seller, as applicable, or subject to a substitution with an Eligible Substitute Mortgage Loan, as described in "The Pooling and Servicing Agreement — Repurchases of
Mortgage Loans" in this prospectus supplement.

         "Determination Date" means, with respect to any Distribution Date, the sixteenth day of the month in which such Distribution
Date occurs or, if such day is not a business day, the immediately preceding business day.

         "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         "DTC" means The Depository Trust Company.

         "Eligible Substitute Mortgage Loan" means, with respect to a Deleted Mortgage Loan, a Mortgage Loan that generally will:

o        have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than __% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

o        have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

o        have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

o        have a Gross Margin equal to that of the Deleted Mortgage Loan;

o        have a Periodic Cap and Rate Ceiling equal to that of the Deleted Mortgage Loan;

o        have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan;

o        have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;
         and

o        comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

                                                                     S-96

         "Excess Liquidation Proceeds" means, to the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related mortgage interest rate through the last day of the month in which the related liquidation date occurs, plus (ii) related liquidation expenses.

         "Excess Subordinate Principal Amount" has the meaning described in "Description of the Certificates—Allocation of Losses" in
this prospectus supplement.

         "Exemption" has the meaning described in "ERISA Considerations" in this prospectus supplement.

         "Financial Intermediary" means the brokerage firm, bank, thrift institution or other securities intermediary that maintains a beneficial owner's account for the purpose of recording such beneficial owner's ownership of a Book-Entry Certificate.

         "Fractional Interest" has the meaning described in "Description of the Certificates — Principal — Subordinate Principal
Distribution Amount" in this prospectus supplement.

         "Gross Margin" means the percentage specified in the applicable mortgage note.

         "Group 1 Mortgage Loans" means the Mortgage Loans in Loan Group 1.

         "Group 2 Mortgage Loans" means the Mortgage Loans in Loan Group 2.

         "Group 3 Mortgage Loans" means the Mortgage Loans in Loan Group 3.

         "Group 4 Mortgage Loans" means the Mortgage Loans in Loan Group 4.

         "Group Subordinate Amount" means, for any Distribution Date and any Loan Group, the excess of the Pool Principal Balance for such Loan Group over the aggregate Class Balance of the Class A Certificates of the related Group immediately prior to such date.

         "Index" means [One-Year LIBOR].

         "Indirect Participant" means an organization that holds an ownership interest in a Certificate through a Participant.

         "Interest Accrual Period" means, with respect to any Distribution Date, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

         "Interest Distribution Amount" has the meaning described in "Description of the Certificates — Interest" in this prospectus supplement.

         "Issuing Entity" means the Wachovia Asset Funding Trust, LLC Series 200_-_ Trust.

         "Liquidated Mortgage Loan" means any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" means amounts received and retained in connection with the liquidation of Mortgage Loans.

                                                                     S-97

         "Loan Group" means each loan group in the mortgage pool, consisting of Loan Group 1, Loan Group 2, Loan Group 3 and Loan
Group 4.

         "Loan-to-Value Ratio" of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related
Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the
Mortgaged Property.

         "Master Servicing Fee" means, with respect to each Loan Group, a fee in an amount equal to the product of the Master
Servicing Fee Rate and the aggregate principal balance of the Mortgage Loans in such Loan Group.

         "Master Servicing Fee Rate" means ____% per annum.

         "MERS" means Mortgage Electronic Registration Systems, Inc.

         "Modeling Assumptions" has the meaning described in "Prepayment and Yield Considerations — Assumptions Relating to Tables"
in this prospectus supplement.

         "Mortgage File" means, with respect to a Mortgage Loan:

o        the original promissory note evidencing the Mortgage Loan endorsed without recourse in blank or to the order of the Trustee
         (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original promissory note evidencing the Mortgage Loan has been lost;

o        the original or a certified copy of the mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the
         Depositor);

o        an assignment in recordable form of the mortgage (or a copy, if such assignment has been submitted for recording); and

o        if applicable, any riders or modifications to such promissory note and mortgage.

         "Mortgage Loan" means each mortgage loan sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase
Agreement.

         "Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement, dated as of _______ __, 200_, among the
Seller and the Depositor, pursuant to which the Seller sells the Mortgage Loans to the Depositor.

         "Mortgage Pool" means the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4
Mortgage Loans.

         "Net Interest Shortfall" means, with respect to any Distribution Date, the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls.

                                                                     S-98

         "Net Mortgage Interest Rate" of a Mortgage Loan means the excess of its mortgage interest rate over the applicable
Administrative Fee Rate.

         "Non-Supported Interest Shortfall" means, with respect to any Distribution Date, the amount by which the aggregate of
Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the Compensating Interest for such period.

         "Offered Certificates" means the Class 1-A-1, Class 1-A-2, Class 1-A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4,
Class 2-A-5, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class B-1, Class B-2 and Class B-3 Certificates.

         ["One-Year LIBOR" means the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-
denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date.]

         "Original Subordinate Principal Balance" has the meaning described in "Description of the Certificates — Principal —
Prepayment Percentages" in this prospectus supplement.

         ["Originators" means each of [name of originators], in such capacity.]

         "Participant" means a participant in DTC, Clearstream or Euroclear, as applicable.

         "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a
Pass-Through Entity.

         "Percentage Interest" of a Certificate of a class means the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial Class Balance of such class.

         "Periodic Cap" means the cap on increases in the mortgage interest rate for a Mortgage Loan specified in the related promissory note evidencing the Mortgage Loan.

         ["Permitted Investments" means United States government securities and other investment grade obligations.]

         "Plan" has the meaning described in "ERISA Considerations" in this prospectus supplement.

         "Pool Distribution Amount" has the meaning described in "Description of the Certificates — Pool Distribution Amount" in this prospectus supplement.

         "Pool Distribution Amount Allocation" has the meaning described in "Description of the Certificates — Priority of
Distributions" in this prospectus supplement.

         "Pool Principal Balance" means, for a Loan Group for any Distribution Date, an amount equal to the aggregate Stated
Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such
Distribution Date [plus the aggregate amount on deposit in the prefunding account on such Distribution Date].

                                                                     S-99

         "Pooling Agreement" means the Pooling and Servicing Agreement, dated as of _______ __, 200_, among the Depositor, the Master
Servicer, the Certificate Administrator, the Servicers and the Trustee, pursuant to which the Certificates are issued.

         "Prepayment Interest Shortfall" means, as to any Distribution Date and each Mortgage Loan subject to a principal prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related
Net Mortgage Interest Rate on such principal prepayment exceeds the amount of interest paid in connection with such principal prepayment.

         "Principal Amount" has the meaning described in "Description of the Certificates — Principal" in this prospectus supplement.

         "Purchase Price" means, with respect to a Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan, (ii) accrued and unpaid interest on its principal balance at the related mortgage interest rate and
(iii) any costs and damages incurred by the Issuing Entity in connection with any breach of a representation by the Seller that a
Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws.

         "Rate Ceiling" means the maximum mortgage interest rate for a Mortgage Loan.

         "Rating Agency" means each of S&P and Fitch.

         "Realized Loss" has the meaning described in "Description of the Certificates — Allocation of Losses" in this prospectus supplement.

         "Relief Act Reduction" means a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the
Servicemembers Civil Relief Act or similar state legislation. See "Certain Legal Aspects of the Mortgage Loans — Servicemembers Civil
Relief Act and Similar Laws" in the prospectus.

         "Scheduled Principal Payments" means the amounts described in clauses (a) through (d) of the definition of Principal Amount in "Description of the Certificates — Principal" in this prospectus supplement.

         "Seller" means AmNet Mortgage Network, Inc.

         "Senior Credit Support Depletion Date" means the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

         "Senior Percentage" means, for a Loan Group for any Distribution Date, an amount equal to (i) the aggregate Class Balance of the Class A Certificates of such Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the related Loan
Group for such date.  As of the Cut-off Date, the Senior Percentage is expected to be approximately ____% for each of Loan Group 1,
Loan Group 2, Loan Group 3 and Loan Group 4.

         "Senior Prepayment Percentage" has the meaning described in "Description of the Certificates — Principal — Prepayment
Percentages" in this prospectus supplement.

         "Senior Principal Distribution Amount" means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

                                                                     S-100

         (a)      the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

         (b)      the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for that Distribution
                  Date.

         "Servicer" means [name of servicers].

         "Servicer Custodial Account" means the separate trust account established by a Servicer for the benefit of certificateholders, as described in "The Pooling and Servicing Agreement — Payments on Mortgage Loans; Accounts" in this prospectus supplement.

         "Servicing Fee" means, with respect to a Servicer, servicing compensation payable to such Servicer in respect of its servicing activities.

         "Servicing Fee Rate" means, with respect to the Mortgage Loans serviced by [name of servicer], ___% per annum, and with respect to the Mortgage Loans serviced by [name of servicer], ____% per annum.

         "Similar Law" has the meaning described in "ERISA Considerations" in this prospectus supplement.

         "Sponsor" means Wachovia Bank, National Association.

         "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation, plus any amounts capitalized by the related Servicer pursuant to a modification of such Mortgage Loan.

         "Subordinate Percentage" means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the Senior
Percentage for such Loan Group for such date.  As of the Cut-off Date, the Subordinate Percentage is expected to be approximately
____% for each of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4.

         "Subordinate Prepayment Percentage" means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the
Senior Prepayment Percentage for such Loan Group for such date.

         "Subordinate Principal Distribution Amount" means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

         (a)      the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

         (b)      the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such
                  Distribution Date.

         ["Subsequent Mortgage Loans" has the meaning specified in "The Mortgage Pool—Prefunding and Conveyance of Subsequent
Mortgage Loans" in this prospectus supplement.]

                                                                     S-101

         "Subsequent Recovery" has the meaning described in "Description of the Certificates—Allocation of Losses" in this prospectus supplement.

         "Substitution Adjustment Amount" means, with respect to an Eligible Substitute Mortgage Loan, the amount of any shortfall, if any, between the principal balance of such Eligible Substitute Mortgage Loan, after deduction of all Monthly Payments due in the month of substitution, and the Stated Principal Balance of the related Deleted Mortgage Loan.

         "Total Senior Percentage" means the percentage equivalent of a fraction, the numerator of which is the sum of the Class
Balances of the Class A Certificates of all Groups, and the denominator of which is the aggregate Pool Principal Balance for all Loan
Groups.

         "Trustee" means [name of trustee].

         "Undercollateralized Amount" has the meaning described in "Description of the Certificates — Cross-Collateralization" in
this prospectus supplement.

         "Undercollateralized Group" has the meaning described in "Description of the Certificates — Cross-Collateralization" in this prospectus supplement.

         "Unscheduled Principal Payments" means the amounts described in clauses (e), (f) and (g) of the definition of Principal
Amount in "Description of the Certificates — Principal" in this prospectus supplement.

                                                                     S-102

                                                                ANNEX I

                                                          MORTGAGE POOL DATA

         This Annex I is a part of the prospectus with respect to the Wachovia Asset Funding Trust, LLC Mortgage Pass-Through
Certificates, Series 200_-_.

------------------------------------------------------------------------------------------------------------------------------------
                                          Collateral Summary of the Aggregate Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                   Group 1            Group 2            Group 3           Group 4          Total
   Product Type                                     [__] ARMs          [__] ARMs          [__] ARMs         [__] ARMs
   Servicer and Originator - [Servicer]             [__]%              [__]%              [__]%             [__]%           [__]%
   Servicer and Originator - [Servicer]             [__]%              [__]%              [__]%             [__]%           [__]%
   Number of Mortgage Loans                         [__]               [__]               [__]              [__]            [__]
   Total Principal Balance                         $[__]              $[__]              $[__]             $[__]           $[__]
   Average Principal Balance                       $[__]              $[__]              $[__]             $[__]           $[__]
   WA Months to First Adjustment                    [__]               [__]               [__]              [__]            [__]
   WA Age (months)                                  [__]               [__]               [__]              [__]            [__]
   WA Original Term (months)                        [__]               [__]               [__]              [__]            [__]
   WA Remaining Term (months)                       [__]               [__]               [__]              [__]            [__]
   WA Gross Coupon                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Administrative Fee Rate                       [__]%              [__]%              [__]%             [__]%           [__]%
   WA Net WAC Rate                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Initial CAP                                   [__]%              [__]%              [__]%             [__]%           [__]%
   WA Periodic CAP                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Lifetime Cap                                  [__]%              [__]%              [__]%             [__]%           [__]%
   Minimum Coupon                                   [__]%              [__]%              [__]%             [__]%           [__]%
   Maximum Coupon                                   [__]%              [__]%              [__]%             [__]%           [__]%
   WA Maximum Lifetime Interest Rate                [__]%              [__]%              [__]%             [__]%           [__]%
   WA Gross Margin                                  [__]%              [__]%              [__]%             [__]%           [__]%
   WA Net Margin                                    [__]%              [__]%              [__]%             [__]%           [__]%
   1-Year Libor Index Percentage                    [__]%              [__]%              [__]%             [__]%           [__]%
   WA Original FICO                                 [__]               [__]               [__]              [__]            [__]
   WA Original LTV Ratio                            [__]%              [__]%              [__]%             [__]%           [__]%
   WA Current LTV Ratio                             [__]%              [__]%              [__]%             [__]%           [__]%
   Interest Only Percentage                         [__]%              [__]%              [__]%             [__]%           [__]%
   California Concentration Percentage              [__]%              [__]%              [__]%             [__]%           [__]%
   Maximum Zip Code Percentage                      [__]%              [__]%              [__]%             [__]%           [__]%

                                                          I-1

---------------------------------------------------------------------------------------------------------------------------
                                    Collateral Summary of the Aggregate Mortgage Loans
---------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                      [__]
Total Principal Balance                                      $[__]
Product Type                                           [__],[__],[__], [__] ARMs
Servicer and Originator - [Servicer]                          [__]%
Servicer and Originator - [Servicer]                          [__]%
Interest Only Percentage                                      [__]%
California Concentration Percentage                           [__]%
Maximum Zip Code Percentage                                   [__]%

                                                        Weighted Average              Minimum               Maximum
Current Principal Balance                                    $[__] (1)                $[__]                  $[__]
Months to First Adjustment                                    [__]                     [__]                   [__]
Age (months)                                                  [__]                     [__]                   [__]
Original Term (months)                                        [__]                     [__]                   [__]
Remaining Term (months)                                       [__]                     [__]                   [__]
Gross Coupon                                                  [__]%                    [__]%                  [__]%
Administrative Fee Rate                                       [__]%                    [__]%                  [__]%
Net WAC Rate                                                  [__]%                    [__]%                  [__]%
Initial Cap                                                   [__]%                    [__]%                  [__]%
Periodic Cap                                                  [__]%                    [__]%                  [__]%
Lifetime Cap                                                  [__]%                    [__]%                  [__]%
Maximum Lifetime Interest Rate                                [__]%                    [__]%                  [__]%
Gross Margin                                                  [__]%                    [__]%                  [__]%
Net Margin                                                    [__]%                    [__]%                  [__]%
Original FICO                                                 [__]                     [__]                   [__]
Original LTV Ratio                                            [__]%                    [__]%                  [__]%
Current LTV Ratio                                             [__]%                    [__]%                  [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-2

                                             Product Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Product Type                           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  [__] ARMs                            [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]        [__]%
  [__] ARMs                            [__]          [__]           [__]          [__]         [__]       [__]       [__]        [__]
  [__] ARMs                            [__]          [__]           [__]          [__]         [__]       [__]       [__]        [__]
  [__] ARMs                            [__]          [__]           [__]          [__]         [__]       [__]       [__]        [__]
Total:                                 [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]        [__]%

                                              Index Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Index Type                             Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  1 Year LIBOR                         [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                       Interest Only Percentage of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Interest Only                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  No                                   [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Yes                                  [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-3

                                      Current Principal Balances of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Current Principal Balances ($)         Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  50,000.01 to 100,000.00              [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]        [__]%
  100,000.01 to 150,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  150,000.01 to 200,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  200,000.01 to 250,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  250,000.01 to 300,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  300,000.01 to 350,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  350,000.01 to 400,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  400,000.01 to 450,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  450,000.01 to 500,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  500,000.01 to 550,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  550,000.01 to 600,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  600,000.01 to 650,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  650,000.01 to 700,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  700,000.01 to 750,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  750,000.01 to 800,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  800,000.01 to 850,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  850,000.01 to 900,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  900,000.01 to 950,000.00             [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  950,000.01 to 1,000,000.00           [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,000,000.01 to 1,050,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,100,000.01 to 1,150,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,150,000.01 to 1,200,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,200,000.01 to 1,250,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,250,000.01 to 1,300,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,350,000.01 to 1,400,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,450,000.01 to 1,500,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,550,000.01 to 1,600,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
  1,750,000.01 to 1,800,000.00         [__]           [__]          [__]           [__]        [__]       [__]       [__]        [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]        [__]%

                                       Current Gross Loan Rates of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Current Gross Loan Rates (%)           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  4.251 to 4.500                       [__]          $[__]           [__]%       $[__]         [__]%      [__]       [__]       [__]%
  4.501 to 4.750                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  4.751 to 5.000                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.001 to 5.250                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.251 to 5.500                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.501 to 5.750                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  5.751 to 6.000                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  6.001 to 6.250                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  6.251 to 6.500                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
  6.751 to 7.000                       [__]           [__]           [__]         [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]           [__]%       $[__]         [__]%      [__]       [__]       [__]%

                                                          I-4

                                             Gross Margins of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Gross Margins (%)                      Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  2.001 to 2.250                       [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  2.501 to 2.750                       [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                        Initial Loan Rate Caps of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Initial Loan Rate Caps (%)             Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  2.000                                [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  3.000                                [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  5.000                                [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                        Periodic Loan Rate Caps of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Periodic Loan Rate Caps (%)            Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  2.000                                [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                               Life Caps of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Life Caps (%)                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  5.000                                [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  6.000                                [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                                          I-5

                                             Maximum Rates of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Maximum Rates (%)                      Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  9.251 to 9.500                       [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  9.501 to 9.750                       [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  9.751 to 10.000                      [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.001 to 10.250                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.251 to 10.500                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.501 to 10.750                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  10.751 to 11.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.001 to 11.250                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.251 to 11.500                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.501 to 11.750                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  11.751 to 12.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  12.001 to 12.250                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  12.251 to 12.500                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                         First Adjustment Date of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
First Adjustment Dates                 Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  [__]  [__]                           [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__]  [__]                           [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  [__] [__]                            [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                                          I-6

                                     Original Loan-to-Value Ratios of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Original Loan-to-Value Ratios (%)      Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  10.001 to 20.000                     [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  20.001 to 30.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  30.001 to 40.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  40.001 to 50.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  50.001 to 60.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  60.001 to 70.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  70.001 to 80.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  80.001 to 90.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  90.001 to 95.000                     [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                     Current Loan-to-Value Ratios of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Current Loan-to-Value Ratios (%)       Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  10.001 to 20.000                     [__]          $[__]           [__]%        [__]          [__]%      [__]       [__]       [__]%
  20.001 to 30.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  30.001 to 40.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  40.001 to 50.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  50.001 to 60.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  60.001 to 70.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  70.001 to 80.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  80.001 to 90.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
  90.001 to 95.000                     [__]           [__]           [__]         [__]          [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]           [__]%       $[__]          [__]%      [__]       [__]       [__]%

                                       Remaining Term of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Remaining Term (months)                Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  271 to 280                           [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  341 to 350                           [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  351 to 360                           [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-7

                               FICO Scores of the Aggregate Mortgage Loans as of the Date of Origination

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Original FICO Scores                   Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Unknown(1)                           [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]       [__]%
  490 to 499                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  610 to 619                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  620 to 629                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  630 to 639                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  640 to 649                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  650 to 659                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  660 to 669                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  670 to 679                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  680 to 689                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  690 to 699                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  700 to 709                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  710 to 719                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  720 to 729                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  730 to 739                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  740 to 749                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  750 to 759                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  760 to 769                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  770 to 779                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  780 to 789                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  790 to 799                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  800 to 809                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  810 to 819                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
  820 to 829                           [__]          [__]           [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%        $[__]         [__]%      [__]       [__]       [__]%

(1) FICO score was not available.

                                          Documentation Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Documentation Type                     Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Full                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Stated Income/Assets Verified        [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                             Loan Purpose of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Loan Purpose                           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Purchase                             [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Cash Out (Refinance)                 [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  Rate/Term Refinance                  [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-8

                                            Occupancy Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Occupancy Type                         Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Primary                              [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Second Home                          [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Investment                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                             Property Type of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Property Type                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Single Family                        [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%
  PUD                                  [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  Condominium                          [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  2-4 Family                           [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
  Cooperative                          [__]          [__]           [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                             Lien Position of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Lien Position                          Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  First                                [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                  Age of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Age (months)                           Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  1 to 6                               [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%
  7 to 12                              [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
  13 to 18                             [__]           [__]          [__]          [__]         [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]         [__]%      [__]       [__]       [__]%

                                                          I-9

                                        Geographic Distribution of the Aggregate Mortgage Loans

                                                                  Percentage
                                                                      of                     Weighted
                                                                   Loans by                   Average   Weighted   Weighted   Weighted
                                     Number of     Aggregate      Aggregate      Average       Gross     Average    Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining  Original   Original
Geographic Distribution                Loans        Balance        Balance       Balance       Rate       Term       FICO        LTV
  Alabama                              [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%
  Arizona                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Arkansas                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  California                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Colorado                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Connecticut                          [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Delaware                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  District of Columbia                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Florida                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Georgia                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Hawaii                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Idaho                                [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Illinois                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Indiana                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Iowa                                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Kansas                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Kentucky                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Maryland                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Massachusetts                        [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Michigan                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Minnesota                            [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Missouri                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Montana                              [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Nevada                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  New Jersey                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  New Mexico                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  North Carolina                       [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Ohio                                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Oregon                               [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Pennsylvania                         [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Rhode Island                         [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  South Carolina                       [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  South Dakota                         [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Tennessee                            [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Texas                                [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Utah                                 [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Virginia                             [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Washington                           [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  West Virginia                        [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
  Wisconsin                            [__]           [__]          [__]           [__]        [__]       [__]       [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]        [__]%      [__]       [__]       [__]%

                                                          I-10

------------------------------------------------------------------------------------------------------------------------
                                     Collateral Summary of Group 1 Mortgage Loans
------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                 [__]
Total Principal Balance                                 $[__]
Product Type                                             [__] ARMs
Servicer and Originator - [Servicer]                     [__]%
Servicer and Originator - [Servicer]                     [__]%
Interest Only Percentage                                 [__]%
California Concentration Percentage                      [__]%
Maximum Zip Code Percentage                              [__]%

                                                    Weighted Average             Minimum                  Maximum
Current Principal Balance                               $[__] (1)                $[__]                    $[__]
Months to First Adjustment (months)                      [__]                     [__]                     [__]
Age (months)                                             [__]                     [__]                     [__]
Original Term (months)                                   [__]                     [__]                     [__]
Remaining Term (months)                                  [__]                     [__]                     [__]
Gross Coupon                                             [__]%                    [__]%                    [__]%
Administrative Fee Rate                                  [__]%                    [__]%                    [__]%
Net WAC Rate                                             [__]%                    [__]%                    [__]%
Initial Cap                                              [__]%                    [__]%                    [__]%
Periodic Cap                                             [__]%                    [__]%                    [__]%
Lifetime Cap                                             [__]%                    [__]%                    [__]%
Maximum Lifetime Interest Rate                           [__]%                    [__]%                    [__]%
Gross Margin                                             [__]%                    [__]%                    [__]%
Net Margin                                               [__]%                    [__]%                    [__]%
Original FICO                                            [__]                     [__]                     [__]
Original LTV Ratio                                       [__]%                    [__]%                    [__]%
Current LTV Ratio                                        [__]%                    [__]%                    [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-11

                                               Product Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Product Type                          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  [__] ARMs                            [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                Index Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Index Type                            Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  1 Year LIBOR                         [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                         Interest Only Percentage of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Interest Only                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  No                                   [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  Yes                                  [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-12

                                        Current Principal Balances of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Current Principal Balances ($)        Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  50,000.01 to 100,000.00              [__]         $[__]           [__]%        $[__]         [__]%       [__]        [__]       [__]%
  100,000.01 to 150,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  150,000.01 to 200,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  200,000.01 to 250,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  250,000.01 to 300,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  300,000.01 to 350,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  350,000.01 to 400,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  400,000.01 to 450,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  450,000.01 to 500,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  500,000.01 to 550,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  550,000.01 to 600,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  600,000.01 to 650,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  650,000.01 to 700,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  700,000.01 to 750,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  750,000.01 to 800,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  800,000.01 to 850,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  850,000.01 to 900,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  900,000.01 to 950,000.00             [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  950,000.01 to 1,000,000.00           [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
  1,200,000.01 to 1,250,000.00         [__]          [__]           [__]          [__]         [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%        $[__]         [__]%       [__]        [__]       [__]%

                                         Current Gross Loan Rates of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Current Gross Loan Rates (%)          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  4.251 to 4.500                       [__]         $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%
  4.501 to 4.750                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  4.751 to 5.000                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.001 to 5.250                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.251 to 5.500                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.501 to 5.750                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  5.751 to 6.000                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  6.001 to 6.250                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
  6.251 to 6.500                       [__]          [__]           [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Gross Margins of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Gross Margins (%)                     Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  2.001 to 2.250                       [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  2.501 to 2.750                       [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-13

                                          Initial Loan Rate Caps of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Initial Loan Rate Caps (%)            Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  2.000                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  3.000                                [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                         Periodic Loan Rate Caps of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Periodic Loan Rate Caps (%)           Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  2.000                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                Life Caps of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Life Caps (%)                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  6.000                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                              Maximum Rates of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Maximum Rates (%)                     Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  10.251 to 10.500                     [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  10.501 to 10.750                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  10.751 to 11.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.001 to 11.250                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.251 to 11.500                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.501 to 11.750                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  11.751 to 12.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  12.001 to 12.250                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  12.251 to 12.500                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-14

                                          First Adjustment Date of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
First Adjustment Dates                Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  [__] [__]                            [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                      Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Original Loan-to-Value Ratios (%)     Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  20.001 to 30.000                     [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%
  30.001 to 40.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                       Current Loan-to-Value Ratios of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Current Loan-to-Value Ratios (%)      Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  20.001 to 30.000                     [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  30.001 to 40.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                              Remaining Term of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Remaining Term (months)               Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  351 to 360                           [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-15

                                FICO Scores of the Group 1 Mortgage Loans as of the Date of Origination

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Original FICO Scores                  Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  630 to 639                           [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%
  640 to 649                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  650 to 659                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  660 to 669                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  670 to 679                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  680 to 689                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  690 to 699                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  700 to 709                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  710 to 719                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  720 to 729                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  730 to 739                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  740 to 749                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  750 to 759                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  760 to 769                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  770 to 779                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  780 to 789                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  790 to 799                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  800 to 809                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                            Documentation Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Documentation Type                    Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Full                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  Stated Income/Assets Verified        [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                               Loan Purpose of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Loan Purpose                          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Purchase                             [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  Rate/Term Refinance                  [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Cash Out (Refinance)                 [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-16

                                              Occupancy Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Occupancy Type                        Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Primary                              [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%
  Second Home                          [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
  Investment                           [__]           [__]          [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]          [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Property Type of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Property Type                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Single Family                        [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  PUD                                  [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  Condominium                          [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  2-4 Family                           [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
  Cooperative                          [__]          [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                              Lien Position of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Lien Position                         Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  First                                [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                   Age of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Age (months)                          Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  1 to 6                               [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-17

                                         Geographic Distribution of the Group 1 Mortgage Loans

                                                                Percentage of               Weighted
                                                                  Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average      Gross     Average     Average     Average
                                     Mortgage      Principal      Principal     Principal   Mortgage   Remaining    Original   Original
Geographic Distribution               Loans         Balance        Balance       Balance      Rate        Term        FICO        LTV
  Arizona                              [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
  California                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Colorado                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  District of Columbia                 [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Florida                              [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Georgia                              [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Illinois                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Indiana                              [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Maryland                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Massachusetts                        [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Michigan                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Nevada                               [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  New Jersey                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  New Mexico                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  North Carolina                       [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Ohio                                 [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Oregon                               [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Pennsylvania                         [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  South Carolina                       [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Tennessee                            [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Virginia                             [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Washington                           [__]           [__]          [__]           [__]       [__]        [__]        [__]       [__]
  Wisconsin                            [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]          [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-18

                                       Collateral Summary of Group 2 Mortgage Loans

Number of Mortgage Loans                                [__]
Total Principal Balance                                $[__]
Product Type                                            [__] ARMs
Servicer and Originator - [Servicer]                    [__]%
Servicer and Originator - [Servicer]                    [__]%
Interest Only Percentage                                [__]%
California Concentration Percentage                     [__]%
Maximum Zip Code Percentage                             [__]%

                                                    Weighted Average             Minimum                   Maximum
Current Principal Balance                              $[__] (1)                 $[__]                     $[__]
Months to First Adjustment (months)                     [__]                      [__]                      [__]
Age (months)                                            [__]                      [__]                      [__]
Original Term (months)                                  [__]                      [__]                      [__]
Remaining Term (months)                                 [__]                      [__]                      [__]
Gross Coupon                                            [__]%                     [__]%                     [__]%
Administrative Fee Rate                                 [__]%                     [__]%                     [__]%
Net WAC Rate                                            [__]%                     [__]%                     [__]%
Initial Cap                                             [__]%                     [__]%                     [__]%
Periodic Cap                                            [__]%                     [__]%                     [__]%
Lifetime Cap                                            [__]%                     [__]%                     [__]%
Maximum Lifetime Interest Rate                          [__]%                     [__]%                     [__]%
Gross Margin                                            [__]%                     [__]%                     [__]%
Net Margin                                              [__]%                     [__]%                     [__]%
Original FICO                                           [__]                      [__]                      [__]
Original LTV Ratio                                      [__]%                     [__]%                     [__]%
Current LTV Ratio                                       [__]%                     [__]%                     [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-19

                                               Product Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Product Type                          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  [__] ARMs                            [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
Total:                                 [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                Index Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Index Type                            Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  1 Year LIBOR                         [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]      [__]%
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]      [__]%

                                         Interest Only Percentage of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Interest Only                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  No                                   [__]         $[__]            [__]%         $[__]      [__]%        [__]        [__]       [__]%
  Yes                                  [__]          [__]            [__]           [__]      [__]         [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]      [__]%        [__]        [__]       [__]%

                                                          I-20

                                        Current Principal Balances of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Current Principal Balances ($)        Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  50,000.01 to 100,000.00              [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
  100,000.01 to 150,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  150,000.01 to 200,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  200,000.01 to 250,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  250,000.01 to 300,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  300,000.01 to 350,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  350,000.01 to 400,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  400,000.01 to 450,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  450,000.01 to 500,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  500,000.01 to 550,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  550,000.01 to 600,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  600,000.01 to 650,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  650,000.01 to 700,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  700,000.01 to 750,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  750,000.01 to 800,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  800,000.01 to 850,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  850,000.01 to 900,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  900,000.01 to 950,000.00             [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  950,000.01 to 1,000,000.00           [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,100,000.01 to 1,150,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,150,000.01 to 1,200,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,350,000.01 to 1,400,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  1,750,000.01 to 1,800,000.00         [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                         Current Gross Loan Rates of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Current Gross Loan Rates (%)          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
   4.251 to 4.500                      [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
   4.501 to 4.750                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   4.751 to 5.000                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.001 to 5.250                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.251 to 5.500                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.501 to 5.750                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   5.751 to 6.000                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   6.001 to 6.250                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   6.251 to 6.500                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
   6.751 to 7.000                      [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                                          I-21

                                              Gross Margins of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Gross Margins (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  2.001 to 2.250                       [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
  2.501 to 2.750                       [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                          Initial Loan Rate Caps of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Initial Loan Rate Caps (%)            Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  5.000                                [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%

                                         Periodic Loan Rate Caps of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Periodic Loan Rate Caps (%)           Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  2.000                                [__]         $[__]           [__]%         $[__]        [__]%       [__]        [__]      [__]%
Total:                                 [__]         $[__]           [__]%         $[__]        [__]%       [__]        [__]      [__]%

                                                Life Caps of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Life Caps (%)                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  5.000                                [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]      [__]%

                                                          I-22

                                              Maximum Rates of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Maximum Rates (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  9.251 to 9.500                       [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%
  9.501 to 9.750                       [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  9.751 to 10.000                      [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.001 to 10.250                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.251 to 10.500                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.501 to 10.750                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  10.751 to 11.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  11.001 to 11.250                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  11.251 to 11.500                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  11.751 to 12.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                          First Adjustment Date of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
First Adjustment Dates                Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  [__] [__]                            [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
  [__] [__]                            [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                      Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Original Loan-to-Value Ratios (%)     Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  10.001 to 20.000                     [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%
  20.001 to 30.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  30.001 to 40.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
  90.001 to 95.000                     [__]           [__]           [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                                          I-23

                                       Current Loan-to-Value Ratios of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Current Loan-to-Value Ratios (%)      Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  10.001 to 20.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  20.001 to 30.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  30.001 to 40.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  40.001 to 50.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  50.001 to 60.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  60.001 to 70.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  70.001 to 80.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  80.001 to 90.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  90.001 to 95.000                     [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Remaining Term of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Remaining Term (months)               Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  341 to 350                           [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%
  351 to 360                           [__]           [__]           [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                FICO Scores of the Group 2 Mortgage Loans as of the Date of Origination

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Original FICO Scores                  Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  490 to 499                           [__]         $[__]      [__]%            $[__]    [__]%       [__]        [__]       [__]%
  610 to 619                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  620 to 629                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  630 to 639                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  640 to 649                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  650 to 659                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  660 to 669                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  670 to 679                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  680 to 689                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  690 to 699                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  700 to 709                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  710 to 719                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  720 to 729                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  730 to 739                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  740 to 749                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  750 to 759                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  760 to 769                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  770 to 779                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  780 to 789                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  790 to 799                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  800 to 809                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
  810 to 819                           [__]          [__]      [__]              [__]    [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]      [__]%            $[__]    [__]%       [__]        [__]      [__]%

                                                          I-24

                                            Documentation Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Documentation Type                    Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Full                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%
  Stated Income/Assets Verified        [__]          [__]            [__]           [__]       [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]       [__]%

                                               Loan Purpose of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Loan Purpose                          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Purchase                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  Cash Out (Refinance)                 [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Rate/Term Refinance                  [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Occupancy Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Occupancy Type                        Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Primary                              [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  Second Home                          [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Investment                           [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                              Property Type of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Property Type                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Single Family                        [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  PUD                                  [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Condominium                          [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  2-4 Family                           [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Cooperative                          [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                                          I-25

                                              Lien Position of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Lien Position                         Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  First                                [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]      [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]      [__]%

                                                   Age of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Age (months)                          Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  1 to 6                               [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  7 to 12                              [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                                          I-26

                                         Geographic Distribution of the Group 2 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted   Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average     Average    Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original   Original
Geographic Distribution               Loans         Balance         Balance       Balance      Rate        Term        FICO       LTV
  Alabama                              [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  Arizona                              [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  California                           [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Colorado                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Connecticut                          [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Delaware                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  District of Columbia                 [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Florida                              [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Georgia                              [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Hawaii                               [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Idaho                                [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Illinois                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Indiana                              [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Kansas                               [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Kentucky                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Maryland                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Massachusetts                        [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Michigan                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Minnesota                            [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Missouri                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Montana                              [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Nevada                               [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  New Jersey                           [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  New Mexico                           [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  North Carolina                       [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Ohio                                 [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Oregon                               [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Pennsylvania                         [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Rhode Island                         [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  South Carolina                       [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  South Dakota                         [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Tennessee                            [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Texas                                [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Utah                                 [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Virginia                             [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  Washington                           [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
  West Virginia                        [__]          [__]            [__]          [__]        [__]        [__]        [__]       [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                                          I-27

---------------------------------------------------------------------------------------------------------------------------
                                       Collateral Summary of Group 3 Mortgage Loans
---------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                   [__]
Total Principal Balance                                   $[__]
Product Type                                               [__] ARMs
Servicer and Originator - [Servicer]                       [__]%
Servicer and Originator - [Servicer]                       [__]%
Interest Only Percentage                                   [__]%
California Concentration Percentage                        [__]%
Maximum Zip Code Percentage                                [__]%

                                                     Weighted Average             Minimum                  Maximum
Current Principal Balance                                 $[__] (1)               $[__]                    $[__]
Months to First Adjustment (months)                        [__]                    [__]                     [__]
Age (months)                                               [__]                    [__]                     [__]
Original Term (months)                                     [__]                    [__]                     [__]
Remaining Term (months)                                    [__]                    [__]                     [__]
Gross Coupon                                               [__]%                   [__]%                    [__]%
Administrative Fee Rate                                    [__]%                   [__]%                    [__]%
Net WAC Rate                                               [__]%                   [__]%                    [__]%
Initial Cap                                                [__]%                   [__]%                    [__]%
Periodic Cap                                               [__]%                   [__]%                    [__]%
Lifetime Cap                                               [__]%                   [__]%                    [__]%
Maximum Lifetime Interest Rate                             [__]%                   [__]%                    [__]%
Gross Margin                                               [__]%                   [__]%                    [__]%
Net Margin                                                 [__]%                   [__]%                    [__]%
Original FICO                                              [__]                    [__]                     [__]
Original LTV Ratio                                         [__]%                   [__]%                    [__]%
Current LTV Ratio                                          [__]%                   [__]%                    [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-28

                                                Product Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Product Type                          Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  [__] ARMs                            [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                                 Index Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Index Type                            Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  1 Year LIBOR                         [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]          $[__]           [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                          Interest Only Percentage of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Interest Only                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  No                                   [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Yes                                  [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                                          I-29

                                         Current Principal Balances of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Current Principal Balances ($)        Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  50,000.01 to 100,000.00              [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  100,000.01 to 150,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  150,000.01 to 200,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  200,000.01 to 250,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  250,000.01 to 300,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  300,000.01 to 350,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  350,000.01 to 400,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  400,000.01 to 450,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  450,000.01 to 500,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  500,000.01 to 550,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  550,000.01 to 600,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  600,000.01 to 650,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  650,000.01 to 700,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  700,000.01 to 750,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  750,000.01 to 800,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  800,000.01 to 850,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  900,000.01 to 950,000.00             [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  950,000.01 to 1,000,000.00           [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  1,200,000.01 to 1,250,000.00         [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  1,550,000.01 to 1,600,000.00         [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                          Current Gross Loan Rates of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of          Aggregate   Aggregate        Average    Gross     Average      Average     Average
                                     Mortgage          Principal   Principal      Principal   Mortgage   Remaining    Original    Original
Current Gross Loan Rates (%)          Loans              Balance    Balance         Balance    Rate        Term        FICO         LTV
  4.501 to 4.750                       [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%
  4.751 to 5.000                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.001 to 5.250                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.251 to 5.500                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.501 to 5.750                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  5.751 to 6.000                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  6.001 to 6.250                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
  6.251 to 6.500                       [__]                [__]      [__]              [__]    [__]        [__]        [__]        [__]
Total:                                 [__]               $[__]      [__]%            $[__]    [__]%       [__]        [__]        [__]%

                                               Gross Margins of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Gross Margins (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  2.001 to 2.250                       [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]        [__]%
  2.501 to 2.750                       [__]           [__]           [__]           [__]       [__]        [__]        [__]        [__]
Total:                                 [__]          $[__]           [__]%         $[__]       [__]%       [__]        [__]        [__]%

                                                          I-30

                                           Initial Loan Rate Caps of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Initial Loan Rate Caps (%)            Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  5.000                                [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]         [__]%
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]         [__]%

                                          Periodic Loan Rate Caps of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Periodic Loan Rate Caps (%)           Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  2.000                                [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                                 Life Caps of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Life Caps (%)                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  5.000                                [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]         [__]%
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]         [__]%

                                               Maximum Rates of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Maximum Rates (%)                     Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  9.501 to 9.750                       [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]         [__]%
  9.751 to 10.000                      [__]          [__]            [__]           [__]       [__]        [__]        [__]         [__]
  10.001 to 10.250                     [__]          [__]            [__]           [__]       [__]        [__]        [__]         [__]
  10.251 to 10.500                     [__]          [__]            [__]           [__]       [__]        [__]        [__]         [__]
  10.501 to 10.750                     [__]          [__]            [__]           [__]       [__]        [__]        [__]         [__]
  10.751 to 11.000                     [__]          [__]            [__]           [__]       [__]        [__]        [__]         [__]
  11.001 to 11.250                     [__]          [__]            [__]           [__]       [__]        [__]        [__]         [__]
  11.251 to 11.500                     [__]          [__]            [__]           [__]       [__]        [__]        [__]         [__]
Total:                                 [__]         $[__]            [__]%         $[__]       [__]%       [__]        [__]         [__]%

                                                          I-31

                                           First Adjustment Date of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
First Adjustment Dates                Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  [__] [__]                            [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  [__] [__]                            [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  [__] [__]                            [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  [__] [__]                            [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
  [__] [__]                            [__]          [__]            [__]          [__]        [__]        [__]        [__]        [__]
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                       Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Original Loan-to-Value Ratios (%)     Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  10.001 to 20.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  20.001 to 30.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  30.001 to 40.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  40.001 to 50.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  50.001 to 60.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  60.001 to 70.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  70.001 to 80.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                        Current Loan-to-Value Ratios of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Current Loan-to-Value Ratios (%)      Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  10.001 to 20.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  20.001 to 30.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  30.001 to 40.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  40.001 to 50.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  50.001 to 60.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  60.001 to 70.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  70.001 to 80.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                                          I-32

                                               Remaining Term of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Remaining Term (months)               Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  271 to 280                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  351 to 360                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                 FICO Scores of the Group 3 Mortgage Loans as of the Date of Origination

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Original FICO Scores                  Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Unknown(1)                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  630 to 639                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  640 to 649                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  650 to 659                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  660 to 669                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  670 to 679                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  680 to 689                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  690 to 699                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  700 to 709                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  710 to 719                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  720 to 729                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  730 to 739                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  740 to 749                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  750 to 759                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  760 to 769                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  770 to 779                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  780 to 789                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  790 to 799                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  800 to 809                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  810 to 819                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  820 to 829                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

(1) FICO score was not available.

                                             Documentation Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Documentation Type                    Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Full                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]         [__]%
  Stated Income/Assets Verified        [__]          [__]            [__]          [__]        [__]        [__]        [__]         [__]
Total:                                 [__]         $[__]            [__]%         [__]        [__]%       [__]        [__]         [__]%

                                                          I-33

                                                Loan Purpose of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Loan Purpose                          Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Purchase                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Cash Out (Refinance)                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Rate/Term Refinance                  [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                               Occupancy Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Occupancy Type                        Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Primary                              [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Second Home                          [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Investment                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                               Property Type of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Property Type                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Single Family                        [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  PUD                                  [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Condominium                          [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  2-4 Family                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                               Lien Position of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Lien Position                         Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  First                                [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                                          I-34

                                                    Age of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Age (months)                          Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  1 to 6                               [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                          Geographic Distribution of the Group 3 Mortgage Loans

                                                                 Percentage of               Weighted
                                                                   Loans by                   Average    Weighted    Weighted    Weighted
                                    Number of      Aggregate       Aggregate      Average      Gross     Average      Average     Average
                                     Mortgage      Principal       Principal     Principal   Mortgage   Remaining    Original    Original
Geographic Distribution               Loans         Balance         Balance       Balance      Rate        Term        FICO         LTV
  Arizona                              [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  California                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Colorado                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Connecticut                          [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Delaware                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  District of Columbia                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Florida                              [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Georgia                              [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Illinois                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Iowa                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Kentucky                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Maryland                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Massachusetts                        [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Michigan                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Minnesota                            [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Missouri                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  New Jersey                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  North Carolina                       [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Ohio                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Oregon                               [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Pennsylvania                         [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  South Carolina                       [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Tennessee                            [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Texas                                [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Utah                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Virginia                             [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  Washington                           [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
  West Virginia                        [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                                          I-35

-----------------------------------------------------------------------------------------------------------------------
                                     Collateral Summary of Group 4 Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                [__]
Total Principal Balance                                $[__]
Product Type                                            [__] ARMs
Servicer and Originator - [Servicer]                    [__]%
Servicer and Originator - [Servicer]                    [__]%
Interest Only Percentage                                [__]%
California Concentration Percentage                     [__]%
Maximum Zip Code Percentage                             [__]%

                                                  Weighted Average            Minimum                   Maximum
Current Principal Balance                              $[__] (1)              $[__]                     $[__]
Months to First Adjustment (months)                     [__]                   [__]                      [__]
Age (months)                                            [__]                   [__]                      [__]
Original Term (months)                                  [__]                   [__]                      [__]
Remaining Term (months)                                 [__]                   [__]                      [__]
Gross Coupon                                            [__]%                  [__]%                     [__]%
Administrative Fee Rate                                 [__]%                  [__]%                     [__]%
Net WAC Rate                                            [__]%                  [__]%                     [__]%
Initial Cap                                             [__]%                  [__]%                     [__]%
Periodic Cap                                            [__]%                  [__]%                     [__]%
Lifetime Cap                                            [__]%                  [__]%                     [__]%
Maximum Lifetime Interest Rate                          [__]%                  [__]%                     [__]%
Gross Margin                                            [__]%                  [__]%                     [__]%
Net Margin                                              [__]%                  [__]%                     [__]%
Original FICO                                           [__]                   [__]                      [__]
Original LTV Ratio                                      [__]%                  [__]%                     [__]%
Current LTV Ratio                                       [__]%                  [__]%                     [__]%

(1) The current principal balance is calculated as an average not a weighted average.

                                                          I-36

                                               Product Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Product Type                          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  [__] ARMs                            [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]        [__]%

                                                Index Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Index Type                            Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  1 Year LIBOR                         [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                         Interest Only Percentage of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Interest Only                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  No                                   [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
  Yes                                  [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]        [__]       [__]%

                                                          I-37

                                        Current Principal Balances of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Current Principal Balances ($)        Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  50,000.01 to 100,000.00              [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  100,000.01 to 150,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  150,000.01 to 200,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  200,000.01 to 250,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  250,000.01 to 300,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  300,000.01 to 350,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  350,000.01 to 400,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  400,000.01 to 450,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  450,000.01 to 500,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  500,000.01 to 550,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  550,000.01 to 600,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  600,000.01 to 650,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  650,000.01 to 700,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  750,000.01 to 800,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  800,000.01 to 850,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  850,000.01 to 900,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  900,000.01 to 950,000.00             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  950,000.01 to 1,000,000.00           [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  1,000,000.01 to 1,050,000.00         [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  1,250,000.01 to 1,300,000.00         [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  1,450,000.01 to 1,500,000.00         [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                         Current Gross Loan Rates of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Current Gross Loan Rates (%)          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  4.751 to 5.000                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  5.001 to 5.250                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  5.251 to 5.500                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  5.501 to 5.750                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  5.751 to 6.000                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  6.001 to 6.250                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  6.251 to 6.500                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                                          I-38

                                              Gross Margins of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Gross Margins (%)                     Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  2.001 to 2.250                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  2.501 to 2.750                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                          Initial Loan Rate Caps of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Initial Loan Rate Caps (%)            Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  5.000                               [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                         Periodic Loan Rate Caps of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Periodic Loan Rate Caps (%)           Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  2.000                                [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                                Life Caps of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Life Caps (%)                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  5.000                               [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%

                                                          I-39

                                              Maximum Rates of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Maximum Rates (%)                     Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  9.751 to 10.000                     [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  10.001 to 10.250                    [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  10.251 to 10.500                    [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  10.501 to 10.750                    [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  10.751 to 11.000                    [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  11.001 to 11.250                    [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  11.251 to 11.500                    [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%

                                          First Adjustment Date of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
First Adjustment Dates                Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  [__] [__]                           [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  [__] [__]                           [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  [__] [__]                           [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  [__] [__]                           [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  [__] [__]                           [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
  [__] [__]                           [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]        [__]%        [__]       [__]        [__]%

                                      Original Loan-to-Value Ratios of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Original Loan-to-Value Ratios (%)     Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  10.001 to 20.000                     [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]        [__]%
  20.001 to 30.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]        [__]
  30.001 to 40.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]        [__]
  40.001 to 50.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]        [__]
  50.001 to 60.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]        [__]
  60.001 to 70.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]        [__]
  70.001 to 80.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]        [__]
  80.001 to 90.000                     [__]               [__]      [__]               [__]    [__]        [__]       [__]        [__]
Total:                                 [__]              $[__]      [__]%             $[__]    [__]%       [__]       [__]        [__]%

                                                          I-40

                                       Current Loan-to-Value Ratios of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Current Loan-to-Value Ratios (%)      Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  10.001 to 20.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  20.001 to 30.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  30.001 to 40.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  40.001 to 50.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  50.001 to 60.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  60.001 to 70.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  70.001 to 80.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  80.001 to 90.000                     [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                              Remaining Term of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Remaining Term (months)               Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  341 to 350                           [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  351 to 360                           [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                FICO Scores of the Group 4 Mortgage Loans as of the Date of Origination

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Original FICO Scores                  Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  610 to 619                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  620 to 629                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  640 to 649                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  650 to 659                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  660 to 669                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  670 to 679                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  680 to 689                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  690 to 699                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  700 to 709                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  710 to 719                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  720 to 729                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  730 to 739                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  740 to 749                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  750 to 759                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  760 to 769                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  770 to 779                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  780 to 789                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  790 to 799                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  800 to 809                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  810 to 819                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                                          I-41

                                            Documentation Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Documentation Type                    Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Full                                [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  Stated Income/Assets Verified       [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%

                                               Loan Purpose of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Loan Purpose                          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Purchase                            [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  Cash Out (Refinance)                [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  Rate/Term Refinance                 [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%

                                              Occupancy Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Occupancy Type                        Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Primary                             [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  Second Home                         [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  Investment                          [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%

                                              Property Type of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Property Type                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Single Family                       [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  PUD                                 [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  Condominium                         [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  Cooperative                         [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
  2-4 Family                          [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%

                                                          I-42

                                              Lien Position of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Lien Position                         Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  First                               [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%
Total:                                [__]         $[__]            [__]%        $[__]         [__]%       [__]       [__]        [__]%

                                                   Age of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Age (months)                          Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  1 to 6                               [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  13 to 18                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                         Geographic Distribution of the Group 4 Mortgage Loans

                                                                Percentage of                Weighted
                                                                  Loans by                    Average    Weighted   Weighted   Weighted
                                    Number of      Aggregate      Aggregate      Average       Gross     Average     Average    Average
                                     Mortgage      Principal      Principal     Principal    Mortgage   Remaining   Original   Original
Geographic Distribution               Loans         Balance        Balance       Balance       Rate        Term       FICO        LTV
  Alabama                              [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Arizona                              [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Arkansas                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  California                           [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Colorado                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Connecticut                          [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Florida                              [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Georgia                              [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Illinois                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Kansas                               [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Kentucky                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Maryland                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Massachusetts                        [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Michigan                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Nevada                               [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  New Jersey                           [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  New Mexico                           [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  North Carolina                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Ohio                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Oregon                               [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Pennsylvania                         [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Rhode Island                         [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  South Carolina                       [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Texas                                [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Virginia                             [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
  Washington                           [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%
Total:                                 [__]         $[__]            [__]%        $[__]        [__]%       [__]       [__]        [__]%

                                                          I-43

                                                               ANNEX II

                                     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates (other than the Class 1-A-R Certificates) will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such
Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice
(i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC
Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective
Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                                                     II-1

         Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global
Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each
Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear
Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

                                                                     II-2

         Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global
Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date
(which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant
have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear
Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  (c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear
         Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest
(including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries

                                                                     II-3

between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for
United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S.
corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign
Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the
United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).  Non-U.S. Persons that are
Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
(depending on the treaty terms) by filing Form W-8BEN.

         Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form
W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         Final withholding regulations (the "Withholding Regulations") affect the documentation required from non-U.S. Persons. The
Withholding Regulations replace a number of prior tax certification forms with a new series of Internal Revenue Service Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

         This Annex II is a part of the prospectus with respect to the Wachovia Asset Funding Trust, LLC Mortgage Pass-Through
Certificates, Series 200_-_.

                                                                     II-4

                                         Wachovia Asset Funding Trust, LLC Series 200_-_ Trust
                                                            Issuing Entity

                     Wachovia Asset Funding Trust, LLC                         Wachovia Bank, National Association
                               Depositor                                                   Sponsor
                          [Name of Servicers]                                     [Name of Master Servicer]
                              Servicers                                               Master Servicer

                                                              $_________
                                                             (Approximate)

                                           Mortgage Pass-Through Certificates, Series 200_-_

                                                         PROSPECTUS SUPPLEMENT

                  You should rely only on the  information  contained or  incorporated by reference in this prospectus supplement  and the  accompanying  prospectus.  No one has  been  authorized  to  provide  you  with different information.

                  The Offered Certificates are not being offered in any state where the offer is not permitted.

                  The Depositor does not claim the accuracy of the information in this  prospectus  supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                  Dealers will deliver a prospectus  supplement  and  prospectus  when acting as  underwriters  of the
                  Offered  Certificates  and with respect to their unsold  allotments or  subscriptions.  In addition, all dealers  selling the Offered  Certificates  will deliver a prospectus  supplement and prospectus until ninety days following the date of this prospectus supplement.

                                                         [Wachovia Securities]

                                                           ________ __, 200_

                                              SUBJECT TO COMPLETION, DATED _____ __, 200_

   Prospectus supplement dated _____ __, 200_
   (To prospectus dated _____ __, 200_)

                                       $________ Class A-I-1 [Variable Rate] Asset Backed Notes
                                       $________ Class A-II-1 [Variable Rate] Asset Backed Notes
                                       $________ Class A-II-2 [Auction Rate] Asset Backed Notes

                                            WACHOVIA ASSET FUNDING TRUST, LLC 200_-_ TRUST
                                                            Issuing Entity

                 Wachovia Asset Funding Trust, LLC                          Wachovia Bank, National Association
                             Depositor                                                    Sponsor
                                                   [Name of Master Servicer]
                                                        Master Servicer

                                  Wachovia Asset Funding Trust, LLC Asset-Backed Notes, Series 200_-_

The Issuing Entity

     o   will  issue  three  classes of notes and the  certificates.  Only the three  classes of notes are  offered by this prospectus supplement and the accompanying  prospectus.  You can find the initial rating, note rate, final payment date and  certain  other  characteristics  of each  class  of the  notes in the  table  on  pages S-[6-7]  of this prospectus supplement;

     o   will make  payments on the notes and the  certificates  primarily  from  collections  on two groups of home equity revolving credit line loans; and

     o   will make  distributions on the notes, if amounts are available as described  herein, on the __ of each month, or, if that day is not a business day, the next business day, beginning on _____ ___, 200__.

Credit enhancement and other support will consist of:

     o   excess interest, to the extent described in this prospectus supplement;

     o   overcollateralization and cross-collateralization, to the extent described in this prospectus supplement;

     [o  an irrevocable and unconditional  financial  guaranty  insurance policy issued by [name of enhancer]  insuring the notes,  which will protect holders of the notes against certain shortfalls in amounts due to be distributed at the times and to the extent described in this prospectus supplement; and]

     [o  yield  maintenance  agreements,  in the case of the class A-I-1 notes and the class  A-II-1  notes,  with [name of yield  maintenance  provider],  which are intended to partially  mitigate the interest rate risk that could result from limitation of the note rate for each of those classes.]

                                                      [Enhancer logo]
____________________________________________________________________________________________________________________________
You should consider  carefully the risk factors beginning on page S-[21] in this prospectus  supplement and on page [12] of the accompanying prospectus.
The notes will not be insured or guaranteed by any governmental agency or instrumentality.
The notes will represent debt obligations of the issuing entity only and will not represent  interests in or obligations of the sponsor, the depositor or any of their affiliates.
[The notes are not deposits or other obligations of the seller, the sponsor or any bank and are not insured by the FDIC.]
____________________________________________________________________________________________________________________________

   Neither the  Securities  and Exchange  Commission nor any state  securities  commission has approved the notes or determined  that this prospectus supplement or the prospectus is accurate or complete.  It is illegal for anyone to tell you otherwise.

   Delivery  of the notes is  expected  to be made in book entry form on or about  _____ __,  200_.  The notes will be offered in the
   United States and Europe.

The information in this prospectus supplement is not complete and may be changed.  The depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                         [Wachovia Securities]

                                   Important Notice About Information in this Prospectus Supplement and the Accompanying Prospectus
         We tell you about the notes in two separate documents that progressively provide more detail:

o        the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your notes; and

o        this prospectus supplement, which describes the specific terms of your notes.

         We include  cross-references in this prospectus  supplement and in the accompanying  prospectus to captions in these materials where you can find  further  related  discussions.  The Table of  Contents  on the  following  page  provides  the pages on which these captions can be found.

         If you require  additional  information,  the mailing address of the principal  executive  office of the depositor is Wachovia
Asset Funding Trust, LLC, [301 S. College Street,  NC5578-Suite G, Charlotte,  North Carolina  28288-5578,  and its telephone number is
(704) 715 -8239].  For other means of acquiring  additional  information about the depositor or the notes, see "Where You can Find More
Information,"  "Description of the  Securities—Reports  to Securityholders"  and "Incorporation of Certain Information by Reference" in
the attached prospectus.

                                                                   S-ii

         Repurchases or Substitutions

         Revolving Periods, Managed Amortization
                Periods and Rapid Amortization

         Material Federal Income

         The Funding Account; Conveyance of
                Additional Balances and
                Subsequent Mortgage Loans........S-56

                The Funding Account..............S-56

                Purchase of Additional

         Servicing and Other Compensation

         Optional Transfers of Mortgage
                Loans to Holders of

                          S-iii

         [Swaps and Yield Supplement Agreements..S-78

                  Representations and WarrantiesS-102

                  Review of Mortgage Loans......S-103

                  Amendment.....................S-103

         The Servicing Agreement................S-103

                  Principal Collections and
                        Interest Collections....S-103

                  Collection and Other
                        Servicing Procedures....S-104

                  Realization Upon Defaulted
                        Loans...................S-106

                  Non-Recordation of Assignments;
                        Possession of
                        Mortgages...............S-107

                  Modification of Mortgage LoansS-107

                  Servicing Default; Rights
                        Upon Servicing Default..S-108

                  Certain Matters Regarding

         The Trust Agreement and the Indenture..S-110

                  Events of Default; Rights
                        Upon Event of Default...S-112

                  Amendment and Modification of
                        Trust Agreement and
                        Indenture...............S-114

                  Termination; Redemption of
                        Notes...................S-115

                  Certain Matters Regarding
                        the Indenture Trustee,
                        the Paying Agent and the

         Premium  S-121

                           S-iv

                                                                SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuing Entity or Trust.....................Wachovia Asset Funding Trust, LLC 200_-_ Trust, a Delaware statutory trust.

Title of the offered securities             Wachovia Asset Funding Trust, LLC Asset-Backed Notes, Series 200_-_.

Certificates................................Wachovia Asset Funding Trust, LLC Asset-Backed Certificates, Series 200_-_.  The
                                            certificates are not offered by this prospectus supplement.

Depositor...................................Wachovia Asset Funding Trust, LLC, a Delaware limited liability company.

                                            For more information on the depositor, we refer you to "The Depositor" in the accompanying prospectus.

Sponsor.....................................Wachovia Bank, National Association, a national banking association.

                                            We refer you to "The Sponsor" in this prospectus supplement for further information on the sponsor.

Seller......................................AmNet Mortgage Network, Inc., a Delaware corporation, is the seller of [the home equity revolving credit line loans, or] the mortgage loans and the sponsor of this securitization.

                                            We refer you to "Description of the Mortgage Loans — Underwriting Standards" in this prospectus supplement for further information on the seller.

Master Servicer.............................[Name of master servicer] is, a [_____] corporation, is the master servicer of the mortgage loans.  The master servicer will be obligated to service the mortgage loans pursuant to the servicing agreement to be dated as of the closing date, among the master servicer, the issuing entity and the indenture trustee.

                                            We refer you to "The Agreements—The Servicing Agreement" and "Servicing—The Master
                                            Servicer" in this prospectus supplement for further information on the master servicer.

                                                                   S-1

[Subservicers..............................[Name of subservicer], a [______] corporation, will subservice approximately ___% by principal amount of the mortgage loans.  [Identify any other subservicers that will service 10% or more of the pool assets.]

                                            We refer you to "The Agreements—The Servicing Agreement" and " Servicing—The
                                            Subservicers" in this prospectus supplement for further information on the subservicers.]

Owner Trustee...............................[Name of owner trustee], a [_____] corporation.

                                            We refer you to "The Owner Trustee" in this prospectus supplement for further information on the owner trustee.

Indenture Trustee...........................[Name of indenture trustee], a [_____] corporation.

                                            We refer you to "The Indenture Trustee" in this prospectus supplement for further information on the indenture trustee.

[Originators................................[Name of originator], a [_____] corporation, originated approximately ___% by principal amount of the mortgage loans.  [Identify any originators or group of originators (other than sponsor and affiliates of sponsor) that originated 10% or more of the pool assets.]

                                            We refer you to "The Originators" in this prospectus supplement for further information on the originators.]

Closing Date................................On or about _____ __, 200_.

Cut-off Date................................The opening of business on ____ __, 200__.

Payment Date................................The __th day of each month, or, if that day is not a business day, the next business day, beginning on ____ __, 200_.

Scheduled final payment date................The payment date occurring in June ____.  The actual final payment date could be substantially earlier.

Form of securities..........................Book-entry.

                                            See "Description of the Securities—Book-Entry Notes" in this prospectus supplement.

Minimum denominations.......................Class A-I-1 notes and Class A-II-1 notes: $[25,000] and integral multiples of $[1,000] in excess of that amount.

                                                                   S-2

                                            Class A-II-2 notes: $[25,000] and integral multiples of $[25,000] in excess of that amount.

[The Enhancer...............................[Name of enhancer], a [_____] corporation.

                                             We refer you to "The Enhancer" in this prospectus supplement for further information.]

                                                                   S-3

[The Yield Maintenance
Agreement Provider..........................[Name of yield maintenance provider], a [_____] corporation.

                                            We refer you to "Yield Maintenance Agreement Provider" in this prospectus supplement for further information.]

The Paying Agent............................[Name of paying agent], a [_____] corporation.

                                            We refer you to "Description of the Securities—The Paying Agent" in this prospectus supplement for further information.]

Legal Investment............................The notes will not be "mortgage related securities" for purposes of the Secondary
                                            Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

                                            See "Legal Investment" in this prospectus supplement and the prospectus.

                                                                   S-4

                                                        Offered Notes
-------------------------------------------------------------------------------------------------------------------------
   Class        Note Rate            Initial              Initial Rating             Final              Designations
                                  Note Balance            (Moody's/S&P)          Payment Date
------------ ---------------- ---------------------- ----------------------- ---------------------- ---------------------
   A-I-1       [Variable]          $__________             [Aaa/AAA]               ___ 20__               Senior/
                                                                                                      [Variable Rate]

               [Variable]          $__________             [Aaa/AAA]               ___ 20__               Senior/
  A-II-1                                                                                              [Variable Rate]
  A-II-2        [Auction]          $__________             [Aaa/AAA]               ___ 20__               Senior/
                                                                                                       [Auction Rate]
Total Notes:                       $__________
----------------------------- ---------------------- ----------------------- ---------------------- ---------------------
Other Information:

o    Due to  losses  and  prepayments  on the  mortgage  loans in each  loan  group,  the  actual  final  payment  date  may  occur substantially earlier than the date listed above.

o        On any payment date, the note rate for the Class A-I-1 notes will be equal to the lesser of:

(1)      LIBOR plus a margin of __% per annum; and

(2)      the Class A-I-1 net weighted average coupon rate.

o        On any payment date, the note rate for the Class A-II-1 notes will be equal to the lesser of:

(1)      LIBOR plus a margin of __% per annum; and

(2)      the Class A-II-1 net weighted average coupon rate.

o    [The initial note rate for the Class A-II-2 notes will be set by the  broker-dealer  on or before the closing  date,  and will thereafter  be  recalculated  on a monthly  basis  beginning  in _____ 200_  pursuant to the auction  procedures  described  in this prospectus  supplement  in Annex I. The note rate for the Class A-II-2 notes will not exceed the maximum  auction rate  described in this prospectus supplement in Annex I or the Class A-II-2 net weighted average coupon rate.]

o    The net weighted  average coupon rate, or "net WAC rate," for the Class A-I-1 notes will equal a fraction,  expressed as a per annum rate,  the numerator of which is [the sum of (1)] the interest due on the mortgage  loans in loan group I, less the sum of (a)
     the amount of the  servicing  fee on the  mortgage  loans in loan group I, [(b) the amount of the pro rata portion of premium on the policy for the Class A-I-1 notes,] and (c) the pro rata portion of interest  attributable to additional balances  represented by any additional  balance  increase  amount  associated  with loan group I, [and (2) payments  required to be made under the related yield maintenance  agreement  in respect of loan group I, if any,] and the  denominator  of which is the  outstanding  note balance of the
     Class A-I-1 notes, as adjusted on the basis of the actual number of days in the related interest period and a 360-day year.

                                                                   S-5

o    The net WAC rate for the Class A-II-1 notes will equal a fraction,  expressed as a per annum rate,  the  numerator of which is
     [the sum of (1)] the product of (i) the interest  due on the mortgage  loans in loan group II, less the sum of (a) the amount of the servicing  fee on the  mortgage  loans in loan group II,  [(b) the  amount of the pro rata  portion of premium on the policy for the
     Class A-II notes,] and (c) the pro rata portion of interest  attributable  to  additional  balances  represented  by any  additional balance  increase amount  associated  with loan group II and (ii) the outstanding  note balance of the Class A-II-1 notes divided by the  aggregate  outstanding  note  balance of the Class A-II notes,  [and (2) payments  required to be made under the related  yield maintenance  agreement in respect of loan group II, if any,] and the  denominator  of which is the  outstanding  note balance of the
     Class A-II-1 notes, as adjusted on the basis of the actual number of days in the related interest period and a 360-day year.

o    The net WAC rate for the Class A-II-2 notes will equal a fraction,  expressed as a per annum rate,  the  numerator of which is the product of (i) the interest due on the mortgage  loans in loan group II, less the sum of (a) the amount of the  servicing fee on the  mortgage  loans in loan group II, [(b) the amount of the pro rata  portion of premium on the policy for the Class A-II  notes,]
     and (c) the pro rata portion of interest  attributable to additional balances  represented by any additional balance increase amount associated with loan group II and (ii) the outstanding  note balance of the Class A-II-2 notes divided by the aggregate  outstanding note balance of the Class A-II notes,  and the  denominator of which is the  outstanding  note balance of the Class A-II-2 notes, as adjusted on the basis of the actual number of days in the related interest period and a 360-day year.

o    On any payment date for which the note rate has been  determined to be the applicable  net WAC rate,  the interest  shortfall, if any, will be determined and will be payable on such payment date or later payment  dates,  to the extent funds are available for that purpose  from the related  loan group as described in this  prospectus  supplement.  These  interest  shortfalls  [will not be covered by the financial  guaranty  insurance  policy and] may remain unpaid on the final payment date for the notes.  [Through the payment date in _____ 200_,  holders of the Class A-I-1 notes and the Class A-II-1 notes will be entitled to payments made pursuant to the related yield  maintenance  agreement and,  under some  circumstances,  the other yield  maintenance  agreement.  Each yield maintenance  agreement will pay interest on a notional  balance not higher than the note balance of the related class of notes at a rate equal to the excess,  if any, of LIBOR over __% per annum.  The Class A-II-2 notes will not receive  payments  under the yield maintenance agreements.]

                                                                   S-6

                                                      Transfer of Mortgage Loans

The diagram  below  illustrates  the  sequence of transfers of the  mortgage  loans that are  included in the mortgage  pool.  [Various originators  will,  on or prior  to the  closing  date,  sell  the  mortgage  loans to  [name  of  seller].]  [Name  of  seller]  will, simultaneously  with the closing of the transaction  described  herein,  sell the mortgage loans to Wachovia Asset Funding Trust,  LLC, the  depositor.  The depositor  will then transfer the mortgage  loans to the issuing  entity,  and the issuing  entity will pledge the mortgage loans as collateral for the notes to the indenture trustee.

For a description of the agreements  effecting the transfers of mortgage loans and the affiliations among various transaction  parties, see "The Agreements" and "Affiliations Among Transaction Parties" in this prospectus supplement.

                                              [diagram to be added for each transaction]

                                                                   S-7

The Issuing Entity

The depositor will establish the Wachovia Asset Funding Trust, LLC 200_-_ Trust, a Delaware statutory trust, to issue the notes.  The assets of the issuing entity will include the mortgage loans and related assets.

The Mortgage Loan Pool

Unless we indicate otherwise, the statistical information we present in this prospectus supplement is approximate and reflects the initial pool of mortgage loans as of the cut-off date.  The aggregate outstanding principal balance of the mortgage loans as of the cut-off date is approximately $____________.

The mortgage loans to be sold to the issuing entity will be adjustable rate home equity revolving credit line loans evidenced by the related credit line agreements and secured by the related mortgages or deeds of trust on residential properties[, which include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels].

The unpaid principal balance of a mortgage loan on any day will be equal to:

o        its cut-off date balance, or, if applicable, its subsequent cut-off date balance,

o        plus any additional balances relating to that mortgage loan sold to the issuing entity before that day,

o        minus all collections credited against its principal balance in accordance with the related mortgage loan since the cut-off date or, if applicable, subsequent cut-off date.

The principal balance of a liquidated mortgage loan after the final recovery of related liquidation proceeds, or earlier charge-off, will be zero.

Mortgage Loan Groups

The mortgage loans sold and transferred to the issuing entity as of the closing date will be divided into the following two loan groups:

o    The first loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $_____________ and will correspond with the Class A-I-1 notes.  Loan group I will consist of first lien mortgage loans that have a credit limit that is less than or equal to $_______ and junior lien mortgage loans for which (i) the sum of the credit limit and the principal balances of any related senior loans is less than or equal to $_______
     and (ii) the credit limit is less than or equal to $_______.

o    The second loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $___________ and will correspond with the Class A-II-1 and Class A-II-2 notes.  Loan group II will include a combination of mortgage loans that meet the restrictions applicable to the first loan group and mortgage loans that do not meet the restrictions applicable to the first loan group.

o    Payments on the Class A-I and the Class A-II notes will be based primarily on amounts collected or received in respect of the mortgage loans in the first and second loan groups, respectively.

o    The notes described on page S-6 and the certificates described below under "The Certificates" are the only securities that will be issued backed by the mortgage loan pools described in this prospectus supplement.

                                                                   S-8

As of the cut-off date, the mortgage loans included in loan group I had the following characteristics:

Number of loans              ________

Aggregate principal balance  $_____________

Average principal balance    $________

Range of principal balances  $________ to $________

Weighted average interest    ________%
rate

Range of interest rates      _____% to _____%

Weighted average fully       _____%
indexed interest rate

Range of fully indexed       _____% to _____%
interest rates

Weighted average maximum     _____%
interest rate

Weighted average original    ____ months
draw term

Weighted average remaining   ____ months
draw term

o    Approximately ____% and _____% of the mortgage loans in loan group I (by aggregate principal balance as of the cut-off date)
     are secured by second or third mortgages or deeds of trust, respectively, and the remainder are secured by first mortgages or deeds of trust.

As of the cut-off date, the mortgage loans included in loan group II had the following characteristics:

Number of loans              _____

Aggregate principal balance  $_____

Average principal balance    $_____

Range of principal balances  $______ to
                             $______

Weighted average interest    _____%
rate

Range of interest rates      _____% to _____%

Weighted average fully       _____%
indexed interest rate

Range of fully indexed       _____% to _____%
interest rates

Weighted average maximum     _____%
interest rate

Weighted average original    _____ months
draw term

Weighted average remaining   _____ months
draw term

o    Approximately ____% and ____% of the mortgage loans in loan group II (by aggregate principal balance as of the cut-off date)
     are secured by second or third mortgages or deeds of trust, respectively, and the remainder are secured by first mortgages or deeds of trust.

See "Description of the Mortgage Loans" in this prospectus supplement.

                                                                   S-9

Servicing

[Name of master servicer and name of subservicers] will service the mortgage loans, as more fully described under "The Agreements—The
Servicing Agreement" in this prospectus supplement.

The master servicing fees for each mortgage loan are payable out of the [interest] payments on that mortgage loan prior to payments to noteholders or certificateholders.  The master servicer will receive the master servicing fee, which is an amount equal to the product of ___% and the aggregate principal balance of the mortgage loans.

[For a subservicer, the subservicing fees for each mortgage loan that it services are payable out of the [interest] payments on that mortgage loan prior to payments to noteholders or certificateholders.  The subservicing fees relating to each mortgage loan will be
___% per annum of the outstanding principal balance of that mortgage loan.]

Additionally, the [master servicer] [related subservicer] will be entitled to retain as additional servicing compensation [any ancillary income, consisting of late payment fees, assumption fees, prepayment premiums and other similar charges and net income from investment of funds in the custodial account].  See "Servicing—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement for more information about fees and expenses of the master servicer and the servicers.  The master servicer can also withdraw amounts from the custodial account to pay itself various reimbursement amounts and other amounts specified in the servicing agreement, as more fully described under "The Agreements—The Servicing Agreement—Principal Collections and Interest
Collections" in this prospectus supplement.

Repurchases or Substitutions of Mortgage Loans

If (a) the seller cannot cure a breach of any representation or warranty made by it and assigned to the indenture trustee for the benefit of the noteholders relating to a mortgage loan or (b) if the seller cannot cure certain documentary defects with respect to a mortgage loan, in each case within 90 days after notice of such event from the depositor, [the enhancer,] the owner trustee, the indenture trustee or any servicer, and the breach or defect in the mortgage file materially and adversely affects the interests of the noteholders [or the enhancer] in the mortgage loan, the seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase.

In addition, the seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the issuing entity.  Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, net loan rate, CLTV ratio and remaining term to maturity.

See "The Agreements—The Purchase Agreement—Representations and Warranties" and "—Review of Mortgage Loans" in this prospectus supplement.

Information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the issuing entity's monthly distribution reports on Form 10-D.  See "The Agreements—The Trust Agreement and the Indenture—Reports to
Certificateholders" in this prospectus supplement.

                                                                   S-10

Loan Rate

The loan rate of each mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related credit line agreement.

Interest on each mortgage loan is computed daily and payable monthly on the average daily outstanding principal balance of that mortgage loan.  After any initial teaser period, during which the loan rate may be a fixed or a discounted variable rate for a period of generally twelve months, the loan rate on each mortgage loan will be adjusted on each adjustment date to a rate equal to the sum of an index and a fixed percentage specified in the related credit line agreement, and is generally subject to a maximum loan rate over the life of the mortgage loan specified in the related credit line agreement.

We refer you to "Description of the Mortgage Loans—Mortgage Loan Characteristics"  in this prospectus supplement for further information.

The Certificates

The issuing entity will also issue the Wachovia Asset Funding Trust, LLC Asset-Backed Certificates, Series 200_-_, which will not be offered by this prospectus supplement.

[Auction Rate

The note rate for the Class A-II-2 notes will be adjusted each month, based on the auction procedures described in Annex I, subject to the applicable net WAC rate and subject to a maximum auction rate, as described in Annex I and Annex II to this prospectus supplement.

We refer you to Annex I and Annex II to this prospectus supplement for further information.]

Funding Account

Accounts designated the "Group I funding account," with respect to the mortgage loans in loan group I, and the "Group II funding account," with respect to the mortgage loans in loan group II, will be set up with the indenture trustee on the closing date for the benefit of the noteholders.  On each payment date during the related revolving period, the master servicer will deposit into the applicable funding account (a) principal collections from the related loan group and (b) on and after the payment date in _____ 200_, excess spread from the related loan group up to the amount necessary to increase the overcollateralization amount to the overcollateralization target amount as described in this prospectus supplement, in each case, to the extent not used to purchase additional balances and/or subsequent mortgage loans or used for other purposes on that payment date.  During the revolving periods, funds on deposit in the funding accounts will be used by the issuing entity to first purchase additional balances arising under the mortgage loans in the related loan group and second to purchase subsequent mortgage loans from the depositor for the related loan group.  Any amounts remaining in a funding account at the end of a revolving period, after giving effect to the purchase by the

                                                                   S-11

issuing entity of all related additional balances and/or subsequent mortgage loans, including any purchase on the date on which the related revolving period ends, and payments to the certificateholders in respect of any related additional balance increase amount, will be paid to the related noteholders as a payment of principal.

Principal payments on the Class A-II-1 notes and the Class A-II-2 notes will be paid on a pro rata basis.

Subsequent mortgage loans will not provide for negative amortization.  Subsequent mortgage loans also are required to satisfy certain conditions regarding outstanding principal balance, underwriting criteria and remaining term to maturity.  Following the purchase of the subsequent mortgage loan by the issuing entity, the mortgage loans in the related loan group must have a weighted average loan margin, a weighted average remaining term to maturity and a weighted average CLTV ratio at origination, as of each respective subsequent cut-off date, which would not vary materially from the initial mortgage loans.  The conditions for conveying subsequent mortgage loans for each loan group are not identical.

We refer you to "Description of the Mortgage Loans—The Funding Account; Conveyance of Additional Balances and Subsequent Mortgage
Loans" in this prospectus supplement for further information.

Payments on the Notes

On each monthly payment date, the paying agent will make distributions to the holders of the notes.  The amounts available for distribution will include:

o    collections of monthly payments of principal and interest on the mortgage loans, including prepayments and other unscheduled collections,

                  [plus

o    amounts from any payments made under the yield maintenance agreements,]

                  plus

o    amounts from any servicer advances that are deemed recoverable by the master servicer,

                  [plus

o    amounts from any draws on the policy, for the purposes specified in the policy,]

                  minus

o    the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount,

                  minus

o    fees and expenses of the issuing entity.

The aggregate amount of such monthly collections is described under the heading "The Agreements—The Servicing Agreement—Principal
Collections and Interest Collections" in this prospectus supplement.

Interest payments on the notes will be made monthly on each payment date, beginning in _____ 200_, at the note rate described on pages S-[6-7] of this prospectus supplement.  Interest payments on the notes will accrue from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day before that payment date, and will be calculated on the basis of the actual number of days in that interest period and a 360-day year.  Interest payments on the Class A-II-1 notes and the Class
A-II-2 notes will be pari passu.

                                                                   S-12

Payments to noteholders will be made from amounts available for distribution in accordance with the following priority:

During each of the Revolving Periods, Managed Amortization Periods and Rapid Amortization Period:

o    [from available interest collections from the related loan group, exclusive of the pro rata portion of interest attributable to additional balances represented by any related additional balance increase amount, to pay to the enhancer the pro rata portion of the premium for the policy for the related notes and any unpaid related premium, with interest thereon, as provided in the insurance agreement;]

o    from remaining available interest collections from the related loan group, exclusive of the pro rata portion of interest attributable to additional balances represented by any additional balance increase amount attributable to the related loan group, to pay accrued and unpaid interest due on the related notes;

o    from remaining available interest collections from the related loan group, the pro rata portion of interest collections attributable to additional balances represented by any related additional balance increase amount, to pay to the holders of the certificates, as a payment of interest on the related additional balance increase amount;

o    [in the case of the Class A-I-1 notes and the Class A-II-1 notes, from any amounts paid under the related yield maintenance agreement, to pay any interest shortfalls on the related class of notes for such payment date and any prior payment date to the extent not previously paid, with interest thereon;]

o    [in the case of the Class A-I-1 notes and the Class A-II-1 notes, from any remaining amounts paid under the other yield maintenance agreement, to pay any interest shortfalls on that class of notes to the extent not previously paid, with interest thereon; and]

o    [from any remaining amounts from the related loan group, to reimburse the enhancer for prior draws made on the policy in order to make interest payments on the related notes, with interest thereon, as provided in the insurance agreement;]

During the Revolving Periods, after the payments described above:

o    from remaining net principal collections from the related loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o    to deposit into the applicable funding account, any remaining net principal collections;

o    from the excess spread from each loan group to the related funding account, the aggregate amount of liquidation loss amounts incurred on the mortgage loans in that loan group in the related collection period, until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

                                                                   S-13

o    from the excess spread from one loan group to the funding account for the other loan group, the aggregate amount of liquidation loss amounts incurred on the mortgage loans in the other loan group in the related collection period, to the extent not previously paid, until the overcollateralization amount for that other loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

o    [from any remaining amounts from the related loan group, to reimburse the enhancer for prior related draws made on the policy, other than with respect to payments of interest on the related notes, with interest thereon, as provided in the insurance agreement;]

o    on and after the payment date in _____ 200_, from excess spread from each loan group, to deposit into the related funding account, until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

o    on and after the payment date in _____ 200_, if the total overcollateralization amount is less than the total overcollateralization target amount, from the excess spread from each loan group, to the related funding account, until the total overcollateralization amount is equal to the total overcollateralization target amount;

o    from any remaining excess spread from the related loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o    [from any remaining amounts from the related loan group, to pay to the enhancer any other amounts owed the enhancer under the insurance agreement;]

o    from any remaining excess spread from each loan group, to pay to the holders of the related notes, any unpaid interest shortfalls on the related notes due to the limitation on the note rate by the applicable net WAC rate, with interest thereon;

o    from any remaining excess spread from either loan group, to pay an amount equal to the additional balance increase amount for either loan group to the holders of the certificates;

o    from any remaining amounts, to pay to the indenture trustee or the paying agent, as applicable, any unpaid amounts owed to such party under the indenture; and

o    to pay any remaining amount to the holders of the certificates.

During the related Managed Amortization Period, after the payments described above under "During the Revolving Periods, Managed
Amortization Periods and Rapid Amortization Period":

o    from remaining net principal collections from the related loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o    from any remaining amounts from the related loan group, to pay principal on the related notes in an amount equal to the

                                                                   S-14

     related principal distribution amount, which includes liquidation loss amounts to the extent described in this prospectus supplement, until the note balance of those notes has been reduced to zero;

o    from the excess spread from a loan group for payment to the other loan group, the aggregate amount of liquidation loss amounts included in the principal distribution amount of that other loan group, to the extent not previously paid, until the note balance of those notes has been reduced to zero;

o    if the note balance of all of the classes of notes related to a loan group has been reduced to zero, from any remaining amounts related to the mortgage loans in that loan group, any remaining principal distribution amount for that loan group for payment to the holders of the notes related to the other loan group, until the note balance of those notes has been reduced to zero;

o    [from any remaining amounts from the related loan group, to reimburse the enhancer for prior related draws made on the policy, other than with respect to payments of interest on the related notes, with interest thereon, as provided in the insurance agreement;]

o    on and after the payment date in _____ 200_, from excess spread from each loan group, to pay principal on the related notes until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

o    on and after the payment date in _____ 200_, if the total overcollateralization amount is less than the total overcollateralization target amount, from the excess spread from each loan group, to pay principal on the related notes, until the total overcollateralization amount is equal to the total overcollateralization target amount;

o    from any remaining excess spread from each loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o    [from any remaining amounts from the related loan group, to pay to the enhancer any other amounts owed the enhancer under the insurance agreement;]

o    from any remaining excess spread from either loan group, to pay to the holders of the related notes, any unpaid interest shortfalls on the related notes due to the limitation on the note rate by the applicable net WAC rate, with interest thereon;

o    from any remaining excess spread from either loan group, to pay an amount equal to the additional balance increase amount for either loan group to the holders of the certificates;

o    from any remaining amounts, to pay to the indenture trustee or the paying agent, as applicable, any unpaid amounts owed to such party under the indenture; and

o    to pay any remaining amount to the holders of the certificates.

During the Rapid Amortization Period, after the payments described above under "During the Revolving Periods, Managed Amortization
Periods and Rapid Amortization Period":

                                                                   S-15

o    from any remaining amounts from the related loan group, to pay principal on the related notes in an amount equal to the related principal distribution amount, which includes liquidation loss amounts to the extent described in this prospectus supplement, until the note balance of those notes has been reduced to zero;

o    from the excess spread from a loan group for payment to the other loan group, the aggregate amount of liquidation loss amounts included in the principal distribution amount of that other loan group, to the extent not previously paid, until the note balance of those notes has been reduced to zero;

o    if the note balance of all of the classes of notes related to a loan group have been reduced to zero, from any remaining amounts related to the mortgage loans in that loan group, any remaining principal distribution amount for that loan group for payment to the holders of the notes related to the other loan group, until the note balance of those notes has been reduced to zero;

o    from principal collections, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o    [from any remaining amounts from the related loan group, to reimburse the enhancer for prior related draws made on the policy, other than with respect to payments of interest on the related notes, with interest thereon, as provided in the insurance agreement;]

o    on and after the payment date in _____ 200_, from excess spread from each loan group, to pay principal on the related notes until the overcollateralization amount for that loan group is equal to the related overcollateralization target amount, but only until the total overcollateralization amount equals the total overcollateralization target amount;

o    on and after the payment date in _____ 200_, if the total overcollateralization amount is less than the total overcollateralization target amount, from the excess spread from each loan group, to pay principal on the related notes, until the total overcollateralization amount is equal to the total overcollateralization target amount;

o    from any remaining excess spread from each loan group, to pay to the holders of the certificates, the related additional balance increase amount, if any;

o    [from any remaining amounts from the related loan group, to pay to the enhancer any other amounts owed the enhancer under the insurance agreement;]

o    from any remaining excess spread from each loan group, to pay to the holders of the related notes, any unpaid interest shortfalls on the related notes due to the limitation on the note rate by the applicable net WAC rate, with interest thereon;

o    from any remaining excess spread from either loan group, to pay an amount equal to the additional balance increase amount for either loan group to the holders of the certificates;

                                                                   S-16

o    from any remaining amounts, to pay to the indenture trustee or the paying agent, as applicable, any unpaid amounts owed to such party under the indenture; and

o    to pay any remaining amount to the holders of the certificates.

The portion of principal collections available to be applied towards the payment of principal on the notes will equal:

o        at any time during the revolving period, zero;

o    at any time during the managed amortization period, principal collections on the mortgage loans in the related loan group for that payment date that are not used to acquire additional balances or to pay any additional balance increase amount; and

o    at any time during the rapid amortization period, principal collections on the mortgage loans in the related loan group for that payment date.

During the revolving periods, principal collections will be applied to purchase additional balances and/or subsequent mortgage loans, to the extent available, and will also be applied to pay any amounts in respect of any related additional balance increase amount.
During the related managed amortization period, principal collections will continue to be used to purchase additional balances, to the extent available, and will also be applied to pay any amounts in respect of any related additional balance increase amount.
Principal collections will not be applied to acquire additional balances after the end of the related managed amortization periods.

In addition, on each payment date after the end of the related revolving period, to the extent of funds available for that purpose, holders of the related notes will be entitled to receive certain additional amounts in reduction of their note balance, generally equal to amounts necessary to increase the overcollateralization amount to the overcollateralization target amount, as described in this prospectus supplement, and any unfunded liquidation loss amounts.

Revolving Periods, Managed Amortization Periods and Rapid Amortization Periods

Each revolving period will be the period beginning on the closing date and ending on the earliest of ______ __, 200__, the occurrence of a managed amortization event, or the occurrence of a rapid amortization event.

Each managed amortization period will be the period beginning on the first day following the end of the revolving period for the related loan group and ending on the earlier of ______ __, 200__ and the occurrence of a rapid amortization event; and the rapid amortization period will be the period beginning on the earlier of the first day following the end of the managed amortization period for the related loan group and the occurrence of a rapid amortization event, and ending upon the termination of the issuing entity.

A rapid amortization event will include the following events:

o    the seller does not make any required payment or deposit under the purchase agreement (within the applicable grace period);

o    the seller fails to observe or perform in any material respect any other covenant or agreement in the purchase agreement, if the seller does not remedy the failure within 60 days after it has received notice;

                                                                   S-17

o    the seller provides representations and warranties pursuant to the purchase agreement which were materially incorrect at the time they were provided causing you to be adversely affected, if they continue to be materially incorrect for the cure period specified in the purchase agreement;

o    certain events of insolvency or receivership relating to the seller;

o    the issuing entity becomes subject to regulation by the Securities and Exchange Commission as an ''investment company''
     under the Investment Company Act of 1940;

o    a servicer default occurs and is unremedied and no successor servicer is appointed;

o    [a draw on the policy occurs and the enhancer is not reimbursed within the applicable cure period;]

o    the issuing entity is determined to be an association or publicly traded partnership taxable as a corporation for federal tax purposes;

o    [an even of default occurs under the insurance agreement; or]

o    an event of default under the indenture occurs and continues beyond the applicable cure period.

We refer you to "Description of the Securities—Glossary of Terms" in this prospectus supplement for a complete description of the rapid amortization events.

A managed amortization event, (i) with respect to the revolving period related to loan group I, will be deemed to occur on any date on which the amount on deposit in the group I funding account equals or exceeds $__________ and (ii) with respect to the revolving period related to loan group II, will be deemed to occur on any date on which the amount on deposit in the group II funding account equals or exceeds $__________.

We refer you to "Description of the Securities—Priority of Distributions" in this prospectus supplement for a description of the consequences of an amortization period.

Credit Enhancement and Other Support

The credit enhancement provided for the benefit of the noteholders will consist of:

o    excess interest;

o    overcollateralization;

o    cross-collateralization from mortgage loans in the other loan group, to the extent described in this prospectus supplement;

[o   the financial guaranty insurance policy; and]

[o   yield maintenance agreements in the case of the Class A-I-1 Notes and Class A-II-1 Notes.]

[We refer you to "The Enhancer" and "Description of the Policy" in this prospectus supplement.  We also refer you to "Yield
Maintenance Agreement Provider" and "Description of the Securities – The Yield Maintenance Agreements" in this prospectus supplement.]

To the extent the aggregate amount of liquidation loss amounts incurred on the group I loans are not covered by the credit

                                                                   S-18

enhancement listed above, liquidation loss amounts will be allocated to, and will reduce the principal balance of, the Class A-I-1 notes.  To the extent the aggregate amount of liquidation loss amounts incurred on the group II loans are not covered by the credit enhancement listed above, liquidation loss amounts will be allocated to, and will reduce the principal balance of, the Class A-II-1 notes and the Class A-II-2 notes.  Any such reductions in the principal balances of the Class A-II-1 notes and the Class A-II-2 notes will be allocated to such notes on a pro rata basis.

Optional Redemption

A principal payment may be made to redeem the notes upon the exercise by [the master servicer] of its option to purchase the mortgage loans after the aggregate note balance of the notes is reduced to an amount less than [__%] of the initial aggregate note balance of the notes.  The purchase price payable by the master servicer for the mortgage loans will be the sum of:

o    the aggregate outstanding principal balance of the mortgage loans, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the mortgage loans through the day preceding the payment date of purchase, and the fair market value of real estate acquired by foreclosure;

o    an amount equal to any unpaid interest shortfalls on the notes due to the applicable net WAC rate plus accrued and unpaid interest on these interest shortfalls; and

[o   all amounts due and owing to the enhancer.]

We refer you to "Description of the Securities—Maturity and Optional Redemption" in this prospectus supplement and "Description of the Securities—Termination; Optional Purchase of Mortgage Loans" in the attached prospectus for further information.

Events of Default

If an event of default under the indenture occurs, [the indenture trustee, acting on the direction of the enhancer, if the enhancer is not then in default under the insurance policy, or] the holders of notes representing a majority of the note balance[, if the enhancer is in default under the insurance policy,] may declare all notes to be due and payable immediately.

An event of default will include the following events:

o    a default in the payment of principal or interest on a note that continues for five days;

o    the issuing entity fails to observe or perform in any material respect any other covenant or agreement in the indenture, if the issuing entity does not remedy the failure within 30 days after it has received notice;

o    the issuing entity provides representations and warranties pursuant to the indenture which were materially incorrect at the time they were provided causing you to be adversely affected, if they continue to be materially incorrect for 30 days; and

o    certain events of insolvency or receivership relating to the seller.

                                                                   S-19

Additionally, if an event of default under the indenture occurs and is not remedied within the applicable cure period, a rapid amortization period will commence.

We refer you to "The Agreements—The Trust Agreement and the Indenture—Events of Default; Rights Upon Event of Default" in this prospectus supplement for a description of the events of default and the remedies available to noteholders upon their occurrence.  We also refer you to "Description of the Securities—Priority of Distributions" in this prospectus supplement for a description of the consequences of a rapid amortization event.

ERISA Considerations

The notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and Keogh plans.  However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code
of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Material Federal Income Tax Considerations

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuing entity, nor any portion of the issuing entity as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of Section
7701(i) of the Internal Revenue Code of 1986, as amended.  In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

For further information regarding material income tax considerations in respect of an investment in the notes, we refer you to
"Material Federal Income Tax Considerations" and "State and Other Tax Consequences"  in this prospectus supplement and "Material
Federal Income Tax Consequences" and "State and Other Tax Consequences" in the attached prospectus.

Ratings

It is a condition to the issuance of the notes that they receive the ratings shown on page S-[6] of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization.  A security rating does not address the frequency of prepayments of or draws on the mortgage loans, the likelihood of the receipt of any amounts in respect of interest shortfalls or any corresponding effect on the yield to investors.

                                                                   S-20

[The ratings will not address the likelihood that required payments will be made by the provider of the yield maintenance agreements.]

We refer you to ["Description of the Securities – The Yield Maintenance Agreements"  and] "Ratings" in this prospectus supplement for further information.

Affiliations

Wachovia Bank, National Association, which is the sponsor, is the indirect parent of the depositor and the seller, and an affiliate of Wachovia Capital Markets, LLC, the underwriter.  There are no additional relationships, agreements, or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered notes.

                                                                   S-21

                                                             RISK FACTORS

         The notes are not suitable investments for all investors.  In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

         The notes are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider the following risk factors in connection with the purchase of the notes.

The mortgaged properties might not    Although the mortgage loans are secured by liens on mortgaged properties, this
be adequate security for the          collateral may not give assurance of repayment of the mortgage loans
mortgage loans.                       comparable to the assurance of repayment that many first lien lending programs provide, and the mortgage loans, especially those with high combined loan-to-value ratios, may have risk of repayment characteristics more similar to unsecured consumer loans.

                                      Approximately ____% and ____% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans in loan group I, and approximately
                                      ____% and ____% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans in loan group II, are secured by second and third mortgages, respectively, that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs.  If the related servicer determines that it would be uneconomical to foreclose on the related mortgaged property, that servicer may write off the entire outstanding principal balance of the related mortgage loan.  These considerations will be particularly applicable to mortgage loans secured by second or third mortgages that have high combined loan-to-value ratios because, in these cases, the related servicer is more likely to determine that foreclosure would be uneconomical.  These losses will be borne by the noteholders if the applicable credit enhancement is insufficient to absorb them.

                                                                   S-22

                                      Defaults on mortgage loans are generally expected to occur with greater frequency in their early years.  The rate of default of mortgage loans secured by junior mortgages may be greater than that of mortgage loans secured by senior mortgages on comparable properties.

                                      We cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the residential real estate market experiences an overall decline in value, this could extinguish the value of the interest of a junior mortgagee in the mortgaged property before having any adverse effect on the interest of the related senior mortgagees.

Dependency on the creditworthiness    As a result of the above considerations, the underwriting standards and
of the mortgagors.                    procedures applicable to the mortgage loans, as well as the repayment prospects of the mortgage loans, may be more dependent on the creditworthiness of the borrower and less dependent on the adequacy of the mortgaged property as collateral than would be the case under many first lien lending programs.  Future adverse changes in the borrower's economic circumstances may have a significant effect on the likelihood of repayment, since additional draws on the mortgage loans may be made by the borrower in the future up to the applicable credit limit.  Although the mortgage loans are generally subject to provisions whereby the related servicer may reduce the applicable credit limit as a result of a material adverse change in the borrower's economic circumstances, the related servicer generally will not monitor for these changes and may not become aware of them until after the borrower has defaulted.  Under certain circumstances, a borrower with a mortgage loan may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances.

                                      Under the home equity program of the seller relating to the mortgage loans, the seller generally qualifies mortgagors based on an assumed payment that reflects a loan rate significantly lower than the related maximum loan rate.  The repayment of any mortgage loan may thus be dependent on the ability of the related mortgagor to make larger interest payments if the loan rate of the related mortgage loan is adjusted during the life of the mortgage loan.

                                      Future changes in a borrower's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce.  Any increase in prevailing market interest rates may adversely affect a borrower by increasing debt service on the related mortgage loan or other similar debt of the borrower.  In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the

                                                                   S-23

                                      borrower's ability to pay principal and interest on the senior mortgage loan.
                                      For example, these changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate on the loan increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate.  Specific information about these senior mortgage loans, other than the amount of these loans at origination of the corresponding mortgage loan, is not available, and we are not including it in this prospectus supplement.

                                      General economic conditions, both on a national and regional basis, will also have an impact on the ability of borrowers to repay their mortgage loans.
                                      Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, as a result, will experience higher rates of loss and delinquency than mortgage loans generally.
                                      For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, power shortages, eruptions or riots.  The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The mortgage loans may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.  You should note that approximately ____%, ____%, ____%, ____% and ____% (by aggregate principal balance as of the cut-off date) of the mortgage loans in loan group I are secured by mortgaged properties located in the states of ___________, ___________,
                                      ___________, and ___________ and approximately ____%, ____%, ____% and ____% (by aggregate principal balance as of the cut-off date) of the mortgage loans in loan group II are secured by mortgaged properties located in the states of
                                      ___________, ___________, ___________, and ___________, respectively.

                                      In addition, any change in the deductibility for federal income tax purposes of interest payments on home equity loans such as the mortgage loans may also have an adverse impact on the ability of borrowers to repay their mortgage loans.

The application of the net WAC rate   The note rate on the Class A-I-1 and the Class A-II-1 notes will be a floating
may reduce the note rate on the       rate based on LIBOR, generally limited by the applicable net WAC rate.
notes.
                                      [The note rate on the Class A-II-2 notes is subject to adjustment monthly pursuant to the auction procedures described in Annex I to this prospectus supplement.  Since the note rate on the Class A-II-2 notes may be capped by the applicable net WAC rate, the yield to the holders of the Class A-II-2 notes may be lower than a yield based upon the auction procedures.  The note rate on the

                                                                   S-24

                                      Class A-II-2 notes will also be capped by the maximum auction rate, which will equal LIBOR plus ____% per annum or, if the Class A-II-2 notes are rated less than "AAA" and "Aaa" by Standard & Poor's and Moody's respectively, LIBOR plus
                                      ____% per annum.  However, in no event will the maximum auction rate on the Class
                                      A-II-2 notes exceed the lesser of the applicable net WAC rate or ____% per annum.  In addition, if the Class A-II-2 notes are no longer held in book-entry form, the Class A-II-2 notes will no longer be offered and sold pursuant to the auction procedures and the note rate for the Class A-II-2 notes will be equal to the lesser of the maximum auction rate or the applicable net WAC rate.  If there are not sufficient bids for the Class A-II-2 notes at a rate at which the holder of the Class A-II-2 notes would desire to sell, the holder will be required to hold their Class A-II-2 notes for an indefinite period of time.]

                                      The loan rates of the mortgage loans in both loan groups adjust based on the prime rate.  As such, if LIBOR rises and the prime rate decreases or does not increase as fast as LIBOR, the holders of the notes could receive interest at a rate less than LIBOR plus the specified margin due to these limitations on the note rate.  In addition, the weighted average loan rate of the mortgage loans will change, and may decrease over time due to scheduled amortization of the mortgage loans, prepayments of mortgage loans, transfers to the depositor of subsequent mortgage loans and repurchases of mortgage loans by the seller or the
                                      related servicer.   We cannot assure you that the weighted average loan rate of the mortgage loans will not decrease after the date of initial issuance of the notes.

                                      The holders of the notes will be entitled to recover interest shortfalls, in excess of the applicable net WAC rate cap, on any payment date from excess cash flow from the related mortgage loans, if any, available for that purpose.  No assurance can be given that there will be excess cash flow available to make such interest payments. [The policy does not cover any interest shortfalls on the notes that result from an application of the net WAC rate cap.  The yield maintenance agreements are intended to partially mitigate the interest rate risk that could result from limitations on the note rate of the Class A-I-1 notes and the Class A-II-1 notes, by the weighted average of the net loan rates on the related mortgage loans.  The Class A-II-2 notes will not be entitled to receive payments under either yield maintenance agreement.  The policy does not cover any payments that are required to be made under the yield maintenance agreements.  If payments are not made as required under either yield maintenance agreement, those amounts will only be paid if excess cash flow is available for that purpose. Each yield maintenance agreement will terminate on the payment date occurring in
                                      ___________ 200__.]

                                                                   S-25

Yield and prepayment considerations   The yield to maturity of notes will depend on the rate and timing of principal
on the notes.                         payments, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases of the mortgage loans in the related loan group, the rate and timing of draws on the mortgage loans in the related loan group, and the price you pay for your notes.  This yield may be adversely affected by a higher or lower than anticipated rate of principal payments or draws on the related mortgage loans.  The mortgage loans may be prepaid in full or in part without penalty.  The rate and timing of defaults on the mortgage loans will also affect the yield to maturity of the notes.

                                      During the revolving period for a loan group, if the depositor does not sell enough additional balances on the mortgage loans to the issuing entity or does not purchase enough subsequent mortgage loans, the issuing entity will not fully apply amounts on deposit in the funding account to the purchase of additional balances on the mortgage loans or subsequent mortgage loans by the end of the revolving period.  These remaining amounts, after giving effect to the purchase by the issuing entity of all additional balances and subsequent mortgage loans, including any purchase on the date on which the revolving period ends, and payments to the certificateholders in respect of any additional balance increase amount, will be paid to the holders of the related notes on a pro rata basis as principal on the first payment date following the end of the revolving period.
                                      See "Yield and Prepayment Considerations" in this prospectus supplement.

Limitations on the repurchase or      We cannot assure you that, at any particular time, the seller will be able,
replacement of defective mortgage     financially or otherwise, to repurchase or replace defective mortgage loans as
loans by the seller.                  described in this prospectus supplement.  Events relating to the seller and its operations could occur that would adversely affect the financial ability of the seller to repurchase defective mortgage loans from the issuing entity, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets.  If the seller does not repurchase or replace a defective mortgage loan, then the related servicer, on behalf of the issuing entity, will try to recover the maximum amount possible with respect to that defective mortgage loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the credit enhancement does not cover this delay or loss.

Modification of mortgage loans by     In accordance with the servicing agreement, the [master servicer] [related
the [master servicer]                 subservicer] may grant the request of a mortgagor of a mortgage loan to either:
[subservicers].
                                      o        change the interest rate payable on the related mortgage loan;

                                                                   S-26

                                      o        increase the credit limit on the related mortgage loan above the limit stated in the related credit line agreement;

                                      o        refinance the existing senior lien or place a new senior lien related to a mortgage loan resulting in a CLTV Ratio above the previous CLTV Ratio for that loan; or

                                      o        make any other material modification to the related mortgage loan;

                                      [provided, however, that without the consent of the enhancer, the aggregate amount of mortgage loans so modified may not exceed 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.]

                                      Any material change to the characteristics of a mortgage loan may affect the timing and payments of amounts available from collections in respect of that mortgage and cause shortfalls or delays in payments to noteholders.  In addition, any decrease in the interest rate on a mortgage loan will have the effect of lowering the weighted average loan rate of the mortgage loans in a loan group and may limit the pass-through rate on the related notes.

Possible variations in the            Each subsequent mortgage loan will satisfy the eligibility criteria referred to
subsequent mortgage loans from the    in this prospectus supplement at the time the depositor transfers it to the
initial mortgage loans.               issuing entity.  However, [if acceptable to the enhancer,] the depositor may acquire subsequent mortgage loans using credit criteria different from those it applied to the initial mortgage loans.  As such, these subsequent mortgage loans may be of a different credit quality from the initial mortgage loans.  Thus, after the transfer of subsequent mortgage loans to the issuing entity, the aggregate characteristics of the mortgage loans in a loan group may vary from those of the initial mortgage loans in that loan group.  See "Description of the
                                      Mortgage Loans—The Funding Account; Conveyance of Additional Balances and
                                      Subsequent Mortgage Loans" in this prospectus supplement.

Legal considerations present          The mortgage loans are secured by mortgages.  With respect to mortgage loans that
certain risks.                        are secured by first mortgages, the related servicer may, under certain circumstances, agree to a new mortgage lien on the related mortgaged property having priority over that mortgage.  Mortgage loans secured by second or third mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any senior mortgage loans and prior statutory liens have been satisfied.  If these proceeds are insufficient to satisfy these senior loans and prior liens in the aggregate, the issuing entity, and accordingly, the noteholders, will bear the risk of delay in distributions while the related servicer obtains a deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the

                                                                   S-27

                                      related servicer cannot obtain or realize upon that deficiency judgment.  See
                                      "Certain Legal Aspects of Mortgage Loans" in the prospectus.

Some interests could have priority    The depositor will represent and warrant in the transfer agreement that the
over the indenture trustee's          depositor or the issuing entity will be the sole legal owner of each mortgage
interest in the mortgage loans,       loan, free and clear of any encumbrance or lien (other than any lien arising
which could cause delayed or          under the transaction documents). If this representation and warranty were found
reduced distributions on the notes.   not to be true, however, distributions to holders of notes could be delayed or reduced.

                                      The indenture trustee will not physically possess the mortgage notes and mortgages related to the mortgage loans transferred to the issuing entity.
                                      Instead, the bank will hold the mortgage notes and mortgages as custodian on behalf of the indenture trustee. The mortgage notes and mortgages will not be endorsed or otherwise marked to reflect the transfer to the indenture trustee, and assignments of the mortgages to the indenture trustee will not be prepared or recorded. As a result, if a third party were to obtain physical possession of the mortgage notes without actual knowledge of the prior transfer to the indenture trustee, the indenture trustee's interest in the mortgage notes and mortgages could be defeated, thereby likely resulting in delays or reductions in distributions on the notes.

[The indenture trustee may not have   The master servicer will be permitted to commingle collections on the mortgage
a perfected interest in collections   loans with its own funds, and may use the commingled funds for its own benefit.
commingled by the master servicer     See "The Agreements—The Servicing Agreement" in this prospectus supplement. The
with its own funds, which could       indenture trustee may not have a perfected interest in these amounts, and thus
cause delayed or reduced              distributions on the notes could be delayed or reduced if the master servicer
distributions on the notes.           were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the servicing agreement.]

[The conservatorship, receivership,   The seller is the seller of the mortgage loans (including the additional
bankruptcy, or insolvency of the      balances) to the depositor. The seller is a national bank, and its deposits are
seller, the depositor, or the         insured by the Federal Deposit Insurance Corporation (the "FDIC"). If certain
issuing entity could result in        events occur relating to the seller's financial condition or the propriety of its
delayed or reduced distributions on   actions, the FDIC may be appointed as conservator or receiver for the seller.
the notes.
                                      The seller treats its transfer of the mortgage loans to the depositor as a sale.
                                      Arguments may be made, however, that the transfers of the mortgage loans constitute only the grant of a security interest under applicable law.

                                      Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the mortgage loans if:

                                      o    the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

                                                                   S-28

                                      o    the financial institution received adequate consideration for the transfer;

                                      o    the parties intended that the transfer constitute a sale for accounting purposes; and

                                      o    the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

                                      The seller's transfer of the mortgage loans is intended to satisfy all of these conditions.

                                      If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the seller's transfer of the mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the
                                      FDIC in making a decision could result in delays or reductions in distributions on the notes. If the FDIC were successful in any of these actions, moreover, holders of the notes may not be entitled under applicable law to the full amount of their damages.

                                      Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the seller's transfer of the mortgage loans, distributions to holder of the notes could be delayed or reduced if the bank entered conservatorship or receivership.

                                      The seller will be the owner of the excluded draws. The FDIC may assert that even if the transfer of the mortgage loans generally cannot be reclaimed, recovered, or recharacterized, the seller retains rights in the mortgage loans related to the excluded draws and that the existence of these rights permits the FDIC to compel the sale of the related mortgage loans, even if the issuing entity, the indenture trustee, or the holders of the notes object to the sale. If that occurs, delays or reductions in payments on the notes could result.

                                      The FDIC may be able to obtain a stay of any action by the issuing entity, the indenture trustee, or any holders of notes to enforce any obligations of the seller under any transaction document or to collect any amount owing by the seller under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the indenture trustee. The delay caused by any of these actions could result in losses to holders of the notes.

                                                                   S-29

                                      The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

                                      o    authorize the seller to stop servicing the mortgage loans or to stop providing administrative services to the depositor or the issuing entity;

                                      o    prevent the appointment of a successor servicer or the appointment of a successor administrator for the depositor or the issuing entity;

                                      o    alter the terms on which the seller continues to service the mortgage loans or to provide administrative services to the depositor or the issuing entity, including the amount or the priority of the fees paid to the seller;

                                      o    authorize the seller to refuse to perform its obligations under the sale agreement, including its obligations to make payments or to repurchase mortgage loans;

                                      o    prevent or limit the commencement of a managed amortization period or a rapid amortization period of the notes, or instead do the opposite and require those to commence; or

                                      o    prevent or limit the continued transfer of additional balances or mortgage loans to the depositor, or instead do the opposite and require those to continue.

                                      If any of these events were to occur, the indenture trustee's rights under the transaction documents may be limited or eliminated. Such a repudiation by the
                                      FDIC could also excuse the other parties to the transactions documents from performing any of their obligations. Payments to holders of the notes could be delayed or reduced. Holders of the notes also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

                                      The depositor is a wholly-owned indirect subsidiary of the seller. Certain banking laws and regulations may apply not only to the seller but to its subsidiaries as well. If the depositor were found to have violated any of these laws or regulations, holders of the notes could suffer a loss on their investment.

                                      Arguments also may be made that the FDIC's rights and powers extend to the depositor and the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the notes under the transaction documents. If the FDIC were to take this position, losses to holders of the notes could result.

                                                                   S-30

                                      In addition, no assurance can be given that the FDIC would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the issuing entity on an interim or a permanent basis. If this were to occur, distributions on the notes could be delayed or reduced.

                                      Furthermore, if a conservator or receiver for the seller were to argue that any of the conservator's or receiver's administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the indenture trustee receives any payments, which could result in losses to holders of the notes.

                                      The depositor and the issuing entity have been established so as to minimize the risk that either of them would become insolvent or enter bankruptcy.
                                      Nevertheless, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the depositor or the issuing entity were to become insolvent or were to enter bankruptcy, distributions on the notes could be delayed or reduced.
                                      Risks also exist that, if the depositor or the issuing entity were to enter bankruptcy, the other entity and its assets (including the mortgage loans) would be treated as part of the bankruptcy estate.

                                      Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the seller, the depositor, the issuing entity, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the notes.

                                      There may be other possible effects of a receivership, conservatorship, bankruptcy, or insolvency of the seller, the depositor, or the issuing entity that could result in delays or reductions in distributions on the notes.]

[Regulatory action with respect to    The seller is regulated and supervised by the Office of the Comptroller of the
the seller could result in losses.    Currency, the FDIC, and the Board of Governors of the Federal Reserve System.
                                      These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the seller and its affiliates.

                                      If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the seller or its affiliates, that authority may have the power to order the seller or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the seller or the

                                                                   S-31

                                      related affiliate probably would not be liable to holders of notes for contractual damages for complying with such an order, and holders of notes would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, distributions on the notes could be delayed or reduced.

                                      In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee
                                      (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant issuing entity in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.]

[Payments to and Rights of            The bankruptcy or insolvency of a seller could result in delays or reductions in
Investors Adversely Affected by       payments on the notes.  Each seller will represent and warrant that the transfer
Bankruptcy or Insolvency of Seller    of each loan to the depositor is a sale.  If a seller were to become the subject of a bankruptcy or other insolvency case, and a party in interest (including such seller itself) were to take the position that the transfer of the loans to the depositor should be recharacterized as the grant of a security interest in such loans to secure a borrowing of such seller, delays in payments on the notes could result.  If a court were to adopt such position, then delays or reductions in payments on the notes could result.

                                      The seller may be an affiliate of the depositor. If it is, the seller and the depositor have taken steps to minimize the risk that in the event the seller were to become the subject of a bankruptcy or insolvency proceeding, a court would order that the depositor's assets and liabilities be substantively consolidated with those of the seller. Nevertheless, if a party in interest (including the seller itself) asserted that the depositor's assets and liabilities should be consolidated with those of the seller, delays in payments on the notes could result.  If the court ordered that the depositor's assets and liabilities be consolidated with those of the seller, there could be delays or reductions in payments on the notes.

                                      Should a seller go into bankruptcy or other insolvency proceedings, there could be other adverse effects on the holders of the notes that could result in delays or reductions in payments on the notes.  These adverse effects could include, but may not be limited to, one or more of the following.  Any action by the depositor, the issuing entity, the trustee, or the holders of the notes to enforce any obligations of the seller under any transaction document (including repurchase obligations) or to collect any amount owing by the seller under any transaction document may be prohibited unless the permission of the court is obtained.  In addition, the seller may be able to repudiate any transaction

                                                                   S-32

                                      document to which it is a party.  A repudiation of such an agreement would excuse the seller from performing any of its obligations (including payment or repurchase obligations) under the agreement and any of the rights of the seller under the agreement that have been assigned to the issuing entity or the trustee may be limited or eliminated.  Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

                                      Under certain circumstances only a portion of each loan may be transferred to the depositor and by the depositor to the issuing entity, and the remainder of the loan may be retained by the seller. Under such circumstances, regardless of whether the transfer of the portion of the loan to the depositor constitutes an absolute assignment, a party in interest (including the seller itself) could request the court to authorize the sale of the entire loan, including the portion that has been transferred to the depositor and then to the issuing entity. The court could order such a sale without the consent, and even over the objection, of the issuing entity, the trustee, the depositor, and the holders of the notes.
                                      If a party in interest requests such a sale, delays in payments on the notes could result. If the court orders such a sale, there could be delays or reductions in payments on the notes.

                                      Under certain circumstances, the seller may have an interest in a reserve fund established for the benefit of the notes. If the seller is in bankruptcy, the issuing entity and the trustee may be prohibited from making payments from that reserve fund without the permission of the court, thereby resulting in delays or reductions in payments on the notes.

                                      There may also be other possible effects of a bankruptcy or insolvency of a seller that could result in delays or reductions in payments to the holders of the notes. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of a seller, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the notes.]

[Payments to and Rights of            A bankruptcy or insolvency of the servicer could result in delays or reductions
Investors Adversely Affected by       in payments on the notes. The servicer will be permitted to commingle collections
Bankruptcy or Insolvency of Servicer  on the loans with its own funds for the periods of time specified in the documents.  See "The Agreements — The Servicing Agreement — Collection and Other
                                      Servicing Procedures" in this prospectus supplement.  In the event of a bankruptcy or insolvency of the servicer, the depositor, the issuing entity, the trustee, and the holders of the notes may not have a perfected interest in any collections on loans that are in the servicer's possession at the time of the commencement of the bankruptcy or insolvency proceeding. The servicer may not be required to turn over to the issuing entity or the trustee any collections on

                                                                   S-33

                                      loans that are in its possession at the time it goes into bankruptcy or insolvency proceedings.

                                      To the extent that the servicer has commingled collections of loans with its own funds, the holders of the notes may be required to return to the servicer as preferential transfers all payments received on the notes during the one year prior to the bankruptcy.

                                      If the servicer is in bankruptcy or insolvency proceedings, it may stop performing its functions as servicer, and it may be difficult to find a third party to act as successor servicer.  Alternatively, the servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer.  If it would be difficult to find a third party to act as successor servicer, the trustee, as a practical matter, may have no choice but to agree to the demands of the servicer.  The servicer may also have the power to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the depositor, the issuing entity, the trustee, or the holders of the notes and without complying with the requirements of the applicable documents.

                                      Any action by the depositor, the issuing entity, the trustee, or the holders of the notes to enforce any obligations of the servicer under the applicable documents or to collect any amount owing by the servicer under the applicable documents, may be prohibited unless the permission of the applicable court or official is obtained.

                                      If the servicer is in bankruptcy or insolvency proceedings, then, despite the terms of the documents, the depositor, the issuing entity, the trustee, and the holders of the notes may be prohibited from terminating the servicer and appointing a successor servicer.

                                      The occurrence of any of these events could result in delays or reductions in payments to the holders of the notes. There may also be other possible effects of a bankruptcy or insolvency of the servicer that could result in delays or reductions in payments to the holders of the notes. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of the servicer, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the notes.]

[Payments to and Rights of            The servicer will be permitted to commingle collections on the loans with its own
Investors Adversely Affected by       funds for the periods of time specified in the applicable agreements.  See "The
Servicer Defaults                     Agreements — The Servicing Agreement — Collection and Other Servicing Procedures"
                                      in this prospectus supplement.  The depositor, the issuing entity, the trustee, and the holders of the notes may not have a perfected interest in collections on the loans in the possession of the servicer, and thus if the servicer is unable or fails to perform its obligation to turn over collections to the trustee, payments on the notes could be delayed or reduced.]

                                                                   S-34

[Payments to Investors Adversely      The seller will represent, warrant, and covenant that the depositor has a first
Affected if Other Liens Have          priority perfected ownership interest in the loans. The depositor will represent,
Priority Over the Rights of the       warrant, and covenant that the issuing entity has a first priority perfected
Investors                             ownership or security interest in the loans. With respect to notes that it issues, the issuing entity will represent, warrant, and covenant that the indenture trustee has a first priority security interest in the loans.  If any of these representations, warranties, or covenants is breached, then other liens may have priority over the rights of the issuing entity and the trustee in the loans, and delays or reductions in payments on the securities may result.

                                      The loan files will not be delivered to the trustee or a custodian.  Instead, the loan files will be retained by the seller and UCC financing statements will be filed to perfect each of these transfers.  The seller will indicate on its computer records that the loans have been sold to the depositor, transferred by the depositor to the issuing entity, and, in the case of notes, transferred by the issuing entity to the indenture trustee, but the physical loans files and the notes or contracts will not be stamped or otherwise marked to reflect the various transfers.  As a result, if a third party were to obtain physical possession of the loan files without actual knowledge of the prior transfers to the depositor, the issuing entity, and the trustee, the interests of the issuing entity and the trustee in the loans could be defeated, thereby likely resulting in delays or reductions in payments on the securities.

                                       If there is more than one original of any loan, and a third party (other than the trustee or its custodian ) were to obtain physical possession of the duplicate original without actual knowledge of the prior transfers to the depositor, the issuing entity, and the trustee, the interests of the issuing entity and the trustee in the related loans could be defeated, thereby possibly resulting in delays or reductions in payments on the securities.]

[Payments to and Rights of            The depositor and each issuing entity will be established so as to minimize the
Investors Adversely Affected by       risk that it would become insolvent or enter bankruptcy. Nevertheless, the
Bankruptcy of Depositor or Issuing    depositor and each issuing entity may be eligible to file for bankruptcy, and no
Entity                                assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the depositor or an issuing entity were to become insolvent or were to enter bankruptcy, distributions on the securities could be delayed or reduced.]

Limitations of, and the possible      Credit enhancement and other support will be provided for the notes in the form
reduction and substitution of,        of:
credit enhancement and other          o        excess interest collections from the mortgage loans, if available;

                                                                   S-35

support.                              o        overcollateralization and cross-collateralization, to the extent described in this prospectus supplement; and

                                      o        [the policy, to the limited extent described in this prospectus supplement; and]

                                      o        [yield maintenance agreements, in the case of the Class A-I-1 Notes and the Class A-II-1 Notes.]

                                      None of the seller, the depositor, the master servicer, the subservicers, the paying agent, the indenture trustee or any of their respective affiliates will be required to take any other action to maintain, or have any obligation to replace or supplement, this credit enhancement or other support or any rating of the notes.  To the extent that losses are incurred on the mortgage loans that are not covered by excess interest collections, overcollateralization, cross-collateralization or [the policy] (in each case, to the extent described in this prospectus supplement), securityholders, including the holders of the notes, will bear the risk of those losses.

Social, economic and other factors    The ability of the issuing entity to purchase subsequent mortgage loans is
could affect the purchase of          largely dependent upon whether mortgagors perform their payment and other
subsequent mortgage loans.            obligations required by the related mortgage loans in order that those mortgage loans meet the specified requirements for transfer on a subsequent transfer date as a subsequent mortgage loan.  The performance by these mortgagors may be affected as a result of a variety of social and economic factors.  Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.  However, we cannot predict whether or to what extent economic or social factors will affect the performance by the related mortgagors and the availability of subsequent mortgage loans.

                                                                   S-36

Limited liquidity of the notes may    A secondary market for the notes may not develop.  Even if a secondary market
limit the ability to sell the notes   does develop, it might not provide you with liquidity of investment or continue
or realize a desired yield.           for the life of the notes.  Neither the underwriters nor any other person will have any obligation to make a secondary market in the notes.  Illiquidity means investors may not be able to find a buyer for the notes readily or at prices that will enable them to realize a desired yield.  Illiquidity can have a severe adverse effect on the market value of the notes.

The limited assets of the issuing     The notes will be payable solely from the assets of the issuing entity.  There
entity for making payments on the     can be no assurance that the market value of the assets owned by the issuing
notes may not be sufficient to        entity will be equal to or greater than the total principal amount of the notes
distribute all payments due on the    outstanding, plus accrued interest.  Moreover, if the assets owned by the issuing
notes.                                entity are ever sold, the sale proceeds will be applied first to reimburse the indenture trustee, master servicer, subservicers, paying agent [and enhancer] for their unpaid fees and expenses before any remaining amounts are distributed to noteholders.

                                      In addition, at the times specified in this prospectus supplement, mortgage loans may be released to the holders of the certificates.  Once released, those assets will no longer be available to make payments to noteholders.

                                      You will have no recourse against the depositor, the seller, the master servicer, the subservicers or any of their affiliates, if any required distribution on the notes is not made or for any other default.  The only obligations of the seller with respect to the issuing entity or the notes would result from a breach of the representations and warranties that the seller makes concerning the issuing entity assets.

The return on your notes could be     The Servicemembers' Civil Relief Act, or Relief Act,  provides relief to
reduced by shortfalls due to the      borrowers who enter active military service and to borrowers in reserve status
Servicemembers' Civil Relief Act      who are called to active duty after the origination of their mortgage loan.

                                      The Relief Act provides generally that a borrower who is covered by the Relief
                                      Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Any resulting interest shortfalls are not required to be paid by the borrower at any future time.

                                      The servicers are not required to advance these shortfalls as delinquent payments
                                      [and the shortfalls are not covered by the policy or the yield maintenance agreements].

                                      Interest shortfalls on the mortgage loans due to the application of the Relief
                                      Act or similar legislation or regulations will not be paid by excess interest or otherwise on any payment date.

                                                                   S-37

                                      The Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.

                                      We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.  See
                                      "Certain Legal Aspects of Mortgage Loans—Servicemembers' Civil Relief Act and
                                      Similar Laws" in the prospectus.

Consequences of owning book-entry     Limit on Liquidity of Notes.  Issuance of the offered notes in book-entry form
notes.                                may reduce the liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

                                      Limit on Ability to Transfer or Pledge.  Since transactions in the book-entry notes can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

                                      Delays in Payments.  You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the paying agent to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.  We refer you to "Description of the
                                      Securities—Book-Entry Notes" in this prospectus supplement for more detail.

                                                                   S-38

                                                             INTRODUCTION

         The issuing entity will be a Delaware  statutory  trust that will be formed under the trust  agreement,  to be dated as of the closing date,  between the depositor and the owner  trustee.  The issuing  entity will issue  $____________  of Wachovia  Asset Funding
Trust,  LLC  Asset-Backed  Notes,  Series 200_-_.  These notes will be issued under the indenture,  to be dated as of the closing date, between the issuing entity,  the indenture  trustee and the paying agent.  The indenture is governed under the laws of the State of New
York.  Under the trust  agreement,  the issuing  entity will issue the Wachovia  Asset Funding Trust,  LLC  Asset-Backed  Certificates,
Series 200_-_.  The notes and the  certificates  are  collectively  referred to in this prospectus  supplement as the securities.  Only the notes are offered by this prospectus supplement.

         On the closing date,  the depositor  will transfer to the issuing  entity two groups of mortgage loans that, in the aggregate, will  constitute  a mortgage  pool.  All of the initial  mortgage  loans will be sold by the seller to the  depositor,  pursuant to the mortgage  loan  purchase  agreement,  referred to in this  prospectus  supplement as the purchase  agreement.  The depositor  will then transfer the initial  mortgage  loans to the issuing  entity  pursuant to the trust  agreement.  The trust  agreement also states that, although it is intended that the  conveyance by the depositor to the issuing  entity of the mortgage  loans be construed as a sale, the conveyance of the mortgage  loans shall also be deemed to be a grant by the depositor to the issuing  entity of a security  interest in the  mortgage  loans and  related  collateral.  Simultaneously  with the  issuance  of the notes,  the  issuing  entity will pledge the mortgage loans and the other assets constituting the collateral to the indenture trustee to secure the notes.

         The issuing  entity will be entitled to all payments of principal  and interest in respect of the mortgage  loans  received on or after the cut-off date or the  subsequent  cut-off date, as applicable,  other than amounts that relate to additional  balances that are not conveyed to the issuing entity.

         We have defined certain  significant  terms in the section titled  "Description of the  Securities—Glossary  of Terms" in this prospectus  supplement.  Capitalized terms used in this prospectus  supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.

                                                   DESCRIPTION OF THE MORTGAGE LOANS

General

         The  statistical  information  presented in this prospectus  supplement  relates to the mortgage loans conveyed to the issuing entity on the closing date, or the initial  mortgage loans.  Unless otherwise  indicated,  all percentages set forth in this prospectus supplement are approximate  and are based upon the aggregate  principal  balance of the initial  mortgage loans as of the cut-off date.
The "principal  balance" of a mortgage  loan,  other than a liquidated  mortgage loan, on any day is equal to the principal  balance of that mortgage loan as of the cut-off date or, in the case of a subsequent  mortgage loan,  the related  subsequent  cut-off date,  plus
(1) any  additional  balances in respect of that mortgage  loan conveyed to the issuing  entity,  minus  (2) all  collections  credited against the  principal  balance of that  mortgage  loan in accordance  with the related  credit line  agreement  prior to that day. The
"principal balance" of a liquidated  mortgage loan after final recovery of substantially all of the related liquidation  proceeds which the [master  servicer]  reasonably  expects to receive will be zero. The mortgage loans will be revolving credit line loans,  which are home equity loans or portions of the balances of home equity revolving credit lines.

                                                                   S-39

         Mortgage  loans conveyed to the issuing entity after the closing date, or subsequent  mortgage  loans,  will be selected using generally the same criteria as that used to select the initial  mortgage loans, and generally the same  representations  and warranties will be made with respect thereto.  See "Description of the Mortgage Loans—The Funding Account;  Conveyance of Additional  Balances and
Subsequent Mortgage Loans" in this prospectus supplement.

         The  initial  mortgage  loans  conveyed  to the issuing  entity on the  closing  date will be divided  into two loan groups as follows:

         (1)       loan group I, or group I loans,  will  consist of first lien  mortgage  loans that have a credit  limit that is less than or equal to  $_______  and  junior  lien  mortgage  loans  for which  (i) the sum of the  credit  limit and the principal  balances of any related  senior loans is less than or equal to $_______ and (ii) the credit limit is less than or equal to $_______.

                   Any subsequent mortgage loans that are included in loan group I will also satisfy the above requirements.

         (2)       loan  group II, or group II loans,  will  include  mortgage  loans that do and  mortgage  loans that do not meet the restrictions  applicable to loan group I. In addition,  loan group II will include any mortgage  loans  subsequently transferred to the issuing entity that are not included in loan group I.

         Principal  payments on the Class A-I-1 notes will be made from amounts  collected or received in respect of the mortgage loans in loan group I, while  principal  payments on the Class A-II notes will be made from  amounts  collected or received in respect of the mortgage  loans in loan group II. In addition,  each loan group will receive the benefit of the  cross-collateralization  to the extent described in this prospectus supplement.  See "Description of the Securities—Priority of Distributions" in this prospectus supplement.

         The mortgage  loans were selected for inclusion in the mortgage  pools from among  mortgage loans owned by the seller based on the sponsor's  assessment of investors  preferences  and rating agency  criteria.  [Expenses  incurred in connection with the selection and  acquisition of the mortgage loans,  including the purchase of the mortgage loans from the seller for $________,  will be paid from offering proceeds owed to the depositor.]

Initial Mortgage Loans

         All of the initial  mortgage  loans were  originated by the seller [and the  originators],  and were  originated  generally in accordance with the underwriting  standards of the seller [and the originators].  Approximately  ____% and ___% (by aggregate principal balance as of the cut-off date which is _____ __, 200__) of the initial  mortgage  loans in loan group I are secured by second or third mortgages or deeds of trust,  respectively,  and the remainder are secured by first  mortgages or deeds of trust.  Approximately  ____%
and ____% (by  aggregate  principal  balance as of the  cut-off  date) of the  initial  mortgage  loans in loan group II are secured by second or third  mortgages or deeds of trust,  respectively,  and the remainder are secured by first  mortgages or deeds of trust.  The mortgaged  properties  securing the initial mortgage loans consist of residential  properties.  With respect to approximately ____% and
____% of the initial mortgage loans in loan group I (by aggregate  principal balance as of the cut-off date), the borrower  represented at the  time of  origination  that the  related  mortgaged  property  would  be  owner  occupied  as a  primary  home or  second  home, respectively.  With respect to  approximately  ____% and ____% of the initial  mortgage loans in loan group II (by aggregate  principal balance as of the cut-off  date),  the borrower  represented at the time of origination  that the related  mortgaged  property would be owner occupied as a primary home or second home, respectively.

                                                                   S-40

         All  percentages  of the  initial  mortgage  loans  described  in  this  prospectus  supplement  are  approximate  percentages determined,  except as otherwise  indicated,  by the aggregate  principal balance as of the cut-off date of the initial mortgage loans.
In the event  mortgage  loans are  removed  from or added to the  mortgage  pool after the date  hereof  prior to the  closing  and any material  pool  characteristics  of the actual  mortgage  pool differ by 5% or more from the  description  of the mortgage pool in this prospectus  supplement,  a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange
Commission within four business days of the related closing.

         The principal  balance as of the cut-off date of the initial  mortgage  loans in loan group I is  approximately  $___________.
With respect to the initial mortgage loans in loan group I:

o        [as of the cut-off date, no initial mortgage loan is 30 days or more delinquent;]

o        [as of the cut-off  date,  approximately  ___% of the  mortgage  loans are  currently 30 to 59 days  delinquent  in payment of principal and interest,  and approximately ___% of the mortgage loans have been a maximum of 30 to 59 days delinquent in payment of principal and interest since origination;]

o        [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently 60 to 89 days  delinquent in the payment of principal and interest,  and approximately ___% of the mortgage loans have been a maximum of 60 to 89 days delinquent in the payment of principal and interest since origination;]

o        [as of the cut-off date,  approximately  ___% of the mortgage loans are currently 90 or more days delinquent in the payment of principal and interest,  and  approximately  ___% of the mortgage  loans have been 90 or more days  delinquent in the payment of principal and interest since origination;]

o        the average principal balance as of the cut-off date is $________;

o        the minimum principal balance as of the cut-off date is $________;

o        the maximum principal balance as of the cut-off date is $________;

o        the lowest and the highest loan rate on the cut-off date are ____% and ____% per annum, respectively;

o        the weighted average loan rate on the cut-off date is ____% per annum;

o        the lowest and the highest fully indexed loan rate on the cut-off date are ____% and ____% per annum, respectively;

o        the weighted average fully indexed loan rate on the cut-off date is ____% per annum;

o        the minimum and maximum CLTV Ratios as of the cut-off date are ____% and ____%, respectively;

o        the weighted average CLTV Ratio as of the cut-off date is ____%;

o        all of the mortgage  loans have an original  term to maturity of [40] years and no mortgage  loan is scheduled to mature later than _________ ___, 20__;

o        the latest scheduled draw term expiration is _________ ___, 20__; and

o        with respect to ____%,  ____%,  ____%,  ____% and ____% of the initial  mortgage loans in loan group I, the related  mortgaged properties are located in the states of ________, ________, ________, ________ and ________, respectively.

                                                                   S-41

         The  principal  balance as of the cut-off  date of the initial  mortgage  loans in loan group II is  approximately  $________.
With respect to the initial mortgage loans in loan group II:

o        [as of the cut-off date, no initial mortgage loan is 30 days or more delinquent;]

o        [as of the cut-off  date,  approximately  ___% of the  mortgage  loans are  currently 30 to 59 days  delinquent  in payment of principal and interest,  and approximately ___% of the mortgage loans have been a maximum of 30 to 59 days delinquent in payment of principal and interest since origination;]

o        [as of the cut-off date,  approximately  ___% of the mortgage  loans are currently 60 to 89 days  delinquent in the payment of principal and interest,  and approximately ___% of the mortgage loans have been a maximum of 60 to 89 days delinquent in the payment of principal and interest since origination;]

o        [as of the cut-off date,  approximately  ___% of the mortgage loans are currently 90 or more days delinquent in the payment of principal and interest,  and  approximately  ___% of the mortgage  loans have been 90 or more days  delinquent in the payment of principal and interest since origination;]

o        the average principal balance as of the cut-off date is $________;

o        the minimum principal balance as of the cut-off date is $________;

o        the maximum principal balance as of the cut-off date is $________;

o        the lowest and the highest loan rate on the cut-off date are ____% and ____% per annum, respectively;

o        the weighted average loan rate on the cut-off date is ____% per annum;

o        the lowest and the highest fully indexed loan rate on the cut-off date are ____% and ____% per annum, respectively;

o        the weighted average fully indexed loan rate on the cut-off date is ____% per annum;

o        the minimum and maximum CLTV Ratios as of the cut-off date are ____% and ____%, respectively;

o        the weighted average CLTV Ratio as of the cut-off date is ____%;

o        all of the mortgage  loans have an original  term to maturity of [40] years and no mortgage  loan is scheduled to mature later than _________ ___, 20__;

o        the latest scheduled draw term expiration is _________ ___, 20__; and

o        with respect to ____%,  ____%,  ____%,  ____% and ____% of the initial mortgage loans in loan group II, the related  mortgaged properties are located in the states of ________, ________, ________, ________ and ________, respectively.

         As used in this  prospectus  supplement,  a mortgage  loan is considered to be "30 to 59 days," "60 to 89 days" or "90 or more days"  delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately prior to the next  following  monthly  due date.  However,  since the  determination  as to  whether a  mortgage  loan  falls into this category is made as of the close of  business on the last  business  day of each  month,  a mortgage  loan with a payment due on June 1 that  remained  unpaid as of the  close of  business  on June 30 would  still be  considered  current  as of June 30.  If that  payment remained  unpaid as of the close of business on July 31, the mortgage  loan would then be  considered  to be 30 to 59 days  delinquent.

                                                                   S-42

Delinquency  information  presented in this prospectus  supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

Initial Mortgage Loan Characteristics

         Set forth below is a description of certain  characteristics  of the initial  mortgage loans in loan group I and loan group II as of the cut-off  date.  Unless  otherwise  specified,  all  principal  balances of the initial  mortgage  loans are as of the cut-off date.  All  percentages  are  approximate  percentages  by  aggregate  principal  balance as of the cut-off  date  (except as indicated
otherwise) and may not sum to 100% due to rounding.

                                        Initial Mortgage Loan Characteristics for Loan Group I

                                                  Current Loan Rates - Group I Loans

                                                                                                  Percentage of
                                                                                                     Initial
                                                                                                  Group I Loans
                                               Number of Initial         Cut-off Date            By Cut-off Date
Range of Current Loan Rates                     Mortgage Loans         Principal Balance             Balance
---------------------------------------------  ------------------   ------------------------   ---------------------
_____% to 4.000%                                                    $                                              %
4.001% to 4.250%
4.251% to 4.500%
4.501% to 4.750%
4.751% to 5.000%
5.001% to 6.000%
6.001% to ____%
---------------------------------------------   ------------------  -------------------------  ----------------------
         Total                                                                $_____________                  100.00%
=============================================   ==================  =========================  ======================

o        The weighted average current loan rate of the initial Group I loans as of the cut-off date is approximately ____%.

                                                     Junior Ratios - Group I Loans

                                                                                                  Percentage of
                                                                                                     Initial
                                                                                                  Group I Loans
                                                Number of Initial         Cut-off Date           by Cut-off Date
Range of Junior Ratios                           Mortgage Loans        Principal Balance             Balance
---------------------------------------------   ------------------  -------------------------  ---------------------
 First Lien                                                        $                                              %
 3.31 to   10.00
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
---------------------------------------------   ------------------  -------------------------  ---------------------
     Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  =====================

o    The junior ratio of a mortgage  loan is the ratio  (expressed  as a  percentage)  of the credit limit of that mortgage loan to the sum of such credit limit and the principal balance of any related senior mortgage loan at origination of that mortgage loan.

                                                                   S-43

o    The  weighted  average  junior ratio of the initial  Group I loans that are secured by second or third liens on the  mortgaged properties as of the cut-off date is approximately ____%.

                                             Combined Loan-to-Value Ratios - Group I Loans

                                                                                               Percentage of Initial
                                                                                                   Group I Loans
Range of Combined                               Number of Initial         Cut-off Date            by Cut-off Date
Loan-to-Value Ratios                             Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
 2.00 to   10.00                                                   $                                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

o    The minimum and maximum combined  loan-to-value  ratios of the initial mortgage loans as of the cut-off date are approximately
     ____% and ____%,  respectively,  and the weighted  average  combined  loan-to-value  ratio of the initial  Group I loans as of the cut-off date is approximately ____%.

                                                  Principal Balances - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Principal Balances                      Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
   _______ to  10,000.00                                          $                                              %
 10,000.01 to  20,000.00
 20,000.01 to  30,000.00
 30,000.01 to  40,000.00
 40,000.01 to  50,000.00
 50,000.01 to  75,000.00
 75,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to _________
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o        The average principal balance of the initial Group I loans as of the cut-off date is approximately $________.

                                                                   S-44

                                                  Maximum Loan Rates - Group I Loans

                                                                                               Percentage of Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Current Loan Rates                      Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
16.000                                                              $                                              %
18.000
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                                  Remaining Draw Term - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Remaining Draw Term (Months)                     Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
110 to 114                                                          $                                              %
115 to 120
223 to 228
229 to 234
235 to 239
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

o    The weighted average remaining draw term of the initial Group I loans as of the cut-off date is approximately ___  months.

                                      Credit Scores as of the Date of Origination - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Credit Scores                           Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Not Available                                                       $                                              %
___ to 525
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to ___
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

o        Of the initial  mortgage loans with available  credit scores,  the weighted average credit score at origination of those Group
     I loans as of the cut-off date is approximately ___.

                                                                   S-45

                                                  Documentation Type - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Documentation Type                               Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
No Income Documentation Required                                    $                                              %
1 YTD Pay Stub or 2 Years Tax Returns
1 YTD Pay Stub and Last W-2
   or 2 Years' Tax Returns
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                                     Loan Purpose - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Loan Purpose                                     Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Debt Consolidation/Refinance                                        $                                              %
Other
Home Improvement
Purchase Money
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                                     Property Type - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Property Type                                    Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Single Family                                                       $                                              %
Condominium
Multifamily
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                                     Lien Priority - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Lien Position                                    Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
First                                                               $                                              %
Second                                                                                                          ____
Third
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================
                                               Geographical Distribution - Group I Loans

                                                                   S-46

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Location                                         Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
________                                                            $                                              %
________
________
________
________
________
________
________
________
________
________
________
________
________
________
________
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                               Fully Indexed Loan Rates - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
Range of Fully Indexed                          Number of Initial         Cut-off Date            by Cut-off Date
Loan Rates                                       Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
3.490 to 3.499                                                      $                                              %
3.500 to 3.999
4.000 to 4.499
4.500 to 4.999
5.000 to 5.499
5.500 to 5.999
6.000 to 6.499
6.500 to 6.999
7.000 to 7.499
7.500 to 7.999
8.000 to 9.000
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

o    The weighted average fully indexed loan rate of the initial Group I loans as of the cut-off date is approximately ___%.

                                                                   S-47

                                              Fully Indexed Gross Margins - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
Range of Fully Indexed                          Number of Initial         Cut-off Date            by Cut-off Date
Gross Margins                                    Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
0.760 to 0.501                                                    $                                              %
0.500 to 0.001
0.000 to   0.499
0.500 to   0.999
1.000 to   1.499
1.500 to   1.999
2.000 to   2.499
2.500 to   2.999
3.000 to   3.499
3.500 to   3.999
4.000 to   4.499
4.500 to   4.750
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

o    The weighted  average fully indexed  gross margin of the initial  Group I loans as of the cut-off date is  approximately  ___%
     per annum.

                                               Credit Utilization Rates - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Credit Utilization Rates                Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
 2.26 to   10.00                                                   $                                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

o    The weighted  average  credit  utilization  rate based on the cut-off date credit limit of the initial Group I loans as of the cut-off date is approximately ___%.

                                                                   S-48

                                                     Credit Limits - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Credit Limits                           Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
   _______ to  10,000.00                                          $                                              %
 10,000.01 to  20,000.00
 20,000.01 to  30,000.00
 30,000.01 to  40,000.00
 40,000.01 to  50,000.00
 50,000.01 to  75,000.00
 75,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to _________
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

o        The average credit limit of the initial Group I loans as of the cut-off date is approximately $_________.

                                                Teaser Expiration Month - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Teaser Expiration Month                          Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
No Teaser/Teaser Expired                                            $                                              %
____  200_
____  200_
____  200_
____  200_
____  200__
____  200__
____  200__
____  200__
____  200_
____  200_
____  200_
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                                                   S-49

                                                    Occupancy Type - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
Occupancy Type                                  Number of Initial         Cut-off Date            by Cut-off Date
(as indicated by Borrower)                       Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Primary Residence                                                   $                                              %
Non-Primary Residence
Rental Property
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                                  Origination Period - Group I Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Origination Period                               Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
____  200_ to ____  200_                                            $                                              %
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                $_____________                     100.00%
=============================================   ==================  =========================  ======================

                                                                   S-50

                                        Initial Mortgage Loan Characteristics for Loan Group II

                                                  Current Loan Rates - Group II Loans

                                                                                               Percentage of Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Current Loan Rates                      Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
3.000 to 4.000                                                      $                                              %
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 6.000
6.001 to 7.000                                                      $
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                                                                   100.00%
=============================================   ==================  =========================  ======================

o        The weighted average current loan rate of the initial Group II loans as of the cut-off date is approximately ___%.

                                                    Junior Ratios - Group II Loans

                                                                                                  Percentage of
                                                                                                     Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date           by Cut-off Date
Range of Junior Ratios                           Mortgage Loans        Principal Balance             Balance
---------------------------------------------   ------------------  -------------------------  ---------------------
First Lien                                                         $                                              %
1.59  to   10.00
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
---------------------------------------------   ------------------  -------------------------  ---------------------
     Total                                                      $                                            100.00%
=============================================   ==================  =========================  =====================

o    The junior ratio of a mortgage  loan is the ratio  (expressed  as a  percentage)  of the credit limit of that mortgage loan to the sum of such credit limit and the principal balance of any related senior mortgage loan at origination of that mortgage loan.

o    The weighted  average  junior ratio of the initial  Group II loans that are secured by second or third liens on the  mortgaged properties as of the cut-off date is approximately ___%.

                                                                   S-51

                                            Combined Loan-to-Value Ratios - Group II Loans

                                                                                               Percentage of Initial
                                                                                                  Group II Loans
Range of Combined                               Number of Initial         Cut-off Date            by Cut-off Date
Loan-to-Value Ratios                             Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
 4.00 to   10.00                                                   $                                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    The minimum and maximum combined  loan-to-value  ratios of the initial mortgage loans as of the cut-off date are approximately
     ___% and ___%,  respectively,  and the  weighted  average  combined  loan-to-value  ratio of the initial  Group II loans as of the cut-off date is approximately ___%.

                                                  Principal Balances - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Principal Balances                      Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
     _______ to    10,000.00                                    $                                              %
   10,000.01 to    20,000.00
   20,000.01 to    30,000.00
   30,000.00 to    40,000.00
   40,000.01 to    50,000.00
   50,000.01 to    75,000.00
   75,000.01 to   100,000.00
  100,000.01 to   150,000.00
  150,000.01 to   200,000.00
  200,000.01 to   250,000.00
  250,000.01 to   300,000.00
  300,000.01 to   400,000.00
  400,000.01 to   500,000.00
  500,000.01 to 1,000,000.00
1,000,000.01 to 2,000,000.00
2,000,000.01 to ____________
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    The average principal balance of the initial Group II loans as of the cut-off date is approximately $________.

                                                                   S-52

                                                  Maximum Loan Rates - Group II Loans

                                                                                               Percentage of Initial
                                                                                                   Group I Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Current Loan Rates                      Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
16.000                                                              $                                              %
18.000
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                                 Remaining Draw Term - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Remaining Draw Term (Months)                     Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
 99 to 102                                                         $                                              %
103 to 108
109 to 114
115 to 120
217 to 222
223 to 228
229 to 234
235 to 239
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    The weighted average remaining draw term of the initial Group II loans as of the cut-off date is approximately ____ months.

                                     Credit Scores as of the Date of Origination - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Credit Scores                           Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Not Available                                                       $                                              %
___ to 500
526 to 550
551 to 575
576 to 600
601 to 625
626 to 650
651 to 675
676 to 700
701 to 725
726 to 750
751 to 775
776 to 800
801 to ___
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    Of the initial  mortgage loans with available  credit scores,  the weighted average credit score at origination of those Group
     II loans as of the cut-off date is approximately ____.

                                                                   S-53

                                                  Documentation Type - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Documentation Type                               Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
1 YTD Pay Stub or 2 Years Tax Returns                               $                                              %
No Income Documentation Required
1 YTD Pay Stub and last W-2
   or 2 Years Tax Returns
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                                     Loan Purpose - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Loan Purpose                                     Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Debt Consolidation/Refinance                                        $                                              %
Other
Home Improvement
Purchase Money
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                                    Property Type - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Property Type                                    Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Single Family                                                       $                                              %
Condominium
Multifamily
Agricultural Property with a Residence
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                                    Lien Priority - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Lien Position                                    Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
First                                                               $                                              %
Second                                                                                                          ____
Third                                                                                                           ____
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                                                   S-54

                                              Geographical Distribution - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Location                                         Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
_______                                                             $                                              %
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
_______
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                               Fully Indexed Loan Rates - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
Range of Fully Indexed                          Number of Initial         Cut-off Date            by Cut-off Date
Loan Rates                                       Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
3.000 to 3.499                                                      $                                              %
3.500 to 3.999
4.000 to 4.499
4.500 to 4.999
5.000 to 5.499
5.500 to 5.999
6.000 to 6.499
6.500 to 6.999
7.000 to 7.499
7.500 to 7.999
8.000 to 8.499
8.500 to 9.000
---------------------------------------------   ------------------  -------------------------  ----------------------
     Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    The weighted average fully indexed loan rate of the initial Group II loans as of the cut-off date is approximately ____%.

                                                                   S-55

                                             Fully Indexed Gross Margins - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
Range of Fully Indexed                          Number of Initial         Cut-off Date            by Cut-off Date
Gross Margins                                    Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
-1.250 to -1.001                                                    $                                              %
-1.000 to -0.501
-0.500 to -0.001
  0.000 to 0.499
  0.500 to 0.999
  1.000 to 1.499
  1.500 to 1.999
  2.000 to 2.499
  2.500 to 2.999
  3.000 to 3.499
  3.500 to 3.999
  4.000 to 4.499
  4.500 to 4.750
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    The weighted  average fully indexed gross margin of the initial Group II loans as of the cut-off date is  approximately  ____%
     per annum.

                                               Credit Utilization Rates - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Credit Utilization Rates                Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
 1.70 to   10.00                                                   $                                              %
10.01 to   20.00
20.01 to   30.00
30.01 to   40.00
40.01 to   50.00
50.01 to   60.00
60.01 to   70.00
70.01 to   80.00
80.01 to   90.00
90.01 to 100.00
---------------------------------------------   ------------------  -------------------------  ----------------------
     Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    The weighted  average credit  utilization  rate based on the cut-off date credit limit of the initial Group II loans as of the cut-off date is approximately ____%.

                                                                   S-56

                                                    Credit Limits - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Range of Credit Limits                           Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
     _______ to    10,000.00                                    $                                              %
   10,000.01 to    20,000.00
   20,000.01 to    30,000.00
   30,000.01 to    40,000.00
   40,000.01 to    50,000.00
   50,000.01 to    75,000.00
   75,000.01 to   100,000.00
  100,000.01 to   150,000.00
  150,000.01 to   200,000.00
  200,000.01 to   250,000.00
  250,000.01 to   300,000.00
  300,000.01 to   400,000.00
  400,000.01 to   500,000.00
  500,000.01 to 1,000,000.00
1,000,000.01 to 2,000,000.00
2,000,000.01 to __________
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

o    The average credit limit of the initial Group II loans as of the cut-off date is approximately $________.

                                               Teaser Expiration Month - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Teaser Expiration Month                          Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
No Teaser/Teaser Expired                                            $                                              %
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
____  200_
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                                                   S-57

                                                    Occupancy Type - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
Occupancy Type                                  Number of Initial         Cut-off Date            by Cut-off Date
(as indicated by Borrower)                       Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
Primary Residence                                                   $                                              %
Non-Primary Residence
Rental Property
Agricultural Property
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

                                                  Origination Period - Group II Loans

                                                                                                   Percentage of
                                                                                                      Initial
                                                                                                  Group II Loans
                                                Number of Initial         Cut-off Date            by Cut-off Date
Origination Period                               Mortgage Loans        Principal Balance              Balance
---------------------------------------------   ------------------  -------------------------  ----------------------
____  200_ to ____  200_                                            $                                              %
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
____  200_ to ____  200_
---------------------------------------------   ------------------  -------------------------  ----------------------
      Total                                                      $                                            100.00%
=============================================   ==================  =========================  ======================

[Static Pool Information

         Current static pool data with respect to mortgage loans  [serviced/originated/securitized]  by [name of appropriate  servicer, sponsor or  originator]  [will be available on the internet at  [www.__________]  (the "Static Pool Data").] [is being  provided by the filing of a periodic  report on Form 8-K dated _______ __, ____ (the "Static Pool Data").  Such Form 8-K is  incorporated  by reference into this prospectus  supplement.]  [All Static Pool Data [on such Internet Web site]  [contained in such report filed on Form 8-K] for periods prior to January 1, 2006 will not form a part of this prospectus  supplement,  the accompanying  prospectus or the registration statement  relating  to the notes.]  [Static  pool  information  for periods  prior to January 1, 2003 is not  available  and cannot be obtained without unreasonable expense or effort.]

         As used in the Static Pool Data, a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date  remains  unpaid as of the close of business  on the last  business  day  immediately  prior to the next  following monthly  due date.  The  determination  as to whether a loan falls into this  category  is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

                                                                   S-58

         From time to time, the master servicer [or the related  subservicer]  will modify a mortgage loan,  recasting monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such  borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies are reported based on the  mortgage  loan's  original  payment  terms.  The trial period is designed to evaluate  both a  borrower's  desire to remain in the mortgaged  property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the  modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into foreclosure.

         Charge-offs  are taken only when the master  servicer [or the related  subservicer]  has  determined  that it has received all payments or cash recoveries  which the master servicer [or the related  subservicer]reasonably  and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the issuing entity.]

Terms of the Mortgage Loans

         Interest on each mortgage  loan is  calculated  based on the average  daily  balance  outstanding  during the related  billing cycle.  [All of the  mortgage  loans  require  monthly  payments to be made no later than either the [1st] or [15th] day of each month, with a grace period of [15] days. The [master]  [applicable]  servicer sends monthly invoices to borrowers.  [In some cases,  borrowers are  provided  with coupon  books  annually,  and no invoices  are sent  separately.]  Borrowers  may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment and
Western Union quick check,  although an additional fee may be charged for these payment  methods.  [Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.]]

         Each mortgage loan has a loan rate that is subject to adjustment on each  adjustment  date, as specified in the related credit line agreement, to equal the sum of:

o        the index; and

o        the gross margin;

provided, however, that the loan rate on each mortgage loan will in no event be greater than the maximum loan rate.

         The index for each mortgage loan is the "prime rate"  established by the financial  institutions  surveyed by and as published in the Eastern Edition of The Wall Street Journal in publishing its "Money Rates" table (or any  replacement  thereof) or, if such rate is not available, a substitute rate selected in accordance with the related credit line agreement.

         In certain  instances,  the gross margins with respect to the mortgage loans have been discounted  based on specific  employee status with the seller or its  subsidiaries  at the time of  origination  of the mortgage  loan,  with an  adjustment in the event of a negative  employment  termination of the borrower (an adjustment would be made on voluntary or involuntary  termination,  but would not be made for non-continuation of employment based upon retirement, disability, severance, etc.).

                                                                   S-59

         Each mortgage  loan  generally  has a Draw Period of 20 years unless  restricted by state law. The related  mortgagor for each mortgage  loan may make a draw at any time during the Draw  Period.  Mortgage  loans that have a Repayment  Period  following  the Draw
Period are not permitted to incur any advance during the related Repayment Period.

         If a balance is outstanding on a mortgage loan at the end of a Draw Period,  two repayment  schedules  determine the repayment process for the  outstanding  balance on the mortgage  loan,  including  accrued  interest and other fees.  Mortgage loans that have an application  date or were originated  prior to July 27th, 2001 (in the case of  Pennsylvania) or October 26th, 2001 (in the case of all other states),  require a balloon  payment of the  outstanding  balance owed on the mortgage loan following the termination of the Draw
Period.  Originations on or after the above dates provide for a variable  repayment  schedule  (based upon the outstanding  balance and interest rate as more fully described below) that follows the Draw Period.

         Mortgagors  are given a choice of two payment  options  during the Draw Period.  Option A requires a minimum  monthly  payment equal to the  greater  of (i) the  finance  charge on the  outstanding  balance  plus  accrued  but unpaid  fees or (ii) $50.  Option B requires a minimum monthly payment of the greater of (i) 1.5% of the  outstanding  balance or (ii) $50. The outstanding  balance is due either as a balloon  payment or through a Repayment  Period.  Mortgage  loans with a Repayment  Period require the mortgagors to make a minimum  monthly  payment  of the  greater  of 2% of the  outstanding  balance  or $50 until the  outstanding  balance is paid in full;
provided in all states other than New York,  that on the specified  final maturity date thereof the minimum  payment due will equal the entire outstanding balance thereof.

         The maximum  amount of each draw with  respect to any  mortgage  loan is equal to the excess,  if any, of the credit  limit of that mortgage  loan over the  outstanding  principal  balance under the related  credit line  agreement at the time of such draw.  Each mortgage loan may be prepaid in full or in part at any time and without  penalty,  but with respect to each mortgage  loan, the related mortgagor  will have the right  during the related  Draw Period to make a draw in the amount of any  prepayment  theretofore  made with respect to that mortgage  loan.  Each  mortgagor  generally  will have access to make draws by check,  or in some cases by credit card, subject to  applicable  law.  Generally,  the  credit  line  agreement  or  mortgage  related to each  mortgage  loan will,  subject to applicable law, contain a customary "due-on-sale" clause.

         As to each mortgage  loan,  the  mortgagor's  right to receive  draws during the Draw Period may be suspended,  or the related credit limit may be reduced, under a number of circumstances, including, but not limited to:

o        a material adverse change in the mortgagor's financial circumstances;

o        a decline in the value of the mortgaged property significantly below its appraised value at origination; or

o        a payment default by the mortgagor.

However,  generally such suspension or reduction will not affect the payment terms for previously  drawn balances.  The master servicer
[or the  related  subservicer]  will  have no  obligation  under  the  servicing  agreement  to  investigate  as to  whether  any  such circumstances  have occurred and may have no knowledge of them.  Therefore,  there can be no assurance that any mortgagor's  ability to receive draws will be suspended or reduced in the event that the foregoing circumstances occur.

         In the event of default under a mortgage loan, the mortgage loan may be terminated  and declared  immediately  due and payable in full.  For this purpose, a default includes, but is not limited to:

o        the mortgagor's failure to make any payment as required;

                                                                   S-60

o        any action or  inaction  by the  mortgagor  that  adversely  affects the  mortgaged  property  or the rights in the  mortgaged property; or

o        fraud or material misrepresentation by a mortgagor in connection with the mortgage loan.

         None of the mortgage loans are insured by mortgage  insurance  policies  covering all or a portion of any losses on each loan, subject to certain limitations.

The Funding Account; Conveyance of Additional Balances and Subsequent Mortgage Loans

The Funding Account

         On the closing  date,  the  indenture  trustee  will  establish  a Funding  Account for each loan group for the benefit of the holders of the related notes (the "Group I Funding  Account" and the "Group II Funding  Account",  respectively).  On each payment date during the related  Revolving  Period,  the master  servicer  will deposit  Principal  Collections  (to the extent not used to purchase additional  balances,  subsequent  mortgage loans or to pay amounts in respect of any related  Additional  Balance Increase Amount) and
Excess Spread (to the extent available to cover  liquidation loss amounts,  and, on and after the payment date occurring in _____ 200_, to increase the  overcollateralization  amount to the  overcollateralization  target amount) into the applicable  Funding Account,  and will apply those amounts to purchase  additional  balances  arising under mortgage loans in the applicable  loan group already owned by the issuing entity and to purchase  subsequent  mortgage loans from the depositor for the related loan group, to the extent  available.
Noteholders  will not be given notice of any purchase of additional  balances arising under mortgage loans in the applicable loan group already owned by the issuing  entity or any purchase of  subsequent  mortgage  loans from the depositor for the related loan group,  to the extent either is available.

         On the  payment  date  immediately  succeeding  the date on which the related  Revolving  Period  ends,  in the event that any amounts  remain on deposit in the  applicable  Funding  Account,  after  giving  effect to the  purchase by the  issuing  entity of all additional  balances and/or  subsequent  mortgage loans,  including any purchased on the date on which such Revolving  Period ends, and payments to the  certificateholders  in respect of any related Additional Balance Increase Amount, those amounts will be transferred to the Note  Payment  Account for  distribution  to the holders of the related  notes.  Payments on the Class  A-II-1  notes and the Class
A-II-2 notes will be made on a pro rata basis.

Purchase of Additional Balances

         During the Group I Revolving  Period and the Managed  Amortization  Period for the Class A-I-1 notes, the master servicer will first apply amounts in the Group I Funding Account,  if any, to purchase  additional  balances created under the mortgage loans in loan group I, and during the Group II Revolving  Period and the Managed  Amortization  Period for the Class A-II notes,  the master servicer will first apply amounts in the Group II Funding Account,  if any, to purchase  additional balances created under the mortgage loans in loan group II. If amounts in the applicable  Funding  Account are  insufficient,  the master  servicer will next apply amounts from the related Principal  Collections in the Custodial Account and, if they are insufficient,  on or after the payment date occurring in _____
200_,  related  available  Excess  Spread in the  Custodial  Account up to the amount that would be  available  to be  deposited in the related  Funding  Account on the next payment  date, to purchase  additional  balances  created  under the mortgage  loans in such loan group.  [However,  Excess Spread on deposit in the Custodial Account will not be permitted to be used to purchase  additional  balances if any unreimbursed draws under the Policy are owed to the enhancer.]

                                                                   S-61

         During the Rapid  Amortization  Period,  no  additional  balances  will be  purchased by the issuing  entity.  With respect to collections  in  respect  of  additional  balances  created  under the  mortgage  loans in each loan group  during  the  related  Rapid
Amortization  Period,  the related  Excluded  Draw will be the property of the seller and not the  depositor or issuing  entity and the related Excluded Amount will not constitute a part of Principal Collections or Interest Collections.

         All  additional  balances on the mortgage loans in each loan group that arise prior to the Rapid  Amortization  Period will be transferred  from the seller to the depositor and from the  depositor to the issuing  entity,  to the extent that the depositor and the issuing entity, respectively, have sufficient funds to purchase them.

Subsequent Mortgage Loans

         The  purchase  agreement  and the trust  agreement  permit the  depositor  and the issuing  entity,  respectively,  to acquire subsequent mortgage loans for either loan group during the related Revolving Period.  Accordingly,  the statistical  characteristics of the entire pool of mortgage  loans upon the  acquisition  of the  subsequent  mortgage  loans may vary  somewhat  from the  statistical characteristics of the initial mortgage loans as of the cut-off date as presented in this prospectus supplement.

         Each  subsequent  mortgage loan will have been  underwritten  substantially  in accordance with the criteria set forth in this
prospectus  supplement  under  "Description  of  the  Mortgage  Loans—Underwriting   Standards."  Subsequent  mortgage  loans  will  be
transferred to the issuing entity pursuant to subsequent  transfer  agreements.  In connection with the purchase of subsequent mortgage loans, on each date  subsequent  mortgage loans are conveyed to the issuing entity,  or subsequent  transfer dates,  the issuing entity will be required to pay to the depositor  from amounts on deposit in the  applicable  Funding  Account a cash purchase price of 100% of the principal  balance thereof.  In each instance in which subsequent  mortgage loans are transferred to the issuing entity pursuant to a subsequent  transfer  agreement,  the issuing  entity will  designate a cut-off date with respect to the  subsequent  mortgage  loans acquired on that date.  The amount paid from the related  Funding  Account on each  subsequent  transfer date will not include  accrued interest on the subsequent  mortgage loans.  Following each subsequent  transfer date, the aggregate  principal balance of the mortgage loans in the  applicable  loan group will increase by an amount equal to the aggregate  principal  balance of the  subsequent  mortgage loans so acquired and the amount in the related Funding Account will decrease accordingly.

         Any  conveyance  by the  depositor of subsequent  mortgage  loans in loan group I on a subsequent  transfer date is subject to certain conditions including, but not limited to:

(1)      each subsequent mortgage loan must satisfy the  representations and warranties  specified in the purchase agreement and in the related subsequent transfer agreement;

(2)      the depositor will select  subsequent  mortgage loans in a manner that it reasonably  believes is not adverse to the interests of the issuing entity, the holders of the notes [or the enhancer]; and

(3)      as of each subsequent cut-off date, each subsequent mortgage loan will satisfy the following criteria:

        o        the original stated term to maturity of the subsequent mortgage loan will not exceed [480] months;

        o        the subsequent  mortgage loan must have an outstanding  principal  balance of at least $[1,000] and no more than  $[1,000,000]
                 as of the subsequent cut-off date;

                                                                   S-62

        o        the subsequent  mortgage loan will be underwritten  substantially in accordance with the criteria set forth under "Description of the Mortgage Loans—Underwriting Standards" in this prospectus supplement;

        o        the subsequent mortgage loan shall not provide for negative amortization;

        o        following  the  purchase of the  subsequent  mortgage  loan by the issuing  entity,  the  mortgage  loans must have a weighted average loan  margin,  a weighted  average  remaining  term to maturity and a weighted  average CLTV Ratio at origination,  as of each respective subsequent cut-off date, which would not vary materially from the initial mortgage loans; and

        o        if the  subsequent  mortgage loan is (a) a first lien  mortgage  loan, it shall have a credit limit that is less than or equal to $_______ or (b) a junior lien mortgage loan (i) the sum of the credit limit and the principal  balances of any related  senior  loans will be less than or equal to $_______ and (ii) the credit limit will be less than or equal to $_______.

         Any  conveyance  by the depositor of subsequent  mortgage  loans in loan group II on a subsequent  transfer date is subject to certain conditions including, but not limited to:

(1)      each subsequent  mortgage loan must satisfy the  representations  and warranties  specified in the purchase agreement and in the related subsequent transfer agreement;

(2)      the depositor will select  subsequent  mortgage  loans in a manner that it reasonably  believes is not adverse to the interests of the holders of the notes [or the enhancer]; and

(3)      as of each subsequent cut-off date, each subsequent mortgage loan will satisfy the following criteria:

        o        the original stated term to maturity of the subsequent mortgage loan will not exceed [480] months;

        o        the subsequent  mortgage loan must have an outstanding  principal  balance of at least $[1,000] and no more than  $[1,000,000]
                 as of the subsequent cut-off date;

        o        the subsequent  mortgage loan will be underwritten  substantially in accordance with the criteria set forth under "Description of the Mortgage Loans—Underwriting Standards" in this prospectus supplement;

        o        the subsequent mortgage loan shall not provide for negative amortization; and

        o        following  the  purchase of the  subsequent  mortgage  loan by the issuing  entity,  the  mortgage  loans must have a weighted average loan  margin,  a weighted  average  remaining  term to maturity and a weighted  average CLTV Ratio at origination,  as of each respective subsequent cut-off date, which would not vary materially from the initial mortgage loans.

         [In addition,  the indenture  trustee will not agree to any transfer of  subsequent  mortgage  loans in any loan group without the approval of the enhancer,  which  approval shall not be  unreasonably  withheld;  provided,  however that the enhancer will provide notice of approval or  disapproval  within 5 business days or the subsequent  mortgage  loans will be deemed  approved by the enhancer.
Subsequent  mortgage loans with  characteristics  materially  varying from those set forth above may be purchased by the issuing entity with the approval of the enhancer;  provided,  however,  that the purchase of the subsequent  mortgage loans will not materially affect the aggregate characteristics of the entire pool of mortgage loans.]

                                                                   S-63

Underwriting Standards

         The mortgage loans have been  originated or purchased from mortgage loan brokers  (either  directly or through  affiliates) by
AmNet Mortgage  Network,  Inc.  (referred to in this  prospectus  supplement as AmNet or the Seller) in accordance  with the guidelines described below.  AmNet is an indirect wholly-owned subsidiary of the Sponsor.

         Underwriting  standards  are applied by or on behalf of a lender to evaluate the  borrower's  credit  standing  and  repayment ability,  and the value and adequacy of the  mortgaged  property as  collateral.  In general,  a  prospective  borrower  applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information.

         Under AmNet's full documentation  programs,  as part of the description of the borrower's  financial  condition,  the borrower generally is required to provide a current list of asset and liabilities,  employment  information and payment information,  as well as an  authorization  to acquire a credit report which  summarizes the borrower's  credit history with merchants and lenders and record of bankruptcy or other public  records.  The borrower may be required to provide income  documentation  such as W-2 statements and current pay stubs to verify income and  employment or  verification  may be obtained  from an  independent  source  (typically  the  borrower's employer) which verification  reports the length of employment with that  organization,  the current salary, and whether it is expected that the borrower  will  continue  such  employment in the future.  If a  prospective  borrower is  self-employed,  the borrower may be required  to submit  copies of signed tax  returns.  The  borrower  may also be  required  to  authorize  verification  of  deposits at financial institutions where the borrower has demand or savings accounts or provide copies of bank statements to verify assets.

         In  determining  the adequacy of the mortgaged  property as collateral,  an appraisal is made of each property  considered for financing.  The appraiser is required to inspect the property and verify that it is in acceptable  condition and that construction,  if new, has been completed.  The appraisal is based on the market value of comparable  homes,  the estimated  rental income (if considered applicable  by the  appraiser)  and the cost of replacing  the home.  The value of the  property  being  financed,  as indicated by the appraisal,  must be such that it currently  supports the outstanding loan balance.  Appraisals in accordance with AmNet's  Underwriting
Standards  may be made on a full or a  drive-by  basis.  AmNet may order  discretionary  reviews at any time to ensure the value of the properties.

         AmNet requires  title  insurance or coverage  under a standard  mortgage lien guaranty  agreement for lenders for all mortgage loans.  Fire and extended hazard insurance and flood insurance, when applicable, are also required.

         Under AmNet's full documentation  program,  once all applicable  employment,  credit and property  information is received,  a determination  generally is made as to whether the  prospective  borrower  has  sufficient  monthly  income  available  (a) to meet the borrower's  monthly  obligations  on the proposed  mortgage loan  (determined  on the basis of the monthly  payments due in the year of origination)  and other  expenses  related to the mortgaged  property  (such as property  taxes and hazard  insurance)  and (b) to meet monthly housing expenses and other financial  obligations and monthly living  expenses.  The  underwriting  standards  applied by AmNet may be varied in  appropriate  cases where factors such as low  loan-to-value  ratios or other  compensating  factors  exist.  However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

                                                                   S-64

         AmNet also originates mortgage loans under reduced  documentation  programs.  These reduced  documentation  programs include a
"Stated Income" program,  where there is no verification of stated income, a "Stated Income/States  Assets" program,  where there is no verification  of stated income or assets,  a "No Income/No  Assets/No  Employment"  program,  where there is no verification of income, assets or employment,  and a "No Ratio  Documentation"  program,  where there is no stated income, thus eliminating ratio calculations.
A reduced  documentation  program is designed to streamline  the loan  approval  process and thereby  improve the lender's  competitive position among other loan originators.  Under a reduced  documentation  program,  in determining the prospective  borrower's  repayment ability,  relatively  more  emphasis  is  placed  on credit  score  and  property  underwriting  than on  certain  credit  underwriting documentation concerning income and employment verification.

         The table below sets forth the number and aggregate  principal  balance (as of the date of  origination) of all mortgage loans which were originated by National City during the periods indicated:

                                          Twelve Months Ended December 31,

                                           2003                         2004                         2005
By Number                                  _____                        _____                        _____
By Aggregate Principal Balance         $____________                $____________                $____________

[For any other originator of 20% or more of the pool assets, describe its solicitation, credit granting or underwriting criteria used to originate or purchase the pool assets, including, to the extent known, any changes in such criteria and the extent to which such policies and criteria are or could be overridden, and the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including a description of any differences from the criteria used to select the current asset pool.]

                                                              THE SPONSOR

         Wachovia Bank (referred to in this prospectus  supplement as Wachovia Bank or the sponsor) is a national banking  association, an  affiliate  of the  depositor  and the seller  and a direct  wholly-owned  subsidiary  of  Wachovia  Corporation,  a North  Carolina corporation  and a multi-bank  holding  company  registered  under the Bank Holding  Company Act.  Wachovia  Bank is engaged in general commercial  banking  business,  offering  a full  range  of  financial  services  to  corporations  and  individuals.  Wachovia  Bank's headquarters and its executive offices are located at 301 S. College Street, Charlotte, North Carolina 28288.

         Wachovia Bank, its predecessors and its affiliates have been  participants in the residential loan  securitization  market for over a decade, and Wachovia Bank has sponsored  publicly-offered  securitization  transactions in that market since 1996. Wachovia Bank and its affiliates have been and are currently  involved with the origination and/or  securitization of auto loans and leases,  student loans, home equity loans, credit card receivables,  manufactured housing contracts,  commercial equipment leases,  residential mortgage loans  and  commercial  mortgage  loans,  as well as less  traditional  asset  classes.  Wachovia  Bank and its  affiliates  have  also participated in a variety of collateralized loan obligation transactions,  synthetic  securitizations and asset-backed commercial paper programs.  Wachovia Bank and its affiliates have served as sponsors,  issuers, dealers, and servicers in a wide array of securitization transactions.  Additionally,  Wachovia Bank acts as master servicer,  special servicer and/or swap  counterparty on various  commercial mortgage-backed  securitizations.  Wachovia Bank's residential loan securitization  program is not a material source of funding for its operations.

         The  depositor's  securitization  program was  initiated by Wachovia Bank to finance fully  amortizing,  one- to  four-family, residential  first lien mortgage  loans that have been  originated or acquired by AmNet.  In the future,  the depositor may  securitize other types of mortgages loans  described in the  accompanying  prospectus  under  "Description  of the Issuing  Entities — Assets," or

                                                                   S-65

mortgage loans  originated by Wachovia  Bank, its  affiliates,  or  third-party  originators.  The table below sets forth the aggregate principal  balance of the mortgage loans which have been originated and securitized by Wachovia Bank or its affiliates,  and the number of trusts created in connection with those securitizations:

                                   2003                2004               2005
Number                              __                  __                 __
Aggregate Principal Balance     $_________          $_________         $_________

         The notes do not  represent an interest in or an obligation of the sponsor,  and the sponsor has no  obligations  with respect to the notes.

                                                              ORIGINATORS

          [[Name of originator] is a [_______] corporation and wholly-owned  subsidiary of [_______].  [Name of originator]  originated
[___]% [more than ten percent] by principal  amount of the mortgage loans.  [Describe,  to the extent  material,  origination  program, experience,  size of originator's  portfolio,  performance of pool assets,  role and function in transaction.  Add disclosure  required under Item 1110(b) with respect to any other originators that originated 20% or more of pool assets.]]

                                                               SERVICING

General

         [Describe the roles,  responsibilities and oversight of each servicer and any subservicers in the servicing structure,  and to extent  material  any  special  or unique  factors  involved  in  servicing  the  particular  type of assets  included  in the  current transaction, and processes and procedures designed to address such factors.]

The Master Servicer

         [Name of master  servicer] is a [______  corporation],  and its  headquarters  and executive  offices are located in ________,
______.  [Describe the master servicer's  experience in servicing assets of any type;  experience in, and procedures for, servicing the assets of the type  included in the current  transaction;  to the extent  material,  information  regarding the size,  composition  and growth of its portfolio of assets of the type included in the current  transaction;  other  information  on factors  related to it that may be  material  to an  analysis  of the  servicing  of  the  assets  (including  graphical  presentations  of  delinquency  and  loss information);  to the extent material,  any statistical  information  regarding servicer advances on the pool assets and the servicer's overall  servicing  portfolio  for the past three  years;  and any  material  changes to its policies or  procedures  in the  servicing function during the past three years; and, to the extent material, information regarding its financial condition.]

The Subservicers

         [Name of  subservicer]  is a [______  corporation],  and its  headquarters  and  executive  offices are  located in  ________,
______.  [Name of subservicer]  will service [___]% [more than ten percent] by principal  amount of the mortgage  loans.  [Describe the subservicer's  experience  in  servicing  assets of any type;  experience  in, and  procedures  for,  servicing  the assets of the type included in the current transaction;  to the extent material,  information regarding the size,  composition and growth of its portfolio of assets of the type  included in the  current  transaction;  other  information  on factors  related to it that may be material to an analysis of the  servicing of the assets  (including  graphical  presentations  of  delinquency  and loss  information);  to the extent material,  any statistical  information  regarding servicer advances on the pool assets and the servicer's overall servicing  portfolio

                                                                   S-66

for the past three years;  and any material  changes to its policies or  procedures  in the  servicing  function  during the past three years; and, to the extent material, information regarding its financial condition.]

Servicing and Other Compensation and Payment of Expenses

         The servicing fees payable to the master servicer [and the  subservicers]  are payable out of the [interest]  payments on each mortgage  loan[,  or, in the case of subservicer  fees, out of the  [interest]  payments on each mortgage loan the related  subservicer services],  prior to any distributions to  certificateholders  or noteholders.  The master servicing fee rate for each mortgage loan is
[___]%  per  annum[,  and the  subservicing  fee rate for each  mortgage  loan is [___]% per  annum].  The  compensation  to the master servicer [and the subservicers] consists of:

o        the servicing fee payable to the master servicer [and the subservicers] in respect of its servicing activities; and

o        other related  compensation  withdrawn  from the Custodial  Account,  as more  specifically  set forth in "The  Agreements—The
                  Servicing Agreement—Principal Collections and Interest Collections" in this prospectus supplement.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments  on the  mortgage  loans,  prior to payments of interest and principal to the noteholders:

           --------------------------------- ------------------------------------------ -----------------------------
                     Description                              Amount                         Receiving Party
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               ___% per annum of the principal balance    Master Servicer
                                             of each mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           [Subservicer Fee                  ___% per annum of the principal balance    Subservicers]
                                             of each mortgage loan serviced by a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------
           [Premium for the Policy           [to be determined]                         Enhancer]
           --------------------------------- ------------------------------------------ -----------------------------

         The master servicer,  or, if specified in the servicing agreement,  the indenture trustee, on behalf of the issuing entity and from the  funds of the  issuing  entity,  will  pay or cause to be paid  certain  ongoing  expenses  incurred  in  connection  with its responsibilities  under the  servicing  agreement,  including,  without  limitation,  payment of  expenses  incurred in  enforcing  the obligations of the depositor or seller.  The master servicer will be entitled to  reimbursement  of expenses  incurred in enforcing the obligations of the depositor or the seller under certain limited  circumstances.  In addition,  the master servicer will be entitled to reimbursements  for  certain  expenses  incurred  by it in  connection  with  liquidated  mortgage  loans  and in  connection  with the restoration  of mortgaged  properties,  that right of  reimbursement  being prior to the rights of  noteholders  to receive any related liquidation proceeds,  including insurance proceeds.  See "The Agreements—The  Servicing  Agreement—Principal  Collections and Interest
Collections"  in this  prospectus  supplement  for a  description  of the rights of the master  servicer to make  withdrawals  from the
Custodial Account to pay servicing expenses.

                                                          THE ISSUING ENTITY

         The Wachovia Asset Funding Trust, LLC 200_-_ Trust is a statutory trust  established  under the laws of the State of Delaware, and will be created and governed by the trust  agreement,  for the limited  purposes  described in this prospectus  supplement and will

                                                                   S-67

not have any assets other than the mortgage loans and related  assets.  The trust  agreement is governed under the laws of the State of
Delaware,  and will  constitute  the "governing  instrument" of the issuing entity under the laws of the State of Delaware  relating to statutory trusts.

         The issuing  entity will not have any equity (other than the  certificates).  The issuing entity does not have any officers or directors.  Currently,  [the  depositor  ] is the sole owner of the  certificates  evidencing  an  ownership  interest  in the  issuing entity.  [Due to the depositor's  ownership of the issuing entity, the issuing entity is an affiliate of [the sponsor,  the seller, the master servicer and the depositor].]

         The fiscal year end of the issuing  entity is ______ ___. The [master  servicer]  will file with the  Securities  and Exchange
Commission an annual report on Form 10-K on behalf of the issuing entity 90 days after the end of its fiscal year.

         The issuing entity will not engage in any activity other than:

o        purchasing the mortgage loans and paying for its organizational, start-up and transactional expenses;

o        pledging the mortgage loans to the indenture trustee pursuant to the indenture;

o        issuing the notes and the certificates;

o        making payments on the notes and the certificates;

o        entering into and performing its obligations under the agreements for this transaction to which it is a party; and

o        engaging in other  activities  that are  necessary,  suitable or  convenient to  accomplish  the  foregoing or are  incidental thereto or connected therewith.

         The issuing entity's principal offices are at ______, ______, in care of [name of owner trustee], as owner trustee.

                                                           THE OWNER TRUSTEE

         [Name of owner  trustee]  will be the owner  trustee under the trust  agreement.  The owner trustee is a [_____  corporation], and its principal offices are located in ________,  _______.  [Describe to what extent the trustee has had prior experience  serving as a trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

         For the issuing entity,  the powers and duties of the owner trustee are ministerial  only.  Accordingly,  [the depositor],  as the certificateholder of the issuing entity, will direct the owner trustee in the management of the issuing entity and its assets.

         Neither the owner  trustee nor any  director,  officer or employee of the owner  trustee  will be under any  liability  to the issuing entity or the  securityholders  for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment;  provided, that none of the owner trustee or any director,  officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful  misconduct,  bad faith or negligence in the  performance of their duties,  or by reason of their  reckless  disregard of their  obligations  and duties under the trust  agreement.  All  persons  into  which  the owner  trustee  may be merged or with  which it may be  consolidated,  or any  entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.

                                                                   S-68

         The commercial bank or trust company serving as owner trustee may have normal banking  relationships  with the depositor,  the sponsor, the seller, the master servicer, the subservicers and/or their respective affiliates.

         The owner  trustee may resign at any time,  in which event the  indenture  trustee  will be  obligated  to appoint a successor owner  trustee as set forth in the trust  agreement  and the  indenture.  The  indenture  trustee may also remove the owner trustee and shall do so [upon the  direction  of the  enhancer,  so long as the  enhancer is not then in default  under the  Policy,  and] upon the direction  of a majority of the  noteholders[,  if the  enhancer is in default  under the  Policy,] if the owner  trustee  ceases to be eligible to continue as owner  trustee under the trust  agreement or if the owner trustee  becomes  insolvent.  Upon becoming  aware of such  circumstances,  the indenture  trustee will be obligated to appoint a successor owner trustee at the direction of the [enhancer].
Any  resignation  or removal of the owner  trustee and  appointment  of a  successor  owner  trustee  will not become  effective  until acceptance of the appointment by the successor owner trustee.

                                                         THE INDENTURE TRUSTEE

         [Name of indenture  trustee] is [________  corporation]  and will act as indenture  trustee for the notes under the indenture.
The depositor,  the sponsor,  the seller, the master servicer,  the subservicers and/or their respective  affiliates may maintain other banking  relationships in the ordinary course of business with the indenture  trustee and its affiliates.  The principal offices of the indenture trustee are located ______,  ______.  [Describe to what extent the trustee has had prior experience  serving as a trustee for asset-backed securities transactions involving similar pool assets, if applicable.]

         Under the terms of the indenture,  the master servicer has agreed to pay to the indenture trustee reasonable  compensation for performance of its duties under the indenture.  The indenture  trustee has agreed to perform only those duties  specifically  set forth in the indenture.  Many of the duties of the indenture  trustee are described  throughout this prospectus  supplement.  Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

o        to deliver to  noteholders  of record certain  notices,  reports and other  documents  received by the indenture  trustee,  as required under the indenture;

o        to authenticate, deliver, cancel and otherwise administer the notes;

o        to maintain custody of the trust assets;

o        to establish  and maintain  necessary  issuing  entity trust  accounts and to maintain  accurate  records of activity in those accounts;

o        [to invest funds in the issuing entity trust accounts at the direction of the issuing entity];

o        to represent the noteholders in interactions with clearing agencies and other similar organizations;

o        [to distribute  and transfer funds at the direction of the [issuing  entity][master  servicer],  as applicable,  in accordance with the terms of the indenture];

o        to  periodically  report on and notify  noteholders  of certain  matters  relating to actions taken by the indenture  trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

                                                                   S-69

o        to perform certain other administrative functions identified in the indenture.

         The  indenture  trustee  is not  liable  for any  errors of  judgment  as long as the  errors  are made in good  faith and the indenture  trustee was not  negligent.  [The indenture  trustee is not  responsible  for any investment  losses to the extent that they result from Eligible Investments.]

         If an event of default occurs,  in addition to the  responsibilities  described above, the indenture trustee will exercise its rights and powers  under the  indenture  to protect  the  interests  of the  noteholders  using the same  degree of care and skill as a prudent man would exercise in the conduct of his own affairs.  If an event of default occurs and is continuing,  the indenture  trustee will be responsible for enforcing the agreements and the rights of the  noteholders.  See "The  Agreements—The  Trust Agreement and the
Indenture—Events of Default; Rights Upon Event of Default."

         The indenture  trustee may resign at any time by giving written  notice to the issuing  entity.  The indenture  trustee may be removed  with respect to any class of notes at any time by a majority of the  noteholders  of that class.  The issuing  entity may also remove the  indenture  trustee if the indenture  trustee is no longer  eligible to act as trustee  under the  indenture,  the indenture trustee fails to comply with the Trust  Indenture  Act of 1939,  as amended,  or if the indenture  trustee  becomes  insolvent.  In all those  circumstances,  the issuing entity must appoint a successor  indenture  trustee for the notes. Any resignation or removal of the indenture  trustee and appointment of a successor  indenture  trustee will not become effective until the successor  indenture  trustee accepts the  appointment.  If an  instrument of acceptance  by a successor  indenture  trustee has not been  delivered to the indenture trustee  within  30 days of giving  notice of  resignation  or  removal,  the  indenture  trustee  may  petition  a court of  competent jurisdiction to appoint a successor indenture trustee.

         The successor  indenture  trustee must (1) be either a bank or a corporation  organized and doing  business  under the laws of the United  States of America or of any state,  (2) be  authorized  under such laws to  exercise  corporate  trust  powers,  (3) have a combined  capital and surplus of at least  $50,000,000,  subject to supervision or examination by federal or state  authority,  and (4)
have a rating of at least BBB- by Standard & Poor's and Baa3 by Moody's.  The issuing  entity may not,  nor may any person  directly or indirectly controlling, controlled by, or under common control with the issuing entity, serve as indenture trustee.

         Under the indenture,  the issuing  entity,  from cashflows in the priorities  described in this prospectus  supplement,  shall reimburse the indenture trustee for all Trustee's  Additional Expenses.  The issuing entity is not required,  however, to reimburse any expense or indemnify  against any loss,  liability or expense  incurred by the indenture  trustee  through the indenture  trustee's own willful misconduct, negligence or bad faith.

                                                           THE PAYING AGENT

         [Name of paying agent] will act as initial paying agent for the notes under the indenture.  The  depositor,  the sponsor,  the seller,  the master servicer and the subservicers may maintain other banking  relationships in the ordinary course of business with the paying  agent and its  affiliates.  The  principal  offices of the  indenture  trustee are located  ______,  ______.  [Describe to what extent the trustee has had prior  experience  serving as a trustee for  asset-backed  securities  transactions  involving  similar pool assets, if applicable.]

         Under the indenture,  the issuing  entity,  from cashflows in the priorities  described in this prospectus  supplement,  shall reimburse the paying agent for the paying agent's  extraordinary  expenses.  The issuing entity is not required,  however, to reimburse any expense or indemnify  against any loss,  liability or expense  incurred by the paying agent through the paying  agent's own willful misconduct, negligence or bad faith.

                                                                   S-70

         The paying  agent may resign at any time by giving  notice to the  issuing  entity,  the  indenture  trustee.  [As long as the enhancer is not then in default  under the Policy,  the enhancer  may remove the paying agent by notifying  the paying agent in writing and may appoint a successor  paying agent.  If the enhancer is then in default under the Policy,] the  noteholders of a majority of the note  balance of the notes may remove the paying agent by  notifying  the paying agent [and the  enhancer] in writing and may appoint a successor paying agent.

         The indenture trustee will remove the paying agent if:

o        the paying agent is adjudge a bankrupt or insolvent;

o        a receiver or other public officer takes charge of the paying agent or its property;

o        the paying agent otherwise becomes incapable of acting; or

o        the paying agent breaches any representations, warranty or covenant made by it in connection with the notes.

         If the paying agent  resigns or is removed or the office of paying  agent is  otherwise  vacant,  the  indenture  trustee will promptly  appoint a successor  paying agent with the consent of the  [enhancer].  No  resignation  or removal of the paying agent shall become  effective  until the written  acceptance of  appointment by the successor  paying agent is delivered to the indenture  trustee,
[the enhancer] and the issuing entity.  If a successor paying agent does not take office  concurrently  with the effective  resignation or removal of the paying  agent,  the  indenture  trustee will  perform the duties of the paying  agent until a successor  paying agent takes office.

                                                             [THE ENHANCER

         The  following  information  has been  supplied by the  enhancer  for  inclusion in this  prospectus  supplement.  Neither the enhancer nor any of its affiliates  accepts any  responsibility  for the accuracy or completeness of this prospectus  supplement or any information  or  disclosure  contained in this  prospectus  supplement,  or omitted from this  prospectus  supplement,  other than with respect to the  accuracy  [and  completeness]  of the  information  regarding  the Policy and the enhancer set forth under the headings
"Description  of the Policy" and "The Enhancer" in this  prospectus  supplement.  Additionally,  the enhancer makes no  representations regarding the notes or the advisability of investing in the notes.

         [Name of enhancer] is a [_______]  corporation and wholly-owned  subsidiary of [_______].  [Describe the general  character of the business of the enhancer;  if the enhancer is liable or contingently liable to provide payments  representing 10% or more, but less than 20%, of the cash flow  supporting  the  securities,  provide the financial  data  required by Item 301 of  Regulation  S-K; if the enhancer is liable or  contingently  liable to provide  payments  representing  20% or more of the cash flow supporting the securities, provide financial statements meeting the requirements of Regulation S-X.]]

                                               [THE YIELD MAINTENANCE AGREEMENT PROVIDER

        The  information  contained  in this  section  relates to and has been  obtained  from the yield  maintenance  provider.  It is furnished  solely to provide limited  information  regarding the yield  maintenance  provider as the provider of the Yield  Maintenance

                                                                   S-71

Agreements  and does not  purport to be  comprehensive.  Information  regarding  the yield  maintenance  provider is  qualified  in its entirety by the detailed information appearing in the documents and financial statements referenced below.

        [Name of yield  maintenance  provider] is a [_______]  corporation  and  wholly-owned  subsidiary of  [_______].  [Describe the general  character of the business of such enhancement  provider;  disclose  whether the  significance  percentage is less than 10%, at least 10% but less than 20%, or 20% or more; if the aggregate  significance  percentage is 10% or more, but less than 20%,  provide the financial data required by Item 301 of Regulation S-K; if the  significance  percentage is 20% or more,  provide  financial  statements meeting the requirements of Regulation S-X.]]

                                                          [THE AUCTION AGENT

         Wachovia  Capital  Markets,  LLC, a North Carolina limited  liability  company,  will act as auction agent with respect to the
Class A-II-2 notes  pursuant to the auction  agent  agreement  among the  indenture  trustee,  the auction  agent and the holder of the certificates.  See Annex I and Annex II for a description of the auction  procedures and the settlement  procedures with respect to the
Class A-II-2 notes.

                                Wachovia Capital Markets, LLC, is a member of the NASD, NYSE, and SIPC.]

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

                The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                            [Diagram to be provided with each transaction.]

                                                           LEGAL PROCEEDINGS

         There are no material pending legal or other proceedings  involving the mortgage loans or the sponsor,  the seller, the master servicer,  the  subservicers,  the  depositor,  the issuing  entity,  or other  parties  described in Item 1117 of  Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these notes.

         The sponsor,  the seller, the master servicer and the subservicers are currently parties to various legal proceedings  arising from time to time in the  ordinary  course  of their  businesses,  some of which  purport  to be class  actions.  Based on  information currently  available,  it is the  opinion of these  parties  that the  eventual  outcome of any  currently  pending  legal  proceeding, individually  or in the aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage loans.

                                                                   S-72

                                                     DESCRIPTION OF THE SECURITIES

General

         The notes will be issued pursuant to the indenture.  The certificates will be issued pursuant to the trust agreement.

         The following  summaries  describe  certain  provisions of the  securities,  the  indenture  and the trust  agreement.  [These summaries do not purport to be complete and are subject to, and  qualified in their  entirety by reference  to, the  provisions  of the applicable agreements.]  Only the notes are being offered by this prospectus supplement.

         The notes will be secured by the  collateral,  which will be pledged by the issuing entity to the indenture  trustee  pursuant to the indenture.  The collateral will consist of, without limitation:

o        the mortgage loans, including all additional balances and any subsequent mortgage loans;

o        all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account and the Funding Account;

o        [the Yield Maintenance Agreements;]

o        [the Policy;] and

o        all proceeds of the foregoing.

         Payments on the Class A-I-1 notes will be based  primarily  on amounts  collected or received in respect of the group I loans.
Payments on the Class A-II notes will be based  primarily  on amounts  collected  or  received in respect of the group II loans.  Until the  beginning of the related  Managed  Amortization  Period,  subsequent  mortgage  loans may be added to the related  loan group.  In addition,  until the beginning of the related Rapid Amortization  Period,  additional  balances are expected to be added to the related loan group.  Apart from the use of any funds in the Custodial  Account and the Funding Account and Excess Spread,  as described in this prospectus  supplement,  to acquire additional  balances and/or subsequent mortgage loans, none of the issuing entity, the paying agent or the indenture trustee are obligated to fund any additional balances or subsequent mortgage loans.

Book-Entry Notes

         The notes will  initially be issued as  book-entry  notes.  Note Owners may elect to hold their notes  through The  Depository
Trust Company,  or DTC, in the United States, or Clearstream,  Luxembourg or the Euroclear System in Europe if they are Participants in those systems,  or indirectly  through  organizations  that are  Participants in those systems.  The book-entry notes will be issued in one or more  securities  that equal the Note Balance,  and will  initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream,  Luxembourg  and the  Euroclear  System will hold omnibus  positions on behalf of their  Participants  through  customers'
securities  accounts in the names of Clearstream,  Luxembourg and the Euroclear System on the books of their  respective  depositaries, which in turn will hold such positions in customers'  securities  accounts in the  depositaries'  names on the books of DTC.  Investors may hold  beneficial  interests in the  book-entry  notes in minimum  denominations  of $25,000 and in integral  multiples of $1,000 in excess  thereof.  Except as  described  below,  no  beneficial  owner will be entitled to receive a definitive  note.  Unless and until definitive  notes are  issued,  it is  anticipated  that the only  "Holder"  of the notes will be Cede & Co.,  as nominee of DTC.  Note
Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

         A beneficial  owner's  ownership  of a book-entry  note will be recorded on the records of the  Securities  Intermediary  that maintains that beneficial owner's account for such purpose.  In turn, the Securities  Intermediary's  ownership of the book-entry notes will be recorded on the records of DTC, or of a Participant  that acts for the Securities  Intermediary,  the interest of which will in turn be recorded on the records of DTC, if the Note Owner's  Securities  Intermediary is not a DTC  Participant,  and on the records of
Clearstream, Luxembourg or the Euroclear System, as appropriate.

         Note Owners will receive all  disbursements  of  principal of and interest on the notes from the paying agent  through DTC and
DTC  Participants.  Except under the  circumstances  described  below,  while the notes are  outstanding,  under the DTC Rules,  DTC is required to make book-entry  transfers among  Participants on whose behalf it acts with respect to the notes and is required to receive and transmit  payments of principal of and interest on the notes.  Participants and indirect  Participants  with which Note Owners have accounts  with respect to notes are similarly  required to make  book-entry  transfers  and receive and transmit  payments on behalf of

                                                                   S-73

their  respective  Note Owners.  Accordingly,  although  Note Owners will not possess  physical  certificates,  the DTC Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests.

         Note Owners will not receive or be entitled to receive  definitive  notes,  except under the limited  circumstances  described below.  Unless and until  definitive  notes are issued,  Note Owners that are not  Participants  may transfer  ownership of their notes only through  Participants and indirect  Participants by instructing the Participants and indirect  Participants to transfer the notes, by  book-entry  transfer,  through DTC for the account of the  purchasers of the notes,  which  account is maintained  with the related
Participants.  Under the DTC Rules and in  accordance  with  DTC's  normal  procedures,  transfers  of  ownership  of the notes will be executed  through  DTC,  and the  accounts  of the  respective  Participants  at DTC  will be  debited  and  credited.  Similarly,  the
Participants and indirect  Participants will make debits or credits,  as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Under a book-entry format,  Note Owners of the book-entry notes may experience some delay in their receipt of payments,  since such payments  will be forwarded by the paying agent to DTC.  Payments  with respect to notes held through  Clearstream,  Luxembourg or the Euroclear System will be credited to the cash accounts of Clearstream,  Luxembourg  Participants or Euroclear  System  Participants
in accordance with the relevant  system's rules and procedures,  to the extent received by the related  Depositary.  Such payments will be subject to tax reporting in  accordance  with relevant  United States tax laws and  regulations.  Because DTC can only act on behalf of  Participants,  the ability of a Note Owner to pledge  book-entry  notes to persons or entities that do not  participate  in the DTC system,  or otherwise take actions in respect of such book-entry  notes,  may be limited due to the lack of physical  certificates  for such  book-entry  notes. In addition,  the issuance of the notes in book-entry  form may reduce the liquidity  thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the indenture trustee that,  unless and until definitive notes are issued,  DTC will take any action permitted to be taken by the holders of the  book-entry  notes under the indenture only at the direction of one or more  Participants  to the DTC accounts of which the book-entry  notes are credited,  to the extent that such actions are taken on behalf of Participants the holdings of which include such book-entry  notes.  Clearstream,  Luxembourg or the Euroclear System operator,  as the case may be, will take any other action permitted to be taken by Note Owners under the indenture on behalf of a Clearstream,  Luxembourg  Participant or Euroclear
System  Participant  only in accordance with its relevant rules and procedures and subject to the ability of the related  Depositary to effect such actions on its behalf through DTC.

         Definitive notes will be issued to Note Owners, rather than to DTC, if:

o                  the depositor or a responsible  officer of the indenture  trustee  obtains  actual  knowledge  that DTC is no longer willing,  qualified or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry notes and the depositor or the indenture trustee is unable to locate a qualified successor; or

o                  after the occurrence of an event of default,  Note Owners representing  percentage interests  aggregating at least a majority of the Note Balance of the notes advise DTC through the DTC  Participants in writing that the  continuation of the book-entry system through DTC, or a successor thereto, is no longer in the best interests of Note Owners.

         Upon the occurrence of any of the events  described in the  immediately  preceding  paragraph,  the indenture  trustee will be required  to notify all Note Owners  through  DTC of the  occurrence  of such event and the  availability  of  definitive  notes.  Upon surrender by DTC of the global  certificate or certificates  representing the book-entry  notes and  instructions for  re-registration,

                                                                   S-74

the issuing entity will issue and the indenture  trustee will  authenticate,  definitive  notes,  and thereafter the indenture  trustee will recognize the holders of those definitive notes as "Holders" and "Noteholders" under the indenture.

         Although  DTC,  Clearstream,  Luxembourg  and the  Euroclear  System  have  agreed  to the  foregoing  procedures  in order to facilitate  transfers of notes between and among Participants of DTC,  Clearstream,  Luxembourg and the Euroclear System,  they will be under no obligation  to perform or continue to perform such  procedures,  and such  procedures  may be  discontinued  at any time.  See
"Risk  Factors—Book-Entry  Registration" in this prospectus supplement and "Description of the  Securities—Book-Entry  Registration and
Form" in the prospectus.

         Clearstream,  Luxembourg was  incorporated in 1970 as "Cedel S.A.," a company with limited  liability under Luxembourg law, or a société anonyme.  Cedel S.A.  subsequently  changed its name to Cedelbank.  On January 10, 2000,  Cedelbank's  parent company,  Cedel
International,  société  anonyme ("CI") merged its clearing,  settlement  and custody  business with that of Deutsche Börse Clearing AG
("DBC").  The merger involved the transfer by CI of substantially  all of its assets and liabilities  (including its shares in CB) to a new Luxembourg  company,  New Cedel  International,  société anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company  Deutsche Börse AG. The  shareholders of these two entities are banks,  securities  dealers and financial  institutions.  Cedel
International  currently has 92 shareholders,  including U.S. financial  institutions or their  subsidiaries.  No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger,  the Board of Directors  of New Cedel  International  decided to re-name the  companies in the group in order to give them a cohesive  brand  name.  The new brand name that was chosen is  "Clearstream."  Effective  January  14, 2000 New CI
has been renamed  "Clearstream  International,  société  anonyme." On January 18, 2000,  Cedelbank  was renamed  "Clearstream  Banking, société anonyme," and Cedel Global Services was renamed "Clearstream Services, société anonyme."

         On January 17, 2000 DBC was renamed  "Clearstream  Banking  AG." This means that there are now two  entities in the  corporate group headed by Clearstream  International which share the name "Clearstream  Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Börse Clearing AG."

         Clearstream,  Luxembourg  holds  securities  for its customers  and  facilitates  the  clearance and  settlement of securities transactions between Clearstream,  Luxembourg  customers through electronic  book-entry changes in accounts of Clearstream,  Luxembourg customers,  thereby  eliminating  the need  for  physical  movement  of  certificates.  Transactions  may be  settled  by  Clearstream,
Luxembourg in any of 36 currencies,  including United States Dollars.  Clearstream,  Luxembourg provides to its customers,  among other things,  services for  safekeeping,  administration,  clearance and  settlement of  internationally  traded  securities  and securities lending and borrowing.  Clearstream,  Luxembourg also deals with domestic  securities markets in over 30 countries through  established depository  and custodial  relationships.  Clearstream,  Luxembourg is  registered as a bank in  Luxembourg,  and as such is subject to regulation  by the  Commission  de  Surveillance  du  Secteur  Financier,  'CSSF',  which  supervises  Luxembourg  banks.  Clearstream,
Luxembourg's  customers are world-wide financial  institutions  including  underwriters,  securities brokers and dealers,  banks, trust companies and clearing  corporations.  Clearstream,  Luxembourg's  U.S.  customers are limited to securities  brokers and dealers,  and banks.  Currently,  Clearstream,  Luxembourg  has  approximately  2,000  customers  located in over 80  countries,  including all major
European  countries,  Canada,  and the United States.  Indirect  access to Clearstream,  Luxembourg is available to other  institutions that clear through or maintain a custodial  relationship  with an account holder of Clearstream,  Luxembourg.  Clearstream,  Luxembourg
has established an electronic  bridge with Euroclear Bank S.A./N.V.,  as the Operator of the Euroclear  System  (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.

                                                                   S-75

Payments on the Notes

         Payments on the notes will be made by the paying  agent on the __th day of each month,  or if such day is not a business  day, the next  business  day,  commencing  on ____ __,  200_.  Payments  on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See  "Description of the  Securities—Book-Entry  Registration
and Form" in the  prospectus.  Payments  will be made by wire transfer to the account of the person  entitled  thereto,  which,  in the case of book-entry notes,  will be DTC or its nominee,  as it appears on the note register,  in the amounts  calculated as described in this prospectus  supplement on the related  Determination  Date.  However,  the final payment in respect of the notes, if the notes are no longer  book-entry  notes, will be made only upon presentation and surrender thereof at the office or the agency of the paying agent specified in the notice to noteholders of such final payment.

Interest Payments on the Notes

         Interest  payments  will be made on the  notes on each  payment  date at the  applicable  Note Rate for the  related  Interest
Period.  If the Note Rate on any class of notes is based on the  applicable  Net WAC Rate on any payment  date,  there will be Interest
Shortfalls  on that class of notes.  Any Interest  Shortfall  created  thereby will accrue  interest at the  applicable  Note Rate,  as adjusted  from time to time,  and will be paid on subsequent  payment  dates to the extent Excess Spread is available  from the related loan group.  Interest Shortfalls [will not be covered by the Policy and] may remain unpaid on the Final Payment Date.

         Interest  payments  on the notes will be reduced by any Relief Act  Shortfalls  for the  related  Collection  Period  [and the resulting  shortfall will not be covered by the Policy].  Unlike  Interest  Shortfalls,  Relief Act Shortfalls will not accrue interest and will not be paid on subsequent payment dates, even if funds are available therefor.

         Interest  for the notes will be  calculated  on the basis of the actual  number of days in the related  Interest  Period and a
360-day year.

         For each payment  date,  LIBOR will be  established  by the master  servicer in the manner  provided for in the  definition of
LIBOR under  "—Glossary of Terms" below [and the master  servicer will be obligated to provide such  information to the auction agent].
The  establishment  of LIBOR as to each Interest  Period by the master  servicer will, in the absence of manifest  error,  be final and binding.

         The master  servicer will  calculate the Note Rate on the Class A-I-1 notes and the Class A-II-1 notes.  [The Note Rate on the
Class  A-II-2  notes will be  established  by the auction  agent on the  business  day prior to each  payment date based on the auction procedures described in Annex I.]

Principal Payments on the Notes

         No  principal  will be payable on the Class A-I-1 notes or the Class A-II notes  during the related  Revolving  Period,  since during these periods,  Principal  Collections will be used first to purchase  additional  balances and/or subsequent mortgage loans for the related loan group and then to pay any related  Additional  Balance  Increase Amount.  On the payment date  immediately  succeeding the date on which a Revolving Period ends,  amounts  remaining in the related Funding Account for a loan group,  after giving effect to the purchase by the issuing entity of all  additional  balances and subsequent  mortgage  loans,  including any purchase on the date on which such  Revolving  Period ends,  and  payments to the  certificateholders  in respect of any related  Additional  Balance  Increase
Amount,  will be applied as  principal  payments on the related  notes.  On each  payment  date during a Managed  Amortization  Period, principal  will be payable on the related  class or classes of notes in an amount equal to Net Principal  Collections  from the related

                                                                   S-76

loan group for the related  Collection  Period,  less amounts paid to  certificateholders  in respect of any related Additional Balance
Increase  Amount.  On each  payment  date during the Rapid  Amortization  Period,  principal  will be payable on the  related  class or classes of notes,  in an amount  equal to  Principal  Collections  from the related loan group for the related  Collection  Period.  In addition,  on each payment date  following the end of the  applicable  Revolving  Period,  to the extent of funds  available  therefor, holders of the notes will be entitled to receive  certain  additional  amounts to be applied in reduction of the Note Balance until the related  overcollateralization amount equals the related  overcollateralization target amount or the total overcollateralization amount equals the total  overcollateralization  target  amount,  as  described  in this  prospectus  supplement,  together  with any  unfunded
Liquidation Loss Amounts.  All payments made to the Class A-II-1 notes and the Class A-II-2 notes will be made on a pro rata basis.

         Principal  payments  on any class of notes on a payment  date will not exceed the  outstanding  Note  Balance on that  payment date.  On the Final  Payment  Date,  principal  will be due and payable on the notes in an amount equal to the Note  Balance  remaining outstanding on that payment date.

Priority of Distributions

         On each payment date,  from amounts  withdrawn from the Custodial  Account with respect to the mortgage loans  [(including any draw on the Policy for that  payment  date,  which will be used  solely for the  purposes  specified  in the  Policy,  and any  amounts required to be paid under the Yield Maintenance Agreements)], the following payments will be made in the following order of priority:

         During each of the Revolving Periods,  Managed  Amortization  Periods and Rapid Amortization  Period,  each of these first six steps shall occur before any other distributions on the notes are made:

o        [first, from Interest  Collections from the related loan group (exclusive of the pro rata portion of interest  attributable to additional  balances  represented by any related  Additional  Balance  Increase  Amount),  the amount of the pro rata portion of the premium for the Policy for the related  notes to the  enhancer,  and any unpaid  related  premium with interest thereon, as provided in the Insurance Agreement;]

o        second,  from any remaining  Interest  Collections  from the related loan group (exclusive of the pro rata portion of interest attributable  to additional  balances  represented by any  Additional  Balance  Increase  Amount for the related loan group),  to the Note  Payment  Account,  for payment to the holders of the related  notes,  interest  for the related
         Interest Period at the applicable Note Rate on the Note Balance  immediately  prior to that payment date,  other than any Interest Shortfalls and reduced by any Relief Act Shortfalls during the related Collection Period;

o        third, from any remaining Interest  Collections from the related loan group, to the Distribution  Account, for distribution to
         [the  depositor],  as holder of the  certificates,  the pro rata  portion of  interest  collections  attributable  to additional  balances  represented by any Additional  Balance Increase Amount for the related loan group, as a payment of interest on the related Additional Balance Increase Amount;

o        [fourth,  in the case of the Class A-I-1 notes and the Class  A-II-1  notes,  from any  amounts  paid under the related  yield maintenance  agreement to pay any  Interest  Shortfalls  on the related  class of notes for such payment date and any prior payment date to the extent not previously paid, together with interest thereon at the applicable Note Rate;]

o        [fifth,  in the case of the Class A-I-1 notes and the Class  A-II-1  notes,  from any  remaining  amounts paid under the other yield  maintenance  agreement to pay any Interest  Shortfalls on the Class A-I-1 notes or Class A-II-1 notes,  to the

                                                                   S-77

         extent not previously  paid pursuant to clause fourth above,  together with interest  thereon at the applicable  Note
         Rate;]

o        [sixth,  from any remaining  amounts from the related loan group, to reimburse the enhancer for prior draws made on the Policy in order to make  interest  payments  on the related  notes,  with  interest  thereon,  as provided in the  insurance agreement;]

         During the Revolving Period:

o        seventh,  from remaining Net Principal  Collections from the related loan group, to the Distribution Account, for distribution to [the depositor], as holder of the certificates, an amount equal to the related Additional Balance Increase Amount;

o        eighth, any remaining Net Principal Collections to the related Funding Account;

o        ninth,  from the Group Excess Spread from each loan group to the related Funding Account,  the aggregate amount of Liquidation
         Loss  Amounts  incurred  on the  mortgage  loans in that  loan  group in the  related  Collection  Period,  until the
         Overcollateralization  Amount for that loan group is equal to the related  Overcollateralization  Target Amount,  but only until the Total Overcollateralization Amount equals the Total Overcollateralization Target Amount;

o        tenth,  from the Group  Excess  Spread from one loan group to the Funding  Account  for the other loan  group,  the  aggregate amount of Liquidation Loss Amounts  incurred on the mortgage loans in the other loan group in the related  Collection
         Period,  to the extent not paid  pursuant to clause  eighth above,  until the  Overcollateralization  Amount for that other  loan  group  is  equal  to  the  related  Overcollateralization  Target  Amount,  but  only  until  the  Total
         Overcollateralization Amount equals the Total Overcollateralization Target Amount;

o        [eleventh,  from any remaining  amounts from the related loan group, to the enhancer,  to reimburse it for prior related draws made on the Policy,  other than with respect to payments of interest on the related notes, with interest thereon,  as provided in the Insurance Agreement;]

o        twelfth,  on and after the  payment  date in _____ 200_,  from the Group  Excess  Spread from each loan group,  to the related
         Funding   Account,   until  the   Overcollateralization   Amount  for  that  loan  group  is  equal  to  the  related
         Overcollateralization  Target  Amount,  but only  until  the  Total  Overcollateralization  Amount  equals  the Total
         Overcollateralization Target Amount;

o        thirteenth,  on and after the payment  date in _____ 200_,  if the Total  Overcollateralization  Amount is less than the Total
         Overcollateralization  Target  Amount,  from the Group  Excess  Spread from each loan group,  to the related  Funding
         Account, until the Total Overcollateralization Amount is equal to the Total Overcollateralization Target Amount;

o        fourteenth,  from any  remaining  Group  Excess  Spread  from  the  related  loan  group,  to the  Distribution  Account,  for distribution to [the depositor],  as holder of the certificates,  an amount equal to the related  Additional  Balance
         Increase Amount;

                                                                   S-78

o        [fifteenth,  from any  remaining  amounts from the related loan group,  to the  enhancer,  any other amounts owed the enhancer pursuant to the Insurance Agreement;]

o        sixteenth,  from any remaining  Group Excess Spread,  to the Note Payment  Account,  for payment to the holders of the related notes,  any Interest  Shortfalls on the related  notes for such payment date and for any payment date not  previously paid, together with interest thereon at the applicable Note Rate;

o        seventeenth,  from any remaining Group Excess Spread from either loan group, to the Distribution  Account, for distribution to
         [the depositor], as holder of the certificates,  an amount equal to the Additional Balance Increase Amount for either loan group;

o        eighteenth,  from any  remaining  amounts,  to (i) the indenture  trustee,  any  Trustee's  Additional  Expenses and any other amounts owing to the  indenture  trustee and (ii) the paying  agent,  any amounts owing to the paying agent,  in each case to the extent remaining unpaid; and

o        nineteenth,  any remaining  amounts,  to the  Distribution  Account,  for  distribution to [the  depositor],  as holder of the certificates.

         During the Managed Amortization Period, after the payments made pursuant to priority first through sixth above:

o        seventh,  from Net Principal  Collections from the related loan group, to the Distribution  Account,  for distribution to [the depositor], as holder of the certificates, an amount equal to the related Additional Balance Increase Amount;

o        eighth,  from any remaining  amounts from the related loan group,  to the Note Payment  Account,  the  Principal  Distribution
         Amount,  which includes Liquidation Loss Amounts to the extent described in this prospectus  supplement,  for payment to the holders of the related notes, until the Note Balance of those notes has been reduced to zero;

o        ninth,  from any remaining  Group Excess Spread from a loan group,  to the Note Payment  Account for payment to the holders of the notes  related to the other loan  group,  the  aggregate  amount of  Liquidation  Loss  Amounts  included  in the
         Principal  Distribution  Amount of that other loan group that were not paid pursuant to clause seventh  above,  until the Note Balance of those notes has been reduced to zero;

o        tenth,  if the Note  Balance of all of the  classes of notes  related  to a loan  group  have been  reduced to zero,  from any remaining  amounts  related to the mortgage  loans in that loan group,  to the Note Payment  Account,  any  remaining
         Principal  Distribution  Amount for that loan group for payment to the holders of the notes related to the other loan group, until the Note Balance of those notes has been reduced to zero;

o        [eleventh,  from any remaining  amounts from the related loan group, to the enhancer,  to reimburse it for prior related draws made on the Policy,  other than with respect to payments of interest on the related notes, with interest thereon,  as provided in the Insurance Agreement;]

o        twelfth,  on and after the payment date in _____ 200_,  from the Group Excess Spread from each loan group, to the Note Payment
         Account, for payment to the holders of the related notes, until the Overcollateralization  Amount for that loan group is equal to the related  Overcollateralization  Target Amount but only until the Total  Overcollateralization  Amount equals the Total Overcollateralization Target Amount;

                                                                   S-79

o        thirteenth,  on and after the payment  date in _____ 200_,  if the Total  Overcollateralization  Amount is less than the Total
         Overcollateralization  Target Amount, from the Group Excess Spread from each loan group, to the Note Payment Account, for payment to the holders of the related notes, until the Total  Overcollateralization  Amount is equal to the Total
         Overcollateralization Target Amount;

o        fourteenth,  from any  remaining  Group  Excess  Spread  from  the  related  loan  group,  to the  Distribution  Account,  for distribution to [the depositor],  as holder of the certificates,  an amount equal to the related  Additional  Balance
         Increase Amount;

o        [fifteenth,  from any  remaining  amounts from the related loan group,  to the  enhancer,  any other amounts owed the enhancer pursuant to the Insurance Agreement;]

o        sixteenth,  from any  remaining  Group Excess  Spread from each loan group,  to the Note Payment  Account,  for payment to the holders of the related notes, any Interest  Shortfalls on the related notes for such payment date and for any payment date not previously paid, together with interest thereon at the applicable Note Rate;

o        seventeenth,  from any remaining Group Excess Spread from either loan group, to the Distribution  Account, for distribution to
         [the depositor], as holder of the certificates,  an amount equal to the Additional Balance Increase Amount for either loan group;

o        eighteenth,  from any  remaining  amounts,  to (i) the indenture  trustee,  any  Trustee's  Additional  Expenses and any other amounts owing to the  indenture  trustee and (ii) the paying  agent,  any amounts owing to the paying agent,  in each case to the extent remaining unpaid; and

o        nineteenth,  any remaining  amounts,  to the  Distribution  Account,  for  distribution to [the  depositor],  as holder of the certificates.

         During the Rapid Amortization Period, after the payments made pursuant to priority first through sixth above:

o        seventh,  from any remaining  amounts from the related loan group,  to the Note Payment  Account,  the Principal  Distribution
         Amount,  which includes Liquidation Loss Amounts to the extent described in this prospectus  supplement,  for payment to the holders of the related notes, until the Note Balance of those notes has been reduced to zero;

o        eighth,  from any remaining  Group Excess Spread from a loan group,  to the Note Payment Account for payment to the holders of the notes  related to the other loan  group,  the  aggregate  amount of  Liquidation  Loss  Amounts  included  in the
         Principal  Distribution  Amount of that other loan group that were not paid pursuant to clause sixth above, until the
         Note Balance of those notes has been reduced to zero;

o        ninth,  if the Note Balance of all the classes of notes related to a loan group have been reduced to zero,  from any remaining amounts  related to the mortgage  loans in that loan group,  to the Note Payment  Account,  any  remaining  Principal
         Distribution  Amount for that loan group for payment to the  holders of the notes in the other loan group,  until the
         Note Balance of those notes has been reduced to zero;

                                                                   S-80

o        tenth,  from Principal  Collections,  to the  Distribution  Account,  for  distribution to [the  depositor],  as holder of the certificates, an amount equal to the related Additional Balance Increase Amount;

o        [eleventh,  from any remaining  amounts from the related loan group, to the enhancer,  to reimburse it for prior related draws made on the Policy,  other than with respect to payments of interest on the related notes, with interest thereon,  as provided in the Insurance Agreement;]

o        twelfth,  on and after the payment date in _____ 200_,  from the Group Excess Spread from each loan group, to the Note Payment
         Account, for payment to the holders of the related notes, until the Overcollateralization  Amount for that loan group is equal to the related  Overcollateralization  Target Amount but only until the Total  Overcollateralization  Amount equals the Total Overcollateralization Target Amount;

o        thirteenth,  on and after the payment  date in _____ 200_,  if the Total  Overcollateralization  Amount is less than the Total
         Overcollateralization  Target Amount, from the Group Excess Spread from each loan group, to the Note Payment Account, for payment to the holders of the related notes, until the Total  Overcollateralization  Amount is equal to the Total
         Overcollateralization Target Amount;

o        fourteenth,  from any  remaining  Group  Excess  Spread  from  the  related  loan  group,  to the  Distribution  Account,  for distribution to [the depositor],  as holder of the certificates,  an amount equal to the related  Additional  Balance
         Increase Amount;

o        [fifteenth,  from any  remaining  amounts from the related loan group,  to the  enhancer,  any other amounts owed the enhancer pursuant to the Insurance Agreement;]

o        sixteenth,  from any  remaining  Group Excess  Spread from each loan group,  to the Note Payment  Account,  for payment to the holders of the related notes, any Interest  Shortfalls on the related notes for such payment date and for any payment date not previously paid, together with interest thereon at the applicable Note Rate;

o        seventeenth,  from any remaining Group Excess Spread from either loan group, to the Distribution  Account, for distribution to
         [the depositor], as holder of the certificates,  an amount equal to the Additional Balance Increase Amount for either loan group;

o        eighteenth,  from any  remaining  amounts,  to (i) the indenture  trustee,  any  Trustee's  Additional  Expenses and any other amounts owing to the  indenture  trustee and (ii) the paying  agent,  any amounts owing to the paying agent,  in each case to the extent remaining unpaid; and

o        nineteenth,  any remaining  amounts,  to the  Distribution  Account,  for  distribution to [the  depositor],  as holder of the certificates.

         For  purposes of the  foregoing,  payments  made on the Class A-II notes will be paid to the holders of the Class A-II-1 notes and the Class A-II-2 notes on a pro rata basis,  until the Class A-II notes have been reduced to zero.  In addition,  the Note Balances

                                                                   S-81

of each class of notes on each  payment  date during the  Amortization  Periods for such class of notes will be reduced by  Liquidation
Loss  Amounts  allocated  to that class for that  payment  date,  but only to the extent that those  Liquidation  Loss  Amounts are not otherwise covered by payments made pursuant to clauses eighth,  ninth,  tenth,  twelfth or thirteenth  during the Managed  Amortization
Period or clauses seventh,  eighth,  ninth, twelfth or thirteenth during the Rapid Amortization Period, [or by a draw on the Policy and the Total  Overcollateralization  Amount for that  payment  date is zero].  In the event of any  reduction  of the Note  Balance of any class of notes,  the amount of the  principal  reductions  allocated to the related notes will be payable to the  noteholders  on later payment dates only to the extent of any Excess Spread for the related loan group  remaining on those later payment  dates.  Liquidation
Loss Amounts  that are  allocated  to the Notes will be  allocated  to the related  class or classes of notes,  and on a pro rata basis between the Class A-II-1 Notes and the Class A-II-2 Notes in the case of Liquidation Loss Amounts relating to the group II loans.

         Holders of the  certificates  will be  entitled  to receive  any  residual  cash flow from the  mortgage  pools,  which is not expected to be significant.  The  certificates  will not be entitled to any payments other than the amounts  described  above. A holder of the certificates  will not have a right to alter the structure of this transaction.  The certificates will be retained  initially by
[the depositor], and may be transferred to any of its affiliates or any other party.

Optional Transfers of Mortgage Loans to Holders of Certificates

         Subject to the conditions  specified in the servicing  agreement,  on any payment date the issuing entity may, but will not be obligated  to,  direct the  master  servicer  to remove  certain  mortgage  loans  from the  issuing  entity  without  prior  notice to noteholders.  Mortgage loans so designated  will be removed only upon  satisfaction  of certain  conditions  specified in the servicing agreement, including, among other things, that:

o        as of the  applicable  payment  date,  after  giving  effect to the  removal of the  applicable  mortgage  loans,  the related
         Overcollateralization  Amount  will equal or exceed the  related  Overcollateralization  Target  Amount and the Total
         Overcollateralization Amount will equal or exceed the Total Overcollateralization Target Amount;

o        the mortgage loans to be removed are selected at random;

o        [the enhancer shall have certain approval rights as set forth in the servicing agreement;]

o        notice of the removal of mortgage loans is given to the Rating Agencies;

o        transfers are limited to once a month; and

o        transfers cannot exceed the outstanding related Additional Balance Increase Amount.

Overcollateralization

         The cashflow  mechanics of the issuing entity are intended to create  overcollateralization  by depositing all or a portion of the Excess  Spread for each loan group in the  related  Funding  Account  during the  applicable  Revolving  Period and  applying it to acquire  additional  balances  and/or  subsequent  mortgage  loans and by using all or a portion of the Excess  Spread,  not  otherwise applied to acquire  additional  balances and/or subsequent  mortgage loans, to pay  certificateholders  the related  Additional Balance
Increase  Amount [or to reimburse  the Enhancer for prior  draws] or to make  principal  payments on the notes during the  Amortization
Periods.  On and after the payment date occurring in _____ 200_, the  application  of Excess Spread to the related  Funding  Account or

                                                                   S-82

the related notes, as applicable, will continue until the overcollateralization  amount equals the overcollateralization  target amount or the total  overcollateralization  amount equals the total  overcollateralization  target amount,  at which point the  application of
Excess  Spread to the related  Funding  Account or the notes,  as  applicable,  will cease unless  necessary on a later payment date to increase  the amount of  overcollateralization  to the target  level.  In  addition,  the  Overcollateralization  Target  Amount may be permitted to step down in the future, in which case a portion of the Excess Spread will not be used to acquire  additional  balances or subsequent  mortgage  loans or paid to the  holders of the notes but will  instead be used for other  purposes  or  distributed  to the holders of the  certificates.  As a result of these  mechanics,  the weighted  average  lives of the notes will be different  than they would have been in the absence of these mechanics.

         The cashflow  mechanics  of the issuing  entity are intended to provide  cross-collateralization,  to the extent  described in this prospectus  supplement,  by applying Excess Spread from both loan groups as described above to cover  Liquidation Loss Amounts and to pay  principal on the related  notes until the Total  Overcollateralization  Amount  equals the Total  Overcollateralization  Target
Amount.

         To the extent that the protection  provided by the application of Excess Spread and the availability of  overcollateralization is exhausted [and if payments are not made under the Policy as required], noteholders may incur a loss on their investments.

The Paying Agent

         The paying  agent will have the power to withdraw  funds from the Note Payment  Account for the purpose of making  payments to the noteholders.

Maturity and Optional Redemption

         The notes will be payable in full on the Final Payment Date, to the extent of the aggregate  outstanding  Note Balance on that date, if any. In addition,  a principal  payment may be made in  redemption of the notes upon the exercise by the [master  servicer] of its option to purchase the related  mortgage  loans  together with the related assets of the issuing  entity.  The master  servicer may exercise  that option after the  aggregate  outstanding  Note Balance of the notes is reduced to an amount less than 10% of the initial
Note  Balance.  The master  servicer  will give notice to the paying agent,  who in turn will send notice to the  noteholders  at least five business days prior to the final payment date,  that the master  servicer is electing to exercise this option.  The purchase price of the mortgage  loans that are not REO Loans will be the sum of the  outstanding  principal  balance of the mortgage loans and accrued and unpaid  interest  thereon,  at the weighted  average of the loan rates of the mortgage  loans through the day preceding the payment date on which the purchase  occurs,  together  with [all  amounts due and owing the enhancer  with respect to the notes and] any unpaid
Interest  Shortfalls  on the notes with  interest  thereon.  The  purchase  price of the REO Loans  will be the sum of the fair  market values of the REO Loans on the payment date on which the purchase  occurs.  The purchase  price paid by the master  servicer  will also include certain amounts owed by the seller of the mortgage loans,  under the terms of the purchase  agreement that remain unpaid on the date of the  redemption.  The master  servicer may not exercise  this option to purchase the mortgage  loans unless the total  purchase price will provide  sufficient funds to pay the outstanding  principal  balance,  accrued and unpaid interest on the notes in full, any unpaid  Interest  Shortfalls  on the notes and  interest  thereon  [and all  amounts  due and owing the  enhancer  under the  insurance agreement].

[The Yield Maintenance Agreements

         The holders of the [Class A-I-1 notes and the Class  A-II-1]  notes will benefit from interest rate cap payments made by [name of yield maintenance  provider] pursuant to the related Yield Maintenance  Agreement.  Each Yield Maintenance  Agreement is intended to partially  mitigate  the interest  rate risk that could result from  limitations  on the related  Note Rate by the  applicable  Net WAC
Rate.

         On each  payment  date  through  and  including  the  payment  date in [_____  _____],  payments  under the Yield  Maintenance
Agreements will be made based on a notional amount equal to the Notional Balance for the related Yield  Maintenance  Agreement for that

                                                                   S-83

payment date and the positive  excess,  if any, of LIBOR over __%. The Notional Balance for each Yield  Maintenance  Agreement will not be more than the  outstanding  Note Balance of the related class of notes.  Payments  under the Yield  Maintenance  Agreements  will be deposited into the Note Payment  Account on each payment date and will be  distributed  first to the related class of notes and then to the Class A-I-1 notes or the Class A-II-1  notes,  as  applicable,  to pay Interest  Shortfalls  on those notes.  Thereafter,  payments under the Yield  Maintenance  Agreements  will be applied to cover other  amounts  payable on the related  notes that are payable  from related Excess Spread, to the extent available.

         Each of the Yield Maintenance Agreements will terminate on the payment date occurring in _____ 200_. ]

[Swaps and Yield Supplement Agreements

         The  issuing  entity  may enter into  interest  rate swaps and  related  caps,  floors  and  collars to  minimize  the risk to securityholders of adverse changes in interest rates, and other yield supplement  agreements or similar yield maintenance  arrangements that do not involve swap agreements or other notional principal contracts.

         An  interest  rate  swap is an  agreement  between  two  parties  to  exchange  a stream  of  interest  payments  on an agreed hypothetical or "notional"  principal  amount.  No principal amount is exchanged  between the  counterparties to an interest rate swap.
In the typical swap, one party agrees to pay a fixed rate on a notional  principal amount,  while the counterparty pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or
U.S.  Treasury  Bill  rates.  Interest  rate swaps also  permit  counterparties  to exchange a floating  rate  obligation  based on one reference  interest  rate (such as LIBOR) for a floating  rate  obligation  based on  another  referenced  interest  rate (such as U.S.
Treasury Bill rates).

         The swap market has grown  substantially  in recent  years with a  significant  number of banks and  financial  service  firms acting  both as  principals  and as agents  utilizing  standardized  swap  documentation.  Caps,  floors and  collars  are more  recent innovations, and they are less liquid than other swaps.

         Yield  supplement  agreements  may be entered  into to  supplement  the  interest  rate or rates on one or more classes of the securities of any series.

         There can be no assurance  that the issuing  entity will be able to enter into or offset swaps or enter into yield  supplement agreements  at any specific  time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the swaps and yield  supplement  agreements  may provide for  termination  under some  circumstances,  there can be no assurance that the issuing entity  will be able to  terminate a swap or yield  supplement  agreement  when it would be  economically  advantageous  to the issuing entity to do so.]

                                                                   S-84

Glossary of Terms

         Below are abbreviated  definitions of significant  capitalized  terms used in this prospectus  supplement.  Capitalized  terms used in this  prospectus  supplement  but not defined in this  prospectus  supplement  shall have the meanings  assigned to them in the accompanying  prospectus.  The servicing  agreement,  indenture and trust  agreement may each contain more complete  definitions of the terms used in this prospectus  supplement and reference should be made to those  agreements for a more complete  understanding of these terms.

         "Additional  Balance Increase Amount" means for each loan group (a) the excess, if any, of (i) the aggregate  principal amount of additional  balances  previously  conveyed to the issuing  entity,  over (ii)  Principal  Collections  and Excess Spread  applied to purchase those  additional  balances from the related Funding  Account and/or the Custodial  Account minus (b) amounts paid on previous payment dates to the holders of the certificates in respect of any related Additional Balance Increase Amount.

         "All Hold Rate" has the meaning described in Annex I to this prospectus supplement.

         "Amortization Periods" means the Managed Amortization Periods and the Rapid Amortization Period.

         "Appraised Value" means, with respect to any mortgage loan, the appraised value of the related mortgaged  property  determined in the appraisal used in the  origination of that mortgage loan,  which may have been obtained at an earlier time, but in no event more than twelve  months from  origination;  provided  that if the mortgage  loan was  originated  simultaneously  with a senior lien on the related  mortgaged  property,  the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the related mortgaged property.

         ["Auction  Procedures"  means the  procedures  for  conducting  an auction with respect to the Class A-II-2 notes set forth in
Annex I to this prospectus supplement.]

         ["Auction Rate" has the meaning described in Annex I to this prospectus supplement.]

         "Class A-I-1 Net WAC Rate" for each payment date and the Class A-I-1  notes,  a fraction,  expressed as a per annum rate,  the numerator of which is [the sum of (1)] the  interest  due on the mortgage  loans in loan group I, less the sum of (a) the amount of the servicing  fee on the  mortgage  loans in loan group I, [(b) the amount of the pro rata  portion of premium on the Policy for the Class
A-I-1 notes,] and (c) the pro rata portion of interest  attributable  to additional  balances  represented  by any  Additional  Balance
Increase Amount associated with loan group I, [and (2) payments  required to be made under the related Yield  Maintenance  Agreement in respect of loan group I, if any,] and the  denominator of which is the  outstanding  Note Balance of the Class A-I-1 notes, as adjusted on the basis of the actual number of days in the related  interest  period and a 360-day  year.  The initial Net WAC Rate for the Class
A-I-1 notes is ____%.

         "Class A-II-1 Net WAC Rate" for each payment date and the Class A-II-1 notes,  a fraction,  expressed as a per annum rate, the numerator  of which is [the sum of (1)] the product of (i) the  interest  due on the  mortgage  loans in loan group II, less the sum of
(a) the amount of the servicing  fee on the mortgage  loans in loan group II, [(b) the amount of the pro rata portion of premium on the
Policy for the Class A-II notes,] and (c) the pro rata portion of interest  attributable  to  additional  balances  represented  by any
Additional  Balance  Increase  Amount  associated  with loan group II and (ii) the  outstanding  Note Balance of the Class A-II-1 notes divided by the  aggregate  outstanding  Note Balance of the Class A-II notes,  [and (2) payments  required to be made under the related
Yield  Maintenance  Agreement in respect of loan group II, if any,] and the denominator of which is the outstanding Note Balance of the
Class A-II-1  notes,  as adjusted on the basis of the actual  number of days in the related  interest  period and a 360-day  year.  The initial Net WAC Rate for the Class A-II-1 notes is ____%.

                                                                   S-85

         "Class A-II-2 Net WAC Rate" for each payment date and the Class A-II-2 notes,  a fraction,  expressed as a per annum rate, the numerator of which is the product of (i) the  interest  due on the  mortgage  loans in loan group II, less the sum of (a) the amount of the  servicing  fee on the  mortgage  loans in loan group II, [(b) the amount of the pro rata  portion of premium on the Policy for the
Class A-II notes,] and (c) the pro rata portion of interest  attributable to additional balances  represented by any Additional Balance
Increase  Amount  associated  with loan  group II and (ii) the  outstanding  Note  Balance  of the Class  A-II-2  notes  divided by the aggregate  outstanding  Note Balance of the Class A-II notes, and the denominator of which is the outstanding Note Balance of the Class
A-II-2 notes,  as adjusted on the basis of the actual  number of days in the related  interest  period and a 360-day year.  The initial
Net WAC Rate for the Class A-II-2 notes is _____ %.

         "Class A-II Notes" means the Class A-II-1 notes and the Class A-II-2 notes.

         "Clearstream, Luxembourg" means Clearstream Banking, société anonyme.

         "CLTV Ratio" means, with respect to each mortgage loan, the ratio, expressed as a percentage of:
          (1)      the sum of:

                o        the credit limit thereof; and

                o        any outstanding  principal balance,  at the origination of that mortgage loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property;
         over

        (2)      the Appraised Value of that mortgage loan.

         "Collection Period" means, with respect to any payment date, the calendar month preceding the month of that payment date.

         "Custodial Account" means the account  established  pursuant to the servicing agreement for the deposit of amounts received on the mortgage loans.

         "Cut-off Date" means _____ __, 200_.

         "Deficiency  Amount" means, with respect to any payment date and the Class A-I-1 notes or Class A-II notes, as applicable,  an amount, if any, equal to the sum of:

         (1)      the  amount by which the  aggregate  amount of  accrued  interest  on the  related  notes,  excluding  any Relief Act
                  Shortfalls  and  Interest  Shortfalls  [and any  amounts  required  to be paid under the  related  Yield  Maintenance
                  Agreement] for that payment date, at the applicable  Note Rate on that payment date exceeds the amount  available for interest distributions on those notes on that payment date, including without limitation,  from amounts on deposit in the Note Payment Account; and

         (2)      (i) with  respect to any payment  date that is not the Final  Payment  Date,  to the extent  that,  after taking into account all amounts  available under the indenture to reduce the Note Balance of the related notes or to increase the amount on deposit in the related Funding  Account,  the Note Balance would exceed the sum of the aggregate  principal balance of the mortgage loans in the related loan group and the amount on deposit in the related Funding Account,  in each case as of the close of business on the last day of the related Collection Period; or

                                                                   S-86

                  (ii) on the Final Payment Date, the aggregate  outstanding  balance of the notes to the extent  otherwise not paid on that date from amounts available under the indenture,  including without  limitation,  from amounts on deposit in the
                  Note Payment Account.

         "Deleted Loan" means a defective  mortgage loan that has been  repurchased  from the issuing  entity  pursuant to the terms of the purchase agreement.

         "Depositary" means The Depository Trust Company or DTC.

         "Determination  Date"  means  the  18th day of each  month,  or if the 18th day is not a  business  day,  the next  succeeding business day.

         "Distribution  Account"  means  the  account  established  pursuant  to  the  trust  agreement  for  the  deposit  of  amounts distributable to the holders of the certificates.

         "Draw Period" means, with respect to each mortgage loan, the period stated in the related credit line agreement.

         "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

         ["Due for  Payment"  means,  with  respect to any  Insured  Amounts,  the amount  thereof  that is due and  payable  under the indenture on the related payment date.]

         "Eligible  Substitute  Loan" means a mortgage loan  substituted by the seller for a Deleted Loan and assigned to the same loan group as such Deleted Loan, which mortgage loan must, on the date of the substitution:

o        have an outstanding  principal  balance,  or in the case of a substitution  of more than one mortgage loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

o        have a loan rate,  Net Loan Rate and,  if  applicable,  gross  margin no lower than and not more than 1% in excess of the loan rate, Net Loan Rate and gross margin, respectively, of the related Deleted Loan;

o        have a CLTV Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

o        have a remaining  term to maturity  not more than one year  earlier and not later than the  remaining  term to maturity of the
         Deleted Loan;

o        comply with each representation and warranty as to the mortgage loans set forth in the purchase  agreement,  deemed to be made as of the date of substitution; and

o        satisfy certain other conditions specified in the indenture.

         "Excess Spread" means, with respect to each loan group, the related Group Excess Spread for that loan group.

         "Excluded Amount" means, with respect to each loan group and any payment date during the Rapid  Amortization  Period:  (i) the portion of the Principal  Collections  for each  Collection  Period  allocated to an Excluded  Draw  (Principal  Collections  are to be
applied  first to the total  balance  conveyed to the issuing  entity with  respect to such  mortgage  loan and then to the  additional balances on such mortgage loan retained by the seller),  and (ii) the pro rata portion  (based on the relative  principal  amounts held by the issuing entity and by the seller) of Interest  Collections  allocable to an Excluded Draw;  provided,  that the Excluded  Amount with respect to any  Liquidation  Loss  Amount,  shall be the pro rata portion  (based on the  relative  principal  amounts held by the issuing  entity and by the  seller) of losses on the related  mortgage  loans  during the related  Collection  Period  attributable  to additional  balances not conveyed to the issuing  entity;  provided  further that, to the extent the related  credit line  agreement or applicable law provides for a different allocation, such other allocation shall control.

                                                                   S-87

         "Excluded  Draw"  means,  any draw made by an obligor  under any mortgage  loan during the Rapid  Amortization  Period,  which shall not be transferred to the issuing entity.

         "Final Payment Date" means the payment date occurring in ____, 20__.

         "Funding  Account" means (a) with respect to the Class A-I-1 notes,  the account  established by the indenture  trustee in its name designated the "Group I Funding  Account" and (b) with respect to the Class A-II notes,  the account  established by the indenture trustee in its name designated the "Group II Funding Account."

         "Group Excess Spread" means,  with respect to any payment date and loan group,  [without  taking into account any draws on the
Policy for that payment date,] the excess, if any, of:

        o         Interest  Collections  (exclusive of the pro rata portion of interest  attributable to additional balances  represented by any
                  Additional  Balance  Increase  Amount) for the related  Collection  Period with respect to the mortgage loans in that loan group;

         over

        o        the sum of:

                (1) [the  portion of the  premium for the Policy for the  related  payment  date  allocable  to that loan  group,  plus any unpaid related premium from prior payment dates with interest thereon; and]

                (2)  the amounts  paid on that  payment  date to the  holders of the related  notes in respect of interest at the related Note Rate;

         [plus

         payments  made  under the Yield  Maintenance  Agreement  associated  with the  related  notes,  to the  extent not used to pay interest on the notes at the Note Rate].

         "Group I Revolving  Period" means,  with respect to the Class A-I-1 notes, the period beginning on the closing date and ending on the earlier of:

        o        ______ ___, 200_; and

        o        the occurrence of a Managed Amortization Event or a Rapid Amortization Event.

         "Group II Revolving  Period" means,  with respect to the Class A-II notes, the period beginning on the closing date and ending on the earlier of:

        o        ______ ___, 200_; and

        o        the occurrence of a Managed Amortization Event or a Rapid Amortization Event.

         ["Insurance  Agreement"  means the insurance and indemnity  agreement  dated as of the closing date,  among the enhancer,  the seller, the depositor, the master servicer, the indenture trustee and the issuing entity.]

                                                                   S-88

         ["Insured  Amount" means,  as of any payment date, (i) Deficiency  Amounts for that payment date and (ii)  Preference  Amounts for that payment date.]

         "Interest Collections" means, with respect to any payment date and either loan group, an amount equal to the sum of:

        o         the amounts collected on the related mortgage loans during the related  Collection  Period,  including the interest portion of
                  Net Liquidation Proceeds, applied to interest pursuant to the terms of the related credit line agreements,  exclusive of the Excluded  Amount,  reduced by the servicing fees for that  Collection  Period,  plus amounts in respect of any optional servicer advance on the related mortgage loans pursuant to the terms of the servicing agreement; and

        o        the interest portion of:

                (1)      the Repurchase Price for any Deleted Loans in the related loan group; and

                (2)      the applicable  portion of the cash purchase price paid in connection with any optional  purchase of the mortgage loans by the master servicer.

         "Interest  Period"  means,  with respect to any payment date,  the period from the preceding  payment date, or, in the case of the first payment date, from the closing date, through the day preceding that payment date.

         "Interest  Shortfall"  means,  with respect to any payment date on which LIBOR plus the related margin per annum,  in the case of the Class A-I-1  notes or the Class  A-II-1  notes[,  or the  Auction  Rate,  in the case of the Class  A-II-2  notes,]  exceeds the applicable  Net WAC Rate,  the sum of (a) the excess of the amount of interest  that would have  accrued on that class of notes  during the related  Interest Period had the Note Rate been equal to LIBOR plus ____% per annum [or the Auction Rate, as applicable,]  over the amount of interest that actually  accrued on that class of notes during that Interest  Period at the applicable Net WAC Rate;  [and (b)
any amounts  required to be paid under the related Yield  Maintenance  Agreement,  if any, and payable to such class to cover  interest at the Note Rate, which were not paid by the Yield Maintenance Provider].

         "Junior Ratio" means, with respect to each mortgage loan, the ratio,  expressed as a percentage,  of the credit limit thereof, to the sum of:

        o        the credit limit of that mortgage loan; and

        o        the principal balance of any related senior mortgage loan at origination of that mortgage loan.

         "LIBOR" means,  with respect to any Interest Period other than the first Interest  Period, a rate equal to the rate for United
States  dollar  deposits for one month that appears on the Telerate  Screen  Page 3750 as of 11:00 a.m.,  London,  England time, on the second LIBOR  Business Day, in the case of the Class A-I-1 notes and the Class A-II-1 notes,  and the first LIBOR  Business Day, in the case of the Class A-II-2 notes,  prior to the first day of that  Interest  Period.  With respect to the first  Interest  Period,  LIBOR means a rate equal to the rate for United  States  dollar  deposits for one month that  appears on the Telerate  Screen Page 3750 as of
11:00 a.m.,  London,  England  time,  two LIBOR  Business  Days prior to the closing date, in the case of the Class A-I-1 notes and the
Class A-II-1  notes,  and one LIBOR  Business Day prior to the closing  date,  in the case of the Class A-II-2  notes.  If no such rate appears on any such date for  determining  LIBOR,  LIBOR will be the  Reference  Bank Rate  determined  by the master  servicer.  If no
Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding payment date.

                                                                   S-89

         "LIBOR Business Day" means any day other than:

        o        a Saturday or a Sunday; or

        o        a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         "Liquidation  Loss  Amount"  means,  with  respect to any payment  date and any  liquidated  mortgage  loan,  the  unrecovered principal  balance of that  liquidated  mortgage loan  (excluding the Excluded  Amount  allocated  thereto),  at the end of the related
Collection  Period in which that mortgage loan became a liquidated  mortgage loan, after giving effect to the Net Liquidation  Proceeds in connection with that liquidated mortgage loan.

         "Managed  Amortization  Event" means the event deemed to occur on any date on which (a) with respect to the Class A-I-1 Notes, the amount on deposit in the Group I Funding  Account exceeds  $__________ and (b) with respect to the Class A-II notes,  the amount on deposit in the Group II Funding Account exceeds $__________.

         "Managed  Amortization  Period" means the period  beginning on the day following the end of the related  Revolving  Period and ending on the earlier of:

        o        _______ ___, 200__; and

        o        the occurrence of a Rapid Amortization Event.

         ["Maximum Auction Rate" has the meaning described in Annex I to this prospectus supplement.]

         "Mortgage Loan File" means with respect to each mortgage loan, the following:

                (1)                the related credit line agreement endorsed or assigned without recourse in blank;

                (2)                the  mortgage,  or a copy of the  mortgage  certified  by an officer of the master  servicer  for any  mortgage  not returned from the public recording office, with evidence of recording indicated thereon; and

                (3)                if applicable,  any riders or modifications  to the credit line agreement and mortgage,  together with certain other documents at the times as set forth in the related agreement.

         "Net Excess Spread Percentage" means for each payment date, a fraction,  expressed as a percentage,  the numerator of which is the aggregate  amount of interest on each of the mortgage loans at the applicable Net WAC Rate less the sum of (i) interest  accrued at the  applicable  Note Rate for the  related  Interest  Period  on the notes and (ii) the  portion  of Excess  Spread  applied  to cover
Liquidation  Loss Amounts,  and the  denominator  of which is the aggregate  outstanding  Note Balance of the notes (as adjusted on the basis of the actual number of days in the related Interest Period and a 360-day year).

         "Net Liquidation  Proceeds" means, with respect to any mortgage loan, the proceeds,  [excluding  amounts drawn on the Policy,]
received in connection with the  liquidation of that mortgage loan,  whether through  trustee's  sale,  foreclosure  sale or otherwise, reduced by related  expenses  (excluding the Excluded  Amount),  but not including the portion,  if any, of the amount of such recovery that  exceeds the portion of the  principal  balance of, plus  accrued  and unpaid  interest  on, the  mortgage  loan at the end of the
Collection Period immediately preceding the Collection Period in which the mortgage loan became a liquidated mortgage loan.

                                                                   S-90

         "Net Loan Rate" means,  with respect to any payment date and any mortgage  loan, the loan rate of that mortgage loan as of the first day of the calendar month in which the related  Interest Period begins,  net of the servicing fee rate,  adjusted to an effective rate reflecting the method by which interest is calculated on the notes for the related Interest Periods.

         "Net Principal  Collections"  means, with respect to any payment date, the excess,  if any, of Principal  Collections for each loan group for that payment date over the aggregate  amount of additional  balances  created during the related  Collection  Period for that loan group and subsequent  mortgage loans purchased during the related  Collection Period for that loan group, and conveyed to the issuing entity and paid for with amounts on deposit in the Custodial Account.

         "Net WAC Rate" means,  the Class A-I-1 Net WAC Rate,  the Class A-II-1 Net WAC Rate and the Class A-II-2 Net WAC Rate,  as the
context requires.

         "Note  Balance"  means,  with respect to any payment date and class of notes,  the initial  principal  balance of the notes of that class,  reduced by all payments of principal of such notes prior to the related  payment date or reduction  thereof by application of related Liquidation Loss Amounts.

         "Note Owners" means Persons acquiring beneficial ownership interests in the notes.

         "Note Payment  Account" means the account  established  pursuant to the indenture for the deposit of amounts  distributable to the holders of the notes.

         "Note Rate" means:

         (a) with respect to the Class A-I-1 notes and each Interest Period, the lesser of:

                (1)      LIBOR plus a margin of ____% per annum; and

                (2)      the Class A-I-1 Net WAC Rate;

         (b) with respect to the Class A-II-1 notes and each Interest Period, the lesser of:

                (1)  LIBOR plus a margin of ____% per annum; and

                (2)  the Class A-II-1 Net WAC Rate; and

         [(c) with respect to the Class A-II-2 notes and (i) the initial  payment  date,  the rate set by the  broker-dealer  not later than the  closing  date,  which will not  exceed  the lesser of the  Maximum  Auction  Rate (as  defined in Annex I to this  prospectus supplement)  and the Class  A-II-2 Net WAC Rate and (ii)  thereafter,  will be the lesser of the Auction  Rate and the Class A-II-2 Net
WAC Rate.]

         [If the Class  A-II-2 notes are no longer held in  book-entry  form,  the Note Rate will be the lesser of the Maximum  Auction
Rate and the Class A-II-2 Net WAC Rate.]

         On any payment date for which a Note Rate has been limited by the  applicable  Net WAC Rate,  the Interest  Shortfall  created thereby will accrue  interest at the related Note Rate, as adjusted from time to time, and will be paid on subsequent  payment dates to the extent funds are available therefor.

         ["Notional  Balance" means, with respect to each payment date and the Yield  Maintenance  Agreement related to the Class A-I-1 notes or the Class A-II-1 notes, as applicable, the lesser of:

                  (i) the amount set forth on Schedule I-A-I, in the case of the Class A-I-1 notes or Schedule  I-A-II,  in the case of the Class A-II-1 notes, attached hereto for that payment date; and

                  (ii) the Note Balance of the related class of notes for that payment date.]

                                                                   S-91

         "Optional  Termination  Date" means the first  payment  date on which the Note  Balance is less than 10% of the  initial  Note
Balance.

         "Overcollateralization  Amount" means with respect to any payment date and a loan group, the amount,  if any, by which the sum of (a) the outstanding  aggregate  principal balance of the mortgage loans in the related loan group (exclusive of the portion relating to any Excluded Draw) and (b) the amount in the related  Funding  Account,  in each case as of the close of business on the last day of the related Collection Period, exceeds the aggregate Note Balance of the related notes.

         "Overcollateralization  Target Amount" means,  with respect to any payment date and a loan group, an amount equal to the Total
Overcollateralization  Target  Amount for that payment date,  multiplied  by a fraction,  the numerator of which is the Note Balance of the related  notes as of the cut-off  date (if that payment  date is prior to the  Stepdown  Date),  or the Note Balance of the related notes immediately  preceding that payment date (if that payment date is on or after the Stepdown Date),  divided by the Note Balance of all the notes calculated in accordance with the preceding clause.

         "Participants" means participants in DTC, Euroclear or Clearstream, Luxembourg systems.

         "Plan" means any pension,  profit-sharing or other employee benefit plan and arrangements as well as an individual  retirement account and certain types of Keogh Plans that are subject to Title I of ERISA or Section 4975 of the Internal  Revenue Code,  including bank  collective  investment  funds and  insurance  company  general and separate  accounts in which those  employee  benefit plans and arrangements are invested.

         ["Policy" means the financial guaranty insurance policy,  and any endorsement  thereto,  provided by the enhancer with respect to the notes, dated as of _____ __, 200_.]

         "Preference  Amount"  means any  payment  of  principal  or  interest  on the notes  which has become  Due for  Payment,  [the nonpayment of which would have been covered by the Policy,]  which is made to a noteholder by or on behalf of the issuing  entity which has been deemed a preferential  transfer and theretofore  recovered from that noteholder  pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         "Principal Collections" means, with respect to any payment date and either loan group, an amount equal to the sum of:

        o         the amount collected on the related mortgage loans during the related  Collection  Period,  including the principal portion of
                  Net  Liquidation  Proceeds,  applied to  principal  pursuant  to the terms of the  related  credit  line  agreements, exclusive of the Excluded Amount; and

        o         the principal  portion of the  Repurchase  Price for any Deleted Loans in the related loan group,  any amounts  required to be deposited in the Custodial Account by the seller pursuant to the purchase  agreement;  and the applicable  portion of the cash purchase price paid in connection with any optional purchase of the mortgage loans by the master servicer.

         "Principal Distribution Amount" means, with respect to each loan group and any payment date:

        o         during the Managed  Amortization  Period,  Net  Principal  Collections  on the related  mortgage  loans less  amounts  paid to certificateholders in respect of any related Additional Balance Increase Amount for that payment date; and

        o         during the Rapid Amortization Period, Principal Collections for the related mortgage loans;

                                                                   S-92

         provided,  that on any payment date during the  Amortization  Periods,  the Principal  Distribution  Amount shall also include
Excess Spread in an amount equal to the aggregate  Liquidation  Loss Amounts,  if any, for the mortgage loans in the related loan group incurred in the related  Collection  Period,  or in any previous  Collection Period to the extent not covered by a payment of principal on the notes or by the related  Overcollateralization  Amount,  but only to the extent necessary to increase the  Overcollateralization
Amount for that loan group to the related  Overcollateralization  Target Amount and only up to the amount necessary such that the Total
Overcollateralization Amount equals the Total Overcollateralization Target Amount.

         "Rapid Amortization Event" means the occurrence of any one of the following events:

        (1)      the failure on the part of the seller:

                o       to make any payment or deposit  required to be made under the purchase  agreement  within  three (3)  business  days after the date the payment or deposit is required to be made; or

                o       to observe or perform in any  material  respect any other  covenants  or  agreements  of the seller set forth in the  purchase agreement,  which failure continues  unremedied for a period of sixty (60) days after written notice thereof to the  seller,  and the  failure  materially  and  adversely  affects  the  interests  of [the  enhancer  or] the securityholders;  provided,  that a Rapid  Amortization  Event  will not be deemed to occur if the  seller  has repurchased or caused to be repurchased or substituted  for the related  mortgage loans or all mortgage  loans, as applicable, during that period in accordance with the provisions of the indenture;

        (2)       any  representation  or  warranty  made by the seller in the  purchase  agreement  shall prove to have been  incorrect  in any material  respect when made and shall  continue to be  incorrect in any material  respect for the related cure period specified in the purchase  agreement after written notice and as a result of which the interests of [the enhancer or]
                  the  securityholders  are materially and adversely  affected;  provided,  that a Rapid Amortization Event will not be deemed to occur if the seller has  repurchased or caused to be repurchased  or substituted  for the related  mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

        (3)       the entry against the seller of a decree or order by a court or agency or supervisory  authority  having  jurisdiction  in the premises for the appointment of a trustee,  conservator,  receiver or liquidator in any insolvency,  conservatorship, receivership,  readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs,  and the  continuance of any decree or order unstayed and in effect for a period of sixty (60) consecutive days;

        (4)       the seller shall voluntarily  submit to proceedings under any federal or state bankruptcy,  insolvency or other similar law or code  relating to the seller or relating to all or  substantially  all of its  property or the seller  shall admit in writing  its  inability  to pay its debts  generally  as they become due,  file a petition to take  advantage  of any applicable  insolvency or reorganization  statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

        (5)       the issuing entity becomes  subject to regulation by the  Securities and Exchange  Commission as an investment  company within the meaning of the Investment Company Act of 1940, as amended;

        (6)       a servicing  default occurs and is unremedied under the servicing  agreement and a qualified  successor  servicer has not been appointed;

        (7)       [the  occurrence  of a draw on the Policy and the failure of the enhancer to be reimbursed  for that draw in  accordance  with the Insurance  Agreement,  which failure continues unremedied for a period of sixty (60) days after written notice to the master servicer and the issuing entity;]

                                                                   S-93

        (8)       the issuing entity is determined to be an association or a publicly  traded  partnership  taxable as a corporation for federal income tax purposes;

        (9)       [an event of default under the Insurance Agreement; or]

        (10)      an event of default under the indenture that has occurred and continues beyond the expiration of any applicable cure period.

         In the case of any event  described in (1), (2), (6) or (9), a Rapid  Amortization  Event will be deemed to have occurred only if, after any applicable  grace period described in those clauses,  any of [the enhancer,] the indenture  trustee,  or  securityholders evidencing  not less than 51% of the Note Balance of the  securities  [(with the consent of the  enhancer)],  by written  notice to the depositor,  the  master  servicer  and the  owner  trustee,  and to the  indenture  trustee,  if given by the  securityholders  [or the enhancer],  declare that a Rapid  Amortization  Event has occurred as of the date of the notice.  In the case of any event described in clauses (3),  (4),  (5),  (7),  (8) or (10), a Rapid  Amortization  Event will be deemed to have  occurred  without any notice or other action on the part of the indenture  trustee,  [the  enhancer] or the  securityholders  immediately  upon the  occurrence of the event;
provided,  that any Rapid  Amortization  Event may be waived and deemed of no effect with the consent of [the enhancer and] each Rating
Agency, subject to the satisfaction of any conditions to that waiver.

         "Rapid Amortization Period" means the period beginning on the earlier of:

                o        the first day following the end of the related Managed Amortization Period; and

                o        the occurrence of a Rapid Amortization Event;

         and ending upon the termination of the issuing entity.

         "Rating  Agencies"  means  Moody's  Investors  Service,  Inc.  and  Standard & Poor's  Ratings  Services,  a  division  of The
McGraw-Hill Companies, Inc.

         "Record  Date"  means,  with  respect to the notes and any  payment  date,  the close of  business  on the last  business  day preceding  that payment date,  and with respect to the notes if such notes are no longer held in book-entry  form,  the last day of the calendar month preceding that payment date.

         "Reference Banks" means major banks in the London interbank market selected by the paying agent as provided in the indenture.

         "Reference  Bank Rate" means,  with respect to any Interest  Period,  as follows:  the arithmetic  mean (rounded  upwards,  if necessary,  to the nearest one sixteenth of one percent) of the offered  rates for United  States  dollar  deposits for one month which are offered by the Reference Banks as of 11:00 a.m.,  London,  England time, on the second LIBOR Business Day prior to the first day of such Interest  Period to prime banks in the London  interbank  market for a period of one month in amounts  approximately  equal to the sum of the  outstanding  Note Balance of the notes;  provided,  that at least two Reference  Banks provide that rate. If fewer than two offered rates appear,  the Reference Bank Rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York
City, selected by the master servicer [after  consultation with the enhancer],  as of 11:00 a.m., New York time, on that date for loans in U.S.  Dollars to leading  European banks for a period of one month in amounts  approximately  equal to the aggregate Note Balance of the notes.  If no quotations  can be obtained,  the Reference  Bank Rate will be the  Reference  Bank Rate  applicable to the preceding
Interest Period.

         "Relief Act Shortfalls" means current interest shortfalls  resulting from the application of the Servicemembers'  Civil Relief
Act of 1940, as amended.

                                                                   S-94

         "REO Loan" means a mortgage loan where title to the related  mortgaged  property has been obtained by the indenture trustee or its nominee on behalf of the noteholders.

         "Repayment  Period"  means,  with respect to each mortgage  loan,  the time period stated in the related credit line agreement during which draws can no longer be made.

         "Repurchase  Price" means,  with respect to any mortgage  loan,  the amount equal to the principal  balance  (exclusive of the
Excluded  Amount) of that mortgage loan at the time of the removal,  plus accrued and unpaid interest on that principal  balance to the date of removal.

         "Revolving Period" means, either the Group I Revolving Period or the Group II Revolving Period, as the context requires.

         "Securities  Intermediary"  means,  with respect to each Note Owner,  the brokerage firm,  bank,  thrift  institution or other securities intermediary that maintains that Note Owner's account.

         "Stepdown Date" means, the later to occur of:

                o        the thirty-first (31st) payment date; or

                o        the payment date on which the aggregate  Note Balance  immediately  prior to that payment date is less than or equal to 50% of the aggregate Note Balance as of the closing date.

         "Stepdown  Delinquency  Test" means,  with respect to any date of  determination,  a test that is met if the six-month rolling average  sixty-day  delinquency  rate  (including  mortgage  loans  that are in  foreclosure  or are REO Loans) on the  mortgage  loans
(exclusive of the pro rata portion relating to any Excluded Draw) as of such date of determination is less than [3.50]%.

         "Teaser Rate" means,  with respect to each  mortgage  loan with an adjustable  loan rate, an initial rate less than the sum of the related  index and the related  gross  margin,  which is in effect  generally  during the first  twelve  months of the term of that mortgage loan.

         "Telerate  Screen Page 3750" means the display page so designated  on the Bridge  Telerate  Capital  Markets  Report,  or such other page as may replace page 3750 on such service for the purpose of displaying  London  interbank  offered rates of major banks, or, if such service is no longer offered,  such other service for displaying  London interbank  offered rates or comparable rates as may be selected by the paying agent after consultation with the master servicer.

         "Total  Overcollateralization  Amount"  means  the  sum  of  the  Overcollateralization  Amount  for  loan  group  I  and  the
Overcollateralization Amount for loan group II.

         "Total  Overcollateralization  Target Amount" means (I) with respect to any payment date prior to the Stepdown Date, an amount equal to the sum of (i) [1.25]% of the  aggregate  Note Balance as of the closing date;  and (ii) [100]% of the  principal  balances of all mortgage loans that are 180 or more days  contractually  delinquent as of the last day of the related  Collection Period (including mortgage loans that are in  foreclosure  or are REO Loans);  and (II) with respect to any payment date on or after the Stepdown Date as follows:

                  Condition 1:      provided that (a) the Stepdown  Delinquency Test has been met, (b) the two-month rolling average of the Net Excess  Spread  Percentage  is greater  than or equal to [1.00]% and (c) the  three-month  rolling  average of the Net
         Excess Spread Percentage is greater than or equal to [1.15]%,  an amount equal to the sum of (i) [2.50]% of the aggregate Note
         Balance on such  Payment  Date;  and (ii) [100]% of the  principal  balances of all  mortgage  loans that are 180 or more days contractually  delinquent  as of the  last  day of the  related  Collection  Period  (including  mortgage  loans  that  are in foreclosure or are REO Loans);

                                                                   S-95

                  Condition 2:      provided  that (a) the  Stepdown  Delinquency  Test has not been met or (b) the  two-month  rolling average of the Net Excess Spread  Percentage is greater than or equal to [1.00]% and the  three-month  rolling  average of the
         Net Excess  Spread  Percentage  is less than  [1.15]%,  an amount equal to the greater of (x) the Total  Overcollateralization
         Amount as of the immediately preceding payment date (however, in the case where the Total Overcollateralization  Target Amount for the immediately  preceding  payment date was determined  pursuant to Condition 3, the Total  Overcollateralization  Target
         Amount as of the last  payment  date prior to  entering  Condition  3) and (y) the sum of (i)  [2.50]% of the  aggregate  Note
         Balance on such  payment  date;  and (ii) [100]% of the  principal  balances of all  mortgage  loans that are 180 or more days contractually  delinquent  as of the  last  day of the  related  Collection  Period  (including  mortgage  loans  that  are in foreclosure or are REO Loans); or

                  Condition 3:      provided  that the  two-month  rolling  average of the Net Excess  Spread  Percentage  is less than
         [1.00]%,  an amount equal to the sum of (i) [1.25]% of the aggregate  Note Balance as of the closing date;  and (ii) [100]% of the  principal  balances of all mortgage  loans that are 180 or more days  contractually  delinquent as of the last day of the related Collection Period (including mortgage loans that are in foreclosure or are REO Loans);

         provided,  however, that in no event shall the Total  Overcollateralization  Target Amount be less than the greater of (x) the sum of (i) [0.50]% of the Note Balance as of the closing date and (ii) 100% of the  principal  balances of all mortgage  loans that are
180 or more days  contractually  delinquent as of the last day of the related  Collection Period (including  mortgage loans that are in foreclosure  or are REO  Loans)  and (y) the sum of the three  largest  outstanding  mortgage  loans (by  principal  balance as of such payment date).

         "Trustee's Additional Expenses" means all reasonable  out-of-pocket  expenses of the indenture trustee and all amounts owed to the indenture  trustee  pursuant to the indemnity of the indenture  trustee by [the issuing entity] for any and all loss,  liability or expense,  including  reasonable  attorneys'  fees  and  disbursements,  incurred  by the  indenture  trustee  in  connection  with  the administration of the trust estate and the performance of the indenture trustee's duties.

         "Trust Estate" means the mortgage loans included in the assets of the issuing entity.

         "Underwriting   Agreement"  means  the  underwriting  agreement,   dated  the  date  of  this  prospectus  supplement,   among
_________________, and the depositor.

         ["Yield  Maintenance  Agreement" means, as applicable,  either of the yield maintenance  agreements provided by [name of yield maintenance provider], with respect to the related class of notes, dated as of _____ __, 200_.]

                                                                   S-96

                                                      [DESCRIPTION OF THE POLICY]

         [The  following  information  has been  supplied by the enhancer  for  inclusion in this  prospectus  supplement.  Neither the enhancer nor any of its affiliates  accepts any  responsibility  for the accuracy or completeness of this prospectus  supplement or any information  or  disclosure  contained in this  prospectus  supplement,  or omitted from this  prospectus  supplement,  other than with respect to the accuracy of the  information  regarding  the Policy and the enhancer  set forth under the headings  "Description  of the
Policy" and "The Enhancer" in this prospectus  supplement.  Additionally,  the enhancer makes no representation  regarding the notes or the advisability of investing in the notes.

         The enhancer,  in  consideration of the payment of a premium and subject to the terms of the Policy,  thereby  unconditionally and  irrevocably  guarantees  to any  noteholder  that an amount equal to the Insured  Amount will be received from the enhancer by the indenture trustee or its successors,  as indenture trustee for the noteholders,  on behalf of the noteholders,  for distribution by the paying agent to each noteholder of that noteholder's proportionate share of the Insured Amount.

         The enhancer's  obligations under the Policy,  with respect to a particular  Insured Amount,  will be discharged to the extent funds equal to the applicable  Insured Amount are received by the indenture  trustee,  whether or not those funds are properly  applied by the indenture  trustee.  Insured Amounts will be paid only at the time set forth in the Policy,  and no accelerated  Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the enhancer.

         Notwithstanding the foregoing paragraph,  the Policy will not cover shortfalls,  if any,  attributable to the liability of the issuing entity or the indenture  trustee for withholding  taxes, if any,  including  interest and penalties in respect of any liability for withholding taxes,  Interest Shortfalls or Relief Act Shortfalls.  In addition,  the Policy does not cover any payments required to be made under the Yield Maintenance Agreements.

         The  enhancer  will pay any Insured  Amount that is a Preference  Amount on the second  business  day  following  receipt on a business day by the enhancer's fiscal agent of the following:

o        a certified copy of the order requiring the return of a preference payment;

o        an opinion of counsel satisfactory to the enhancer that the order is final and not subject to appeal;

o        an assignment  in a form that is reasonably  satisfactory  to the enhancer,  irrevocably  assigning to the enhancer all rights and claims of the  noteholder  relating to or arising  under the notes  against the debtor which made the  preference payment or otherwise with respect to the preference payment;

o        appropriate  instruments  to effect the  appointment  of the  enhancer  as agent for the  noteholder  in any legal  proceeding related to the preference payment, which instruments are in a form satisfactory to the enhancer; and

o        a notice as required by the Policy  appropriately  completed and executed by the indenture trustee or the related  noteholder, as the case may be;

provided  that if these  documents  are received  after  12:00 p.m.,  New York  time,  on that  business day, they will be deemed to be
received  on  the   following   business   day.   Payments  by  the  enhancer   will  be  disbursed  to  the   receiver,   conservator,
debtor-in-possession  or the trustee in  bankruptcy  named in the final  order of the court  exercising  jurisdiction  on behalf of the noteholder  and not to any  noteholder  directly  unless the  noteholder  has returned  principal or interest  paid on the notes to the receiver,  conservator,  debtor-in-possession  or trustee in bankruptcy,  in which case that payment will be disbursed to the indenture trustee for distribution to the noteholder upon delivery of proof of such payment reasonably satisfactory to the enhancer.

                                                                   S-97

          Notwithstanding  the  foregoing,  in no event  shall the  enhancer be (1)  required  to make any payment  under the Policy in respect of any Preference  Amount to the extent such  Preference  Amount is comprised of amounts  previously paid by the enhancer under the Policy,  or (2)  obligated  to make any payment in respect of any  Preference  Amount,  which  payment  represents a payment of the principal  amount of any notes,  prior to the time the enhancer  otherwise  would have been required to make a payment under the Policy in respect of such  principal,  in which case the enhancer  shall pay the balance of the Preference  Amount when such amount  otherwise would have been required to be paid under the Policy.

         The enhancer will pay any other amount payable under the Policy no later than  12:00 p.m.,  New York time, on the later of the payment date on which the Deficiency  Amount is due or the second  business day following  receipt in New York,  New York on a business day by the enhancer of a notice from the indenture  trustee in the form attached to the Policy  specifying  the Insured Amount which is due and owing on the  applicable  payment  date,  provided  that if the notice is received  after  12:00 p.m.,  New York  time, on that business  day,  it will be deemed to be received  on the  following  business  day.  If any notice  received by the  enhancer is not in proper  form or is  otherwise  insufficient  for the  purpose of making a claim  under the  Policy,  it will be deemed not to have been received by the enhancer for the purposes of this  paragraph,  and the enhancer will  promptly so advise the indenture  trustee and the indenture trustee may submit an amended notice.

         Insured  Amounts  due under the Policy,  unless  otherwise  stated in the Policy,  will be  disbursed  by the  enhancer to the indenture trustee,  on behalf of the noteholders,  by wire transfer of immediately  available funds in the amount of the Insured Amount less, in respect of Insured  Amounts  related to Preference  Amounts,  any amount held by the indenture  trustee for the payment of the
Insured Amount and legally available therefor.

         Subject to the terms of the indenture,  the enhancer will be subrogated to the rights of each  noteholder to receive  payments under the notes to the extent of any payment by the enhancer under the Policy.

         Capitalized  terms used in the Policy  and not  otherwise  defined  in the  Policy  shall have the  meanings  set forth in the indenture as of the date of  execution  of the Policy,  without  giving  effect to any  subsequent  amendment  or  modification  to the indenture unless the amendment or modification has been approved in writing by the enhancer.

         The Policy is not  cancelable.  The premium on the Policy is not refundable  for any reason  including  payment,  or provision being made for payment, prior to the maturity of the notes.

         The Policy is being issued under and pursuant  to, and will be  construed  under,  the laws of the State of New York,  without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE  PROPERTY/CASUALTY  INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76
OF THE NEW YORK INSURANCE LAW.]

                                                  YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to  maturity  of a note will  depend on the price paid by the  related  noteholder  for that note,  the Note  Rate[, including the Auction Rate, in the case of the Class A-II-2 notes,] the rate and timing of principal  payments,  including  payments in

                                                                   S-98

excess of the monthly payment made by the related  mortgagor,  prepayments in full or terminations,  liquidations  and repurchases,  on the mortgage loans in the related loan group and the rate and timing of draws on the mortgage loans and the allocations thereof.

         In general,  if a note is  purchased  at a premium over its face amount and payments of principal of such note occur at a rate faster than that assumed at the time of purchase,  the purchaser's  actual yield to maturity will be lower than that anticipated at the time of purchase.  Conversely,  if a note is purchased at a discount  from its face amount and payments of principal of such note occur at a rate that is slower than that  assumed at the time of  purchase,  the  purchaser's  actual  yield to  maturity  will be lower than originally anticipated.

         With respect to certain  mortgage loans,  the loan rate at origination may be below the rate that would result from the sum of the then-applicable  index and gross margin.  Under the applicable  underwriting  guidelines,  mortgagors are generally qualified based on an assumed payment which reflects a rate  significantly  lower than the maximum rate. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

         For any mortgage  loans secured by junior  mortgages,  any inability of the mortgagor to pay off the balance  thereof may also affect the ability of the  mortgagor to obtain  refinancing  at any time of any related  senior  mortgage  loan,  thereby  preventing a potential  improvement  in the  mortgagor's  circumstances.  Under  the  servicing  agreement  the  master  servicer  [or  the  related subservicer]  may be  restricted  or  prohibited  from  consenting  to any  refinancing  of any related  senior  mortgage  loan in some circumstances,  which in turn could  adversely  affect the  mortgagor's  circumstances  or result in a prepayment  or default under the corresponding junior mortgage loan.

         In addition to the mortgagor's  personal  economic  circumstances,  a number of factors,  including  homeowner  mobility,  job transfers,  changes in the mortgagor's  housing needs,  the mortgagor's net equity in the mortgaged  property,  changes in the value of the mortgaged property,  national and regional economic conditions,  enforceability of due-on-sale clauses,  prevailing market interest rates,  servicing decisions,  solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the  deductibility  for federal  income tax purposes of interest  payments on home equity loans,  may affect the rate and timing of  principal  payments on the  mortgage  loans or draws on the  mortgage  loans.  There can be no  assurance  as to the rate of principal  payments  on the  mortgage  loans or draws on the  mortgage  loans.  The  mortgage  loans may be  prepaid in full or in part without  penalty.  The rate of  principal  payments and the rate of draws may  fluctuate  substantially  from time to time.  Generally, mortgage  loans  secured by junior liens on the  mortgaged  property are not viewed by  borrowers  as permanent  financing.  Due to the unpredictable  nature of both principal  payments and draws on the mortgage loans, the rates of principal  payments net of draws on the mortgage loans may be much more volatile than for typical first lien mortgage loans.

         The yield to maturity  of the notes,  and the rate and timing of  principal  payments  on the  mortgage  loans or draws on the mortgage  loans,  may also be affected by a wide variety of specific terms and conditions  applicable to the respective  programs under which the mortgage  loans were  originated.  For example,  the mortgage loans may provide for future draws to be made only in specified minimum  amounts,  or  alternatively  may permit draws to be made by check in any amount.  A pool of mortgage loans including  mortgage loans subject to the latter  provisions may be likely to remain  outstanding  longer with a higher aggregate  principal  balance than a pool of  mortgage  loans  including  mortgage  loans with the former  provisions,  because  of the  relative  ease of making new draws.
Furthermore,  the mortgage loans may provide for interest rate changes on a daily or monthly basis,  or may have gross margins that may vary under  certain  circumstances  over the term of the loan.  In  extremely  high market  interest  rate  scenarios,  notes backed by

                                                                   S-99

mortgage loans including  mortgage loans with adjustable  rates subject to  substantially  higher maximum rates than typically apply to adjustable  rate first mortgage loans may experience  rates of default and liquidation  substantially  higher than those that have been experienced on other adjustable rate mortgage loan pools.

         As a result of the payment terms of the mortgage loans,  there may be no principal  payments made with respect to the mortgage loans  associated  with a loan group in any given month.  In addition,  it is possible that the aggregate  draws on mortgage  loans may exceed the  aggregate  payments with respect to principal on the mortgage  loans for the related  period.  During the Revolving  Period and the Managed  Amortization  Period for each loan group, all or a portion of the Principal  Collections on the related mortgage loans will be  reinvested in additional  balances,  as described in this  prospectus  supplement,  or, with respect to the related  Revolving
Period,  may be used to purchase  subsequent  mortgage  loans,  or will be accumulated in a trust account  pending  commencement  of an amortization period with respect to the related notes.

         The  servicing  agreement  permits the  issuing  entity,  at its option,  subject to the  satisfaction  of certain  conditions specified in the servicing  agreement,  to direct the master  servicer to remove certain  mortgage loans from the issuing entity at any time during the life of the issuing  entity,  so long as after  giving  effect to the removal of the  applicable  mortgage  loans,  the
related   Overcollateralization   Amount   equals  or  exceeds  the  related   Overcollateralization   Target   Amount  and  the  Total
Overcollateralization  Amount equals or exceeds the Total  Overcollateralization  Target Amount.  Removals of mortgage loans may affect the rate at which principal is distributed to noteholders by reducing the aggregate  principal  balance of the mortgage loans in a loan group and thus the amount of  Principal  Collections.  See  "Description  of the  Securities—Optional  Transfers  of Mortgage  Loans to
Holders of Certificates" in this prospectus supplement.

         The mortgage loans generally will contain due-on-sale  provisions  permitting the related mortgagee to accelerate the maturity of a mortgage loan upon sale or certain transfers by the mortgagor of the underlying  mortgaged  property.  The master servicer [or the related  subservicer]  will  generally  enforce any  due-on-sale  clause to the extent it has  knowledge of the  conveyance or proposed conveyance of the underlying  mortgaged  property and it is entitled to do so under  applicable law. The extent to which mortgage loans are assumed by purchasers of the mortgaged  properties  rather than prepaid by the related  mortgagors in connection  with the sales of the  mortgaged  properties  will affect the  weighted  average life of the notes.  See "The  Servicing  Agreement—Collection  and Other
Servicing  Procedures"  in this  prospectus  supplement  for a description  of certain  provisions of the servicing  agreement that may affect the prepayment experience on the mortgage loans.

         The master  servicer  [or the related  subservicer]  may allow the  refinancing  of a mortgage  loan in the issuing  entity by accepting  prepayments  for that  mortgage  loan and  permitting  a new loan to the same  borrower  secured by a  mortgage  on the same property,  which may be originated by the master  servicer [or the related  subservicer] or by an unrelated  entity.  In the event of a refinancing,  the new loan would not be conveyed to the issuing entity and, therefore,  the refinancing would have the same effect as a prepayment in full of the related  mortgage loan. The master servicer [or the related  subservicer]  may, from time to time,  implement programs designed to encourage refinancing.  These programs may include,  without limitation,  modifications of existing loans, general or targeted  solicitations,  the offering of pre-approved  applications,  reduced origination fees or closing costs, or other financial incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged  property.  In addition,  the master  servicer [or the related  subservicer]  may encourage  refinancing  of mortgage  loans, including  defaulted mortgage loans, under which creditworthy  borrowers assume the outstanding  indebtedness of the defaulted mortgage loans which may be removed from the issuing entity.

         As a result of these programs:

                                                                   S-100

o        the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case; and

o        in some cases, the average credit or collateral quality of the mortgage loans remaining in the issuing entity may decline.

         Although the loan rates on the mortgage loans are subject to periodic adjustments, the adjustments generally:

o        will not increase the loan rates over a fixed maximum rate during the life of any mortgage loan; and

o        will be based on an index,  which may not rise and fall  consistently  with prevailing market interest rates, plus the related gross margin, which may vary under certain  circumstances,  and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

As a result,  the loan  rates on the  mortgage  loans at any time may not equal the  prevailing  rates for  similar,  newly  originated adjustable  rate home equity mortgage loans and  accordingly  the rate of principal  payments,  if any, and draws on the mortgage loans may be lower or higher than would  otherwise be  anticipated.  There can be no  certainty  as to the rate of principal  payments on the mortgage loans or draws on the mortgage loans during any period or over the life of the notes.

         With respect to the indices used in  determining  the Note Rate and the loan rates of the mortgage  loans, a number of factors affect the  performance  of each index and may cause an index to move in a manner  different  from other  indices.  To the extent  that
LIBOR may reflect  changes in the general  level of interest  rates less quickly  than other  indices,  in a period of rising  interest rates,  increases  in the yield to the  holders of the notes,  which  adjust  based on LIBOR,  may occur later than that which would be produced by other  indices,  and in a period of declining  rates,  the prime rate,  which  affects the  interest  rates on the mortgage loans,  may remain higher than other market  interest  rates,  which may result in a higher level of  prepayments of the mortgage loans that adjust in accordance with the prime rate than of mortgage loans which adjust in accordance with other indices.

         [The Auction Rate on the Class A-II-2 notes will be determined by the Auction  Procedures.  If there are not  sufficient  bids for the Class A-II-2  notes at a rate at which the holder of the Class  A-II-2 notes would desire to sell,  the holder will be required to hold their Class  A-II-2  notes for an  indefinite  period of time.  In  addition,  if the Class  A-II-2 notes are no longer held in book-entry  form, the applicable Note Rate will not be determined in accordance  with the Auction  Procedures and will be the lesser of the Maximum Auction Rate and the applicable Net WAC Rate.]

         The Note Rates on the notes are subject to a cap equal to the  applicable  Net WAC Rate.  Because the  applicable Net WAC Rate is reduced to account for interest on the related  Additional  Balance Increase Amount,  which is paid to the  certificateholders,  the applicable  Net WAC Rate will be affected by the size of such  Additional  Balance  Increase  Amount.  To the extent the applicable Net
WAC Rate becomes the  applicable  Note Rate,  less interest will accrue on the notes than would  otherwise be the case if the Note Rate were not subject to a cap. The  prepayment of mortgage loans with higher  mortgage  rates will increase the  likelihood  that the notes will be subject to the  applicable  Net WAC Rate.  The  holders of the notes will be  entitled to recover  Interest  Shortfalls  on any payment date from excess cash flow,  if  available.  There can be no assurance  that excess cash flow will be available to pay any such amounts.  [The Policy does not cover any Interest  Shortfalls.]  [The Yield Maintenance  Agreements are intended to partially  mitigate the interest rate risk that could result from  limitations  on the Note Rate on the Class A-I-1 notes and the Class A-II-1 notes by the applicable  Net WAC Rate.]  [The  Policy does not cover any  payments  that are  required  to be made under  either  Yield  Maintenance
Agreement.] [If payments are not made as required under a Yield Maintenance  Agreement,  those amounts will only be paid if excess cash flow is available for that purpose.  Each Yield  Maintenance  Agreement  will  terminate on the payment date occurring in ___ 200_. The
Class A-II-2 notes will not receive payments under either of the Yield Maintenance Agreements.]

                                                                   S-101

         The timing of changes in the rate of  principal  payments on a note may  significantly  affect an  investor's  actual yield to maturity,  even if the average rate of principal  payments  experienced  over time is  consistent  with an investor's  expectation.  In general,  the earlier a payment of  principal  on a note,  the greater  will be the effect on an  investor's  yield to  maturity.  As a result,  the effect on an investor's yield of principal  payments  occurring at a rate higher or lower than the rate anticipated by the investor  during the period  immediately  following the issuance of the notes would not be fully offset by a subsequent  like reduction or increase in the rate of principal payments.

         The rate and timing of  defaults  on the  mortgage  loans will also  affect the rate and timing of  principal  payments on the mortgage  loans and thus the yield on the related  notes.  There can be no assurance as to the rate of losses or  delinquencies  on any of the mortgage  loans,  however,  the rate of losses and  delinquencies  are likely to be higher than those of traditional  first lien mortgage loans,  particularly  in the case of mortgage loans with high CLTV Ratios or low Junior Ratios.  To the extent that any losses are incurred on any of the mortgage loans that are not covered by the applicable  credit  enhancements,  holders of the notes will bear all risk of losses  resulting  from default by  mortgagors.  [Even where the Policy covers all losses  incurred on the mortgage  loans, the effect of losses may be to increase  prepayment rates on the mortgage loans,  thus reducing the weighted average life and affecting the yield to maturity.]

         Amounts on deposit in the applicable  Funding Account may be used during the related  Revolving  Period to acquire  additional balances and  subsequent  mortgage  loans for inclusion in the related loan group.  In the event that at the end of a Revolving  Period any amounts on deposit in a Funding  Account have not been used to acquire  additional  balances or subsequent  mortgage  loans for the related loan group, or to make payments to the  certificateholders  in respect of any related  Additional  Balance Increase Amount, the related notes will be prepaid in part on the following payment date.

         "Weighted  average life" refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the investor  thereof of each dollar  distributed  in reduction  of principal of that  security,  assuming no losses.  The weighted  average life of the notes will be influenced  by, among other  factors,  the rate of principal  payments and the rate of draws on the mortgage loans in the related loan group.

         The primary source of information  available to investors  concerning  the notes will be the monthly  statements  discussed in this prospectus  supplement under "Description of the Agreements—The  Trust Agreement and the  Indenture—Reports to Noteholders," which will include information as to the outstanding Note Balance.  There can be no assurance that any additional  information  regarding the notes will be  available  through  any other  source.  In  addition,  the  depositor  is not aware of any source  through  which  price information  about the notes will be generally  available on an ongoing basis.  The limited  nature of information  regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

         The prepayment model used in this prospectus supplement,  or prepayment  assumption,  represents an assumed rate of prepayment each month relative to the then  outstanding  principal  balance of a pool of mortgage loans.  The prepayment  assumption model assumes the constant  prepayment  rate, or CPR, of the then  outstanding  principal  balance of the mortgage  loans  specified.  The prepayment assumption  does not purport to be a historical  description  of  prepayment  experience  or a prediction  of the  anticipated  rate of prepayment of any pool of mortgage loans, including the mortgage loans.

                                                                   S-102

         The tables set forth below are based on a CPR, a constant draw rate,  which,  for purposes of the  assumptions,  is the amount of  additional  balances  drawn each month as an  annualized  percentage  of the  aggregate  principal  balance of the  mortgage  loans outstanding at the beginning of that month,  and optional  termination  assumptions as indicated in the tables below and further assume that the mortgage loans consist of mortgage loans having the following characteristics:

                                                        Assumed Characteristics

                                                        Group I Mortgage Loans

                                                                         Fully
                               Gross      Net     Original   Remaining   Indexed   Maximum     Months to        Credit
Loan Number      Balance        WAC (%)   WAC     Term         Term      Margin       Rate       Teaser    Utilization Rate
                   ($)                     (%)    (months)   (months)      (%)        (%)      Expiration         (%)
1

2

3

                                                        Group II Mortgage Loans

                                                                         Fully
                               Gross      Net     Original   Remaining   Indexed   Maximum     Months to        Credit
Loan Number      Balance        WAC (%)   WAC     Term         Term      Margin       Rate       Teaser    Utilization Rate
                   ($)                     (%)    (months)   (months)      (%)        (%)      Expiration         (%)
1

2

3

         In addition, it was assumed that:

        (1)       payments are made in accordance  with the  description  set forth in this  prospectus  supplement  under  "Description  of the
                  Securities—Priority of Distributions";

        (2)       payments on the notes will be made on the __th day of each  calendar  month  regardless  of the day on which the payment  date actually occurs, commencing on ____ __, 200_;

        (3)       the assumed  scheduled  maturity date,  original term and remaining term are modeling  assumptions  based on the draw terms of the mortgage loans;

        (4)       no delinquencies or defaults occur;

        (5)       monthly  draws and  prepayments  are  calculated as set forth in the tables below  simultaneously,  based on the prior month's ending balance;

        (6)       the mortgage loans pay on the basis of 30 days in the related accrual period and a 360-day year;

        (7)       no Rapid Amortization Event occurs;

        (8)       each mortgage loan is payable monthly;

                                                                   S-103

        (9)       the closing date is _____ __, 200_;

        (10)      LIBOR is equal to ____% per annum and the prime rate used for  calculating  the interest rate on the mortgage  loans is ____%;
                  and

        (11)      the initial Note Balances are as set forth on page S-[6] of this prospectus supplement.

         The  actual  characteristics  and  performance  of the  mortgage  loans  will  likely  differ  from  the  assumptions  used in constructing  the tables set forth below,  which are  hypothetical  in nature and are provided  only to give a general sense of how the principal  cash flows might behave under varying  prepayment  and draw  scenarios.  For example,  it is very unlikely that the mortgage loans will prepay and/or  experience  draws at a constant rate until maturity or that all mortgage loans will prepay and/or  experience draws at the same rate.  Moreover,  the diverse  remaining  terms to stated  maturity of the  mortgage  loans could  produce  slower or faster  principal  distributions  than  indicated in the tables at the various  assumptions  specified,  even if the  weighted  average remaining  term to stated  maturity of the mortgage  loans is as assumed.  Any  difference  between  these  assumptions  and the actual characteristics  and performance of the mortgage loans, or actual  prepayment  experience,  will affect the percentages of initial Note
Balances  outstanding  over time and the weighted  average life of the notes.  Neither the CPR model nor any other  prepayment model or assumption  purports to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage  loans,  including  the  mortgage  loans  included  in the  mortgage  pool.  Variations  in the actual  prepayment experience and the principal  balances of the mortgage  loans that prepay may increase or decrease each weighted  average life shown in the following  tables.  These variations may occur even if the average  prepayment  experience of all mortgage loans equals the CPR, as indicated.

                                                                   S-104

                                         Percentage of Initial Class A-I-1 Note Balance(1)(2)

Payment Date                                                        Percentage of Balance
-------------------------------------------------------------------------------------------------------------------
                   CPR                      [10%]     [20%]      [30%]     [38%]      [50%]     [60%]      [70%]
------------------------------------------ --------- --------- ---------- --------- ---------- --------- ----------
Initial

[Month] 2005

[Month] 2006

[Month] 2007

[Month] 2008

[Month] 2009

[Month] 2010

[Month] 2011

[Month] 2012

[Month] 2013

Weighted Average Life to
10% call (years).........................

Weighted Average Life to
maturity (years).........................

        (1)      Assumes (i) except where indicated, that no optional termination is exercised and (ii) a CPR as disclosed above less a constant draw rate of __%.

        (2)      All percentages are rounded to the nearest 1%.

                                                                   S-105

                                          Percentage of Initial Class A-II Note Balance(1)(2)

Payment Date                                                        Percentage of Balance
-------------------------------------------------------------------------------------------------------------------
                   CPR                      [10%]     [20%]      [30%]     [38%]      [50%]     [60%]      [70%]
------------------------------------------ --------- --------- ---------- --------- ---------- --------- ----------
Initial

[Month] 2005

[Month] 2006

[Month] 2007

[Month] 2008

[Month] 2009

[Month] 2010

[Month] 2011

[Month] 2012

[Month] 2013

Weighted Average Life to
10% call (years).........................

Weighted Average Life to
maturity (years).........................

        (1)      Assumes (i) except where indicated, that no optional termination is exercised and (ii) a CPR as disclosed above less a constant draw rate of ___%.

        (2)      All percentages are rounded to the nearest __%.

                                                                   S-106

                                                            THE AGREEMENTS

The Purchase Agreement

         The mortgage  loans to be  transferred  to the issuing entity by the depositor were or will be purchased by the depositor from the seller  pursuant to the mortgage loan purchase  agreement,  referred to in this  prospectus  supplement as the purchase  agreement, dated as of the cut-off date, among the seller,  the depositor,  the issuing entity and the indenture  trustee.  The following  summary describes  certain  terms of the purchase  agreement.  The summary does not purport to be complete and is subject to, and  qualified in its entirety by reference to, the provisions of the purchase agreement.  See "Description of the Agreements" in the prospectus.

Purchase of Mortgage Loans

         Under the purchase  agreement,  the seller has agreed to sell,  without recourse,  to the depositor the initial mortgage loans and related  additional  balances,  and the Mortgage Loan Files.  Pursuant to an  assignment  by the depositor  executed on the closing date, upon the transfer to the depositor,  the initial mortgage loans will be transferred,  without  recourse,  by the depositor to the issuing entity, as well as the depositor's rights in, to and under the purchase  agreement,  which will include the obligation,  except during the Rapid  Amortization  Period, to purchase  additional  balances relating to the initial mortgage loans. The depositor and the issuing  entity  intend that this transfer  from the  depositor to the issuing  entity  constitute a sale. If that transfer is not sale the  depositor  has also granted a security  interest in the related  assets and it is the  intention of the parties that such security interest will be perfected and of first priority.  The owner trustee,  on behalf of the issuing  entity,  will,  concurrently  with the assignment,  grant a security  interest in the issuing  entity to the indenture  trustee to secure the notes.  It is also the intention of the parties that such  security  interest be perfected and of first  priority.  Subsequent  mortgage  loans may also be purchased by the depositor from the seller during the Revolving  Periods,  pursuant to subsequent  transfer  agreements as set forth in the purchase agreement.  Upon the transfer to the depositor,  the subsequent mortgage loans will be transferred,  without recourse, by the depositor to the issuing  entity,  as well as the  depositor's  rights in, to and under the  applicable  subsequent  transfer  agreement with the seller (which will include the obligation,  except during the Rapid Amortization  Period, to purchase  additional  balances relating to the subsequent  mortgage loans).  The issuing entity will pay for these subsequent  mortgage loans from funds on deposit in the related
Funding  Account.  The  purchase  agreement  will  provide  that the  subsequent  mortgage  loans must  conform  to  certain  specified characteristics  described above under  "Description of the Mortgage Loans—The Funding Account;  Conveyance of Additional  Balances and
Subsequent  Mortgage  Loans." For a general  description  of the seller,  see "The Seller and Sponsor" in this  prospectus  supplement.
The  purchase  price of the initial  mortgage  loans is a  specified  amount  payable by the  depositor,  as  provided in the  purchase agreement.  The purchase  price paid for any  subsequent  mortgage  loans by the  indenture  trustee,  at the  direction of the issuing entity,  from  amounts on deposit in the  related  Funding  Account  shall be one hundred  percent  (100%) of the  aggregate  principal balances of the subsequent  mortgage loans as of the date so transferred,  as identified on the mortgage loan schedule  attached to the related subsequent  transfer  agreement  provided by the depositor.  The purchase price of each additional balance is the amount of the related new advance and is payable by the issuing  entity,  in cash,  including  withdrawals  from the related  Funding Account for the loan group and any amount advanced by certificateholders in respect of the related Additional Balance Increase Amount.

         The purchase agreement will require that, within a specified time period,  the seller will deliver to the master servicer,  as agent for the indenture  trustee,  with respect to each mortgage loan and any modification or amendment  thereto,  the related Mortgage
Loan File.

                                                                   S-107

Representations and Warranties

         The seller will  represent  and warrant to the  depositor  that,  among other  things,  as of the closing date or, the related subsequent transfer date with respect to any subsequent mortgage loans:

o        the information set forth in a schedule of the related  mortgage loans is true and correct in all material  respects as of the date or dates respecting which the information is furnished;

o        immediately  prior to the sale of the  initial  mortgage  loans to the  depositor  and the  subsequent  mortgage  loans to the issuing  entity,  the seller was the sole owner and holder of the mortgage  loans free and clear of any and all liens and security interests;

o        the purchase  agreement  constitutes a valid transfer and assignment of all right,  title and interest of the seller in and to the initial mortgage loans or the subsequent mortgage loans, as applicable, and the proceeds thereof;

o        at the time it was made,  each mortgage loan complied in all material  respects with all applicable  local,  state and federal laws, including predatory lending laws;

o        as of the cut-off date, with respect to the initial  mortgage loans, or related  subsequent  cut-off date, with respect to any subsequent mortgage loans, no mortgage loan is 30 days or more delinquent in payment of principal and interest;

o        to the best of the seller's  knowledge,  there is no delinquent  recording or other tax or fee or assessment  lien against any related mortgaged property;

o        none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994;

o        none of the  mortgage  loans are "high cost home loans"  under the  Georgia  Fair  Lending Act and no mortgage  loans that are secured by mortgaged  property in Georgia and were  originated  between October 1, 2002 and March 7, 2003 are subject to the Georgia Fair Lending Act;

o        none of the mortgage loans are "high cost home loans" under the New York Predatory  Lending Law,  codified as N.Y. Banking Law
         §6-I, N.Y. Gen. Bus. Law §771-a, and N.Y. Real Prop. Acts Law §1302;

o        none of the proceeds of any mortgage loan were used to purchase single-premium credit life insurance policies;

o        [no mortgage  loan  originated  on or after  [October 1, 2002] will impose a prepayment  premium for a term in excess of three years; and

o        no mortgage loan provides for a prepayment premium for a period in excess of five years after the origination date.]

         The  depositor  will assign to the issuing  entity all of its right,  title and  interest in the purchase  agreement  and each
subsequent  transfer   agreement,   insofar  as  the  purchase  agreement  and  each  subsequent  transfer  agreement  relates  to  the representations  and warranties made by the seller in respect of the initial  mortgage loans and the subsequent  mortgage loans and any remedies  provided for with respect to any breach of the  representations  and warranties.  The  representations  and warranties of the seller will be assigned by the issuing  entity to the indenture  trustee for the benefit of the  noteholders  [and the  enhancer],  and

                                                                   S-108

therefore a breach of the  representations  and warranties of the seller will be enforceable  on behalf of the issuing  entity.  If the seller cannot cure a breach of any  representation  or warranty made by it in respect of a mortgage loan which materially and adversely affects the  interests  of the  noteholders  [or the  enhancer]  in that  mortgage  loan,  within 90 days after  notice from the master servicer, the seller will be obligated to repurchase the mortgage loan at the Repurchase Price.

         As to any mortgage loan  required to be purchased by the seller as provided  above,  rather than  purchase the mortgage  loan, the seller may, at its sole option,  accept a  reconveyance  of the Deleted Loan from the issuing entity and substitute in its place an
Eligible Substitute Loan.

Review of Mortgage Loans

         Within 90 days  following  the delivery of a Mortgage  Loan File to the master  servicer,  the master  servicer will review or cause to be reviewed  the Mortgage  Loan File.  If any Mortgage  Loan File is found to be defective in any material  respect  which may materially and adversely affect the value of the related mortgage loan or the interests of the indenture  trustee,  the noteholders [or the  enhancer] in that mortgage loan and the defect is not cured within 90 days  following  notification  thereof to the seller and the issuing entity by the master servicer,  the seller will be obligated under the purchase  agreement to deposit the Repurchase Price into the Custodial  Account.  In lieu of any deposit into the Custodial  Account,  the seller may  substitute an Eligible  Substitute  Loan.
Any purchase or substitution  will result in the  reconveyance by the issuing entity to the seller of the defective  mortgage loan. The obligation  of the seller to  repurchase  a Deleted  Loan from the  issuing  entity is the sole  remedy  regarding  any  defects in the mortgage loans and Mortgage Loan Files available to the issuing entity,  [the enhancer,] the  certificateholders,  or the owner trustee on behalf of the certificateholders,  and the noteholders,  or the indenture trustee on behalf of the noteholders,  against the seller.
Any mortgage loan not so purchased or substituted for shall continue to belong to the issuing entity.

Amendment

         The purchase  agreement may be amended by the parties  thereto  without the consent of the  noteholders  of any class [and the prior written consent of the enhancer, which will not be unreasonably withheld].

The Servicing Agreement

         The following  summary  describes  certain terms of the servicing  agreement.  The summary does not purport to be complete and is subject to, and  qualified in its entirety by reference  to, the  provisions of the servicing  agreement.  See  "Description  of the
Agreements" in the prospectus.

         All of the mortgage loans will initially be serviced by the [master servicer]  [subservicers][,  but may be subserviced by one or more subservicers  designated by the master servicer pursuant to subservicing  agreements between the master servicer and any future subservicers].  For a general  description of the servicers and their  activities,  and certain  information  concerning the servicers'
delinquency experience on mortgage loans, see "Servicing—General" in this prospectus supplement.

Principal Collections and Interest Collections

         All  collections  on the mortgage  loans will  generally be allocated in accordance  with the related  credit line  agreements between amounts  collected in respect of interest and amounts  collected in respect of principal and to the extent not specified in the related credit line agreement, collections will generally be applied first to interest and then to principal.

                                                                   S-109

         The master  servicer  will be required to establish  and maintain the  Custodial  Account.  On each  Determination  Date,  the master servicer will determine the aggregate  amounts  required to be withdrawn from the Custodial  Account and deposited into the Note
Payment Account,  the applicable  Funding Account and the Distribution  Account and will make these  withdrawals  prior to the close of business on the business day next succeeding each Determination Date.

         The master  servicer will make the following  withdrawals  from the Custodial  Account,  and deposit the withdrawn  amounts as follows:

o        to pay itself [and the related subservicers] the servicing fees described in  "Servicing—Servicing  and Other Compensation and
         Payment of Expenses" in this prospectus supplement;

o        to reimburse itself [or the related  subservicer] for the maintenance of any hazard insurance  policies on the mortgage loans, for any  optional  advances of  delinquent  principal  and/or  interest,  for any fees or  expenses  payable to it in connection with foreclosing on any mortgaged properties,  including liquidation expenses and customary recovery fees, and for any  reasonable  expenses  incurred by it in connection  with legal  actions taken  pursuant to the servicing agreement;

o        to pay itself as  additional  compensation  any  interest or  investment  income  earned on funds on deposit in the  Custodial
         Account and any related  liquidation  proceeds (net of liquidation  expenses) in excess of the principal balance of a liquidated mortgage loan;

o        to pay the seller any interest  accrued on the mortgage  loans prior to the cut-off date or the  subsequent  cut-off  date, as applicable;

o        to pay to the seller,  with respect to any mortgage loan that has been  repurchased or otherwise  transferred to the seller or
         [the master servicer] [the related subservicer],  all amounts not required to be distributed to certificateholders or the noteholders;

o        to the applicable Funding Account, amounts required to be deposited therein;

o        to the Distribution Account, amounts for distribution to the certificateholders;

o        to the Note Payment Account, an amount equal to the portion of Principal  Collections and Interest  Collections required to be paid to the holders of the notes on each payment date; and

o        to withdraw any amount deposited to the Custodial Account that was not required to be deposited in the Custodial Account.

Collection and Other Servicing Procedures

         The master servicer [or the related  subservicer]  will make  reasonable  efforts to collect all payments called for under the mortgage loans and will,  consistent with the servicing agreement,  follow collection procedures which shall be normal and usual in its general  mortgage  servicing  activities with respect to mortgage loans comparable to the mortgage loans included in the mortgage pool.
Consistent with that standard,  the master servicer [or the related  subservicer] may in its discretion waive any prepayment  charge in connection  with the  prepayment  of a mortgage  loan or extend the due dates for payments due on a mortgage  loan,  provided  that the insurance  coverage for that  mortgage  loan or any  coverage  provided by any  alternative  credit  enhancement  will not be adversely affected by the waiver or the extension.

                                                                   S-110

         The master servicer [or the related  subservicer],  at its option and in its sole discretion,  may make advances by depositing into the Custodial  Account amounts  representing  installments of principal and/or interest on any mortgage loan that is delinquent as of the end of the related  Collection  Period if the master  servicer [or the related  subservicer]  believes that the advances will be recoverable  from payments on, or other  proceeds of, that mortgage  loan. If the master  servicer [or the related  subservicer]  makes any optional advances of delinquent  principal and/or interest,  the master servicer [or the related  subservicer] shall be entitled to reimburse  itself from  collections on the mortgage loans, or if those amounts are not  sufficient,  by withdrawing  those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

         In addition,  in certain  instances in which a mortgage loan is in default,  or if default is reasonably  foreseeable,  and if determined by the master servicer [or the related  subservicer] to be in the best interests of [the enhancer and] the noteholders,  the master  servicer [or the related  subservicer]  may permit  certain  modifications  of the mortgage  loan or make  forbearances  on the mortgage loan rather than  proceeding with  foreclosure or  repossession,  if applicable.  In making the  determination,  the loss that might result if the mortgage loan were  liquidated,  existing  outstanding  delinquencies,  and the CLTV Ratio of the related  mortgage loan will be taken into  account.  Any  modifications  may have the effect of reducing  the loan rate or extending  the final  maturity date of the mortgage  loan. Any modified  mortgage loan may remain in the issuing  entity,  and the reduction in collections  resulting from the modification may result in reduced  distributions of interest,  or other amounts, on, or may extend the final maturity of, the notes.  In  addition,  if a mortgage  loan is in default or, in the  judgment of the master  servicer  [or the related  subservicer]  a default is reasonably  foreseeable,  the master servicer [or the related subservicer] may, through  modification,  convert the mortgage loan into a fully amortizing home equity loan.

         In any case in which  mortgaged  property  subject to a mortgage loan is being conveyed by the mortgagor,  the master servicer
[or the related  subservicer] shall in general be obligated,  to the extent it has knowledge of the conveyance,  to exercise its rights to accelerate the maturity of the mortgage loan under any  due-on-sale  clause  applicable  thereto,  but only if the exercise of those rights is  permitted  by  applicable  law and only to the  extent it would  not  adversely  affect  or  jeopardize  coverage  under any applicable  credit  enhancement  arrangements.  If the master  servicer [or the related  subservicer]  is prevented  from enforcing the due-on-sale clause under applicable law or if the master servicer [or the related subservicer]  determines that it is reasonably likely that a legal action would be instituted by the related  mortgagor to avoid enforcement of the due-on-sale  clause,  the master servicer
[or the related  subservicer]  will enter into an assumption and  modification  agreement with the person to whom the property has been or is about to be  conveyed,  pursuant to which that  person will become  liable  under the related  credit line  agreement  subject to certain  specified  conditions.  The original  mortgagor may be released from  liability on a mortgage loan if the master  servicer [or the related  subservicer]  shall have determined in good faith that the release will not adversely  affect the ability to make full and timely  collections on the related  mortgage loan. Any fee collected by the master servicer [or the related  subservicer]  for entering into an assumption or  substitution  of liability  agreement will be retained by the master  servicer [or the related  subservicer]  as additional  servicing  compensation.  In connection with any  assumption,  the loan rate borne by the related credit line agreement may not be altered.

         Mortgagors may, from time to time,  request partial releases of the mortgaged  properties,  easements,  consents to alteration or  demolition  and other  similar  matters.  The master  servicer  [or the related  subservicer]  may approve such a request if it has determined,  exercising  its good faith business  judgment in the same manner as it would if it were the owner of the related  mortgage loan, that the approval will not adversely  affect the security for, and the timely and full  collectability  of, the related  mortgage loan.  Any fee  collected  by the master  servicer  [or the related  subservicer]  for  processing  the request will be retained by the master servicer [or the related subservicer] as additional servicing compensation.

                                                                   S-111

         The master  servicer [and the  subservicers]  [is/are]  required to maintain a fidelity  bond and errors and omissions  policy with respect to its officers and employees and other persons acting on behalf of the master  servicer [or the related  subservicer]  in connection with its activities under the servicing agreement.

         The master servicer [or the related  subservicer] may be subject to certain  restrictions  under the servicing  agreement with respect to the refinancing of a lien senior to a mortgage loan secured by a lien on the related  mortgaged  property.  In addition,  if a mortgaged  property did not have a lien senior to the related  mortgaged  loan as of the cut-off date,  then the master  servicer [or the related subservicer] may not consent to the placing of a lien senior to the mortgage loan on the related mortgaged property.

Realization Upon Defaulted Loans

         With respect to a mortgage  loan  secured by a lien on a mortgaged  property in default,  the master  servicer [or the related subservicer]  will decide  whether to foreclose  upon the  mortgaged  property or with  respect to that  mortgage  loan,  write off the principal  balance of the mortgage loan as a bad debt or take an unsecured  note,  provided,  however,  that if the master servicer [or the related  subservicer] has actual  knowledge that any mortgaged  property is affected by hazardous or toxic wastes or substances and that the  acquisition  of the  mortgaged  property  would not be  commercially  reasonable,  then the master  servicer  [or the related subservicer]  shall not cause the issuing entity or the indenture trustee to acquire title to that mortgaged  property in a foreclosure or similar  proceeding.  In connection  with that decision,  the master  servicer [or the related  subservicer]  will,  following usual practices in connection  with senior and junior  mortgage  servicing  activities or repossession  and resale  activities,  estimate the proceeds  expected to be received and the expenses  expected to be incurred in connection  with the  foreclosure  or  repossession  and resale to determine  whether a foreclosure  proceeding or a repossession and resale is appropriate.  To the extent that a mortgage loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged  property,  following any default thereon, unless  foreclosure  proceeds for that mortgage loan are expected to at least satisfy the related  senior  mortgage loan in full and to pay foreclosure  costs, it is likely that the mortgage loan will be written off as bad debt with no foreclosure  proceeding.  See "Risk
Factors—The  mortgaged  properties might not be adequate security for the mortgage loans" in this prospectus  supplement.  In the event that title to any mortgaged  property is acquired in  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale will be issued to the indenture  trustee or to its nominee on behalf of the noteholders.  Notwithstanding  any acquisition of title and cancellation  of the related  mortgage loan,  the REO Loan will be considered  for most purposes to be an outstanding  mortgage loan in the mortgage pool until such time as the mortgage loan becomes a liquidated  mortgage  loan.  Any income,  net of expenses and fees and other than gains described  below,  received by the master servicer [or the related  subservicer]  on the related  mortgaged  property, prior to its  disposition  will be  deposited  in the  Custodial  Account  upon  receipt and will be  available at that time for making payments to  noteholders.  The foregoing is subject to the proviso that the master servicer [or the related  subservicer]  shall not be required to expend its own funds in connection  with any  foreclosure  or attempted  foreclosure  which is not completed or towards the correction  of any default on a related  senior  mortgage  loan or  restoration  of any  property  unless it shall  determine  that the expenditure will increase the related Net Liquidation Proceeds.

         With respect to a mortgage  loan  secured by a lien on a mortgaged  property in default,  the master  servicer [or the related subservicer]  may pursue  foreclosure,  or similar  remedies,  subject to any senior  lien  positions  and certain  other  restrictions pertaining to junior loans  concurrently  with pursuing any remedy for a breach of a representation  and warranty made by the seller or the depositor.  However,  the master  servicer [or the related  subservicer]  is not required to continue to pursue both remedies if it determines  that one  remedy  is more  likely  to result in a  greater  recovery.  Upon the first to occur of final  liquidation  and a repurchase or substitution  pursuant to a breach of a representation and warranty,  the related mortgage loan will be reconveyed by the issuing entity.  The master servicer [or the related  subservicer] may elect to treat a defaulted  mortgage loan as having been finally liquidated if  substantially  all amounts  expected to be received in connection  therewith  have been  received.  However,  the master

                                                                   S-112

servicer [or the related  subservicer]  may continue to pursue  recovery on the mortgage  loans. In that case, the master servicer [and the  related  subservicer]  will  continue  to be  entitled  to  receive a  servicing  fee for that  mortgage  loan and any  additional liquidation  expenses,  including a customary recovery fee, relating to that mortgage loan thereafter  incurred will be reimbursable to the master  servicer  [or the related  subservicer]  from any amounts  otherwise  payable to the  noteholders,  or may be offset by any subsequent  recovery  related to that mortgage  loan.  Alternatively,  for purposes of  determining  the amount of related  liquidation proceeds to be paid to  noteholders,  the amount of any loss or the amount  required to be drawn  under any  applicable  form of credit enhancement,  the master servicer [or the related  subservicer] may take into account minimal amounts of additional  receipts  expected to be  received,  as well as  estimated  additional  liquidation  expenses  expected to be incurred in  connection  with the  defaulted mortgage loan.

Non-Recordation of Assignments; Possession of Mortgages

         Subject to the  conditions  described  in the  servicing  agreement,  the  seller  will not be  required  to prepare or record assignments  of the  mortgages  to the  indenture  trustee in the real  property  records of the states in which the related  mortgaged properties  are  located.  The  seller  will  retain  record  title  to the  mortgages  on  behalf  of the  indenture  trustee  and the securityholders.  Although the  recordation of the  assignments of those  mortgages in favor of the indenture  trustee is not necessary to effect a transfer of the mortgage loans to the indenture trustee,  if the seller were to sell,  assign,  satisfy or discharge any of those  mortgage  loans prior to recording  the related  assignment in favor of the  indenture  trustee,  the other parties to the sale, assignment,  satisfaction  or  discharge  may have  rights  superior  to those of the  indenture  trustee.  In some  states,  including
[Florida,  Maryland and South  Carolina],  in the absence of  recordation  of the  assignments  of the  mortgages,  the transfer to the indenture  trustee of the mortgage loans may not be effective  against certain  creditors or purchasers from the seller or a trustee in bankruptcy  thereof.  If those other parties,  creditors or purchasers  have rights to the mortgage loans that are superior to those of the  indenture  trustee,  securityholders  could lose the right to future  payments of principal  and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.

         The  indenture  trustee will not have  physical  possession  of the  mortgages  related to the  mortgage  loans in the issuing entity.  Instead,  the [master  servicer] will retain  possession of the mortgages,  and the mortgages will not be stamped or otherwise marked to reflect the assignment to the depositor,  then to the owner trustee and then to the indenture  trustee.  The master  servicer has agreed that,  while in  possession  of the  mortgages  and the related  document  files,  the master  servicer  will  segregate the mortgages and related files  segregated  from other similar  documents  that are under the master  servicer's  control.  However,  if a subsequent  purchaser were able to take physical  possession of the mortgages without knowledge of those assignments,  the interests of the indenture trustee in the mortgages could be defeated.  In that event, distributions to noteholders may be adversely affected.

Modification of Mortgage Loans

         In accordance  with the  servicing  agreement,  the master  servicer [or the related  subservicer]  may grant the request of a mortgagor of a mortgage loan to either:

o        change the interest rate payable on the related mortgage loan;

o        increase the credit limit on the related mortgage loan above the limit stated in the related credit line agreement;

o        refinance the existing  senior lien or place a new senior lien related to a mortgage loan  resulting in a CLTV Ratio above the previous CLTV Ratio for that loan; or

o        make any other material modification to the related mortgage loan.

                                                                   S-113

[provided,  however, that without the consent of the enhancer,  the aggregate amount of mortgage loans so modified may not exceed 5% of the aggregate principal balance of the mortgage loans as of the cut-off date].

Servicing Default; Rights Upon Servicing Default

         A servicing default under the servicing agreement generally will include:

o        any failure by the master servicer to deposit to the Custodial  Account,  Funding  Account,  Distribution  Account or the Note
         Payment  Account any required  payment  which  continues  unremedied  for three (3) business days after the date upon which  written  notice of the  failure  shall have been given to the master  servicer  by the  issuing  entity or the indenture trustee[, or to the master servicer, the issuing entity and the indenture trustee by the enhancer];

o        any  failure  by the  master  servicer  duly to observe or perform  in any  material  respect  any other of its  covenants  or agreements  in the  servicing  agreement  which  continues  unremedied  for 60 days after the date upon which written notice of the failure shall have been given to the master  servicer by the issuing entity or the indenture  trustee[, or to the master servicer, the issuing entity and the indenture trustee by the enhancer];

o        certain events of insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and certain  actions by the master  servicer  indicating its insolvency or inability to pay its obligations; and

o        certain other events relating to the master servicer.

         So long as a servicing  default under the servicing  agreement remains  unremedied,  either the depositor,  [the enhancer,  so long as it is not in  default  of its  payment  obligations  under the  Policy,  or,  if the  enhancer  is in  default  of its  payment obligations under the Policy,] the indenture  trustee may, by written  notification to the master servicer and to the issuing entity or the  indenture  trustee,  as  applicable,  terminate  all of the rights and  obligations  of the master  servicer  under the  servicing agreement,  other than any right of the master servicer as securityholder  and other than the right to receive  servicing  compensation and expenses for servicing the mortgage loans during any period prior to the date of termination,  and  reimbursement  of other amounts the master servicer is entitled to withdraw from the Custodial Account,  whereupon the indenture trustee,  in accordance with the terms of the servicing  agreement,  will succeed to all  responsibilities,  duties and liabilities of the master servicer under the servicing agreement,  other than the  obligation  to  purchase  mortgage  loans  under  certain  circumstances,  and will be  entitled to similar compensation  arrangements.  In the event that the  indenture  trustee  would be  obligated  to  succeed  the  master  servicer  but is unwilling  so to act, it may appoint,  or if it is unable so to act, it shall  appoint,  or petition a court of competent  jurisdiction for the appointment of, an approved  mortgage  servicing  institution  with a net worth of at least  $10,000,000 to act as successor to the master  servicer  under the servicing  agreement[;  provided that any successor  servicer  shall be acceptable to the enhancer,  as evidenced by the enhancer's prior consent;  and provided further that the appointment of any successor  servicer will not result in the qualification,  reduction or withdrawal of the ratings  assigned to the notes by the Rating Agencies,  if determined  without regard to the Policy].  Pending the  appointment of a successor  servicer,  the indenture  trustee is obligated to act as master  servicer unless prohibited by law from so acting.  The indenture  trustee and the successor  servicer may agree upon the servicing  compensation  to be paid to the successor  servicer,  which compensation may not be greater than the compensation paid to the initial master servicer under the servicing  agreement.  All of the reasonable costs and expenses  incurred in connection with the transfer of the mortgage files and the servicing duties will be paid by the predecessor master servicer.

                                                                   S-114

Certain Matters Regarding the Master Servicer

         The servicing  agreement  provides that the master servicer may not resign from its obligations and duties under the servicing agreement except upon a determination  that performance of its obligations and duties is no longer  permissible under applicable law or except in connection  with a permitted  transfer of servicing  which each Rating Agency has confirmed  will not cause a  qualification, reduction or withdrawal of its  then-current  rating [and to a successor  servicer that is reasonably  acceptable to the enhancer].  No such  resignation  will become  effective  until the  indenture  trustee or a  successor  servicer  has  assumed the master  servicer's obligations and duties under the servicing agreement.

         The  servicing  agreement  also  provides  that,  except as set forth below,  neither the master  servicer  nor any  director, officer,  employee or agent of the master  servicer will be under any liability to the issuing entity or the noteholders for any action taken or for  refraining  from the taking of any action in good faith pursuant to the servicing  agreement,  or for errors in judgment;
provided,  however,  that neither the master servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of duties or by reason of  reckless disregard of obligations and duties  thereunder.  The servicing  agreement  further provides that the master servicer and any director, officer,  employee  or agent of the master  servicer is entitled to  indemnification  by the issuing  entity and will be held  harmless against any loss,  liability or expense  incurred in connection with any legal action relating to the servicing  agreement,  other than any loss,  liability or expense incurred by reason of willful  misfeasance,  bad faith or gross negligence in the performance of duties thereunder or by reason of reckless  disregard of obligations and duties  thereunder.  In addition,  the servicing  agreement  provides that the master  servicer will not be under any obligation to appear in,  prosecute or defend any legal or  administrative  action that is not  incidental to its  respective  duties under the  servicing  agreement and which in its opinion may involve it in any expense or liability.  The master  servicer may,  however,  in its  discretion  undertake any action which it may deem necessary or desirable with respect to the servicing  agreement and the rights and duties of the parties thereto and the interests of the  noteholders  thereunder.
In that event,  the legal  expenses and costs of the action and any  liability  resulting  from the action will be expenses,  costs and liabilities  of the issuing  entity and the master  servicer  will be  entitled  to be  reimbursed  out of funds  otherwise  payable to noteholders.

         Any  person  into  which  the  master  servicer  may be  merged or  consolidated,  any  person  resulting  from any  merger or consolidation  to which the master  servicer is a party or any person  succeeding  to the business of the master  servicer  will be the successor of the master servicer under the servicing  agreement,  provided that resulting  entity meets the  requirements  set forth in the servicing  agreement.  In addition,  notwithstanding the prohibition on its resignation,  the master servicer may assign its rights and delegate its duties and  obligations  under the servicing  agreement to any person  [satisfactory  to the enhancer and] meeting the requirements  set forth in the  servicing  agreement.  In the case of any  assignment,  the master  servicer  will be released from its obligations  under  the  servicing  agreement,  exclusive  of  liabilities  and  obligations  incurred  by it  prior to the time of the assignment.

Custodial Arrangements

         The  [indenture  trustee]  will appoint  [name of  custodian]  to serve as custodian of the mortgage  loans.  The custodian is
[not]  an  affiliate  of [the  seller,  the  sponsor,  the  depositor  or the  master  servicer].  [No  servicer  will  have  custodial responsibility  for the  mortgage  loans.] The  custodian  will  maintain  mortgage  loan files that  contain  originals  of the notes, mortgages,  assignments  and allonges in vaults located at the sponsor's  premises in ________.  Only the custodian has access to these vaults.  A shelving and filing system  segregates  the files  relating to the mortgage  loans from other assets  serviced by the master servicer.

                                                                   S-115

Amendment

         The servicing  agreement may be amended by the parties thereto  without the consent of the noteholders of any class,  provided that the  amendment  is  accompanied  by a letter from each  Rating  Agency that the  amendment  will not result in the  qualification, reduction or withdrawal of the rating then assigned to the notes, [if determined  without regard to the Policy,] and provided  further, that the consent of [the enhancer,] the paying agent and the indenture trustee shall be obtained.

The Trust Agreement and the Indenture

         The following summary  describes  certain terms of the trust agreement and the indenture.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference  to, the  respective  provisions of the trust  agreement and the indenture.  See "Description of the Agreements" in the prospectus.

Collateral

         Simultaneously  with the  issuance of the notes,  the  issuing  entity will  pledge the  mortgage  loans and the other  assets constituting  the collateral to the indenture  trustee to secure the notes.  As pledgee of the mortgage  loans,  the indenture  trustee will be entitled to direct the issuing  entity in the  exercise  of all rights and  remedies of the issuing  entity  against the seller under the purchase agreement and against the master servicer under the servicing agreement.

Reports to Noteholders

         The master  servicer  will prepare and furnish on a monthly basis to the  indenture  trustee and the paying agent  pursuant to the terms of the servicing  agreement,  and the indenture  trustee or the paying agent will make  available to each holder of the notes and each Rating  Agency,  [the  enhancer]  and the  depositor,  statements  containing,  among other  things,  information  relating to principal and interest  distributions  on the notes and the status of the mortgage  pool in accordance  with Item 1121 of Regulation AB
(17 C.F.R. § 229.1121),  as described under "Description of the Securities—Reports to Securityholders" in the prospectus.  In addition,
[the  indenture  trustee and the  subservicers]  will  furnish to the master  servicer,  and the master  servicer  will  furnish to the depositor the  compliance  statements and  attestation  reports in accordance  with Items 1122 and 1123 of Regulation AB (17 C.F.R.  §§
229.1122 and 229.1123)  detailed  under  "Description  of the  Agreements—Material  Terms of the Pooling and Servicing  Agreements  and
Servicing Agreements—Evidence as to Compliance" in the prospectus.

         Copies of these  statements  and reports  will be filed with the SEC through its EDGAR  system  located at  http://www.sec.gov under the name of the issuing  entity for so long as the  issuing  entity is subject to the  reporting  requirement  of the  Securities
Exchange Act of 1934, as amended.

         The [master  servicer] will make the statement  described in the prospectus under  "Description of the Securities — Reports to
Securityholders"  available to noteholders  via the [master  servicer's]  internet  website.  The [master  servicer] will also make the periodic  reports  described in the prospectus  under "Where You Can Find More  Information"  relating to the issuing entity  available through its website on the same date they are filed with the SEC. The [master  servicer's]  internet  website will initially be located at  "www.________."  Assistance  in using the website can be obtained by calling the [master  servicer's]  customer  service  desk at
[insert  telephone  number].  Parties  that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                                                   S-116

         [For purposes of any electronic version of this prospectus  supplement,  the preceding uniform resource locators, or URLs, are an inactive  textual  reference  only. We have taken steps to ensure that these URLs were inactive at the time the  electronic  version of this prospectus supplement was created.]

Certain Covenants

         The indenture will provide that the issuing entity may not consolidate or merge with or into any other entity, unless:

        (1)       the entity formed by or surviving the  consolidation or merger is organized under the laws of the United States,  any state or the District of Columbia;

        (2)       the surviving entity expressly  assumes,  by an indenture  supplemental to the indenture,  the issuing entity's  obligation to make due and punctual  payments upon the notes and the performance or observance of any agreement and covenant of the issuing entity under the indenture;

        (3)       no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

        (4)       [the issuing  entity has received  consent of the enhancer and has been advised that the ratings of the notes,  without regard to the Policy,  then in effect would not be reduced or  withdrawn  by any Rating  Agency as a result of the merger or consolidation;]

        (5)       any action that is necessary to maintain the lien and security interest created by the indenture has been taken;

        (6)       the issuing  entity has received an opinion of counsel to the effect that the  consolidation  or merger would have no material adverse tax consequence to the issuing entity or to any noteholder or certificateholder; and

        (7)       the issuing  entity has delivered to the  indenture  trustee an officer's  certificate  and an opinion of counsel each stating that the  consolidation  or merger and the  supplemental  indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

         The issuing entity will not, among other things:

        (1)       except as expressly  permitted by the indenture,  sell,  transfer,  exchange or otherwise  dispose of any of the assets of the issuing entity;

        (2)       claim any credit on or make any  deduction  from the  principal  and  interest  payable  in  respect of the notes,  other than amounts  withheld under the Internal  Revenue Code of 1986, as amended,  or applicable state law, or assert any claim against any present or former  holder of notes  because of the payment of taxes  levied or assessed  upon the issuing entity;

        (3)       permit the validity or  effectiveness  of the  indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

        (4)       permit any lien, charge,  excise,  claim,  security  interest,  mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof,  or any interest  therein or the proceeds thereof.

         The issuing  entity may not engage in any activity  other than as  specified  under "The  Issuing  Entity" in this  prospectus supplement.

                                                                   S-117

Events of Default; Rights Upon Event of Default

         An event of default under the indenture includes:

        (1)       a default for five (5) days or more in the payment of any principal of or interest on any note;

        (2)       there occurs a default in the observance or  performance  in any material  respect of any covenant or agreement of the issuing entity made in the  indenture,  or any  representation  or warranty of the issuing entity made in the indenture or in any  certificate  delivered  pursuant to or in connection  with the indenture  proving to have been  incorrect in any material  respect  as of the time  when the same  shall  have been made  that has a  material  adverse  effect on the noteholders [or the enhancer],  and the default shall continue or not be cured,  or the  circumstance or condition in respect of which the  representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given,  by registered or certified mail, to the issuing entity by the indenture  trustee  or to the  issuing  entity  and the  indenture  trustee  by the  holders  of at least  25% of the outstanding  Note  Balance of the notes [or the  enhancer],  a written  notice  specifying  the default or  incorrect representation  or warranty and  requiring it to be remedied and stating that the notice is a notice of default under the indenture;

        (3)       there  occurs the filing of a decree or order for relief by a court  having  jurisdiction  in the  premises  in respect of the issuing entity or any substantial part of its property in an involuntary  case under any applicable  federal or state bankruptcy,  insolvency  or other  similar law now or hereafter  in effect,  or  appointing  a receiver,  liquidator, assignee,  master  servicer,  trustee,  sequestrator or similar official of the issuing entity or for any substantial part of its property,  or ordering the winding-up or liquidation of the issuing entity's  affairs,  and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

        (4)       there occurs the  commencement  by the issuing entity of a voluntary case under any  applicable  federal or state  bankruptcy, insolvency or other similar law now or hereafter in effect,  or the consent by the issuing  entity to the entry of an order for relief in an involuntary  case under any such law, or the consent by the issuing entity to the  appointment or taking possession by a receiver, liquidator,  assignee, master servicer, trustee, sequestrator or similar official of the issuing entity or for any substantial  part of the assets of the issuing entity,  or the making by the issuing entity of any general assignment for the benefit of creditors,  or the failure by the issuing entity generally to pay its debts as those debts become due, or the taking of any action by the issuing  entity in  furtherance of any of the foregoing.

         If an event of default with respect to the notes at the time  outstanding  occurs and is  continuing,  the indenture  trustee, acting on the  direction  [of the  enhancer,  if the  enhancer  is not then in  default  under the  Policy,  or] the  holders  of notes representing  a majority of the Note  Balance,  [if the  enhancer is in default  under the Policy,] may declare all notes to be due and payable  immediately.  Such  declaration may, under certain  circumstances,  be rescinded and annulled by [the enhancer or] the holders of notes representing a majority of the Note Balance[, with the consent of the enhancer].

         If,  following  an event of default  with  respect  to the notes,  the notes have been  declared  to be due and  payable,  the indenture  trustee,  acting on [the  direction of the  enhancer,  if the enhancer is not then in default  under the Policy,  or on] the direction of at least 51% of the noteholders,  [if the enhancer is in default under the Policy,] notwithstanding any acceleration,  may elect to maintain  possession of the collateral  securing the notes and to continue to apply payments on the collateral as if there had been no  declaration  of  acceleration  if the  collateral  continues to provide  sufficient  funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration.

                                                                   S-118

         In addition,  the indenture trustee may not sell or otherwise  liquidate the collateral  securing the notes following an event of default, unless:

        o         [the  enhancer,  if the enhancer is not then in default under the Policy,  or all  noteholders,  if the enhancer is in default under the Policy, consent to the sale;]

        o         the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued  interest,  due and unpaid, on the outstanding notes [and to reimburse the enhancer] at the date of the sale; or

        o         the indenture  trustee  determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as  payments  would have  become due if the notes had not been  declared  due and  payable,  and the  indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then Note Balance [and the enhancer].

         In the event that the indenture  trustee  liquidates  the  collateral in  connection  with an event of default,  the indenture provides  that the  indenture  trustee will have a prior lien on the proceeds of any  liquidation  for unpaid fees and  expenses.  As a result,  upon the  occurrence of an event of default,  the amount  available for payments to the  noteholders  would be less than would otherwise be the case.  However,  the  indenture  trustee may not  institute a  proceeding  for the  enforcement  of its lien except in connection with a proceeding for the  enforcement of the lien of the indenture for the benefit of the noteholders  after the occurrence of an event of default.

         In the event the principal of the notes is declared due and payable as described  above,  the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid  principal  amount of the related note less the amount of the discount that is unamortized.

         No noteholder  generally  will have any right under the indenture to institute  any  proceeding  with respect to the indenture unless:

        (1)      the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

        (2)      the holders of any note evidencing not less than 25% of the aggregate percentage interests constituting that note:

                o        have made written request upon the indenture trustee to institute the proceeding in its own name thereunder; and

                o        have offered to the indenture trustee reasonable indemnity;

        (3)       the  indenture  trustee has  neglected or refused to institute  any  proceeding  for 60 days after  receipt of the request and indemnity;

        (4)      [the enhancer has given its consent to the proposed proceedings; and]

        (5)       no direction  inconsistent  with the written  request has been given to the indenture  trustee during the 60 day period by the holders of a majority of the outstanding  principal  balances of that note[,  except as otherwise provided for in the related agreement with respect to the enhancer].

                                                                   S-119

However,  the  indenture  trustee will be under no  obligation to exercise any of the trusts or powers vested in it by the indenture or to  institute,  conduct or defend any  litigation  thereunder or in relation  thereto at the request,  order or direction of any of the holders of the notes [or the  enhancer],  unless the  noteholders  [or the enhancer] have offered to the indenture  trustee  reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment and Modification of Trust Agreement and Indenture

         The trust  agreement may be amended from time to time by the parties  thereto,  without the consent of the  noteholders of any class,  [but with the consent of the enhancer,]  provided that any amendment be  accompanied by an opinion of counsel  addressed to the owner trustee, the paying agent, the indenture trustee and [the enhancer] to the effect that the amendment:

        o        complies with the provisions of the trust agreement; and

        o        will not cause the issuing entity to be subject to an entity level tax.

         With the consent of the holders of a majority of the  outstanding  notes [and the enhancer],  the issuing  entity,  the paying agent and the  indenture  trustee may execute a  supplemental  indenture to add  provisions  to,  change in any manner or eliminate any provisions of, the indenture,  or modify, except as provided below, in any manner the rights of the noteholders.  However,  without the consent of the holder of each outstanding note affected thereby [and the enhancer], no supplemental indenture will:

        (1)       change the due date of any  installment of principal of or interest on any note or reduce the principal  amount  thereof,  the interest  rate  specified  thereon or change any place of payment  where or the coin or currency in which any note or any interest thereon is payable;

        (2)       impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

        (3)       reduce the percentage of the Note Balance of the  outstanding  notes,  the consent of the holders of which is required for any supplemental  indenture or the consent of the holders of which is required for any waiver of compliance  with certain provisions  of the  indenture  or of certain  defaults  thereunder  and their  consequences  as  provided  for in the indenture;

        (4)       modify or alter the  provisions of the indenture  regarding the voting of notes held by the issuing  entity,  the depositor or an affiliate of any of them;

        (5)       decrease the  percentage  of the Note Balance  required to amend the sections of the indenture  which  specify the  applicable percentage of the Note Balance necessary to amend the indenture or certain other related agreements;

        (6)       modify any of the  provisions  of the  indenture  in a manner as to affect  the  calculation  of the amount of any  payment of interest or  principal  due on any note,  including  the  calculation  of any of the  individual  components  of such calculation; or

        (7)       permit the creation of any lien ranking prior to or, except as otherwise  contemplated by the indenture,  on a parity with the lien of the  indenture  with respect to any of the  collateral  for the notes or,  except as  otherwise  permitted or contemplated  in the  indenture,  terminate the lien of the indenture on any  collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

                                                                   S-120

         The  issuing  entity,  the  indenture  trustee and the paying  agent may also enter into  supplemental  indentures,  [with the consent of the enhancer and] without obtaining the consent of the noteholders, for the purpose of:

        o         to correct or  amplify  the  description  of any  property  subject  to the lien of the  indenture,  or better  confirm to the indenture  trustee any property  subject or required to be subjected to the lien of the  indenture,  or to subject to the lien of the indenture additional property;

        o         to evidence the  succession of another person to the role of issuing  entity,  and the assumption by any such successor of the covenants of the issuing entity in the notes and the indenture;

        o         to add to the covenants of the issuing  entity,  for the benefit of the  noteholders  [or the  enhancer],  or to surrender any right or power herein conferred upon the issuing entity;

        o         to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

        o         to cure  any  ambiguity,  to  correct  any  error or to  correct  or  supplement  any  provision  in the  indenture  or in any supplemental  indenture that may be  inconsistent  with any other  provision in the indenture or in any  supplemental indenture;

        o         to make any other  provisions  with  respect  to matters or  questions  arising  under the  indenture  or in any  supplemental indenture,  provided that such action shall not materially and adversely  affect the interests of the noteholders [or the enhancer] [(as evidenced by an Opinion of Counsel)];

        o         to evidence and provide for the acceptance of the appointment  under the indenture by a successor  trustee with respect to the notes and to add to or change  any of the  provisions  of the  indenture  as shall be  necessary  to  facilitate  the administration of the indenture by more than one trustee; or

        o         to  modify,  eliminate  or add to the  provisions  of the  indenture  to such  extent  as shall be  necessary  to  effect  the qualification  of the  indenture  under TIA or under any  similar  federal  statute  hereafter  enacted to add to the indenture such other provisions as may be expressly required by TIA;

provided,  however,  that no such supplemental  indenture shall be entered into unless the indenture trustee, the paying agent and [the enhancer]  shall have  received an opinion of counsel to the effect that the  execution of such  supplemental  indenture  will not give rise to any material adverse tax consequence to the noteholders.

Termination; Redemption of Notes

         The  obligations  created by the trust  agreement,  other than certain  limited  payment and notice  obligations  of the owner trustee and the depositor,  respectively,  will terminate upon the payment to the related  securityholders,  including the notes issued pursuant to the indenture,  of all amounts held by the master servicer and required to be paid to the securityholders  [and the payment of all amounts due and owing the enhancer under the insurance agreement] following the earliest of:

        o         the final  distribution of all moneys or other property or proceeds  constituting  the collateral in accordance with the terms of the indenture and the trust agreement;

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        o         the Final Payment Date; or

        o         the purchase by the master  servicer of all mortgage  loans  pursuant to the  servicing  agreement.  See  "Description  of the
                  Securities—Maturity and Optional Redemption" in this prospectus supplement.

         The indenture will be  discharged,  except with respect to certain  continuing  rights  specified in the  indenture,  upon the distribution to noteholders of all amounts required to be distributed  pursuant to the indenture  [including,  for as long as the notes are outstanding, all amounts payable under the Policy].

Certain Matters Regarding the Indenture Trustee, the Paying Agent and the Issuing Entity

         Neither the indenture  trustee,  the paying  agent,  nor any  director,  officer or employee of the indenture  trustee will be under any liability to the issuing entity or the  noteholders  for any action taken or for refraining  from the taking of any action in good faith  pursuant to the indenture or for errors in judgment;  provided,  however,  that none of the indenture  trustee,  the paying agent and any  director,  officer or employee of the  indenture  trustee or the paying  agent will be protected  against any  liability which would  otherwise be imposed by reason of willful  malfeasance,  bad faith or negligence in the performance of duties or by reason of reckless  disregard of obligations and duties under the indenture.  Subject to certain  limitations set forth in the indenture,  the indenture trustee, the paying agent and any director,  officer,  employee or agent of the indenture trustee or the paying agent will be indemnified by the issuing entity and held harmless against any loss,  liability or expense incurred in connection with  investigating, preparing to defend or defending any legal action,  commenced or threatened,  relating to the indenture other than any loss,  liability or expense incurred by reason of willful  malfeasance,  bad faith or negligence in the performance of its duties under the indenture or by reason of reckless  disregard of its  obligations  and duties under the indenture.  All persons into which the indenture  trustee or the paying agent may be merged or with which it may be consolidated or any person  resulting from any merger or  consolidation  will be the successor of the indenture trustee or the paying agent, as applicable, under the indenture.

                                                            USE OF PROCEEDS

         The net proceeds from the sale of the notes to the  underwriters  will be paid to the  depositor.  The depositor  will use the proceeds to purchase the initial mortgage loans or for general corporate purposes.

                                              MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of anticipated  material federal income tax consequences of the purchase,  ownership and disposition  of the notes  offered  under  this  prospectus  supplement  and the  accompanying  prospectus.  In the  opinion of Orrick,
Herrington & Sutcliffe LLP, the following  discussion,  together with the discussion  under "Federal  Income Tax  Consequences"  in the prospectus, describes the material federal income tax consequences of the purchase, ownership and disposition of the notes.

         This  discussion is directed  solely to  noteholders  that hold the notes as capital assets within the meaning of Section 1221 of the Internal  Revenue Code of 1986,  as amended,  and does not purport to discuss all federal  income tax  consequences  that may be applicable  to  particular  categories  of  investors,  some of which may be subject  to  special  rules,  including  banks,  insurance companies,  foreign  investors,  tax-exempt  organizations,  dealers in securities or currencies,  mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations,  estates and trusts,  investors that hold the notes as part of a hedge, straddle or, an integrated or conversion  transaction,  or holders whose "functional  currency" is not the United States dollar.  Also,

                                                                   S-122

it does not address  alternative  minimum tax  consequences or the indirect effects on the holders of equity interests in a noteholder.
Further,  the authorities on which this  discussion,  and the opinion  referred to below,  are based are subject to change or differing interpretations,  which could apply  retroactively.  Taxpayers  and  preparers  of tax  returns  should be aware that under  applicable
Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

        o         is given as to events  that have  occurred  at the time the  advice is  rendered  and is not given as to the  consequences  of contemplated actions; and

        o         is directly relevant to the determination of an entry on a tax return.

Accordingly,  taxpayers  should  consult their tax advisors and tax return  preparers  regarding the  preparation  of any item on a tax return,  even  where  the  anticipated  tax  treatment  has been  discussed  in this  prospectus  supplement  and/or  the  accompanying prospectus.

         In addition to the federal income tax consequences  described in this prospectus  supplement and the accompanying  prospectus, potential  investors should consider the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the notes.  See "State and Other Tax  Consequences"  in this prospectus  supplement.  Noteholders are advised to consult their tax advisors concerning  the federal,  state,  local or other tax  consequences  to them of the  purchase,  ownership and  disposition  of the notes offered under this prospectus.

         The notes will be  characterized  as  indebtedness,  and neither the issuing entity nor any portion of the issuing entity will be characterized  as an association,  or a publicly traded  partnership,  taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

         The following  discussion is based in part upon the rules  governing  original  issue  discount that are described in Sections
1271-1273  and 1275 of the Internal  Revenue Code of 1986, as amended,  and in the Treasury  regulations  issued under these  sections, referred  to as the "OID  Regulations."  The OID  Regulations  do not  adequately  address  various  issues  relevant  to,  and in some instances  provide that they are not applicable to,  securities such as the notes.  For purposes of this tax discussion,  references to a "noteholder" or a "holder" are to the beneficial owner of a note.

Status as Real Property Loans

         Notes held by a domestic  building  and loan  association  will not  constitute  "loans . . . secured by an  interest  in real property" within the meaning of Section  7701(a)(19)(C)(v)  of the Internal Revenue Code of 1986, as amended;  and notes held by a real estate  investment  trust will not constitute  "real estate assets" within the meaning of Section  856(c)(4)(A) of the Internal Revenue
Code of 1986,  as amended,  and  interest  on notes will not be  considered  "interest  on  obligations  secured by  mortgages  on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

Original Issue Discount

         The notes are expected to be treated as issued with original  issue  discount.  The original  issue discount on a note will be the excess of its  stated  redemption  price at  maturity  over its issue  price.  The issue  price of the notes will be the first cash price at which a substantial  amount of the notes are sold,  excluding sales to bond houses,  brokers and underwriters,  on the closing date.  If less than a substantial  amount of the notes is sold for cash on or prior to the closing  date,  the issue price of the notes will be treated as the fair market value of the notes on the closing date.  Under the OID Regulations,  the stated  redemption price of a note is equal to the  total of all  payments  to be made on the note  other  than  "qualified  stated  interest."  "Qualified  stated

                                                                   S-123

interest"  includes  interest that is  unconditionally  payable at least  annually at a single fixed rate, or in the case of a variable rate debt  instrument,  at a "qualified  floating  rate," an  "objective  rate," a  combination  of a single fixed rate and one or more
"qualified  floating rates" or one "qualified  inverse  floating  rate," or a combination of "qualified  floating rates" that typically does not operate in a manner that  accelerates  or defers  interest  payments on the note.  Interest on the notes is not expected to be treated  as  qualified  stated  interest  because  interest  accrued  at a rate in excess of the rate  described  in clause  (2) of the definition of the Note Rate of the notes  (limiting  the rate to the weighted  average net loan rate or that rate minus 0.50%) could in high interest rate periods cause the payment of interest to be deferred for a period exceeding one year.

         In the case of notes bearing  adjustable note rates, the  determination of the total amount of original issue discount and the timing of the  inclusion  of original  issue  discount  will vary  according  to the  characteristics  of the notes.  In general  terms original issue  discount is accrued by treating the note rate of the notes as fixed and making  adjustments to reflect actual note rate payments.

         If the accrued  interest to be paid on the first  payment date is computed for a period that begins prior to the closing date, a portion of the  purchase  price paid for a note will  reflect  the  accrued  interest.  In those  cases,  information  returns to the noteholders  and the  Internal  Revenue  Service  will be based on the  position  that the portion of the  purchase  price paid for the interest  accrued during  periods prior to the closing date is treated as part of the overall  purchase price of the note, and not as a separate  asset the purchase  price of which is recovered  entirely out of interest  received on the next  distribution  date, and that portion of the interest paid on the first  distribution  date in excess of interest  accrued for a number of days  corresponding to the number of days from the closing  date to the first  distribution  date should be included in the stated  redemption  price of the note.
However,  the OID  Regulations  state that all or some portion of the accrued  interest may be treated as a separate  asset the cost of which is  recovered  entirely  out of interest  paid on the first  distribution  date.  It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

         Notwithstanding  the general  definition of original issue  discount,  original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated  redemption  price of the note multiplied by its weighted  average  maturity.  For this purpose,  the weighted average maturity of the note is computed as the sum of the amounts determined,  as to each payment included in the stated  redemption  price of the note, by multiplying  (1) the number of complete years,  rounding down for partial years,  from the issue date until the payment is expected to be made, possibly taking into account a prepayment  assumption,  by (2) a fraction, the numerator  of which is the amount of the  payment,  and the  denominator  of which is the stated  redemption  price at  maturity of the note.  Under the OID  Regulations,  original issue discount of only a de minimis amount,  other than de minimis original issue discount attributable  to a so-called  "teaser"  interest  rate or an initial  interest  holiday,  will be included in income as each payment of stated  principal  is made,  based on the product of the total amount of the de minimis  original  issue  discount and a fraction,  the numerator of which is the amount of the principal  payment and the denominator of which is the outstanding  stated  principal amount of the note.  The OID  Regulations  also would permit a  noteholder  to elect to accrue de minimis  original  issue  discount  into income currently  based on a constant  yield method.  See "Material  Federal  Income Tax  Considerations—Market  Discount" in this  prospectus supplement for a description of the election under the OID Regulations.

         If original  issue  discount on a note is in excess of a de minimis  amount,  the holder of the note must  include in ordinary gross  income the sum of the "daily  portions"  of original  issue  discount  for each day during its taxable year on which it held the note,  including  the  purchase  date but  excluding  the  disposition  date.  In the case of an original  holder of a note,  the daily portions of original issue discount will be determined as follows.

         As to each "accrual  period," that is, each period that ends on a date that  corresponds to a distribution  date and begins on the first day following the immediately  preceding  accrual period,  or in the case of the first period,  begins on the closing date, a

                                                                   S-124

calculation  will be made of the portion of the original  issue  discount  that  accrued  during this  accrual  period.  The portion of original issue discount that accrues in any accrual period will equal the excess,  if any, of (1) the sum of (A) the present value,  as of the end of the accrual period, of all of the  distributions  remaining to be made on the note, if any, in future periods and (B) the distributions  made on the note during the accrual period of amounts  included in the stated  redemption  price,  over (2) the adjusted issue price of the note at the beginning of the accrual  period.  The present value of the remaining  distributions  referred to in the preceding  sentence  will be  calculated  using a discount  rate equal to the  original  yield to maturity of the notes,  and  possibly assuming that  distributions  on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment  assumption.  For these purposes,  the original yield to maturity of the note would be calculated based on its issue price and possibly  assuming that  distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a  prepayment  assumption.  The  adjusted  issue price of a note at the  beginning  of any accrual  period will equal the issue price of the note,  increased by the  aggregate  amount of original  issue  discount  that  accrued on the note in prior  accrual periods,  and reduced by the amount of any  distributions  made on the note in prior accrual periods of amounts  included in its stated
redemption  price.  The original issue discount  accruing during any accrual  period,  computed as described  above,  will be allocated ratably to each day during the accrual  period to determine the daily  portion of original  issue  discount for that day.  Although the issuing entity will calculate  original issue discount,  if any, based on its  determination of the accrual periods,  a noteholder may, subject to some restrictions, elect other accrual periods.

         A subsequent  purchaser of a note that  purchases  the note at a price,  excluding  any portion of the price  attributable  to accrued  qualified  stated interest,  less than its remaining stated  redemption price will also be required to include in gross income the daily portions of any original issue discount  relating to the note.  However,  each daily portion will be reduced,  if the cost is in excess of its  "adjusted  issue  price," in  proportion  to the ratio that excess bears to the  aggregate  original  issue  discount remaining to be accrued on the note.  The adjusted issue price of a note on any given day equals:

        o         the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

        o         the daily portions of original issue discount for all days during the accrual period prior to that day, less

        o         any principal payments made during the accrual period relating to the note.

Market Discount

         A  noteholder  that  purchases a note at a market  discount,  that is,  assuming  the note is issued  without  original  issue discount,  at a purchase price less than its remaining stated principal  amount,  will recognize gain upon receipt of each distribution representing  stated  principal.  In particular,  under Section 1276 of the Internal Revenue Code of 1986, as amended,  the noteholder, in most cases,  will be required to allocate the portion of each  distribution  representing  stated  principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A noteholder  may elect to include  market  discount in income  currently as it accrues rather than including it on a deferred basis in accordance  with the foregoing.  If made,  the election will apply to all market  discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations  permit a noteholder to elect to accrue all interest,  discount,  including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method.  If this election were made for a note with market  discount,  the noteholder would be deemed to have made an election to include  currently  market  discount  in income for all other debt  instruments  having  market  discount  that the

                                                                   S-125

noteholder  acquires  during the taxable  year of the  election  or after that year,  and  possibly  previously  acquired  instruments.
Similarly,  a noteholder  that made this  election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt  instruments  having  amortizable  bond premium that the noteholder owns or acquires.  See "Material
Federal Income Tax  Considerations—Premium"  in this prospectus  supplement.  Each of these elections to accrue interest,  discount and premium for a note on a constant yield method would be irrevocable.

         However,  market discount for a note will be considered to be de minimis for purposes of Section 1276 of the Internal  Revenue
Code of 1986, as amended,  if the market  discount is less than 0.25% of the remaining  principal  amount of the note multiplied by the number of complete  years to maturity  remaining  after the date of its purchase.  In  interpreting  a similar rule for original  issue discount on obligations payable in installments,  the OID Regulations refer to the weighted average maturity of obligations,  and it is likely  that the same rule will be applied for market  discount,  possibly  taking  into  account a  prepayment  assumption.  If market discount  is treated  as de minimis  under this rule,  it  appears  that the actual  discount  would be treated in a manner  similar to original issue  discount of a de minimis  amount.  See "Material  Federal Income Tax  Considerations—Original  Issue  Discount" in this prospectus supplement.

         Section  1276(b)(3)  of the Internal  Revenue Code of 1986, as amended,  specifically  authorizes  the Treasury  Department to issue  regulations  providing for the method for accruing  market  discount on debt  instruments,  the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury  Department,  some rules described in the legislative  history to Section 1276 of the Internal  Revenue Code of 1986, as amended,  or the Committee  Report,  apply.  The Committee  Report  indicates that in each accrual period market discount on notes should accrue,  at the noteholder's  option:  (1) on the basis of a constant yield method,  or (2) in the case of a note  issued  without  original  issue  discount,  in an amount that bears the same ratio to the total remaining  market discount as the stated interest paid in the accrual period bears to the total amount of stated interest  remaining to be paid on the notes as of the beginning of the accrual  period.  Moreover,  any prepayment  assumption used in calculating the accrual of original issue discount is also used in calculating  the accrual of market  discount.  Because the  regulations  referred to in this paragraph have not been issued,  it is not possible to predict what effect these  regulations might have on the tax treatment of a note purchased at a discount in the secondary  market.  Further,  it is uncertain  whether a prepayment  assumption  would be required to be used for the notes if they were issued with original issue discount.

         To the extent that notes  provide for  monthly or other  periodic  distributions  throughout  their term,  the effect of these rules may be to require market  discount to be includible in income at a rate that is not  significantly  slower than the rate at which the discount  would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market  discount  accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further,  under Section 1277 of the Internal  Revenue Code of 1986, as amended,  a holder of a note may be required to defer a portion of its interest  deductions for the taxable year attributable to any indebtedness  incurred or continued to purchase or carry a note purchased with market  discount.  For these purposes,  the de minimis rule referred to in the third preceding  paragraph  applies.
Any  deferred  interest  expense  would not exceed the market  discount  that  accrues  during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market  discount is  includible in income.  If the holder elects to include market discount in income  currently as it accrues on all market discount  instruments  acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

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Premium

         If a holder  purchases a note for an amount  greater than its  remaining  principal  amount,  the holder will be considered to have  purchased the note with  amortizable  bond premium  equal in amount to the excess,  and may elect to amortize the premium using a constant  yield method over the  remaining  term of the note and to offset  interest  otherwise to be required to be included in income relating to that note by the premium  amortized in that taxable year.  If this election is made, it will apply to all debt  instruments having  amortizable bond premium that the holder owns or subsequently  acquires.  The OID Regulations also permit  noteholders to elect to include  all  interest,  discount  and  premium  in income  based on a constant  yield  method.  See  "Material  Federal  Income Tax
Considerations—Market  Discount" in this prospectus  supplement.  The Committee Report states that the same rules that apply to accrual of market  discount,  which rules may require use of a prepayment  assumption in accruing  market  discount for notes without regard to whether the notes have original issue discount,  would also apply in amortizing bond premium under Section 171 of the Internal  Revenue
Code of 1986, as amended. The use of an assumption that there will be no prepayments may be required.

Realized Losses

         Under Section 166 of the Internal  Revenue Code of 1986, as amended,  both  corporate  and  noncorporate  holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct,  as ordinary losses,  any losses sustained during a taxable year in which their notes become  wholly or partially  worthless as the result of one or more  realized  losses on the trust  assets.  However,  it appears that a  noncorporate  holder that does not acquire a note in  connection  with a trade or business will not be entitled to deduct a loss under  Section 166 of the Internal  Revenue  Code of 1986,  as amended,  until the holder's  note becomes  wholly  worthless,  that is,  until its  outstanding  principal  balance has been  reduced to zero,  and that the loss will be characterized as a short-term capital loss.

         Each holder of a note will be required to accrue  interest and original  issue  discount for that note,  without giving effect to any reductions in  distributions  attributable to defaults or delinquencies on the trust assets until it can be established that any reduction  ultimately  will not be  recoverable.  As a result,  the amount of taxable income  reported in any period by the holder of a note could  exceed the amount of  economic  income  actually  realized  by the  holder in that  period.  Although  the holder of a note eventually will recognize a loss or reduction in income  attributable to previously  accrued and included income that, as the result of a realized  loss,  ultimately  will not be  realized,  the law is unclear as to the timing and  character  of the loss or  reduction in income.

Sales of Notes

         If a note is sold, the selling  noteholder will recognize gain or loss equal to the difference  between the amount realized on the sale and its adjusted  basis in the note.  The adjusted  basis of a note,  in most cases,  will equal the cost of that note to that noteholder,  increased by the amount of any original issue discount or market discount  previously  reported by the noteholder for that note and reduced by any amortized  premium and any principal  payment  received by the noteholder.  Except as provided in the following three  paragraphs,  any gain or loss will be  capital  gain or loss,  provided  the note is held as a  capital  asset,  in most  cases, property held for investment, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

         Gain  recognized  on the sale of a note by a seller who  purchased  the note at a market  discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued  during the period the note was held by the holder,  reduced by any market discount  included in income under the rules described in this prospectus  supplement under "Material  Federal Income Tax
Considerations—Market Discount" and "—Premium."

                                                                   S-127

         A portion of any gain from the sale of a note that might  otherwise be capital  gain may be treated as ordinary  income to the extent that the note is held as part of a "conversion  transaction"  within the meaning of Section 1258 of the Internal Revenue Code of
1986,  as amended.  A conversion  transaction  generally  is one in which the  taxpayer has taken two or more  positions in the same or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is  attributable  to the time value of the  taxpayer's  net  investment  in the  transaction.  The amount of gain so realized  in a  conversion  transaction  that is recharacterized  as ordinary  income  generally  will not exceed the amount of interest that would have accrued on the  taxpayer's  net investment at 120% of the appropriate  "applicable  Federal rate," which rate is computed and published monthly by the Internal Revenue
Service,  at the time the taxpayer  enters into the conversion  transaction,  subject to appropriate  reduction for prior  inclusion of interest and other ordinary income items from the transaction.

         Finally,  a taxpayer  may elect to have net capital gain taxed at ordinary  income  rates  rather than capital  gains rates in order to include any net capital gain in total net  investment  income for the taxable  year,  for purposes of the rule that limits the deduction of interest on  indebtedness  incurred to purchase or carry  property  held for  investment  to a taxpayer's  net  investment income.

Backup Withholding

         Payments of interest  and  principal,  as well as payments of proceeds  from the sale of notes,  may be subject to the "backup withholding  tax" under Section 3406 of the Internal  Revenue Code of 1986,  as amended,  if recipients of the payments fail to furnish to the payor information,  including their taxpayer  identification  numbers, or otherwise fail to establish an exemption from the tax.
Any amounts  deducted and withheld from a  distribution  to a recipient  would be allowed as a credit against the  recipient's  federal income tax.  Furthermore,  penalties  may be imposed by the Internal  Revenue  Service on a recipient  of payments  that is required to supply information but that does not do so in the proper manner.

         The issuing  entity will report to the holders and to the Internal  Revenue  Service for each  calendar year the amount of any
"reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

Tax Treatment of Foreign Investors

         Interest paid on a note to a nonresident alien individual,  foreign  partnership or foreign corporation that has no connection with the United  States other than holding  notes,  known as  nonresidents,  will  normally  qualify as portfolio  interest and will be exempt from federal income tax, except,  in general,  where (1) the recipient is a holder,  directly or by attribution,  of 10% or more of the capital or profits  interest in the issuing  entity,  or (2) the  recipient is a  controlled  foreign  corporation  to which the issuing entity is a related  person.  Upon receipt of appropriate  ownership  statements,  the issuing entity normally will be relieved of obligations to withhold tax from the interest payments.  These provisions  supersede the generally  applicable  provisions of United
States law that would  otherwise  require the issuing entity to withhold at a 30% rate,  unless this rate were reduced or eliminated by an  applicable  tax treaty,  on,  among other  things,  interest  and other fixed or  determinable,  annual or periodic  income paid to nonresidents.  For these  purposes a noteholder  may be considered to be related to the issuing  entity by holding a certificate  or by having common ownership with any other holder of a certificate or any affiliate of that holder.

New Withholding Regulations

         The Treasury Department has issued new regulations  referred to as the "New Withholding  Regulations," which revise procedures for complying with or obtaining  exemptions  under to the  withholding,  backup  withholding and information  reporting rules described above in the three  preceding  paragraphs.  Special  rules  are  applicable  to  partnerships,  estates  and  trusts  and,  in  certain

                                                                   S-128

circumstances,  certifications  as to foreign status and other matters may be required from partners or  beneficiaries  thereof The New
Withholding  Regulations are generally  effective for payments made after December 31, 2000,  subject to transition rules.  Prospective investors are urged to consult their tax advisors  regarding the procedure for obtaining an exemption  from  withholding  under the New
Withholding Regulations.

                                                   STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal  income tax  consequences  described in "Material  Federal  Income Tax  Considerations,"  potential investors should consider the state and local tax consequences of the acquisition,  ownership,  and disposition of the notes offered by this prospectus  supplement and the accompanying  prospectus.  State tax law may differ  substantially  from the corresponding  federal tax law,  and the  discussion  above  does not  purport  to  describe  any  aspect of the tax laws of any state or other  jurisdiction.
Therefore,  prospective  investors  should  consult their tax advisors about the various tax  consequences  of investments in the notes offered by this prospectus.

                                                         ERISA CONSIDERATIONS

         The notes are eligible for purchase by any Plan.  Any  fiduciary or other  investor of Plan assets that proposes to acquire or hold the notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential  applicability  of the fiduciary  responsibility  provisions of ERISA and the prohibited  transaction provisions of ERISA and Section 4975 of the Internal
Revenue Code of 1986, as amended, to the proposed investment.  See "ERISA Considerations" in the prospectus.

         Each  purchaser of a note,  by its  acceptance  of the note,  shall be deemed to have  represented  that the  acquisition  and holding of the note by the  purchaser  does not  constitute  or give rise to a  prohibited  transaction  under  Section 406 of ERISA or
Section 4975 of the Internal  Revenue Code of 1986, as amended,  for which no  statutory,  regulatory  or  administrative  exemption is available.  See "ERISA Considerations" in the prospectus.

         The notes may not be  purchased  with the  assets of a Plan if the  underwriters,  the  depositor,  the master  servicer,  the indenture trustee, the owner trustee, the paying agent, [the enhancer] or any of their affiliates:

        o         has investment or administrative discretion with respect to the Plan assets;

        o         has authority or  responsibility  to give, or regularly  gives,  investment  advice  regarding the Plan assets,  for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment  decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

        o         unless United States Department of Labor ("DOL")  Prohibited  Transaction Class Exemption 90-1, 91-38 or 95-60 applies,  is an employer maintaining or contributing to the Plan.

         On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA.  The final 401(c) Regulations took effect on July 5, 2001.

         The sale of any of the notes to a Plan is in no respect a representation  by the issuing entity or the  underwriters  that the investment  meets all relevant legal  requirements  with respect to investments by Plans generally or any particular  Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                                                   S-129

                                                           LEGAL INVESTMENT

         The notes will not constitute  "mortgage related  securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended.  Accordingly,  many  institutions  with legal authority to invest in  mortgage-related  securities may not be legally authorized to invest in the notes. No  representation  is made in this prospectus  supplement as to whether the notes  constitute legal investments for any entity under any applicable statute,  law, rule, regulation or order.  Prospective  purchasers are urged to consult with their counsel  concerning the status of the notes as legal  investments for such purchasers  prior to investing in the notes.  See
"Legal Investment" in the prospectus.

                                                             UNDERWRITING

         Subject to the terms and conditions set forth in the  Underwriting  Agreement,  each  underwriter has agreed to purchase,  and the depositor has agreed to sell to each underwriter, the principal amount of notes opposite its name in the table below:

                                              Principal Amount of Notes

                       Wachovia Capital Markets,              ____________                     ____________
                                  LLC
  Class A-I-1 notes.....      $__________                     $__________                      $__________
  Class A-II-1 notes....      $__________                     $__________                      $__________
  Class A-II-2 notes....      $__________                     $__________                      $__________

         The  distribution of the notes by the  underwriters  may be effected from time to time in one or more negotiated  transactions or otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor  from the sale of the notes,  before deducting expenses payable by the depositor, will be approximately ___% of the aggregate Note Balance as of the closing date.

         The  depositor  has agreed to  indemnify  the  underwriters  against  certain  liabilities,  including  liabilities  under the
Securities  Act of 1933,  as  amended,  or  contribute  to  payments  the  underwriters  may be  required  to make in  respect of those liabilities.

         The  underwriters  intend to make a secondary  market in the notes, but have no obligation to do so. There can be no assurance that a secondary  market for the notes will develop,  or if it does develop,  that it will provide  holders of the notes with liquidity of investment at any particular time or for the life of the notes.  The notes will not be listed on any securities exchange.

         Upon  receipt of a request by an investor  who has  received an  electronic  prospectus  supplement  and  prospectus  from any underwriter  or a request by that  investor's  representative  within the  period  during  which  there is an  obligation  to deliver a prospectus  supplement and prospectus,  the depositor or the applicable  underwriter will promptly  deliver,  or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         Until 90 days from the date of this prospectus  supplement,  all dealers effecting  transactions in the notes,  whether or not participating  in this  distribution,  may be required to deliver a prospectus  supplement and  prospectus.  This is in addition to the obligation of dealers to deliver a prospectus  supplement and prospectus when acting as  underwriters  and with respect to their unsold allotments or subscriptions.

                                                                   S-130

         [The issuing entity, depositor, sponsor and underwriters will be underwriters for the offering of the underlying securities.]

                                                             LEGAL MATTERS

         Certain  legal  matters  with  respect to the notes will be passed  upon for the  depositor  and the  underwriters  by Orrick,
Herrington & Sutcliffe llp, New York, New York.

                                                                RATINGS

         It is a condition  to  issuance of the notes that they be rated "Aaa" by Moody's  Investors  Service,  Inc.,  or Moody's,  and
"AAA" by Standard & Poor's Ratings Services,  a division of The McGraw-Hill  Companies,  Inc., or Standard & Poor's.  The depositor has not  requested  a rating on the notes by any  rating  agency  other  than  Moody's  and  Standard  & Poor's.  However,  there can be no assurance as to whether any other rating  agency will rate the notes or, if it does,  what rating would be assigned by any other rating agency.  Any  rating on the notes by another  rating  agency  could be lower  than the  ratings  assigned  to the notes by Moody's  and
Standard & Poor's.  A securities  rating  addresses the likelihood of the receipt by the holders of the notes of  distributions  on the mortgage loans. The rating takes into  consideration  the structural and legal aspects  associated with the certificates and the notes, but does not address  Interest  Shortfalls  [or the  likelihood  that  payments  will be made by the provider of the Yield  Maintenance
Agreements].  The ratings on the notes do not  constitute  statements  regarding  the  possibility  that the holders of the notes might realize a lower than  anticipated  yield.  A securities  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  securities  rating  should be evaluated independently of similar ratings on different securities.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any notes are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

                                                               [EXPERTS

         The financial  statements  of [name of enhancer] as of December 31, 200_ and 200_ and for each of the years in the  three-year period ended December 31, 200_ are included in the Form 8-K of the registrant,  which is incorporated by reference in the  registration statement in reliance upon the report of [name of enhancer's  accountants],  independent  certified  public  accountants  which is also incorporated by reference therein and upon the authority of said firm as experts in accounting and auditing.]

                                                                   S-131

                                                               Class A-I-1 Notes

                                                                 Schedule I-A-1

          Payment               Scheduled                           Payment                  Scheduled
           Date              Notional Balance                         Date               Notional Balance
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____

                                                                   S-132

                                                               Class A-II-1 Notes

                                                                Schedule I-A-II

          Payment               Scheduled                           Payment                  Scheduled
           Date              Notional Balance                         Date               Notional Balance
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____
       [Month Year]               $_____                          [Month Year]                $_____

                                                                   S-133

                                                                    [Annex I

                                                               Auction Procedures

         The  following  description  of the Auction  Procedures  applies to the Class A-II-2  Notes,  or the Auction  Notes.  The term
"note," as used in this  Annex,  refers to the Auction  Notes,  and the term  "noteholder"  refers to  noteholders  holding the Auction
Notes.  Capitalized  terms used in this Annex I and not otherwise  defined have the meanings  ascribed in the  accompanying  prospectus supplement.

         "All Hold Rate" means ninety percent (90%) of LIBOR.

         "Auction" means the implementation of the Auction Procedures on an Auction Date.

         "Auction Agent" means Wachovia Capital Markets, LLC, or any successor appointed under the Auction Agent Agreement.

         "Auction Agent Agreement"  means the Auction Agent  Agreement,  to be entered into as of the closing date, among the indenture trustee  (solely in its capacity as indenture  trustee,  and not in its individual  capacity),  the Auction Agent and Wachovia  Capital
Markets, LLC, as holder of the Certificates, including any amendment thereof or supplement thereto.

         "Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

         "Auction Date" means the Business Day immediately  preceding the first day of each Interest Period,  commencing in _____ 200_, other than each Interest  Period  commencing  after the Auction Notes are no longer  maintained by the  Depository in Book-Entry  Form.
Notwithstanding  the  foregoing,  the  Auction  Date for one or more  Interest  Periods may be changed  pursuant  to the Auction  Agent
Agreement, as described herein.

         "Auction Notes"  means the Class A-II-2 notes.

         "Auction  Procedures"  means the  procedures  set forth in the Auction  Agent  Agreement,  and  described  in this  prospectus supplement by which the Auction Rate is determined.

         "Auction Rate" means the rate of interest per annum that results from implementation of the Auction Procedures.

         "Authorized  Denominations"  means,  with respect to the Auction  Notes,  $25,000 and integral  multiples of $25,000 in excess thereof.

         "Broker-Dealer"  means  Wachovia  Capital  Markets,  LLC or any other  broker or dealer  (each as  defined  in the  Securities
Exchange  Act of 1934,  as  amended),  commercial  bank or other  entity  permitted  by law to  perform  the  functions  required  of a
Broker-Dealer  set  forth in the  Auction  Procedures  that (a) is a  Participant  (or an  Affiliate  of a  Participant),  (b) has been appointed as such by the  Depositor,  with the consent of the Market Agent and (c) has entered into a  Broker-Dealer  Agreement that is in effect on the date of reference.

         "Broker-Dealer  Agreement"  means the  Broker-Dealer  Agreement,  to be entered into as of the closing date, among the Auction
Agent, the Broker-Dealer and Wachovia Capital Markets,  LLC, as Holder of the Certificates,  and each other agreement among the Auction
Agent, the Holder of the Certificates and an eligible Broker-Dealer, as from time to time, amended or supplemented.

                                                                   I-1

         "Broker-Dealer Fee" means the fee paid to the Broker-Dealer pursuant to any Broker-Dealer Agreement.

         "Business  Day"  means any day other  than (i) a  Saturday  or Sunday or (ii) a day on which the New York  Stock  Exchange  or banking  institutions  in the States of New York,  North Carolina or Delaware are authorized or obligated by law or executive  order to be closed.

         "Existing  Noteholder"  means (i) with respect to and for the purpose of dealing with the Auction Agent in connection  with an
Auction,  a Person who is a  Broker-Dealer  listed in the  Existing  Noteholder  Registry at the close of business on the  Business Day immediately  preceding such Auction and (ii) with respect to and for the purpose of dealing with the  Broker-Dealer  in connection with an Auction, a Person who is a beneficial owner of the Auction Notes.

         "Existing  Noteholder  Registry" means the registry of Persons who are owners of the Auction Notes,  maintained by the Auction
Agent as provided in the Auction Agent Agreement.

         "Holder of the Certificates" means [Wachovia Asset Funding Trust, LLC], a Delaware corporation.

         "Market  Agent" means  Wachovia  Capital  Markets,  LLC, in such capacity  hereunder,  or any successor to it in such capacity hereunder.

         "Maximum  Auction Rate" means,  (A) LIBOR plus ____%, if the ratings  assigned by the Rating Agencies to the Auction Notes are
"AAA" and "Aaa" or (B) LIBOR plus ____%,  if the ratings  assigned by the Rating  Agencies to the Auction Notes are less than "AAA" and
"Aaa".  However,  in no event will the Maximum  Auction  Rate on the Class  A-II-2  notes exceed the lesser of the Class A-II-2 Net WAC
Rate or ____% per annum.  For purposes of the Auction  Agent and the Auction  Procedures,  the ratings  referred to in this  definition shall be the last rating of which the Auction  Agent has been given notice  pursuant to the  servicing  agreement and the Auction Agent
Agreement.

         "Participant"  means a broker,  dealer,  bank,  other  financial  institution  or other  Person for whom from time to time the
Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Person" means any individual,  corporation,  estate,  partnership,  limited liability  company,  joint venture,  association, joint stock company, trust,  unincorporated  organization,  government or any such agency or political subdivision thereof, or an other entity or organization whether or not a legal entity.

         "Potential  Noteholder" means any Person (including an Existing  Noteholder that is (i) a Broker-Dealer  when dealing with the
Auction Agent and (ii) a potential  beneficial  owner when dealing with a  Broker-Dealer)  who may be  interested in acquiring  Auction
Notes (or, in the case of an Existing Noteholder thereof, an additional principal amount of Auction Notes).

         "Rate  Adjustment  Date" means the date on which the Note Rate is effective and means,  with respect to the Auction Notes, the date of commencement of each Interest Period.

         "Rate  Determination  Date" means the related Auction Date, or if no Auction Date is applicable,  the Business Day immediately preceding the date of commencement of the related Interest Period.

                                                                   I-2

                                            Existing Noteholders and Potential Noteholders

         Participants in each Auction may include:  (i) Existing  Noteholders as of the close of business on the Business Day preceding each Auction Date according to the records of the Auction Agent; and (ii) Potential Noteholders.  See "—Broker-Dealer."

         By purchasing an Auction Note,  whether in an Auction or  otherwise,  each  prospective  purchaser of the Auction Notes or its
Broker-Dealer  must agree and will be deemed to have agreed:  (i) to participate in Auctions on the terms  described in this prospectus supplement;  (ii) so long as the  beneficial  ownership of the Auction  Notes is maintained  in  book-entry  form to sell,  transfer or otherwise  dispose of the Auction Notes only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction,  or to or through a  Broker-Dealer,  provided  that in the case of all  transfers  other than those  pursuant to an Auction,  the  Existing
Noteholder of the Auction Notes so transferred,  its Participant or Broker-Dealer shall advise the Auction Agent of such transfer;  and
(iii) to have its  beneficial  ownership  of the  Auction  Notes  maintained  at all times in  book-entry  form for the  account of its
Participant,  which in turn will maintain  records of such beneficial  ownership,  and to authorize such Participant to disclose to the
Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

         The principal  amount of the Auction Notes purchased or sold may be subject to proration  procedures on the Auction Date. Each purchase  or sale of the  Auction  Notes on the  Auction  Date will be made for  settlement  on the first  day of the  Interest  Period immediately  following such Auction Date at a price equal to 100% of the principal  amount  thereof,  plus accrued but unpaid  interest thereon.  The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

Auction Agent

         Wachovia Capital Markets,  LLC, a North Carolina limited liability  company,  will be appointed as Auction Agent in connection with Auctions.  The indenture  trustee will enter into the Auction Agent Agreement with Wachovia Capital  Markets,  LLC, as the Auction
Agent.  Any substitute  Auction Agent  ("Substitute  Auction  Agent") will be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory  thereof having its principal  place of business in the Borough of Manhattan,
New York,  or such other  location as approved by the indenture  trustee and the Market Agent in writing and having a combined  capital stock or  surplus  of at least  $50,000,000,  or (ii) a member  of the  National  Association  of  Securities  Dealers,  Inc.  having a capitalization  of at least  $50,000,000,  and, in either case,  authorized by law to perform all the duties  imposed upon it under the
Auction  Agent  Agreement.  The Auction Agent may at any time resign by giving at least 90 days notice to the  indenture  trustee,  the holder of the  Certificates,  the master  servicer and the Market Agent.  The Auction Agent may be removed at any time by the indenture trustee for cause or by the Noteholders  holding 66-2/3% of the aggregate  principal  amount of the Auction Notes then outstanding with or without  cause,  and if by such  Noteholders,  by an instrument  signed by such  Noteholders  or their  attorneys and filed with the
Auction  Agent,  the  indenture  trustee and the Market  Agent upon at least 90 days  notice.  Neither  resignation  nor removal of the
Auction  Agent  pursuant to the  preceding  two  sentences  will be  effective  until and unless a  Substitute  Auction  Agent has been appointed and has accepted such appointment.  If required by the Noteholders  holding 66-2/3% of the aggregate  principal amount of the
Auction Notes then  outstanding or by the Market Agent, a substitute  Auction Agent  Agreement  shall be entered into with a Substitute
Auction  Agent.  Notwithstanding  the foregoing,  the Auction Agent may terminate the Auction Agent  Agreement if, within 25 days after notifying the indenture  trustee,  the holder of the  Certificates  and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the Auction Agent Agreement, the Auction Agent does not receive such payment.

                                                                   I-3

         If the Auction Agent should resign or be removed or be dissolved,  or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or  administrative  body because of bankruptcy  or  insolvency,  or for any other reason,  the indenture  trustee (after receipt of a certificate from the Market Agent confirming that any proposed  Substitute  Auction
Agent  meets the  requirements  described  in the  immediately  preceding  paragraph  above),  shall use its best  efforts to appoint a
Substitute Auction Agent (but in no event shall the indenture trustee be obligated to assume the obligations of the Auction Agent).

         The  Auction  Agent is acting as agent for the  issuing  entity in  connection  with  Auctions.  In the  absence of bad faith, negligent  failure to act or negligence on its part, the Auction Agent will not be liable for any action taken,  suffered or omitted in good faith or any error of judgment  made by it in the  performance  of its duties under the Auction  Agent  Agreement  and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been  negligent in  ascertaining  (or failing to ascertain)  the  pertinent  facts.  The Auction Agent Fee is required to be paid by the holder of the  Certificates  and if not so paid will be paid  from  available  funds in the  order of  priority  described  in this  prospectus  supplement.  To the  extent  funds are available as described in "Description of the  Securities—Priority of Distributions" in this prospectus supplement,  the issuing entity will indemnify and hold harmless the Auction Agent for and against any loss,  liability or expense incurred  without  negligence or bad faith on the Auction  Agent's part,  arising out of or in connection  with the  acceptance  or  administration  of its agency under the
Auction Agent Agreement and any  Broker-Dealer  Agreement,  including the reasonable costs and expenses  (including the reasonable fees and expenses of its counsel) of defending  itself  against any such claim or liability in connection  with its exercise or  performance of any of its respective duties thereunder and of enforcing this indemnification  provision;  provided that the issuing entity will not indemnify  the Auction  Agent as described in this  paragraph  for any fees and  expenses  incurred by the Auction  Agent in the normal course of performing its duties under the Auction Agent Agreement and under any Broker-Dealer  Agreement,  such fees and expenses being payable as described above.

Broker-Dealer

         Existing Noteholders and Potential  Noteholders may participate in Auctions only by submitting orders (in the manner described below) through a Broker-Dealer.

         Each  Broker-Dealer  is entitled  to a  Broker-Dealer  Fee,  which is payable in the  priority  described  in this  prospectus supplement and guaranteed by the holder of the Certificates pursuant to the related Broker-Dealer Agreement.

                                                          Auction Procedures

General

         Pursuant to the Auction  Agent  Agreement,  Auctions to establish  the Auction Rate for the Auction Notes will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described in this prospectus supplement.

         In the event the ownership of the Auction  Notes is no longer  maintained in  book-entry  form by the  Depository,  no further
Auctions will be held.

         The Auction Agent will  calculate the Maximum  Auction Rate and the All Hold Rate on each Auction  Date.  The master  servicer will  calculate  and, no later than the Business Day  preceding  each Auction Date,  will report to the Auction  Agent in writing,  the
Class A-II-2 Net WAC Rate. If the Auction Notes are no longer  maintained in book-entry  form,  the master  servicer will calculate the

                                                                   I-4

Maximum  Auction Rate on the Business Day  immediately  preceding  the first day of each  Interest  Period.  The master  servicer  will determine  LIBOR for each Interest  Period and will promptly  advise the Auction Agent.  The  determination  by the master  servicer of
LIBOR will (in the absence of manifest error) be final and binding upon the Noteholders and all other parties.

Submission of Orders

         So long as the ownership of the Auction Notes is maintained in book-entry form, an Existing  Noteholder may sell,  transfer or otherwise  dispose of Auction  Notes  pursuant to a Bid or Sell Order (as  hereinafter  defined)  placed in an Auction  only  through a
Broker-Dealer,  provided  that,  in the  case of all  transfers  other  than  pursuant  to  Auctions,  such  Existing  Noteholder,  its
Broker-Dealer or its Participant  advises the Auction Agent of such transfer.  Auctions for the Auction Notes will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner.

         Prior to the "Submission  Deadline" (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction
Date by which  Broker-Dealers  are required to submit  Orders to the Auction Agent as specified by the Auction Agent from time to time)
on each Auction Date relating to a note:

         (a)      each  Existing  Noteholder  may submit to a  Broker-Dealer  by  telephone  or  otherwise  information  as to: (i) the principal  amount of Auction  Notes  owned by such  Existing  Noteholder  which such  Existing  Noteholder  desires to continue to hold without regard to the Note Rate for the next succeeding  Interest Period (a "Hold Order");  (ii) the principal  amount of Auction Notes owned by such Existing  Noteholders  which such Existing  Noteholder  offers to sell if the Note Rate for the next succeeding  Interest
Period will be less than the rate per annum  specified by such  Existing  Noteholder (a "Bid");  and/or (iii) the  principal  amount of
Auction Notes owned by such Existing  Noteholder which such Existing  Noteholder offers to sell without regard to the Note Rate for the next succeeding Interest Period (a "Sell Order"); and

         (b)      the  Broker-Dealer  may contact  Potential  Noteholders to determine the principal amount of Auction Notes which each such Potential  Noteholder offers to purchase,  if the Note Rate for the next succeeding  Interest Period will not be less than (and in some cases equal to) the rate per annum specified by such Potential Noteholder (also a "Bid").

         Each Hold Order,  Bid and Sell Order will be an "Order." Each Existing  Noteholder  and each Potential  Noteholder  placing an
Order is referred to as a "Bidder."

         Subject to the provisions  described  below under  "Validity of Orders," a Bid by an Existing  Noteholder  will  constitute an irrevocable  offer to sell:  (i) the  principal  amount of Auction  Notes  specified in such Bid if the Note Rate as  determined in the
Auction  Procedures  will be less than the rate  specified in such Bid,  (ii) such  principal  amount or a lesser  principal  amount of
Auction Notes to be determined as described  below in "Acceptance  and Rejection of Orders," if the Note Rate will be equal to the rate specified in such Bid or (iii) such principal  amount or a lesser  principal  amount of the Auction Notes to be determined as described below under  "Acceptance  and Rejection of Orders," if the Note Rate is less than the rate  specified in such Bid and  Sufficient  Bids
(as defined below) have not been made.

         Subject to the provisions  described below under "Validity of Orders," a Sell Order by an Existing  Noteholder will constitute an  irrevocable  offer to sell:  (i) the  principal  amount of the Auction  Notes  specified in such Sell Order or (ii) such  principal amount or a lesser principal  amount of Auction Note as described below under  "Acceptance and Rejection of Orders," if Sufficient Bids
have not been made.

                                                                   I-5

         Subject to the provisions  described  below under  "Validity of Orders," a Bid by a Potential  Noteholder  will  constitute an irrevocable  offer to purchase (i) the  principal  amount of the Auction Note  specified in such Bid if the Note Rate as  determined in the Auction  Procedures will be higher than the rate specified in such Bid or (ii) such principal  amount or a lesser  principal amount as described  below in "Acceptance  and Rejection of Orders," if the Note Rate as determined in the Auction  Procedures is equal to the rate specified in such Bid.

         The  Broker-Dealer  will submit in writing to the Auction  Agent prior to the  Submission  Deadline on each  Auction  Date all
Orders  obtained by such  Broker-Dealer  and will  specify  with  respect to each such Order:  (i) the name of the Bidder  placing such
Order;  (ii) the  aggregate  principal  amount of the Auction  Notes that is the  subject of such order;  (iii) to the extent that such
Bidder is an Existing  Noteholder:  (a) the principal  amount of the Auction  Notes,  if any,  subject to any Hold Order placed by such
Existing  Noteholder;  (b) the principal amount of the Auction Notes, if any, subject to any Bid placed by such Existing Noteholder and the rate  specified in such Bid; and (c) the principal  amount of the Auction Notes,  if any,  subject to any Sell Order placed by such
Existing Noteholder,  and (iv) to the extent such Bidder is a Potential Noteholder,  the rate specified in such Potential  Noteholder's
Bid.

         If any rate  specified in any Bid contains more than three figures to the right of the decimal  point,  the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

         If an Order or Orders  covering the Auction  Notes owned by any Existing  Noteholder  are not  submitted to the Auction  Agent prior to the  Submission  Deadline,  the  Auction  Agent  will deem a Hold  Order to have  been  submitted  on behalf of such  Existing
Noteholder  covering the principal  amount of Auction Notes owned by such Existing  Noteholder and not subject to an Order submitted to the Auction Agent.

         None of the seller, the master servicer,  the depositor,  the issuing entity,  the indenture trustee,  the paying agent or the
Auction  Agent  will be  responsible  for any  failure  of a  Broker-Dealer  to submit an Order to the  Auction  Agent on behalf of any
Existing Noteholder or Potential Noteholder.

         An Existing  Noteholder may submit  multiple  Orders,  of different types and specifying  different  rates, in an Auction with respect to Auction Notes then held by such Existing  Noteholder.  An Existing  Noteholder  that offers to purchase  additional  Auction
Notes is, for purposes of such offer, treated as a Potential Noteholder.

         Any Bid  specifying  a rate  higher  than the  Maximum  Auction  Rate will (i) be treated as a Sell Order if  submitted  by an
Existing Noteholder and (ii) not be accepted if submitted by a Potential Noteholder.

Validity of Orders

         If any Existing  Noteholder  submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the  principal  amount of the Auction  Notes owned by such  Existing  Noteholder,  such  Orders will be  considered  valid as follows and in the order of priority described below.

         Hold Orders.  All Hold Orders will be considered  valid,  but only up to the aggregate  principal  amount of the Auction Notes held by such Existing Noteholder.

         Bids. Any Bid will be considered  valid up to an amount equal to the excess of the principal  amount of the Auction Notes held by such Existing  Noteholder  over the aggregate  principal  amount of the Auction Notes subject to any Hold Orders  referred to above.
Subject to the preceding  sentence,  if multiple Bids with the same rate are  submitted on behalf of such Existing  Noteholder  and the

                                                                   I-6

aggregate  principal  amount of Auction Notes subject to such Bids is greater than such excess,  such Bids will be considered  valid up to an amount equal to such excess.  Subject to the two preceding  sentences,  if more than one Bid with different rates is submitted on behalf of such Existing  Noteholder,  such Bids will be considered  valid first in the ascending order of their  respective rates until the  highest  rate is reached at which such  excess  exists and then at such rate up to the amount of such  excess.  In any event,  the aggregate  principal  amount of Auction Notes, if any,  subject to Bids not valid under the provisions  described above will be treated as the subject of a Bid by a Potential Noteholder at the rate therein specified.

         Sell Orders.  All Sell Orders will be considered  valid up to an amount equal to the excess of the principal amount of Auction
Notes owned by such Existing  Noteholder  over the aggregate  principal  amount of Auction Notes subject to valid Hold Orders and valid
Bids as referred to above.

         If more than one Bid for an Auction Note is submitted on behalf of any  Potential  Noteholder,  each Bid  submitted  will be a separate  Bid with the rate and  principal  amount  therein  specified.  Any Bid or Sell  Order  submitted  by an  Existing  Noteholder covering an aggregate  principal amount of Auction Notes not equal to an Authorized  Denomination or an integral  multiple thereof will be rejected and will be deemed a Hold Order.  Any Bid submitted by a Potential  Noteholder  covering an aggregate  principal  amount of
Auction Notes not equal to an Authorized  Denomination  or an integral  multiple  thereof will be rejected.  Any Order  submitted in an
Auction by the Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

         A Hold Order, a Bid or a Sell Order that has been determined  valid pursuant to the procedures  described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

Determination of Sufficient Bid and Bid Auction Rate

         Not earlier than the Submission  Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

         (a)      the excess of the total  principal  amount of Auction  Notes over the sum of the aggregate  principal  amount of such
Auction  Notes  subject to  Submitted  Hold Orders  (such excess being in this  prospectus  supplement  hereinafter  referred to as the
"Available Notes");

         (b)      from such  Submitted  Orders  whether the aggregate  principal  amount of Auction Notes subject to Submitted  Bids by
Potential  Noteholders  specifying one or more rates equal to or lower than the Maximum  Auction Rate exceeds or is equal to the sum of
(i) the aggregate  principal  amount of Auction Notes subject to Submitted  Bids by Existing  Noteholders  specifying one or more rates higher than the Maximum  Auction Rate and (ii) the aggregate  principal  amount of Auction  Notes subject to Submitted  Sell Orders (in the event such excess or such equality  exists other than because all of the Auction Notes are subject to Submitted  Hold Orders,  such
Submitted Bids by Potential  Noteholders above will be in this prospectus  hereinafter  referred to collectively as "Sufficient Bids");
and

         (c)      if Sufficient  Bids exist,  the "Bid Auction  Rate," which will be the lowest rate  specified in such  Submitted Bids such that if:

              (i) each such  Submitted Bid from Existing  Noteholders  of such Auction Note  specifying  such lowest rate and all other
                  Submitted Bids from Existing  Noteholders of such Auction Note  specifying  lower rates were rejected (thus entitling such Existing  Noteholders  to continue to hold the principal  amount of such Auction Notes subject to such Submitted
                  Bids); and

                                                                   I-7

              (ii)each such Submitted Bid from Potential  Noteholders of such Auction Notes  specifying  such lowest rate and all other
                  Submitted Bids from Potential Noteholders specifying lower rates were accepted;

the result  would be that such  Existing  Noteholders  described  in  subparagraph  (c)(i)  above would  continue to hold an  aggregate principal  amount of Auction  Notes  which,  when added to the  aggregate  principal  amount of Auction  Notes to be  purchased by such
Potential Noteholders described in subparagraph (c)(ii) would equal not less than the Available Notes.

Determination of Auction Rate and Note Rate; Notice

         Promptly  after the Auction  Agent has made the  determinations  described  above,  the Auction  Agent is to advise the master servicer  of the  Maximum  Auction  Rate,  the All Hold  Rate  and the  components  thereof  on the  Auction  Date,  and  based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

         (a)      if Sufficient  Bids exist,  that the Auction Rate for the next  succeeding  Interest  Period will be equal to the Bid
Auction Rate so determined;

         (b)      if Sufficient  Bids do not exist (other than because all of the Auction Notes are subject to Submitted  Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

         (c)      if all the  Auction  Notes are subject to  Submitted  Hold  Orders,  that the  Auction  Rate for the next  succeeding
Interest Period will be equal to the All Hold Rate.

         Promptly  after the Auction Agent has  determined  the Auction Rate, the Auction Agent will determine and advise the indenture trustee of the Note Rate, which rate will be the lesser of (a) the Auction Rate and (b) the Class A-II-2 Net WAC Rate.

         At any time when a scheduled  Auction is not being held for any reason,  the Auction Rate will be the Maximum Auction Rate for the applicable period.

Acceptance and Rejection of Orders

         Existing  Noteholders  will continue to hold the principal  amount of Auction Notes that are subject to Submitted Hold Orders.
If the Class  A-II-2 Net WAC Rate is equal to or greater  than the Bid Auction  Rate and  Sufficient  Bids,  as  described  above under
"Determination  of Sufficient  Bids and Bid Auction  Rate," have been received by the Auction  Agent,  the Bid Auction Rate will be the
Note Rate,  and  Submitted  Bids and  Submitted  Sell Orders will be  accepted or rejected  and the Auction  Agent will take such other action as provided in the Auction Agent Agreement and described below under "Sufficient Bids."

         If the Class A-II-2 Net WAC Rate is less than the Auction  Rate,  the Note Rate will be the Class A-II-2 Net WAC Rate.  If the
Auction  Agent has not received  Sufficient  Bids as described  above under  "Determination  of  Sufficient  Bids and Bid Auction Rate"
(other than  because  all of the Auction  Notes are subject to  Submitted  Holds  Orders),  the Note Rate will be the lesser of (a) the
Maximum Auction Rate and (b) the Class A-II-2 Net WAC Rate. In any of the cases described  above in this  paragraph,  Submitted  Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

                                                                   I-8

         Sufficient  Bids.  If  Sufficient  Bids have been made with respect to the Auction  Notes and the Class A-II-2 Net WAC Rate is
equal to or greater than the Bid Auction Rate (in which case the Note Rate would be the Bid Auction  Rate),  all Submitted  Sell Orders will be  accepted  and,  subject to the  denomination  requirements  described  below,  Submitted  Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a)      Existing  Noteholders'  Submitted Bids  specifying any rate that is higher than the Note Rate will be accepted,  thus requiring each such Existing Noteholder to sell the aggregate principal amount of Auction Notes subject to such Submitted Bids;

         (b)      Existing  Noteholders'  Submitted Bids  specifying  any rate that is lower than the Note Rate will be rejected,  thus entitling each such Existing  Noteholder to continue to hold the aggregate  principal amount of Auction Notes subject to such Submitted
Bids;

         (c)      Potential Noteholders' Submitted Bids specifying any rate that is lower than the Note Rate will be accepted;

         (d)      Each  Existing  Noteholder's  Submitted Bid  specifying a rate that is equal to the Note Rate will be rejected,  thus entitling such Existing  Noteholder to continue to hold the aggregate  principal amount of Auction Notes subject to such Submitted Bid, unless the aggregate  principal  amount of Auction Notes subject to such  Submitted  Bids will be greater than the principal  amount of such Auction Notes (the "remaining  principal  amount") equal to the excess of the Available Notes over the aggregate  principal amount of such Auction Notes subject to Submitted  Bids  described in  subparagraphs  (b) and (c) above,  in which event such Submitted Bid of such  Existing  Noteholder  will be rejected in part and such  Existing  Noteholder  will be entitled to continue to own the  principal amount of such Auction  Notes subject to such  Submitted  Bid, but only in an amount equal to the  aggregate  principal  amount of such
Auction Notes  obtained by  multiplying  the  remaining  principal  amount by a fraction,  the numerator of which will be the principal amount of Auction Notes held by such Existing  Noteholder  subject to such  Submitted Bid and the  denominator of which will be the sum of the principal  amount of such Auction Notes subject to such  Submitted Bids made by all such Existing  Noteholders  that specified a rate equal to the Note Rate; and

         (e)      Each  Potential  Noteholder's  Submitted Bid  specifying a rate that is equal to the Note Rate will be accepted,  but only in an amount equal to the principal  amount of such Auction Notes  obtained by multiplying  the excess of the aggregate  principal amount of  Available  Notes  over the  aggregate  principal  amount of such  Auction  Notes  subject to  Submitted  Bids  described  in subparagraphs  (b), (c) and (d) above by a fraction,  the  numerator of which will be the aggregate  principal  amount of Auction Notes subject to such  Submitted  Bid and the  denominator  of which will be the sum of the  principal  amount of  Auction  Notes  subject to
Submitted Bids made by all such Potential Noteholders that specified a rate equal to the Note Rate.

         Insufficient  Bids.  If  Sufficient  Bids have not been made with respect to the Auction  Notes (other than because all of the
Auction  Notes are subject to  Submitted  Hold  Orders) or if the Class A-II-2 Net WAC Rate is less than the Bid Auction Rate (in which case the Note Rate will be the Class A-II-2 Net WAC Rate), subject to the denomination  requirements  described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

                                                                   I-9

         (a)      Existing  Noteholders'  Submitted  Bids  specifying  any rate  that is equal to or lower  than the Note  Rate will be rejected,  thus entitling  such Existing  Noteholders  to continue to hold the aggregate  principal  amount of Auction Notes subject to such Submitted Bids;

         (b)      Potential  Noteholders'  Submitted  Bids  specifying  any rate  that is equal to or lower  than the Note Rate will be accepted, and specifying any rate that is higher than the Note Rate will be rejected; and

         (c)      each  Existing  Noteholder's  Submitted Bid  specifying  any rate that is higher than the Note Rate and the Submitted
Sell Order of each Existing  Noteholder  will be accepted,  thus entitling each Existing  Noteholder  that submitted any such Submitted
Bid or Submitted Sell Order to sell such Auction Notes subject to such  Submitted Bid or Submitted  Sell Order,  but in both cases only in an amount equal to the aggregate  principal  amount of such Auction Notes obtained by multiplying the aggregate  principal amount of such Auction Notes subject to Submitted  Bids  described in  subparagraph  (b) above by a fraction,  the numerator of which will be the aggregate  principal  amount of such Auction Notes owned by such Existing  Noteholder  subject to such  Submitted Bid or Submitted Sell
Order and the  denominator  of which will be the aggregate  principal  amount of such Auction Notes subject to all such  Submitted Bids and Submitted Sell Orders.

         All Hold Orders.  If all Auction Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

         Authorized  Denominations  Requirement.  If,  as a result  of the  procedures  described  above  under  "Sufficient  Bids" and
"Insufficient  Bids", any Existing  Noteholder would be entitled or required to sell, or any Potential  Noteholder would be entitled or required to purchase,  a principal  amount of Auction Notes that is not equal to an  Authorized  Denomination  or an integral  multiple thereof,  the Auction Agent will, in such manner as in its sole discretion it will determine,  round up or down the principal amount of such Auction Notes to be purchased or sold by any Existing  Noteholder or Potential  Noteholder so that the principal amount of Auction
Notes  purchased or sold by each  Existing  Noteholder  or  Potential  Noteholder  will be equal to an  Authorized  Denomination  or an integral  multiple of $25,000 in excess thereof.  If, as a result of the procedures  described  above under  "Insufficient  Bids",  any
Potential  Noteholder  would be entitled or required to purchase  less than a principal  amount of Auction Notes equal to an Authorized
Denomination  or any integral  multiple  thereof,  the Auction Agent will, in such manner as in its sole  discretion it will determine, allocate  Auction Notes for purchase  among  Potential  Noteholders  so that only Auction Notes in an  Authorized  Denomination  or any integral  multiples of $25,000 in excess thereof are purchased by any Potential  Noteholder,  even if such allocation results in one or more of such Potential Noteholders not purchasing any such Auction Notes.

         Based on the results of each Auction,  the Auction Agent is to determine the aggregate principal amount of Auction Notes to be purchased and the aggregate  principal  amount of such Auction Notes to be sold by Potential  Noteholders  and Existing  Noteholders on whose behalf the Broker-Dealer  submitted Bids or Sell Orders and with respect to each  Broker-Dealer to the extent that such aggregate principal  amount of the Auction  Notes to be sold differs  from such  aggregate  principal  amount of Auction  Notes to be  purchased, determine to which other  Broker-Dealer or Broker-Dealers  acting for one or more purchasers such Broker-Dealer  will deliver,  or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, such Auction Notes.

         Any calculation by the master servicer or the Auction Agent, as applicable,  of the Note Rate,  LIBOR,  the All Hold Rate, the
Class A-II-2 Net WAC Rate or the Maximum Auction Rate will, in the absence of manifest error, be binding on all other parties.

                                                                   I-10

Settlement Procedures

         The Auction Agent is required to advise the  Broker-Dealer of the Note Rate for the Auction Notes for the next Interest Period and,  whether the Bids or Sell Orders were  accepted or rejected,  in whole or in part by telephone not later than (1) 3:00 p.m. if the
Note Rate is the  Auction  Rate and (2) 4:00 p.m.  if the Note Rate is the Class  A-II-2 Net WAC Rate,  eastern  time,  on the  Auction
Date.  The  Broker-Dealer  is  required to then advise such Bidder of the next  Auction  Date,  the  applicable  Note Rate for the next
Interest Period and, if such Order was a Bid or a Sell Order,  whether such Bid or Sell Order was accepted or rejected,  in whole or in part,  confirm  purchases and sales with each Existing  Noteholder or Potential  Noteholder,  as the case may be, purchasing or selling
Auction Notes as a result of the Auction and advise each Existing  Noteholder or Potential  Noteholder,  as the case may be, purchasing or selling  Auction  Notes as a result of the  Auction to give  instructions  to its  Participant  to pay the  purchase  price  against delivery of such Auction Notes or to deliver such Auction Notes  against  payment  therefor,  as  appropriate.  Pursuant to the Auction
Agent Agreement,  the Auction Agent is to record each transfer of Auction Notes on the Existing  Noteholders  Registry to be maintained by the Auction Agent.

         In accordance with the Depository's normal procedures,  on the Business Day after the Auction Date, the transactions described above will be  executed  through  the  Depository,  so long as the  Depository  is the  Relevant  Depository,  and the  accounts of the respective  Participants  at the  Depository  will be debited and credited and the Auction  Notes  delivered as necessary to effect the purchases  and sales of the Auction  Notes as  determined  in the  Auction.  Purchasers  are  required to make  payment  through  their
Participants  in same-day funds to the Depository  against  delivery  through their  Participants.  The Depository will make payment in accordance with its normal  procedures,  which now provide for payment against  delivery by its  Participants in immediately  available funds.

         If any Existing  Noteholder  on whose behalf the  Broker-Dealer  has  submitted a Bid or Sell Order for Auction Notes that was accepted in whole or in part fails to instruct its  Participant to deliver such Auction  Notes,  the  Broker-Dealer  will instruct such
Participant to deliver such Auction Notes against  payment  therefor and may deliver to any person that was to have  purchased  Auction
Notes in such  Auction a  principal  amount of Auction  Notes  that is less than the  principal  amount of  Auction  Notes that was the subject  of the Bid or Sell Order by such  person.  In such  event,  the  principal  amount of Auction  Notes to be  delivered  will be determined by the  Broker-Dealer.  Delivery of such lesser  principal  amount of Auction Notes will constitute  good delivery.  None of the indenture  trustee,  the Market Agent, the Enhancer,  the Depositor,  the master servicer,  the issuing entity, the Paying Agent or the  Auction  Agent will have any  responsibility  or  liability  with  respect  to the  failure of a  Potential  Noteholder,  Existing
Noteholder  or the  Broker-Dealer  or  Participant  to deliver the  principal  amount of Auction  Notes or to pay for the Auction Notes purchased or sold  pursuant to an Auction or  otherwise.  For a further  description  of the  settlement  procedures,  see  "Settlement
Procedures" attached hereto as Annex II.

                                        Indenture Trustee and Paying Agent Not Responsible for
                                            Auction Agent, Market Agent and Broker-Dealers

         The indenture  trustee  and/or the paying  agent,  as  applicable,  shall not be liable or  responsible  for the actions of or failure to act by the Auction  Agent,  Market Agent or the  Broker-Dealer  under the  Agreement,  the Auction Agent  Agreement,  or any
Broker-Dealer  Agreement.  The  indenture  trustee  and the paying  agent may  conclusively  rely upon any  information  required to be furnished by the master servicer,  the Auction Agent, the Market Agent or any Broker-Dealer  without undertaking any independent review or investigation of the truth or accuracy of such information.

                                                                   I-11

Changes in the Auction Date

         The Market Agent may specify an earlier or later  Auction Date (but in no event more than five Business Days earlier or later)
than the Auction Date that would  otherwise be determined in accordance  with the  definition of "Auction  Date" with respect to one or more specified  Interest  Periods,  if, the Market Agent  determines  (in its  reasonable  judgment) that such a change is necessary in order to conform with then current  market  practice  with  respect to similar  securities  or to  accommodate  economic and  financial factors that may affect or be relevant to the day of the week  constituting  an Auction  Date and the Note Rate.  The Market Agent will provide  notice of its  determination  to  specify  an earlier or later  Auction  Date for one or more  Interest  Periods by means of a written notice  delivered at least 10 days prior to the proposed  changed Auction Date to the indenture  trustee and the Auction Agent.
The changes in Auction terms  described  above may be made with respect to any Authorized  Denomination of Auction Notes. In connection with any change in Auction terms described  above,  the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

         This Annex I is a part of the prospectus  with respect to the Wachovia Asset Funding Trust,  LLC  Asset-Backed  Notes,  Series
200_-_.]

                                                                   I-12

                                                                   [Annex II

                                                             Settlement Procedures

         The following  description of Settlement  Procedures  applies to the Auction Notes.  Capitalized terms used in this prospectus supplement and not otherwise defined have the meanings ascribed in Annex I and the accompanying prospectus.

         (a)      Not later than (1) 3:00 p.m.  eastern time if the Note Rate is the Auction Rate or (2) 4:00 p.m.  eastern time if the
Note Rate is the Class A-II-2 Net WAC Rate, the Auction Agent is to notify by telephone each  Broker-Dealer  that  participated  in the
Auction held on such Auction Date and submitted an Order on behalf of an Existing Noteholder or Potential Noteholder of:

              (i) the Note Rate fixed for the Auction Note for the next Interest Period;

              (ii)whether there were Sufficient Bids in such Auction;

              (iii)        if such  Broker-Dealer (a "Seller's  Broker-Dealer")  submitted Bids or Sell Orders on behalf of an Existing
                  Noteholder,  whether such Bid or Sell Order was accepted or rejected,  in whole or in part, and the principal  amount of Auction Notes, if any, to be sold by such Existing Noteholder;

              (iv)if such Broker-Dealer (a "Buyer's Broker-Dealer")  submitted a Bid on behalf of a Potential Noteholder,  whether such
                  Bid was  accepted  or  rejected,  in whole or in part,  and the  principal  amount of Auction  Notes,  if any,  to be purchased by such Potential Noteholder;

              (v) if the  aggregate  amount of Auction  Notes to be sold by all  Existing  Noteholders  on whose  behalf such  Seller's
                  Broker-Dealer  submitted Bids or Sell Orders exceeds the aggregate  principal amount of Auction Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer  submitted a Bid, the name or names of one or more Buyer's  Broker-Dealers and the name of the Participant,  if any, of each such Buyer's  Broker-Dealer acting for one or more purchasers of such excess  principal amount of Auction Notes and the principal amount of Auction Notes to be purchased from one or more Existing  Noteholders on whose behalf such Seller's  Broker-Dealer acted by one or more
                  Potential Noteholders on whose behalf each of such Buyer's Broker-Dealers acted;

              (vi)if the principal  amount of Auction Notes to be purchased by all Potential  Noteholders  on whose behalf such Buyer's
                  Broker-Dealer  submitted a Bid exceeds the amount of Auction  Notes to be sold by all Existing  Noteholders  on whose behalf  such  Seller's  Broker-Dealer  submitted  a Bid or a Sell  Order,  the name or names of one or more  Seller's
                  Broker-Dealers (and the name of the Participant,  if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess  principal amount of Auction Notes and the principal amount of Auction Notes to be sold to one or more Potential  Noteholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Noteholder on whose behalf each of such Seller's Broker-Dealers acted; and

              (vii) the Auction Date for the next succeeding Auction.

         (b)      On each Auction Date, each  Broker-Dealer  that submitted an Order on behalf of any Existing  Noteholder or Potential
Noteholder is to:

                                                                   II-1

              (i) advise each Existing Noteholder and Potential  Noteholder on whose behalf such Broker-Dealer  submitted a Bid or Sell
                  Order in the Auction on such Auction  Date  whether  such Bid or Sell Order was accepted or rejected,  in whole or in part;

              (ii)in the case of a  Broker-Dealer  that is a Buyer's  Broker-Dealer,  advise each Potential  Noteholder on whose behalf such  Buyer's  Broker-Dealer  submitted a Bid that was  accepted,  in whole or in part,  to instruct  such  Potential
                  Noteholder's  Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Auction Notes to be purchased  pursuant to such Bid against receipt of such Auction Notes together with accrued interest;

              (iii)        in the case of a Broker-Dealer that is a Seller's Broker-Dealer,  instruct each Existing Noteholder on whose behalf such Seller's  Broker-Dealer  submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted,  in whole or in part,  to instruct  such  Existing  Noteholder's  Participant  to deliver to such  Seller's
                  Broker-Dealer  (or its  Participant)  through the  Depository  the  principal  amount of the Auction Notes to be sold pursuant to such Order against payment therefor;

              (iv)advise each Existing Noteholder on whose behalf such Broker-Dealer  submitted an Order and each Potential  Noteholder on whose behalf such Broker-Dealer submitted a Bid of the Note Rate for the next Interest Period;

              (v) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

              (vi)advise each Potential  Noteholder on whose behalf such Broker-Dealer  submitted a Bid that was accepted,  in whole or in part, of the next Auction Date.

         (c)      On the basis of the information  provided to it pursuant to paragraph (a) above, each  Broker-Dealer that submitted a
Bid or Sell Order in an Auction is  required  to  allocate  any funds  received  by it in  connection  with such  Auction  pursuant  to paragraph  (b)(ii) above,  and any Auction Notes received by it in connection with such Auction  pursuant to paragraph  (b)(iii) above, among the Potential  Noteholders,  if any, on whose behalf such  Broker-Dealer  submitted  Bids, the Existing  Noteholders,  if any, on whose behalf such Broker-Dealer  submitted Bids or Sell Orders in such Auction, and any Broker-Dealers  identified to it by the Auction
Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

         (d)      On each Auction Date:

              (i) each  Potential  Noteholder and Existing  Noteholder  with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

              (ii)each Seller's  Broker-Dealer  that is not a Participant  will instruct its  Participant to deliver such Auction Notes through the Depository to a Buyer's  Broker-Dealer  (or its  Participant)  identified to such Seller's  Broker-Dealer pursuant to (a)(v) above against payment therefor; and

              (iii)each Buyer's  Broker-Dealer  that is not a  Participant  will  instruct its  Participant  to pay through the
                  Depository to Seller's  Broker-Dealer  (or its  Participant)  identified  following such Auction  pursuant to (a)(vi)
                  above the amount  necessary to purchase the Auction Notes to be purchased  pursuant to (b)(ii) above against  receipt of such Auction Notes.

                                                                   II-2

         (e)      On the Business Day following each Auction Date;

              (i) each  Participant  for a Bidder in the Auction on such  Auction Date  referred to in (d)(i)  above will  instruct the
                  Depository  to  execute  the  transactions  described  under  (b)(ii) or  (b)(iii)  above for such  Auction,  and the
                  Depository will execute such transactions;

              (ii)each Seller's  Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
                  (d)(ii) above for such Auction, and the Depository will execute such transactions; and

              (iii)each Buyer's  Broker-Dealer  or its  Participant  will instruct the  Depository to execute the  transactions described in (d)(iii) above for such Auction, and the Depository will execute such transactions.

         (f)      If an Existing  Noteholder  selling  Auction Notes in an Auction  fails to deliver such Auction Notes (by  authorized book-entry),  a  Broker-Dealer  may deliver to the  Potential  Noteholder  on behalf of which it  submitted  a Bid that was  accepted a principal  amount of Auction Notes that is less than the principal  amount of Auction Notes that  otherwise was to be purchased by such
Potential  Noteholder.  In such event,  the  principal  amount of Auction Notes to be so delivered  will be  determined  solely by such
Broker-Dealer (but only in Authorized Denominations).

         Delivery of such lesser principal amount of Auction Notes will constitute good delivery.  Notwithstanding  the foregoing terms of this  paragraph  (f), any  delivery or  nondelivery  of Auction  Notes which will  represent  any  departure  from the results of an
Auction,  as determined by the Auction  Agent,  will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance  with the provisions of the Auction Agent  Agreement and the  Broker-Dealer  Agreements.  None of
the  indenture  trustee,  the  servicer,  the  depositor,  the issuing  entity,  the paying  agent or the  Auction  Agent will have any responsibility  or  liability  with  respect  to the  failure  of a  Potential  Noteholder,  Existing  Noteholder  or their  respective
Broker-Dealer  or Participant to take delivery of or deliver,  as the case may be, the principal  amount of the Auction Notes purchased or sold pursuant to an Auction or otherwise.

         This Annex II is a part of the prospectus with respect to the Wachovia Asset Funding Trust,  LLC  Asset-Backed  Notes,  Series
200_-_.]

                                                                   II-3

                                       $________ Class A-I-1 [Variable Rate] Asset Backed Notes
                                       $________ Class A-II-1 [Variable Rate] Asset Backed Notes
                                       $________ Class A-II-2 [Auction Rate] Asset Backed Notes

                                            WACHOVIA ASSET FUNDING TRUST, LLC 200_-_ TRUST
                                                            Issuing Entity
                                                   WACHOVIA ASSET FUNDING TRUST, LLC
                                                               Depositor
                                                     [Name of Seller and Sponsor]
                                                          Seller and Sponsor
                                                       [Name of Master Servicer]
                                                            Master Servicer

                                  Wachovia Asset Funding Trust, LLC Asset-Backed Notes, Series 200_-_

                                                         _____________________

                                                         PROSPECTUS SUPPLEMENT

                                                         _____________________

                                                            Underwriter[s]

                                                         [Wachovia Securities]

         No person has been  authorized  to give any  information  or to make any  representation  other than those  contained  in this prospectus  supplement or the prospectus  and, if given or made,  such  information  or  representation  must not be relied upon.  This prospectus  supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities  other than the notes offered  hereby,  nor an offer of the notes in any state or  jurisdiction in which, or to any person to whom, such offer would be unlawful.  The delivery of this  prospectus  supplement or the prospectus at any time does not imply that  information in this prospectus  supplement or in the  accompanying  prospectus is correct as of any time subsequent to its date;  however,  if any material change occurs while this  prospectus  supplement or the prospectus is required by law to be delivered,  this  prospectus  supplement or the prospectus will be amended or supplemented accordingly.

         Until 90 days after the date of this prospectus  supplement,  all dealers selling the notes,  whether or not  participating in this  distribution,  will deliver a prospectus  supplement  and the  prospectus to which it relates.  This delivery  requirement  is in addition to the obligation of dealers to deliver a prospectus  supplement and  prospectus  when acting as underwriter  and with respect to their unsold allotments or subscriptions.

                                               SUBJECT TO COMPLETION DATED JUNE 30, 2006

                                        PROSPECTUS

                                                   WACHOVIA ASSET FUNDING TRUST, LLC
                                                               Depositor

                                                       Pass-Through Certificates
                                                          Asset-Backed Notes
                                                         (Issuable in Series)

_______________________________________________________________________________________________________________________________________

You should carefully consider the risk factors beginning on page 12 of this prospectus.

The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related issuing entity only and will not represent interests in or obligations of any other entity including the sponsor, the depositor, or any of their affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.
_______________________________________________________________________________________________________________________________________

Each Issuing Entity—
o        will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and

o        may own—

        o       a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans or home equity loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;

        o       a pool or pools of home improvement installment sales contracts or installment loans that are unsecured;

        o       a pool or pools of manufactured housing installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, or by real property; or

        o       securities representing beneficial ownership interests in, or indebtedness of, another issuing entity whose assets include mortgage loans and contracts similar to those described above.

Each Series of Securities—

o        will represent ownership interest in the related issuing entity or will represent debt obligations of the related issuing entity;

o        may be entitled to one or more of other types of credit support described in this prospectus; and

o        will be paid only from the assets of the related issuing entity.

Neither the Securities and Exchange  Commission nor any state  securities  commission has approved these  securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The  information  in this  prospectus  is not  complete  and may be changed.  The  depositor  may not sell these  securities  until the registration  statement filed with the Securities and Exchange  Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

                                                        ______________________

                                                          _________ __, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND

   Violations of Federal Laws or State Laws May Adversely Affect

   Risks of Loss May Increase Due to Defective Security Interest

       Unsecured Home Improvement Loan Information

                                        2

   Material Terms of the Pooling and Servicing

       Certain Matters Regarding Servicers, the Master

                                        3

   Anti-Deficiency Legislation, the Bankruptcy

                                        4

                                        5

                                              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                         PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information is provided to you about the securities in two separate documents that progressively provide more detail:  (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

o        the principal balances and/or interest rates of each class;

o        the timing and priority of interest and principal payments;

o        statistical and other information about the mortgage loans and contracts;

o        information about credit enhancement, if any, for each class;

o        the ratings for each class; and

o        the method for selling the securities.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference.  No one has been authorized to provide you with different information.  The securities are not being offered in any state where the offer is not permitted.  The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

     The depositor's principal executive office is located at [301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, and
its phone number is (704) 715-8239].

                                                                  6

                                                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of certificates.

     This summary provides an overview of certain information to aid your understanding of the terms of the certificates or notes and is qualified by the full description of this information in the prospectus and the prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Title of Securities

Pass-through certificates and asset-backed notes issuable in series.

Depositor

Wachovia Asset Funding Trust, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Wachovia
Corporation.  The depositor is an affiliate of Wachovia Capital Markets, LLC.  It is not expected that the depositor will have any business other than offering securities and related activities.

Issuing Entity

With respect to each series of certificates and/or notes, the trust to be formed pursuant to either a pooling and servicing agreement or a trust agreement.

Sponsor

The entity named as sponsor in the related prospectus supplement.  The sponsor may be an affiliate of the depositor.

Seller and Originators

The entity or entities named as seller and/or originator of the issuer's assets in the related prospectus supplement.  The seller or any originator may be an affiliate of the depositor.

Servicer or Subservicer

The entity or entities named as servicer or subservicer in the related prospectus supplement.  A servicer or a subservicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the issuing entity and will supervise the servicers.  The master servicer may be an affiliate of the depositor.

Trustee/Indenture Trustee/Owner Trustee

The entity named as trustee, indenture trustee or owner trustee in the related prospectus supplement.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

                                                                  7

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

Statistical Calculation Date

The date, if applicable, specified in the related prospectus supplement.

DESCRIPTION OF SECURITIES

     Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans, home improvement installment sales contracts, manufactured housing installment sales contracts or loan agreements, securities representing beneficial ownership interests in, or indebtedness of, another issuing entity whose assets include mortgage loans and contracts similar to those described above, or a combination of those assets.  If a series of securities includes notes, the notes will represent debt obligations of the related issuing entity formed pursuant to a trust agreement and will be secured by the assets of the issuing entity pursuant to an indenture.  A class of securities will be entitled, to the extent of funds available, to one of the following:

o        principal and interest distributions;

o        principal distributions, with no interest distributions;

o        interest distributions, with no principal distributions; and/or

o        such other distributions as are described in the accompanying prospectus supplement.

     See "Description of the Securities" in this prospectus.

Interest Distributions

     With respect to each series of securities, interest on each class of securities, other than a class of securities entitled to receive only principal, will accrue during each period specified in the related prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each class of securities.  The terms of each class of securities will be described in the related prospectus supplement.

     See "Description of the Securities—Distributions of Interest on the Securities" in this prospectus.

Principal Distributions

     With respect to each series of securities, payments, including prepayments, on the related mortgage loans, unsecured home improvement loans, home improvement installment sales contracts and/or manufactured housing installment sales contracts or loan agreements that are not distributed to a class of securities as an interest distribution will be distributed to holders of the related securities in reduction of their principal balance or otherwise applied as described in the related prospectus supplement on each distribution date.  Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

     See "Description of the Securities—Distribution of Principal on the Securities" in this prospectus.

                                                                  8

Denominations

     Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

Registration of the Securities

     The securities will be issued either:

o        in book-entry form initially held through DTC in the United States, or Clearstream Banking or the Euroclear System, in
         Europe; or

o        in fully registered, certificated form.

     See "Description of the Securities—General" and "—Book-Entry Registration and Definitive Securities" in this prospectus.

ASSETS OF THE ISSUING ENTITY

     The issuing entity related to each series will consist primarily of any of the following assets:

o        a segregated pool of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans or home equity loans;

o        home improvement installment sales contracts or installment loans that are unsecured;

o        manufactured housing installment sales contracts and installment loan agreements; and

o        securities representing beneficial ownership interests in, or indebtedness of, another issuing entity whose assets include mortgage loans and contracts similar to those described above.

     You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a precise description of the property included in a particular issuing entity.

     See "Description of the Issuing Entities—Assets" in this prospectus.

OPTIONAL TERMINATION OF THE ISSUING ENTITY

     The related prospectus supplement may provide that the party specified in the related prospectus supplement may:

o        repurchase all of the assets in the issuing entity and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement; and

o        repurchase a portion of the assets in the issuing entity to retire specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

     See "Description of the Securities—Termination" in this prospectus.

     The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal, including prepayments, on the assets in the related issuing entity and the timing of receipt of those payments.

                                                                  9

     See "Yield Considerations" in this prospectus.

PREFUNDING ACCOUNT

     The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued.  In this case, the deposited funds may only be used to acquire the additional assets for the issuing entity during a set period after the initial issuance of the securities.  Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

     See "Description of the Issuing Entities—Prefunding Account" in this prospectus.

CREDIT ENHANCEMENT

     If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

    o  letter of credit                                o  financial guaranty insurance policy

    o  special hazard insurance policy                 o  mortgage pool insurance policy

    o  reserve fund                                    o  spread account

    o  cash collateral account                         o  overcollateralization

    o  purchase obligation

     Credit support may also be provided by subordination.  Any credit support will be described in detail in the applicable prospectus supplement.

     See "Description of Credit Support" in this prospectus.

RATINGS OF SECURITIES

     The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.
o        A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.
o        Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

     See "Risk Factors—Risks Associated with the Securities—Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in
this prospectus.

TAX STATUS OF THE SECURITIES

     The securities of each series offered will be either:

o        regular interests and residual interests in a trust treated as a REMIC;

                                                                  10

o        interests in a trust treated as a grantor trust;

o        interests in a trust treated as a partnership; or

o        debt obligations secured by assets of a trust.

     For additional information see "Federal Income Tax Consequences" in this prospectus and "Certain Material Federal Income Tax
Consequences" in the prospectus supplement.

ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other comparable rules or regulations.

     For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

     The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the offered securities constitute a legal investment for you.

     For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

MATERIAL RISKS

     You are urged to read "Risk Factors" in the prospectus supplement for your series for a discussion of the material risks associated with an investment in the securities of your series.

                                                                  11

                                                             RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of securities.

         Risks Associated with the Securities

     Securities May Not be Liquid.  The liquidity of your securities may be limited.  You should consider that:

o        a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

o        issuance of any of the securities of any series in book-entry form may reduce the liquidity of those securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

o        unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

     Each depositor, each master servicer, each servicer, each trustee and, if applicable, each certificate administrator will have limited obligations.  No class of securities of any series will be an interest in or obligation of the depositor, the master servicer, the servicer, the trustee, the certificate administrator (if applicable) or any of their affiliates with respect to that series.  The only obligations of those parties with respect to any of the securities or the related assets will be:

o        the servicer's and master servicer's servicing obligations under the applicable agreement; and

o        the obligation of the party making representations and warranties regarding the assets of an issuing entity, the seller of the assets of an issuing entity, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to that asset.

     The securities of a series and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any servicer, the trustee or any of their affiliates.

     Credit Enhancement is Limited in Amount and Coverage.  With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets.  Credit enhancement will be provided in one or more of the forms referred to in this prospectus, potentially including, but not limited to:  subordination of other classes of securities of the same series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; purchase obligation; or other type of credit enhancement.  See "Description of Credit Support" in this prospectus.

     Regardless of the form of credit enhancement provided:

o        the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

                                                                  12

o        may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

o        all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

     Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities.  The yield on the securities of each series will depend in part on the rate of principal payment on the assets, which payments could result from, among other things, prepayments, liquidations due to defaults and asset repurchases.  The yield on any securities may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets.  In particular:

o        the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and

o        the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

     The rate of prepayments on assets is influenced by a number of factors, including:

o        the prevailing mortgage market interest rates;

o        local and national economic conditions;

o        homeowner mobility; and

o        the ability of the borrower to obtain financing.

     In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.  Your yield also will be adversely affected if losses on the assets in the related issuing entity are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the assets in the related issuing entity.  Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

     See "Yield Considerations" in this prospectus.

     Ratings Assigned to the Securities Will Have Limitations.  The ratings assigned to your securities will not:

o        assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

o        address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                                                  13

     In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities.  The lowering of a rating on a series or class of securities may adversely affect the market value of those securities and the liquidity of those securities.  The depositor or any of its affiliates will not have any obligation to maintain any rating of any series of securities.

     Book-Entry Securities May Experience Certain Problems.  Since transactions in the classes of securities of a series issued in book-entry form can be effected only through DTC, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

o        you may experience delays in your receipts of payments of interest and principal; and

o        your ability to pledge securities to persons or entities that do not participate in the DTC, Clearstream Banking or the
         Euroclear System may be limited due to the lack of a physical certificate.

     See "Description of the Securities—Book-Entry Registration and Definitive Securities" in this prospectus.

     Risk of Loss May Be Greater on Subordinated Securities.  The rights of holders of subordinated securities will be subordinate:

o        to the rights of the servicer and any master servicer, to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, and their reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses; and

o        the holders of senior securities to the extent described in the related prospectus supplement.

     As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities.  See "Description of Credit Support" in this prospectus.

     The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any losses on the related assets.  If the actual rate and amount of losses experienced by the assets exceed the rate and amount of losses on the assets assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

         Risks Associated with the Assets

     Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure.  The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  Thus, the value of an income-producing property typically is directly related to the net operating income derived from that property.  If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired.  In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

     General Economic Conditions Affect Mortgage Loan Performance.  General economic conditions have an impact on the ability of borrowers to repay mortgage loans.  Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and

                                                                  14

bankruptcy filings by borrowers.  In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to that mortgagor's mortgage loan.  In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to that mortgagor's mortgage loan, thus delaying the amount received by the holders of the related securities with respect to that mortgage loan.  Moreover, if a bankruptcy court prevents the transfer of the mortgaged property to the related issuing entity, any remaining balance on that mortgage loan may not be recoverable.

     Real Estate Market Conditions Affect Mortgage Loan Performance.  An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values.  There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

     If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular issuing entity and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Geographic Concentration May Increase Rates of Loss and Delinquency.  Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on assets generally.  Any concentration of the assets relating to any series of securities in a weaker economic region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

     See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

     Risk of Loss May Be Greater on Junior Mortgage Loans.  Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the issuing entity.  The rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties.  A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate.  In such case, holders of the securities would bear:

o        the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

o        the risk of loss if the deficiency judgment is not realized upon.

     Moreover, deficiency judgments may not be available in certain jurisdictions.  In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

     In servicing junior mortgages, it is generally the servicer's and master servicer's practice to advance funds to keep the senior mortgage current if the mortgagor is in default under that senior mortgage.  The servicer and master servicer intend to advance these amounts in accordance with their normal servicing procedures, but only to the extent that they determine advances will be recoverable

                                                                  15

from future payments and collections on that mortgage loan or otherwise.  This practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time.  The related issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.  The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in the senior mortgage upon subordinate financing.

     Special Risks of Certain Assets.  Certain assets that may be included in an issuing entity may involve additional uncertainties not present in other types of assets.  Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount.  Because the borrowers under these assets are generally approved on the basis of the initial payment amounts, the borrowers' incomes may not be sufficient to enable them to pay the increased payment amounts.  If that is the case, the likelihood of default may increase.

     Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest.
In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings.  Credit enhancement provided with respect to a particular series of securities may not cover all losses related to these mortgage loans.  Prospective investors should consider the risk that the inclusion in an issuing entity of delinquent assets and mortgage loans with respect to which the mortgagors are the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on assets in that issuing entity to increase and, in turn, may cause losses to exceed the available credit enhancement for that series and affect the yield on the securities of that series.  See "The Mortgage Pool" in the related prospectus supplement.

     Defaulted Mortgage Loans May Experience Delays in Liquidation.  Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans.  This could result in corresponding delays in the receipt of the proceeds by the related issuing entity.
See "Certain Legal Aspects of the Mortgage Loans—Foreclosure," "—Rights of Redemption" and "—Anti-Deficiency Legislation, the
Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

     Liquidation Expenses May be Disproportionate.  Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default.  Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance.  Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

     Defaults May Be More Likely on Newer Assets.  Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related issuing entity.  Although little data is available, defaults on assets are generally expected to occur with greater frequency in their early years.

     Balloon Payment Assets May Have a Greater Default Risk at Maturity.  Certain of the assets underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset.  See "The
Mortgage Pool" in the related prospectus supplement.

                                                                  16

     Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with assets of this type is greater than that associated with fully-amortizing mortgage loans.  The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

o        to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

o        to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

     Texas Home Equity Loans Have Significant Limitations.  Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas.  The Texas Constitution permits this type of loan, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation.  For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order.  Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states.  For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid.  There are also similar risks involved in servicing these types of loans, such as the failure by the servicer to comply with certain of its disclosure and other obligations to the borrower, that can result in the forfeiture of all principal and interest due on the mortgage loan.

     Increased Risk of Loss if Assets are Delinquent.  A portion of the assets may be delinquent upon the issuance of the related securities.  Credit enhancement provided with respect to a particular series of securities may not cover all losses related to the securities.  You should consider the risk that the inclusion of delinquent assets in the issuing entity for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for that series and affect the yield on the securities of that series.

     Cash Flow Agreements are Subject to Counterparty Risk.  The assets of an issuing entity may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, yield maintenance agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the issuing entity under the circumstances described in the prospectus supplement.  To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the issuing entity to make payments on the securities will be subject to the credit risk of the counterparty.  The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any "breakage fee," which may exist to facilitate the replacement of this type of agreement upon the default or credit impairment of the related counterparty.
However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement.

     Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure.  If specified in the related prospectus supplement, all or a portion of the mortgage loans may consist of sub-prime mortgage loans.  A sub-prime mortgage loan is a mortgage loan that was made to a borrower with an imperfect credit history or that presents certain additional risks due to property characteristics, loan documentation guidelines or other factors  As a consequence:

                                                                  17

o        delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with more traditional underwriting guidelines; and

o        changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with more traditional underwriting guidelines.

         Violations of Federal Laws or State Laws May Adversely Affect Ability to Collect on Loans or Result in Losses

     There are various federal and state laws, public policies and principles of equity that protect consumers.  Among other things, these laws, policies and principles:

o        regulate interest rate and other charges;

o        require certain disclosures;

o        require licensing of mortgage loan originators;

o        require the lender to provide credit counseling and/or make certain affirmative determinations regarding the borrower's ability to replay the mortgage loan;

o        prohibit discriminatory lending practices;

o        limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

o        regulate the use of consumer credit information; and

o        regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

o        may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

o        may entitle the borrower to a refund of amounts previously paid; and

o        could subject a servicer or the issuing entity to damages and administrative sanctions.

The seller of the assets, either directly or indirectly, to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with the federal and state consumer laws or regulations described above.  However, that remedy may not be adequate to fully compensate the related issuing entity.

     See "Certain Legal Aspects of the Mortgage Loans" in this prospectus.

     In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of
Texas laws which regulate loans other than purchase money loans.  These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions.  Failure to comply with any requirement may render the

                                                                  18

mortgage loan unenforceable and/or the lien on the mortgaged property voidable.  Texas laws also regulate certain actions of servicers of mortgage loans in Texas, such that failure of a servicer to comply with certain notice and other obligation to a borrower, can result in the forfeiture of all principal and interest due on the related mortgage loan.

     See "Certain  Legal Aspects of the Mortgage  Loans—Anti-Deficiency  Legislation,  the  Bankruptcy  Code and Other  Limitations  on
Lenders," "—Texas Home Equity Loans" and "—Homeowners Protection Act of 1998."

         Market Values of Manufactured Homes May Increase the Risk of Loss

     Manufactured homes generally depreciate in value.  Thus, investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract.  As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in an issuing entity.  See "Description of Credit Support" in this prospectus.

         Risk of Loss May Be Greater on Unsecured Home Improvement Loans

     The obligations of the borrower under any unsecured home improvement loan included in an issuing entity will not be secured by an interest in the related real estate or any other property.  In the event of a default, the issuing entity will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower.  In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety.
As a result, the issuing entity may suffer losses.  In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of its obligations as it would if such obligations were secured by the real estate or other assets owned by that borrower.

         Risks of Loss May Increase Due to Defective Security Interest and Effects of Certain Other Legal Aspects of the Contracts

     The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home.  Perfection of security interests in manufactured homes and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform
Commercial Code, or UCC.  The steps necessary to perfect the security interest in a manufactured home will vary from state to state.
Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified on the title from the asset seller to the trustee and will not deliver any certificate of title to the trustee or note on title the trustee's interest.  Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or the security interest of the trustee may not be perfected and, may not be effective against creditors of the asset seller or a trustee in bankruptcy of the asset seller.

     In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements and the failure by the lender or seller of goods to comply with these requirements could give rise to liabilities of assignees for amounts due under these agreements, and claims by assignees may be subject to set-off as a result of the lender's or seller's noncompliance.  These laws would apply to the trustee as assignee of the contracts.  The asset seller of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract.  A breach of

                                                                  19

any of these warranties that materially adversely affects any contract would create an obligation of the asset seller to repurchase, or if permitted by the applicable agreement, substitute for, that contract unless the breach is cured.  If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due.  See "Certain Legal Aspects of the Contracts."

                                                                  INTRODUCTION

     The issuing entity for each series will be formed under a trust agreement between the depositor and the owner trustee or a pooling and servicing agreement among the depositor, the trustee and a servicer.  Each series will include notes, which will be issued under an indenture, between the issuer, the indenture trustee and the paying agent, and/or certificates, which will be issued under a trust agreement or a pooling and servicing agreement.  Each series of notes and certificates may consist of one or more classes as specified in the accompanying prospectus supplement.  The notes and the certificates for each series will be collectively referred to in this prospectus and the accompanying prospectus supplement as the securities.  Each prospectus supplement will specify which securities are offered by that prospectus supplement.

     The assets of each issuing entity will consist primarily of a segregated pool of assets acquired by the depositor from one or more affiliated or unaffiliated sellers identified in the accompanying prospectus supplement and contributed to the issuing entity pursuant to the related trust agreement or pooling and servicing agreement.  Each series of notes will be issued by the issuing entity and secured by the assets of the issuing entity described in the accompanying prospectus supplement.  Each series of certificates will represent the beneficial ownership interest in the assets of an issuing entity not pledged to the holders of the notes of that series and not retained by the depositor or any other person, as described in the accompanying prospectus supplement.

                                                      DESCRIPTION OF THE ISSUING ENTITIES

         Assets

     The primary assets of each issuing entity will include:

o        single family mortgage loans;

o        multifamily mortgage loans;

o        unsecured home improvement loans;

o        home improvement installment sales contracts;

o        manufactured housing installment sale contracts or loan agreements;

o        securities (referred to herein as "underlying securities") representing beneficial ownership interests in, or indebtedness of, another issuing entity whose assets include mortgage loans and contracts similar to those described above; or

o        a combination of those assets.

     As used in this prospectus, mortgage loans may include:

                                                                  20

o        single family and multifamily mortgage loans, including cooperative mortgage loans;

o        sub-prime mortgage loans;

o        first-lien mortgage loans;

o        home equity loans;

o        secured home improvement loans; and

o        land sale contracts.

     As used in this prospectus, contracts may include:

o        manufactured housing installment sale contracts; and

o        manufactured housing installment loan agreements.

     Each asset will be selected by the depositor for inclusion in the assets of an issuing entity from among those purchased from an asset seller, which may be an affiliate of the depositor and which prior holder may or may not be the originator of the mortgage loan, unsecured home improvement loan or contract.

     The assets included in the issuing entity relating to a series will contain various types of payment provisions and will be described in the accompanying prospectus supplement.  The types of payment provisions will include:

o        Level payment assets, which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

o        Negative amortization assets, which provide for monthly payments that under certain circumstances may be less than the amount of interest accrued on the asset, and which provide that the amount of any deferred interest is added to the principal balance of the asset;

o        Adjustable rate assets, which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index and which may have an initial period during with the interest rate is fixed;

o        Buy down assets, which are assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during the early period after origination of these assets;

o        Interest reduction assets, which provide for the one-time reduction of the interest rate payable on these assets;

o        GEM assets, which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due on these assets, and (b) an increase in monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of these assets;

o        GPM assets, which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances of these assets, and which unpaid interest will be added to the principal balances of these assets and will be paid, together with interest on these assets, in later years;

                                                                  21

o        Step-up rate assets, which provide for interest rates that increase over time;

o        Balloon payment assets, which are assets that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity;

o        Interest-only assets, which provide for the payment of interest at the related interest rate, but no payment of principal, for a certain period of time following the origination of the assets;

o        Additional collateral assets, which are assets that are either (i) secured by a security interest in additional collateral
         (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower)
         which is in turn secured by a security interest in collateral (usually securities) owned by the guarantor;

o        Convertible assets, which are adjustable rate assets, which allow, subject to certain limitations, the related obligors to exercise an option to convert the adjustable interest rate to a fixed interest rate;

o        Bi-weekly or semi-monthly assets, which provide for obligor payments to be made on a bi-weekly or semi-monthly basis;

o        Prepayment charge assets, which provide that the obligor will pay a prepayment fee or penalty if the obligor prepays within a specified time period (some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges; see "Certain Legal Aspects of Mortgage Loans—Prepayment Charges" and
         "Certain Legal Aspects of the Contracts—Prepayment Charges"); and

o        Increasing payment assets, which are assets that provide for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the assets over their remaining terms to maturity.  Certain increasing payment assets may contain buy down features.

     Assets may also have a combination of these payment provisions.

     For adjustable rate assets, the adjustable or variable index may be one of the following indices:

o        the average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

o        the auction average investment yield of U.S. Treasury bills of various maturities;

o        the daily bank prime loan rate as quoted by financial industry news sources;

o        the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

                                                                  22

o        the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement;

o        the average of secondary market interest rates on six-month negotiable certificates of deposit;

o        the federal funds rate, as determined by the Federal Reserve Bank;

o        the weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings, called the "Cost of Savings
         Index"; or

o        the weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month, called the "National Average Contract Mortgage Rate."  The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

     The securities of each series will be entitled to payment only from the assets of the related issuing entity and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor.  If specified in the applicable prospectus supplement, the assets of an issuing entity may also consist of underlying securities.  The underlying securities may have been previously issued by an issuing entity established by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage or home equity lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans or contracts into issuing entities, and selling beneficial interests in such issuing entities.  As specified in the applicable prospectus supplement, the underlying securities will primarily be similar to securities offered hereunder in their assets and their cash flows.  The primary assets for both the underlying securities and the related securities will be the same pool of assets.  Payments on the underlying securities will be passed through to holders of the related series of securities.

         Mortgage Loans

  General

     As described in the accompanying prospectus supplement, mortgage loans may include:

o        single family mortgage loans, which are secured by first liens on one-to four-family residential properties or security interests in shares issued by cooperative housing corporations;

o        multifamily mortgage loans, which are secured by first liens on primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space;

o        home equity loans, which are loans the amounts of which are either fixed at origination or are revolving with a maximum borrowing amount, and which are secured by first or junior liens on one-to four-family residential properties;

o        home improvement contracts, which are typically financings made by home improvement contractors to finance improvements to residential property, such as garages, replacement windows, and room upgrades and additions, and which are secured by junior liens on the mortgaged properties undergoing these improvements; and

                                                                  23

o        land sale contracts, which are loans evidenced by contracts for the sale of properties pursuant to which the mortgagor promises to pay the amount due on the contract to the holder thereof with fee title to the related property held by the holder until the mortgagor has made all of the payments required pursuant to that land sale contract, at which time fee title is conveyed to the mortgagor.

     The originator of each mortgage loan will have been a person other than the depositor.  The related prospectus supplement will indicate if any person who originated the mortgage loans is an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates.  The mortgage loans will be guaranteed or insured by a governmental agency or
instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement.   The mortgage
loans will be evidenced by promissory notes secured by mortgages, deeds of trust or other security instruments creating a lien on the mortgaged properties.  The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors.  The term of any leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement.

     The related prospectus supplement will specify whether any of the mortgage loans has the benefits of insurance, and, if so, the nature and limitations, if any, of that insurance.

         Loan-to-Value Ratio

     In the case of most mortgage loans which are not made to refinance existing loans, the loan-to-value ratio at any given time is the ratio, expressed as a percentage, of the then principal amount of the mortgage loan to the lesser of (i) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (ii) the sales price for the related mortgaged property.  The loan-to-value ratio of mortgage loans made to refinance existing loans at any given time is the ratio, expressed as a percentage, of the then principal amount of the refinance loan to the appraised value of related mortgaged property determined in an appraisal obtained at the time of origination of the refinance loan.  The value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans in the related issuing entity, including:

o        the aggregate principal amount and the largest, smallest and average principal amount of the mortgage loans as of the applicable cut-off date specified in the prospectus supplement,

o        the type of property securing the mortgage loans,

o        the weighted average (by principal amount) of the original and remaining terms to maturity of the mortgage loans,

o        the earliest and latest origination date and maturity date of the mortgage loans,

o        the range of the loan-to-value ratios at origination of the mortgage loans,

                                                                  24

o        the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans,

o        the state or states in which most of the mortgaged properties are located,

o        information with respect to the prepayment provisions, if any, of the mortgage loans,

o        for adjustable rate mortgage loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate loan,

o        information regarding the payment characteristics of the mortgage loans, including any balloon payment features and other amortization provisions,

o        the number of mortgage loans that are delinquent and the number of days or ranges of the number of days the mortgage loans are delinquent and

o        the material underwriting standards used for the mortgage loans.

     If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, after initial issuance.
Even if the mortgage loan information provided in a prospectus supplement is not final or complete, the characteristics of the mortgage loans included in the assets of the related issuing entity will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in that prospectus supplement.

         Payment Provisions of the Mortgage Loans

     All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.  Each mortgage loan may contain prohibitions on prepayment for a specified lock-out period or through a specified lock-out date or require payment of a premium or a yield maintenance penalty if prepaid, in each case as described in the related prospectus supplement.  In the event that holders of any class or classes of securities will be entitled to all or a portion of any prepayment premiums or yield maintenance penalties collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which any premium and penalty amounts will be allocated.  See "—Assets" above.

                                                                  25

         Revolving Credit Line Loans

     As more fully described in the related prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving credit line loans, which are home equity loans or portions of the balances of home equity revolving credit lines.  Interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan.  From time to time prior to the expiration of the related draw period specified in a revolving credit line loan, principal amounts on the revolving credit line loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid.  If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the assets of the issuing entity described in the prospectus supplement.  As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the assets of the issuing entity and principal payments are applied to the balances and these amounts will usually differ each day, as more specifically described in the related prospectus supplement.  Under certain circumstances, under a revolving credit line loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.  An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

     The unsecured home improvement loans may consist of conventional unsecured home improvement loans and FHA-insured unsecured home improvement loans.  The unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate or will have another amortization schedule described in the related prospectus supplement.

         Unsecured Home Improvement Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the unsecured home improvement loans, including:

o        the aggregate principal amount and the largest, smallest and average outstanding principal amount of the unsecured home improvement loans as of the applicable cut-off date,

o        the weighted average (by principal amount) of the original and remaining terms to maturity of the unsecured home improvement loans,

o        the earliest and latest origination date and maturity date of the unsecured home improvements loans,

o        the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans,

o        the state or states in which most of the unsecured home improvement loans were originated,

o        information with respect to the prepayment provisions, if any, of the unsecured home improvement loans,

                                                                  26

o        for adjustable rate unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate unsecured home improvement loan,

o        information regarding the payment characteristics of the unsecured home improvement loan,

o        the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days the unsecured home improvement loans are delinquent and

o        the material underwriting standards used for the unsecured home improvement loans.

     If specific information respecting the unsecured home improvement loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC after their initial issuance.  Notwithstanding the foregoing, the characteristics of the unsecured home improvement loans included in an issuing entity will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in the related prospectus supplement.

         Contracts

  General

     To the extent provided in the related prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home.  The related prospectus supplement will specify the states or other jurisdictions in which the manufactured homes are located as of the applicable cut-off date.  The method of computing the loan-to-value ratio of a contract will be described in the related prospectus supplement.

         Contract Information in Prospectus Supplements

     Each prospectus supplement will contain certain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the contracts, including:

o        the aggregate principal amount and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date,

o        whether the manufactured homes were new or used as of the origination of the related contracts,

o        the weighted average (by principal amount) of the original and remaining terms to maturity of the contracts,

o        the earliest and latest origination date and maturity date of the contracts,

o        the range of the loan-to-value ratios at origination of the contracts,

o        the contract rates or range of contract rates and the weighted average contract rate borne by the contracts,

o        the state or states in which most of the manufactured homes are located at origination,

                                                                  27

o        information with respect to the prepayment provisions, if any, of the contracts,

o        for adjustable rate contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment of the rate or payment and over the life of the adjustable rate contract,

o        the number of contracts that are delinquent and the number of days or ranges of the number of days the contracts are delinquent,

o        information regarding the payment characteristics of the contracts and

o        the material underwriting standards used for the contracts.

     If specific information respecting the contracts is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC after their initial issuance.  Notwithstanding the foregoing, the characteristics of the contracts included in an issuing entity will not vary by more than five percent, based on aggregate principal amount as of the applicable cut-off date, from the characteristics that are described in the related prospectus supplement.

         Payment Provisions of the Contracts

     All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement.  Each contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related prospectus supplement.  Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the related prospectus supplement.

Revolving Period

     To the extent provided in a prospectus supplement, for issuing entities with revolving assets (such as revolving credit line loans), all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the trustee to the acquisition of additional mortgage loans during a specified period, referred to as a revolving period.  Any additional assets acquired by an issuing entity during a revolving period must satisfy certain eligibility criteria consistent with the eligibility criteria of the assets initially included in the issuing entity, subject to such exceptions as are expressly stated in the related prospectus supplement.  For example, the assets acquired by an issuing entity during the revolving period may be subject to the same underwriting standards, representations and warranties as the assets initially included in the issuing entity.

     Any revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

         Pre-Funding Account

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of a series of securities may be deposited into a pre-funding account maintained with the trustee.  If a pre-funding account is funded, the depositor will be

                                                                  28

obligated to sell at a predetermined price, and the issuing entity for the related series will be obligated to purchase, from time to time and within the period specified in the related prospectus supplement after the issuance of the series of securities, additional assets having an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account for that series on the date of its issuance.  The pre-funded amount with respect to a series will not exceed 50% of the aggregate initial principal amount of the related securities, and the length of the pre-funding period with respect to a series will not exceed one year.  Any assets acquired by an issuing entity for a series will be required to satisfy certain eligibility criteria consistent with the eligibility criteria of the assets initially included in the issuing entity, subject to such exceptions as are expressly stated in the related prospectus supplement.  For example, the assets acquired by an issuing entity with moneys in the pre-funding will be subject to the same underwriting standards, representations and warranties as the assets initially included in the issuing entity.

     Any moneys remaining in the pre-funding account for any series at the end of the period specified in the related prospectus supplement will be used to prepay one or more classes of securities of that series in the amounts and in the manner specified in the related prospectus supplement.  In addition, for any series with respect to which a pre-funding account is funded, if specified in the related prospectus supplement, the depositor may be required to deposit cash into a capitalized interest account maintained by the trustee for the purpose of assuring the availability of funds to pay interest with respect to the securities of that series during the pre-funding period for that series.  Any amount remaining in the capitalized interest account at the end of the pre-funding period will be remitted as specified in the related prospectus supplement.

         Accounts

     Each issuing entity will have one or more accounts, established and maintained on behalf of the holders of the securities of that series, into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the assets in the issuing entity.  Each account may be maintained as an interest bearing or a non-interest bearing account, and funds held in an account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement.  See "Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Servicing
Agreements—Collection Account and Related Accounts."

Credit Support

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related issuing entity may be provided to one or more classes of securities in the related series in the form of subordination of one or more other classes of securities in that series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or purchase obligation, or a combination thereof.
The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of securities.  See
"Risk Factors—Risks Associated with the Securities—Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit
Support."

         Cash Flow Agreements

     If so provided in the related prospectus supplement, the assets of an issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The assets of an issuing entity may also include certain other agreements, such as interest rate swap agreements, interest rate cap or

                                                                  29

floor agreements, yield maintenance agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of securities of the series.  Currency exchange agreements might be included in the assets of an issuing entity if some or all of the assets acquired by the issuing entity were denominated in a non-United States currency.

     Additionally, if so provided in the related prospectus supplement, the issuing entity will enter into one or more swap agreements to cover any shortfalls on one or more classes of securities in the event those securities are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest.  In the event the proceeds from the auction are greater than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest, this excess will be paid to the counterparty under the applicable swap agreement.

     The related prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any cash flow agreement. In addition, the prospectus supplement for the related series of securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. § 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. § 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. § 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the cash flow agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the cash flow agreement. Copies of the cash flow agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

                                                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of assets, or the repayment of the financing incurred in the purchase of assets, and to pay for certain expenses incurred in connection with the purchase of assets and sale of securities.  The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                                              YIELD CONSIDERATIONS

         General

     The yield on any security offered under this prospectus and the accompanying prospectus supplement will depend on the price paid by the holder of the security, the interest rate or pass-through rate, as applicable, of the security, the receipt and timing of receipt of distributions on the security and the weighted average life of the assets in the related issuing entity (which may be affected by prepayments, defaults, liquidations or repurchases).  See "Risk Factors—Risks Associated with the Securities—Rate of
Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities" and "—Risks Associated with the Assets"
in this prospectus.

                                                                  30

         Pass-Through Rate and Interest Rate

     Securities of any class within a series may have fixed, variable or adjustable pass-through rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related issuing entity.  The prospectus supplement with respect to any series of securities will specify the pass-through rate for each class of certificates of a series or interest rate for each class of the notes of a series or, in the case of a variable or adjustable pass-through rate or interest rate, the method of determining the pass-through rate or interest rate; the effect, if any, of the prepayment of assets on the pass-through rate or interest rate of one or more classes of securities; and whether the distributions of interest on the securities of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other cash flow agreement.

     If so specified in the related prospectus supplement, the effective yield to maturity to each securityholder entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate or interest rate and purchase price of the security because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following that period of accrual.

         Timing of Payment of Interest

     Each payment of interest on the securities or, in the case of accrual securities which provide for the payment of interest only after the occurrence of certain events, each addition of interest to the principal balance of the accrual securities on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to securityholders, will include interest accrued during the accrual period for that distribution date.  As indicated above under
"—Pass-Through Rate and Interest Rate," if the accrual period ends on a date other than the day before a distribution date for the related series, the yield realized by the holders of the securities of that series may be lower than the yield that would result if the accrual period ended on the day before the distribution date.

         Payments of Principal; Prepayments

     The yield to maturity on the securities will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans and contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations.
The rate at which principal prepayments occur on the mortgage loans and contracts will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans and contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular issuing entity, these mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by these mortgage loans.  In this regard, it should be noted that the assets in certain issuing entities may consist of mortgage loans with different mortgage rates.  The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the assets in the related issuing entity and is likely to be affected by the existence of prepayment lock-out periods and prepayment premium provisions of these assets, and by the extent to which the servicer of any mortgage loan is able to enforce these prepayment provisions.  Mortgage loans with a prepayment lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these prepayment provisions, with shorter prepayment lock-out periods or with lower prepayment premiums.  Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a

                                                                  31

correspondingly smaller effect on the rate of prepayments on manufactured housing contracts than on the rate of prepayments on mortgage loans secured by site-built homes.  Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes.
Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the prospectus supplement for a series of securities, the effect on yield on one or more classes of the securities of that series of prepayments of the assets in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

     When a full prepayment is made on a mortgage loan or a contract, the obligor is charged interest on the principal amount of the mortgage loan or contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of securities entitled to payments of interest because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the due date in the month in which the partial prepayment is received or such other date as is specified in the related prospectus supplement.

     The timing of changes in the rate of principal payments on the assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a security, the greater the effect on an investor's yield to maturity.  The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The holder of a security will bear the risk of being able to reinvest principal received in respect of a security at a yield at least equal to the yield on that security.

         Prepayments—Maturity and Weighted Average Life

     The rates at which principal payments are received on the assets included in or comprising an issuing entity and the rate at which payments are made from any credit support or guaranteed investment contract or other cash flow agreement for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the related series.  Prepayments on the mortgage loans or contracts comprising or underlying the assets in a particular issuing entity will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

     If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled distribution date, which is the date on or prior to which the stated principal amount of the class of security is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to the series set forth in the prospectus supplement.

                                                                  32

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the assets is paid to the class, which may be in the form of scheduled amortization or prepayments, including liquidations due to default.

     In addition, the weighted average life of the securities may be affected by the varying maturities of the assets in an issuing entity.  If any assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled distribution dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying the assets.  See "Description of the Issuing Entities."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate, or CPR, prepayment model or the Standard Prepayment Assumption, or SPA, prepayment model, each as described below.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of that pool of loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the assets of any issuing entity.

     The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of each class of securities of that series offered under the prospectus supplement and the percentage of the initial aggregate principal balance of each class of that series that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the mortgage loans or contracts comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in that prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities.  It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

         Other Factors Affecting Weighted Average Life

  Type of Asset

     If so specified in the related prospectus supplement, a number of mortgage loans and contracts may have balloon payments due at maturity, which may be a substantial amount.  Because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that a number of assets with balloon payments may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation,

                                                                  33

prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer (if any), nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property except to the extent provided in the related prospectus supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the securities and may thereby lengthen the period of time elapsed from the date of issuance of a security until it is retired.

     With respect to certain mortgage loans, including adjustable rate mortgage loans, the mortgage rate at origination may be below the rate that would result if the index and the actual margin were applied at origination.  With respect to certain contracts, the contract rate may be "stepped up" during its term or may otherwise vary or be adjusted.  Under the applicable underwriting standards, the mortgagor or obligor under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate in effect at origination.  The repayment of any mortgage loan or contract of this type may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the mortgage rate or contract rate.  In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagors during the early years of the mortgage loans will be less than the scheduled monthly payments on those loans.  The periodic increase in the amount paid by the mortgagor of a mortgage loan subject to a buydown plan during or at the end of the period when the buydown plan is in effect may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on certain adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  Further, initial mortgage rates on these mortgage loans are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues.  During a period of rising interest rates as well as immediately after origination the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum scheduled monthly payment on these loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of securities will lengthen the weighted average life of that class and may adversely affect yield to holders of that class, depending upon the price at which those securities were purchased.  In addition, with respect to certain adjustable rate mortgage loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on a mortgage loan of that type would exceed the amount of scheduled principal and accrued interest on the principal balance of that loan, and since the excess payment will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders, depending upon the price at which those securities were purchased.

     As may be described in the related prospectus supplement, all or a portion of the principal collected on or with respect to the mortgage loans in an issuing entity may be applied by the trustee to the acquisition of additional mortgage loans during a specified period, rather than used to fund payments of principal to the holders of the related securities during that period.  The result of applying principal collections to acquire additional mortgage loans could be that the related securities possess an interest-only

                                                                  34

period, also commonly referred to as a revolving period, which will be followed by an amortization period.  Any interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related securities.

     In addition, and as may be described in the related prospectus supplement, all or a portion of the collected principal on mortgage loans in the issuing entity may be retained by the trustee and invested for a specified period prior to being used to fund payments of principal to holders of the related securities.

     The result of the retention and temporary investment by the trustee of principal collections would be to slow the amortization rate of the related securities relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.  The retention feature applicable to any securities may terminate upon the occurrence of events described in the related prospectus supplement, resulting in the current repayment of principal to the holders of the related securities and an acceleration of the amortization of those securities.

         Termination

     If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified in the prospectus supplement on any date on which the aggregate principal balance of the assets of the issuing entity or the securities of that series declines to a percentage specified in the related prospectus supplement, which percentage shall not exceed 10%, of the aggregate initial principal balance of such assets or securities, as the case may be, under the circumstances and in the manner set forth in the prospectus supplement.  In addition, if so provided in the related prospectus supplement, certain classes of securities may be purchased or redeemed in the manner set forth in the prospectus supplement.  See "Description of the securities—Termination."

         Defaults

     The rate of defaults on the assets will also affect the rate, timing and amount of principal payments on the assets and thus the yield on the securities.  In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans and contracts will be affected by the general economic condition of the region of the country in which the related mortgage properties or manufactured homes are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Foreclosures

     The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the assets and that of the related series of securities.

                                                                  35

         Refinancing

     At the request of a mortgagor, a servicer may allow the refinancing of a mortgage loan or contract in an issuing entity by accepting prepayments on that loan or contract and permitting a new loan secured by a mortgage on the same property.  In the event of such a refinancing, the new loan would not be included in the related issuing entity and, therefore, such refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, a servicer may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of the refinanced mortgage loans or contracts.

         Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying mortgaged property is another factor affecting prepayment rates.  The prepayment standards or models used in a prospectus supplement will not typically reflect the impact of prepayments due to these transfers.  If so specified in the related prospectus supplement, certain of the mortgage loans comprising or underlying the assets of the related issuing entity may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property.  Except as set forth in the related prospectus supplement, a servicer will generally enforce any due-on-sale clause if it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and if it is entitled to do so under applicable law.  No servicer will take any action in relation to the enforcement of any due-on-sale provision if that action would adversely affect or jeopardize coverage under any applicable insurance policy.  See "Certain Legal Aspects of Mortgage
Loans—Due-on-Sale Clauses" and "Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Servicing
Agreements—Due-on-Sale Provisions."  The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the applicable servicer and permit the acceleration of the maturity of the contracts by the servicer upon any such sale or transfer that is not consented to.  It is expected that a servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the manufactured home.  A servicer will not enforce a due-on-sale clause in any contract unless enforcement is permissible under applicable related state law.  See "Certain Legal Aspects of the Contracts—Transfers of Manufactured Homes;
Enforceability of Due-on-Sale Clauses."

                                                                 THE DEPOSITOR

     Wachovia Asset Funding Trust, LLC is a Delaware limited liability company formed on June 15, 2005, and is an indirect wholly-owned subsidiary of Wachovia Corporation.  The principal executive offices of the depositor are located at [301 S. College
Street, NC5578-Suite G, Charlotte, NC 28288-5578].  Its telephone number is [(704) 715-8239].

     The depositor was created for the limited purpose of purchasing and selling the assets described in this prospectus.  Since its formation, the depositor has been engaged in these activities solely as the purchaser of assets from sellers pursuant to various mortgage loan purchase agreements, as the seller of assets to issuing entities pursuant to various trust agreements and pooling and servicing agreements, and as a party to the underwriting agreements executed in connection with each issuance of securities.  To the extent described in the related prospectus supplement, the depositor also may hold the residual interest in the cash-flows from securitizations or the beneficial or equitable interest in issuing entities issuing securities.

                                                                  36

     A description of the depositor's obligations with respect to the purchase from the sellers and subsequent sale of the assets to the issuing entities can be found in this prospectus under "Description of the Issuing Entities — Prefunding Account," "Description
of the Securities — Optional Purchases," "Description of the Agreements — Material Terms of the Pooling and Servicing Agreements —
Assignment of Assets; Repurchases,"  "— Representations and Warranties; Repurchases,"  "— Rights Upon Event of Default under the
Agreements," "— Resignation and Removal of the Trustee," "Description of the Agreements — Material Terms of the Indenture — The
Indenture Trustee," and "Methods of Distribution."  Generally, the depositor's obligations under the trust agreements and the pooling and servicing agreements are to sell the assets to the related issuing entities, and to record such sale in its accounting records and other records.

     The depositor and any director, officer, employee or agent of the depositor shall be indemnified by the related issuing entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related
Agreement or the related securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under such Agreement or by reason of reckless disregard of its obligations and duties under such Agreement.

     The securities are not debt of the depositor and the depositor does not have any obligation to make payments with respect to the securities.

                                                         DESCRIPTION OF THE SECURITIES

         General

     The asset-backed certificates of a series will represent the entire beneficial ownership interest in the assets of the issuing entity created pursuant to the trust agreement or pooling and servicing agreement for that series.  If a series of securities includes asset-backed notes, the notes will represent indebtedness of the related issuing entity and will be issued and secured pursuant to an indenture.  If so specified in the related prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion or group of the assets in the related issuing entity.  The certificates and notes for each series will be collectively referred to in this prospectus and the accompanying prospectus supplement as the securities.  Each series of securities will consist of one or more classes of securities described below.  The accompanying prospectus supplement will describe which classes of the securities of a series will be offered.  Certain classes of securities of a series may not be offered by this prospectus and the related prospectus supplement.

     Each class of securities of a series offered by this prospectus and the related prospectus supplement will be issued in denominations, notional amounts or percentage interests, as applicable, specified in the related prospectus supplement.  The transfer of any securities offered by this prospectus and the related prospectus supplement may be registered and those securities may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.
One or more classes of securities of a series may be issued in fully registered, certificated form or in book-entry form, as provided in the related prospectus supplement.  See "Risk Factors—Risks Associated with the Securities—Book-Entry Securities May Experience
Certain Problems and "Description of the Securities—Book-Entry Registration and Definitive Securities."  Certificated securities will

                                                                  37

be exchangeable for other securities of the same class and series of a like aggregate principal amount, notional amount or percentage interest but of different authorized denominations.  See "Risk Factors—Risks Associated with the Securities—Securities May Not be
Liquid."

         Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes.  These classes, in general, fall into different categories.  The following chart identifies and generally defines certain of the more typical categories.  The prospectus supplement for a series of securities will identify the classes which comprise that series by reference to the following categories or another category specified in the applicable prospectus supplement.  Classes of securities may include any combination of the categories described below.

Categories of Classes                               Principal Types

Accretion Directed Certificates
   or Notes....................................     A class of certificates or notes that receives principal payments from amounts that would otherwise be distributed as interest on specified accrual certificates or notes.  These accretion directed principal payments may be in lieu of or in addition to principal payments from principal receipts on the assets for the related series.

Companion Certificates or Notes (also
   sometimes referred to as Support
   Certificates or Support Notes)..............
                                                    A class of certificates or notes that is entitled to receive principal payments on any distribution date only if scheduled payments have been made on specified planned amortization
                                                    certificates or notes, targeted amortization certificates or notes and/or scheduled amortization certificates or notes.

Component Certificates or Notes................
                                                    A class of certificates or notes consisting of two or more specified "components" as described in the applicable prospectus supplement.  The components of a class of component certificates or notes may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests.  Each component of a class of component certificates or notes may be identified as falling into one or more of the categories in this chart.

Lockout Certificates or Notes..................
                                                    A class of senior certificates or notes that is designed not to participate in or to participate to a limited extent in (in other words, to be "locked out" of), for a specified period, the receipt of (1) principal prepayments on the assets that are allocated disproportionately to the classes of senior certificates or notes of that series as a group pursuant to a "shifting interest"

                                                                  38

                                                    structure and/or (2) scheduled principal payments on the assets that are allocated to the classes of senior certificates or notes as a group.  A class of lockout certificates or notes will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of the principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the principal balances of other classes of senior certificates or notes.  Lockout certificates or notes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Certificates or
   Notes.......................................     A class of certificates or notes having no principal balance and bearing interest on the related notional amount.  The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Certificates or
   Notes ......................................     A class of senior securities that is entitled to receive all or a specified percentage of the principal payments that are
                                                    distributable to the senior certificates or applicable group of senior certificates or notes (other than any ratio strip
                                                    certificates or notes) in the aggregate on a distribution date and that is not designated as a class of sequential pay certificates or notes.

Planned Amortization Certificates or
   Notes (also sometimes referred to
   as a PAC Certificates or PAC Notes).........
                                                    A class of certificates or notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the
                                                    underlying assets.  These two rates are the endpoints for the
                                                    "structuring range" for the class of planned amortization
                                                    certificates or notes.  The planned amortization certificates or notes in any series of securities may be subdivided into different categories (e.g., planned amortization certificates or notes I, planned amortization certificates or notes II  and so forth)
                                                    derived using different structuring ranges and/or payment
                                                    priorities.  A class of PAC certificates or notes is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Certificates or Notes..............
                                                    A class of certificates or notes that is entitled to receive a constant proportion, or "ratio strip," of the principal payments on one or more of the underlying assets.

                                                                  39

Scheduled Amortization Certificates
   or Notes (also sometimes referred
   to as Scheduled Certificates or
   Scheduled Notes)............................
                                                    A class of certificates or notes that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a class of planned amortization
                                                    certificates or notes or targeted amortization certificates or notes.  The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying assets.  In the former case, the two rates are the endpoints for the "structuring range" for the scheduled
                                                    amortization certificates or notes and such range generally is narrower than that for a planned amortization certificates or notes.  Typically, the companion certificates or notes for the applicable series generally will represent a smaller percentage of the class of scheduled amortization certificates or notes than companion certificates or notes generally would represent in relation to a class of planned amortization certificates or notes or targeted amortization certificates or notes.  A class of scheduled amortization certificates or notes is generally less sensitive to weighted average life volatility as a result of prepayments than a class of companion certificates or notes but more sensitive than a class of planned amortization certificates or notes or targeted amortization certificates or notes.

Senior Certificates or Notes...................
                                                    A class of certificates or notes that is entitled to receive payments of principal and interest on each distribution date prior to the classes of subordinated securities.

Sequential Pay Certificates or
   Notes.......................................     A class of certificates or notes that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first distribution date on which it receives principal until it is retired.  A class of sequential pay certificates or notes may receive principal payments concurrently with one or more other classes of sequential pay certificates or notes.  A single class that is entitled to receive principal payments before or after other classes in the same series of securities may be identified as a class of sequential pay certificates or notes.

Strip Certificates or Notes....................     A class of certificates or notes that is entitled to receive either
                                                    (1) principal distributions with proportionately low, nominal or no interest distributions or (2) interest distributions with
                                                    proportionately low, nominal or no principal distributions.

                                                                  40

Subordinated Certificates or
   Notes.......................................     A class of certificates or notes that is entitled to receive payments of principal and interest on each distribution date only after the senior securities and classes of subordinated securities with higher priority of distributions, if any, have received their full principal and interest entitlements.

Super Senior Certificates or Notes.............
                                                    A class of senior certificates or notes that will not bear its share of certain losses after the classes of subordinated
                                                    certificates or notes are no longer outstanding for so long as one or more other specified classes of senior certificates or notes are outstanding.

Super Senior Support Certificates or
   Notes.......................................     A class of senior certificates or notes that bears certain losses allocated to one or more classes of super senior certificates or notes after the classes of subordinated certificates or notes are no longer outstanding.

Targeted Amortization Certificates or
   Notes
   (also sometimes referred to as a
   TAC Certificates or TAC Notes)..............
                                                    A class of certificates or notes that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying assets.  A class of TAC certificates or TAC notes is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of that class of certificates or notes.

                                                                               Interest Types

Accrual Certificates or Notes..................
                                                    A class of certificates or notes that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date.  Accretion may continue until some specified event has occurred or until the accrual certificates or notes are retired.

Fixed Rate Certificates or Notes...............
                                                    A class of certificates or notes with an interest rate that is fixed throughout the life of the class.

Floating Rate Certificates or
   Notes.......................................     A class of certificates or notes with an interest rate that resets

                                                                  41

                                                    periodically based upon a designated index and that varies directly with changes in the index.  For floating rate certificates or notes, the designated index may be one of the indices applicable to adjustable rate assets, as described under "Description of the
                                                    Issuing Entities—Assets."

Interest Only Certificates or
   Notes.......................................     A class that is entitled to receive some or all of the interest payments made on the assets and little or no principal.  Interest only certificates or notes have either no principal balance, a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the certificates or notes.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on a class of interest only certificates or notes that is not entitled to any distributions in respect of principal.

Inverse Floating Rate
   Certificates or Notes.......................     A class of certificates or notes with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in that index and with changes in the interest rate payable on the related class of floating rate certificates or notes.

Prepayment Premium Certificates
   or Notes....................................     A class of certificates or notes that is only entitled to penalties or premiums, if any, due in connection with a full or partial prepayment of an asset.

Principal Only Certificates or
   Notes.......................................     A class of certificates or notes that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Certificates or Notes..............
                                                    A class of certificates or notes with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time.  The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the closing date.

Variable Rate Certificates or
   Notes.......................................     A class of certificates or notes with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the assets.

Auction Rate Certificates or
   Notes.......................................     A class of certificates or notes with an interest rate that resets periodically and is calculated by reference to bids to purchase and orders to sell or hold such certificates or notes at specified

                                                                  42

                                                    interest rates or ranges of interest rates.  Auctions with respect to such classes of certificates or notes will be conducted in accordance with procedures described in the related prospectus supplement.
         Distributions

     Distributions on the securities of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the amounts available for that series on that distribution date.  Distributions, other than the final distribution, will be made to the persons in whose names the securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the distribution date occurs.  The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.  All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securityholders in such class or by random selection or as described in the related prospectus supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder holds the requisite amount of securities specified in the related prospectus supplement and has so notified the trustee or other person required to make such payments no later than the date specified in the related prospectus supplement, or by check mailed to the address of the person entitled to payment as it appears on the security register.  The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

         Available Distribution Amount

     Generally, distributions on the securities of each series on each distribution date will be made from the amounts available for that series, which available amounts equal the sum of the following:

o        the total amount of all cash on deposit in the related Collection Account as of the corresponding determination date, exclusive of:

(a)      all scheduled payments of principal and interest on the assets in the related issuing entity collected but due on a date subsequent to the collection period related to that distribution date;

(b)      all prepayments, together with related payments of the interest thereon and related prepayment premiums, all proceeds of any insurance policies maintained in respect of the assets, all other amounts received and retained in connection with the liquidation of assets in default in the related issuing entity, and other unscheduled recoveries received subsequent to the collection period related to that distribution date;

(c)      all amounts in the related Collection Account that are due or reimbursable to the depositor, the trustee, a seller of assets, a servicer, the master servicer, if any, or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related issuing entity; and

(d)      all amounts received for a repurchase of an asset from the related issuing entity for defective documentation or a breach of representation or warranty received subsequent to the collection period related to that distribution date;

                                                                  43

o        if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the related
         Collection Account, including any net amounts paid under any guaranteed investment contracts or other cash flow agreements;

o        all advances made by a servicer or the master servicer, if any, or any other entity as specified in the related prospectus supplement with respect to that distribution date;

o        if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments; and

o        to the extent not on deposit in the related Collection Account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to that distribution date.

     As described below, all amounts available for any series on any distribution date will be distributed among the related securities (including any securities not offered by this prospectus and the accompanying prospectus supplement) on that distribution date, and accordingly will be released from the related issuing entity and will not be available for any future distributions.

     The related prospectus supplement for a series of securities will describe the method of determining the amounts available for that series on each distribution date.

         Distributions of Interest on the Securities

     Each class of securities, other than classes of strip securities that have no pass-through rate or interest rate, may have a different pass-through rate or interest rate, which will be a fixed, variable or adjustable rate.  The related prospectus supplement will specify the pass-through rate or interest rate for each class or, in the case of a variable or adjustable pass-through rate or interest rate, the method for determining the pass-through rate or interest rate.  Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

     Distributions of interest in respect of the securities of any class will be made on each distribution date, other than any class of accrual securities and any class of principal-only strip securities, as long as available amounts allocable to that class are sufficient to pay interest on that distribution date.  Prior to the time interest is distributable on any class of accrual securities, the amount of accrued interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of securities and each distribution date, other than certain classes of strip securities, interest will accrue during the period specified in the related prospectus supplement on the principal balance or notional amount, as the case may be, of that class at the applicable pass-through rate or interest rate, reduced as described below.
The accrued interest on a series of securities will generally be reduced in the event of shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in an accrual period on the mortgage loans or contracts comprising or underlying the assets in the issuing entity for that series.  The particular manner in which shortfalls in collections are to be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on, or, in the case of accrual securities, added to the principal balance of, a class of securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans or contracts comprising or underlying the assets in the related issuing entity.  Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to that class of a portion of any

                                                                  44

deferred interest on the mortgage loans or contracts comprising or underlying the assets in the related issuing entity will generally result in a corresponding increase in the principal balance of that class.  See "Risk Factors—Risk Associated with the
Securities—Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities" and "Yield Considerations."

         Distributions of Principal on the Securities

     The securities of each series, other than certain classes of interest-only strip securities, will have a principal balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets and other assets included in the related issuing entity.  The initial aggregate principal balance of each series of each class within a series will be specified in the related prospectus supplement.  The principal balance of a security will be reduced to the extent of distributions of principal on that security from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets.  The principal balance of a security may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement and the principal balance of an accrual security will also be increased prior to the distribution date on which distributions of interest are required to commence, by accrued interest otherwise distributable to that accrual security.
Distributions of principal will be made on each distribution date to the class or classes of securities in the amounts and in accordance with the priorities specified in the related prospectus supplement.  Certain classes of interest-only strip securities with no principal balance are not entitled to any distributions of principal.

         Components

     If so specified in the related prospectus supplement, distribution on a class of securities may be based on a combination of two or more different components as described under "—Categories of Classes of Securities" above.  For any class of securities which consists of components, the descriptions set forth under "—Distributions of Interest on the Securities" and "—Distributions of
Principal of the Securities" above also relate to the components of that class of securities.  In such case, reference in those sections to principal balance and pass-through rate or interest rate refer to the principal balance, if any, of any component and the pass-through rate or interest rate, if any, on any component, respectively.

         Distributions on the Securities of Prepayment Premiums

     If so provided in the related prospectus supplement, prepayment premiums or yield maintenance penalties that are collected on the mortgage loans in the related issuing entity will be distributed on each distribution date to the class or classes of securities entitled to those amounts in accordance with the provisions described in such prospectus supplement.

         Allocation of Losses and Shortfalls

     If so provided in the prospectus supplement for a series of securities consisting of one or more class of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of those losses or shortfalls will be borne by each class of subordinate securities in that series in the priority and manner and subject to the limitations specified in the related prospectus supplement.  See "Description of Credit Support" for a description of the types of protection that may be included in an issuing entity against losses and shortfalls on assets comprising that issuing entity.

                                                                  45

         Advances in Respect of Delinquencies

     With respect to any series of securities evidencing an interest in the assets of an issuing entity, if so provided in the related prospectus supplement, the servicer will be required, as part of its servicing responsibilities, to make advances on or before each distribution date out its own funds or funds held in the Collection Account that are not otherwise available to pay principal and interest on the securities of the related series on that distribution date.  Each advance will generally be in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees, that were due on the assets in the issuing entity during the related collection period and were delinquent on the related determination date, but the servicer will be required to make advances only to the extent the advances would, in its good faith judgment, be reimbursable out of recoveries on the assets in the related issuing entity and available credit support.  In the case of a series of securities that includes one or more classes of subordinate securities and if so provided in the related prospectus supplement, the servicer's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior securities and/or may be subject to the servicer's good faith determination that such advances will be reimbursable not only from recoveries on assets in the related issuing entity and available credit support, but also from collections on other assets otherwise distributable on one or more classes of subordinate securities.  See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses.  Advances made by the servicer out of its own funds will be reimbursable only out of recoveries on the assets in the related issuing entity, amounts available under any credit support and from any other amounts specified in the related prospectus supplement, which may include any amounts otherwise distributable on one or more class of subordinate securities of that series.  If, however, the servicer shall determine in good faith that an advance is not ultimately recoverable from recoveries on assets and available credit support or, if applicable, from collections on other assets otherwise distributable on subordinate securities, then the advance shall be reimbursed from amounts in the related Collection Account.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer will be required to replenish the Collection Account on any future distribution date to the extent that funds in the
Collection Account on that distribution date are less than payments required to be made to the securityholders of the related series on that date.  If so specified in the related prospectus supplement, the obligations of the servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, letter of credit or other guaranty, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the servicer will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the assets prior to any payment to holders of the securities of the related series or as otherwise provided in the prospectus supplement.

     If specified in the related prospectus supplement, an entity other than the servicer will be required to make advances as described above and the master servicer or the trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a servicer default.

         Reports to Securityholders

     With each distribution to holders of any class of securities of a series, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, will make available to each holder and to the depositor, a statement

                                                                  46

generally setting forth the information provided below or in lieu of that information, such other information as may be described in the related prospectus supplement, in each case to the extent applicable and available:

o        the applicable record date, determination date and distribution date;

o        the amount of the distribution applied to reduce the principal balance of that class, separately identifying the aggregate amount of principal prepayments and liquidation proceeds included in the distribution;

o        the amount of the distribution allocable to accrued interest on that class;

o        the amount of the distribution allocable to prepayment premiums and yield maintenance penalties paid on the related assets;

o        the amount of related servicing compensation and such other customary information as is required to enable securityholders to prepare their tax returns;

o        the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

o        the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

o        the aggregate principal balance of the assets at the close of business on the distribution date, and the number of mortgage loans or contracts in the pool at the beginning and end of the reporting period;

o        updated pool composition information, including weighted average interest rate and weighted average remaining term;

o        the number and aggregate principal balance of mortgage loans or contracts which are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

o        with respect to REO property, which is property relating to a mortgage loan or contract and acquired by the related issuing entity through foreclosure or otherwise, the loan number, principal balance and date of acquisition of that REO property;

o        with respect to the REO properties as of the end of the related collection period, (a) the total number, (b) the aggregate principal balance of the related mortgage loans or contracts immediately following the distribution date and (c) if available, the aggregate market value;

o        the aggregate principal balance or notional amount, as the case may be, of each class of securities before and after giving effect to the distribution of principal on the distribution date, separately identifying any reduction in the principal balance due to the allocation of any loss and increase in the principal balance of a class of accrual securities in the event that accrued interest has been added to the principal balance;

o        the amount deposited in the reserve fund, if any, on the distribution date;

o        the amount remaining in the reserve fund, if any, at the opening of business and the close of business on the distribution date;

                                                                  47

o        the unpaid accrued interest, if any, on each class of securities in the related series for the distribution date and any remaining unpaid accrued interest at the close of business on the distribution date;

o        the pass-through rate or interest rate applicable to the distribution date for each class of securities;

o        if the related series has the benefit of credit support, the amount of coverage of each instrument of credit support as of the close of business on the distribution date;

o        if a pre-funded account has been funded with respect to the series and moneys in the pre-funding account are still available to acquire assets, the amount remaining in the pre-funding account and the amount of moneys in the pre-funding account used to acquire assets since the preceding distribution date;

o        if a pre-funded account has been funded with respect to the series and moneys in the pre-funding account are still available to acquire assets, the amount remaining in the capitalized interest account, if any;

o        the amount of any losses on the mortgage loans during the reporting period;

o        information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

o        any material  modifications,  extensions  or waivers to the terms of the mortgage  loans during the  reporting  period or that have cumulatively become material over time; and

o        any material breaches of mortgage loan representations or warranties or covenants in the related Agreement.

     Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, if any, or the trustee, as provided in the related prospectus supplement, shall furnish to each holder of record at any time during the calendar year such information required by the Code to enable the holders to prepare their tax returns.  See "Description of the
Securities—Book-Entry Registration and Definitive Securities."

         Termination; Optional Purchase of Mortgage Loans and Contracts

     The obligations created by the applicable Agreement for each series of securities will terminate upon the payment to the holders of the securities of that series of all amounts held in the related Collection Account or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to the applicable Agreement following the earlier of (i) the final payment or other liquidation of the last asset in the related issuing entity or the disposition of all property acquired upon foreclosure of any mortgage loan or contract in the related issuing entity and (ii) the purchase of all of the assets of the related issuing entity by the party entitled to effect a termination, under the circumstances and in the manner set forth in the related prospectus supplement.  In no event, however, will the issuing entity continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Agreement.  Written notice of termination of the applicable Agreement will be given to each holder of securities of that series, and the final distribution will be made only upon presentation and surrender of the securities at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  In the event the related issuing entity (or any segregated\

                                                                  48

pool of assets therein) has been treated as a REMIC, any purchase of the assets in the issuing entity will be affected only pursuant to either (a) a "clean up call" as defined in Treasury Regulations Section 1.860G-2(j) or (b) a "qualified liquidation" as defined in
Code Section 860F(a)(4)(A).  Any qualified liquidation will effect early retirement of the securities of that series, but the right to purchase may be exercised only after the aggregate principal balance of the assets for that series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance as of the cut-off date for the series, or after the date set forth in the applicable prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of securities by a specified percentage, the authorized party will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of the assets to retire the specified class or classes or purchase the specified class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.  The price at which all or a portion of the assets of an issuing entity will be sold will at least equal the aggregate principal balance of the related securities to be repaid with the proceeds of the sale and any accrued and unpaid interest thereon.  Any sale of the assets of an issuing entity will be without recourse to the issuing entity or the holders of the related securities.  Any purchase or solicitation of bids for the purchase of assets may be made only when the aggregate principal balance of the class or classes of related securities to be repaid with the proceeds of the sale of asset has declined to a percentage, which percentage shall not exceed 10%, of the initial aggregate principal balance of that class or classes specified in the related prospectus supplement.  In addition, if so provided in the related prospectus supplement, certain classes of securities may be purchased or redeemed in the manner set forth in that prospectus supplement.

         Optional Purchases

     Subject to the provisions of the applicable Agreement, the depositor, the servicer or other party specified in the related prospectus supplement may, at that party's option, repurchase (i) any asset which is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or other party's judgment, the related default is not likely to be cured by the borrower or the default is not likely to be averted and (ii) any asset the origination of which breached a representation or warranty, at a price equal to the unpaid principal balance of that asset plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

         Put Agreements

     If specified in the related prospectus supplement, holders of securities may have the right, upon the occurrence of certain events, to tender their securities to a third party for a purchase price equal to par plus accrued interest or another amount as described in the related prospectus supplement.  A put obligation may be secured or unsecured and will be provided by a bank or other financial institution or an insurance company pursuant to an agreement with the related issuer or the trustee for the benefit of the related securityholders.  Put obligations may be triggered by remarketing events such as an adjustment to the interest rate for the related class of securities, or to other events with respect to the related class of securities.  The terms and conditions of each put agreement, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement.

         Definitive Form

     If so specified in the related prospectus supplement, securities of a series may be issued as fully registered physical certificates.  Distributions of principal of, and interest on, securities issued as physical certificates will be made directly to holders of those securities in accordance with the procedures set forth in the applicable Agreement.  The securities of a series

                                                                  49

issued as physical certificates will be transferable and exchangeable at the office or agency maintained for that purpose by the trustee or other entity specified in the applicable prospectus supplement.  No service charge will be made for any transfer or exchange of securities issued as physical certificates, but the trustee or other specified entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with their transfer or exchange.

     In the event that an election is made to treat an issuing entity or one or more pools of segregated assets in an issuing entity as a REMIC, the class of securities considered to be the "Residual Securities" of the REMIC will be issued as physical certificates.
No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the trustee of an affidavit described under "—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of
Residual Securities."

         Book-Entry Registration and Form

     If so specified in the related prospectus supplement, one or more classes of securities of a series may be issued in book-entry form.  If so specified in the related prospectus supplement, book-entry securities may be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, or DTC.  If specified in the related prospectus supplement, holders of securities may hold beneficial interests in book-entry securities through DTC in the United States or Clearstream Banking, société anonyme, or the Euroclear System (in Europe) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in the names of Clearstream and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear
System participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear System, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant
European international clearing system by its depositary.  However, each cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear System as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in these securities settled during such processing will be reported to the
Clearstream participant or Euroclear System participant on such business day.  Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or a Euroclear System participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

                                                                  50

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New
York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  DTC was created to hold securities for its participating members or participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities.
Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Entities which access the DTC system indirectly are called indirect participants.  The rules applicable to DTC and participants are on file with the SEC.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants.  Participants who act on behalf of the beneficial owners will receive a credit for the securities purchased on DTC's records.  The ownership interest of the beneficial owners will in turn be recorded on respective records of the participants and indirect participants who act on their behalf.  Such beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the beneficial owners entered into the transactions.  Beneficial owners will only permitted to exercise the rights of holders indirectly through participants and DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of and interest on the book-entry securities.  Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

     DTC has advised the depositor that, unless and until securities are issued as physical certificates, DTC will take any action permitted to be taken by a holder only at the direction of one or more participants to whose DTC accounts the securities are credited.  DTC may take actions, at the direction of the related participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

     Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a société anonyme.  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank's parent company, Cedel
International, société anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG
("DBC").  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel
International's shareholders include U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is "Clearstream."  Effective January 14, 2000 New CI has been

                                                                  51

renamed "Clearstream International, société anonyme."  On January 18, 2000, Cedelbank was renamed "Clearstream Banking, société
anonyme," and Cedel Global Services was renamed "Clearstream Services, société anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG."  This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Börse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by  Clearstream,
Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, 'CSSF', which supervises Luxembourg banks.  Clearstream,
Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major
European countries, Canada, and the United States.  indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between
Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in a variety of currencies, including United States dollars.  Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear System is operated by Euroclear Bank S.A./N.V., under contract with
Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  All operations are conducted by the Euroclear Bank S.A./N.V., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Bank S.A./N.V., not the
Euroclear Clearance Systems, S.C.  The Euroclear Clearance Systems, S.C. establishes policy for Euroclear System on behalf of
Euroclear System participants.  Euroclear System participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  indirect access to Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear System participant, either directly or indirectly.

     Euroclear Bank S.A./N.V. is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve
System.  As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking
Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Euroclear Bank S.A./N.V. are governed by the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.  The Terms and Conditions

                                                                  52

govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  Euroclear Bank S.A./N.V. acts under the Terms and Conditions only on behalf of Euroclear System participants, and has no record of or relationship with persons holding through Euroclear System participants.

     Payments and distributions with respect to book-entry securities held through Clearstream or Euroclear System will be credited to the cash accounts of Clearstream participants or Euroclear System participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositary of Clearstream and Euroclear
System, respectively.  Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  See "Federal Income Tax Consequences".  Clearstream or Euroclear Bank S.A./N.V., as the case may be, will take any other action permitted to be taken by a holder of a security on behalf of a Clearstream participant or Euroclear System participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear System, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     Book-entry securities of a series will be converted to physical certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only under the circumstances provided in the applicable Agreement governing that series and in the accompanying prospectus supplement, which generally will include, except if otherwise provided in the Agreement and prospectus supplement, if (i) DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of that series and the servicer is unable to locate a qualified successor, (ii) the servicer, at its sole option, elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a servicer default with respect to that series, the requisite percentage of securityholders of that series specified in the applicable Agreement and prospectus supplement advises DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of beneficial owners of the securities of that series.  Upon issuance of securities of a series as physical certificates to the holders of the securities, the securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

                                                         DESCRIPTION OF THE AGREEMENTS

         Agreements Applicable to a Series

  REMIC Securities, Grantor Trust Securities

     Securities representing interests in an issuing entity, or a portion thereof, that the trustee will elect to have treated as
REMIC securities or grantor trust securities will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement among the depositor, the trustee and the sole servicer or master servicer, as applicable.  The assets of that type of issuing entity will be transferred to the issuing entity and such transfer serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the assets of an issuing entity, each servicer will perform its servicing functions pursuant to a servicing agreement.

                                                                  53

         Securities That Are Partnership Interests for Tax Purposes and Notes

     Partnership securities that are partnership interests for tax purposes will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement.

     A series of notes issued by an issuing entity will be issued pursuant to an indenture between the related issuing entity and the indenture trustee named in the related prospectus supplement.  The issuing entity will be established pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes.  The assets securing payment on the notes will be serviced in accordance with a servicing agreement between the related issuing entity as issuer of the notes, the servicer and the indenture trustee.  See "Federal Income Tax Consequences – General" for a description of the tax treatment of the securities issued under this prospectus.

         Material Terms of the Pooling and Servicing Agreements and Servicing Agreements

  General

     The following summaries describe the material provisions that may appear in each pooling and servicing agreement and each related servicing agreement.  As used in the following summaries, Agreement means the applicable pooling and servicing agreement or servicing agreement.  The prospectus supplement for a series of securities will describe any provision of the applicable Agreement relating to that series that materially differs from the description contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement and the description of the provisions of the applicable Agreement in the related prospectus supplement.  The provisions of each Agreement will vary depending upon the nature of the securities to be issued under that Agreement and the nature of the related issuing entity.  A form of a pooling and servicing agreement and a form of a servicing agreement have been filed as exhibits to the registration statement of which this prospectus is a part.  The depositor will provide a copy of the pooling and servicing agreement or servicing agreement (in either case, without exhibits), as applicable, relating to any series of securities without charge upon written request of a holder of any securities of that series addressed to Wachovia Asset Funding Trust, LLC, [One Wachovia Center,
301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578, Attention: Vice President].

     The servicers, any master servicer and the trustee, as applicable, with respect to any series of securities will be named in the related prospectus supplement.  In the event there are multiple servicers for the assets in an issuing entity, a master servicer will perform certain administration, calculation and reporting functions with respect to that issuing entity and, if specified in the related prospectus supplement, will supervise the related servicers pursuant to a pooling and servicing agreement.  With respect to any series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any issuing entity to administer that issuing entity, or the trustee may perform certain administrative functions which would otherwise be performed by the servicer or the master servicer.

         Assignment of Assets; Repurchases

     At the time of issuance of any series of securities, the depositor will assign or cause to be assigned to the designated trustee the assets to be included in the related issuing entity, together with all principal and interest to be received on or with respect to those assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any portion of any asset retained by the person specified in the related prospectus supplement.  The trustee will, concurrently with that

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assignment, deliver the securities to the depositor in exchange for the assets and the other assets comprising the issuing entity for that series.  Each asset will be identified in a schedule appearing as an exhibit to the applicable Agreement.  That schedule will include detailed information to the extent available and relevant (i) in respect of each mortgage loan included in the related issuing entity, including without limitation, the city and state of the related mortgaged property, type of property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each contract included in the related issuing entity, including, without limitation, the outstanding principal amount and the contract rate.

     With respect to each mortgage loan, except as otherwise specified in the related prospectus supplement, the depositor will deliver or cause to be delivered to the trustee or to the custodian specified in the related Agreement and prospectus supplement certain loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy of the mortgage with evidence of recording indicated on the mortgage and an assignment of the mortgage to the trustee in recordable form.  The assets of an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the note has been lost or destroyed.  If the trustee or the custodian does not hold the original mortgage note, the trustee may not be able to enforce the mortgage note against the related borrower.  If the enforcement of a mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, the asset seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, that mortgage loan.  The applicable Agreement will generally require the depositor or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to the trustee to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the trustee has received an opinion of counsel acceptable to it that recording is not required to make the assignment effective against the parties to the mortgage or subsequent purchasers or encumbrancers of the mortgaged property or (ii) recordation in a state is not required by the rating agencies rating the related series in order to obtain the initial ratings on the securities described in the related prospectus supplement.

     Notwithstanding the preceding paragraph, with respect to any mortgage loan which has been recorded in the name of Mortgage
Electronic Registration Systems, Inc., or MERS, or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, the master servicer and the applicable servicer will be required to take all actions as are necessary to cause the applicable issuing entity to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  Further, with respect to first lien mortgage loans, home equity loans, home improvement contracts and unsecured home improvement loans, generally the loan documents will not be required to be delivered to the trustee or the custodian, but will be retained by the servicer, which may also be the asset seller.  In addition, assignments of the related mortgages to the trustee will be recorded only to the extent specified in the related prospectus supplement.

     In the case of mortgage loan documents delivered to it, the trustee or the custodian, as the case may be, will review the documents within a specified period of days after receipt, and the trustee or the custodian will hold those documents in issuing entity for the benefit of the holders of the related securities.  If any mortgage loan document is found to be missing or defective in any material respect, the trustee or the custodian shall immediately notify the servicer and the depositor, and the servicer shall immediately notify the relevant asset seller or other entity specified in the related prospectus supplement.  If the asset seller

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cannot cure the omission or defect within a specified number of days after receipt of notice, the asset seller or other named entity will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at a purchase price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest and certain servicing expenses, or such other price as specified in the related prospectus supplement.  There can be no assurance that an asset seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for, the mortgage loan with defective documentation if the asset seller or other named entity defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, required loan documentation.  To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller or other named entity may agree to cover any losses suffered by the issuing entity as a result of the breach or defect.

     With respect to each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  In order to give notice of the right, title and interest of the trustee in the contracts, the depositor will cause
UCC-1 financing statements to be authorized by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral.  The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the issuing entity only to the extent specified in the related prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment to the trustee, the interest of the trustee in the contracts could be defeated.  See "Certain Legal Aspects of the Contracts."

     While the required contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any required contract document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the related prospectus supplement.  If the asset seller or other specified entity cannot cure the omission or defect within a specified number of days after receipt of notice, then the asset seller or other specified entity will be obligated, within a specified number of days of receipt of notice, to repurchase the related contract from the trustee at the purchase price described above or substitute for the contract with defective documentation.  There can be no assurance that an asset seller or other specified entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase, or substitute for, a contract with defective documentation if the asset seller or such other entity defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a required contract document.  To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for, that asset, the asset seller may agree to cover any of the related securities suffered by the issuing entity as a result of the breach or defect.

         Representations and Warranties; Repurchases

     To the extent provided in the related prospectus supplement the depositor and each other entity named in the related prospectus supplement will, with respect to each asset or group of assets, make certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

o        the accuracy of the information set forth for that asset on the schedule of assets appearing as an exhibit to the applicable
         Agreement;

                                                                  56

o        in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first priority security interest in or lien on the related manufactured home;

o        the authority of the party selling the asset to sell the asset;

o        the payment status of the asset;

o        in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

o        the existence of hazard and extended perils insurance coverage on the mortgaged property or manufactured home.

     Any party making the above representations and warranties shall be an asset seller or an affiliate thereof or such other person acceptable to the depositor and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of an asset may have been made as of a date prior to the applicable cut-off date.
A substantial period of time may have elapsed between the cut-off date and the date of initial issuance of the related series of securities evidencing an interest in the asset.  In the event of a breach of any representation or warranty, the warranting party will be obligated to either cure the breach or repurchase or replace the affected asset as described below or, in lieu of repurchase or replacement, reimburse the related issuing entity for any losses caused by the breach.  Since the representations and warranties may not address events that may occur following the date as of which made, the warranting party will have a cure, repurchase, substitution  or reimbursement obligation in connection with a breach of a representation and warranty only if the relevant event that causes a breach occurs prior to that date.  The warranting party would have none of these obligations if the relevant event that causes the breach occurs after the date as of which the representation or warranty was made.

     Each Agreement will provide that the servicer and/or trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by it in respect of an asset if that breach materially and adversely affects the value of the affected asset or the securityholders' interests in that asset.  If the warranting party cannot cure the breach within a specified period following the date it receives notice of the breach, then the warranting party will be obligated to repurchase the asset from the trustee.  If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase an asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of the series of securities, to cause the removal of the affected asset from the related issuing entity and substitute in its place one or more other assets, as applicable, in accordance with the standards described in the related prospectus supplement.  If so provided in the prospectus supplement for a series, a warranting party, rather than repurchase, or substitute for, an asset as to which a breach has occurred, will have the option to reimburse the issuing entity or the securityholders of the related series for any losses caused by that breach.  This cure, reimbursement, repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation by a warranting party.  Neither the depositor (except to the extent that it is the warranting party) nor the servicer will be obligated to purchase or substitute for an asset if a warranting party defaults on its obligation to do so, and no assurance can be given that a warranting party will carry out its obligations with respect to the assets.

     A servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement.  If any breach by a servicer of its representations or warranties materially and

                                                                  57

adversely affects the interests of the securityholders and continues unremedied for the number of days specified in the applicable
Agreement after the servicer receives written notice of the breach from the trustee or the depositor, or the holders of securities evidencing the requisite ownership percentage specified in the related prospectus supplement, that breach will constitute an event of default under the Agreement.  See "—Events of Default under the Agreements" and "—Rights Upon Event of Default under the Agreements."

         Collection Account and Related Accounts

     General.  The servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related assets.  Each Collection Account must be either (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation, or the FDIC, to the
limits established by the FDIC and the uninsured deposits in which are otherwise secured such that the holders of the securities have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the
Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of that series.  The collateral eligible to secure amounts in the Collection
Account is limited to permitted investments, including United States government securities and other investment grade obligations specified in the applicable Agreement and related prospectus supplement.  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding distribution date in certain short-term permitted investments.  Interest or other income earned on funds in the Collection Account will be paid to the servicer or its designee as additional servicing compensation, or to another named party as specified in the related prospectus supplement.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that such institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     Deposits.  A servicer or the trustee will deposit or cause to be deposited in the Collection Account(s) for each issuing entity on a daily basis, or such other period provided in the applicable Agreement and prospectus supplement, the following payments and collections received, or advances made, by the servicer or the trustee subsequent to the applicable cut-off date, excluding payments due on or before the applicable cut-off date and any amounts representing a retained interest in assets:

o        all payments on account of principal, including principal prepayments, on the assets;

o        all payments on account of interest on the assets, including any default interest collected, in each case, net of any portion thereof retained by a servicer as its servicing compensation and any retained interest in assets;

o        any amounts received in connection with insurance maintained on the assets and the liquidation of the assets in default, together with amounts received with respect to any assets acquired for the benefit of the securityholders;

o        any amounts paid under any credit support for the related series of securities as described under "Description of Credit
         Support";

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o        any advances made as described under "Description of the Securities—Advances in Respect of Delinquencies";

o        any amounts paid under any guaranteed investment contract or other cash flow agreement, as described under "Description of the Issuing Entities—Cash Flow Agreements";

o        all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect of a mortgage loan, repurchased by the depositor, any asset seller or any other specified person as described under "—Assignment of Assets; Repurchases" and
         "—Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan repurchased as described under
         "—Realization Upon Defaulted Assets," and all proceeds of any asset purchased as described under "Description of the
         Securities—Termination";

o        any amounts paid by a servicer to cover certain interest shortfalls arising out of the prepayment of assets in the issuing entity as described under "Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses";

o        to the extent that any such item does not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums and yield maintenance penalties on the assets;

o        all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "—Hazard Insurance Policies";

o        any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

o        any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

     Withdrawals.  A servicer or the trustee may, from time to time, make withdrawals from the Collection Account for each issuing entity for any of the following purposes and from the following amounts, if so specified:

o        to make distributions to the holders of the related securities on each distribution date;

o        to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities—Advances in
         Respect of Delinquencies" to the extent of late collections on the particular assets with respect to which the advances were made or out of amounts drawn under any credit support with respect to the assets or the related series of securities;

o        to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect of the assets to the extent of available amounts that represent collections in

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         connection with insurance maintained on, and the liquidation of, the particular assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any credit support with respect to the assets, the properties or the related series of securities;

o        to reimburse a servicer for any advances and servicing expenses described above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, from amounts collected on other assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate securities, or any other specified class of securities, of the related series;

o        if and to the extent described in the related prospectus supplement, to pay a servicer interest accrued on the advances and the servicing expenses described above while such advances and servicing expenses remain outstanding and unreimbursed;

o        to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred by any of them, as and to the extent described under "—Certain
         Matters Regarding Servicers, the Master Servicer and the Depositor";

o        if and to the extent described in the related prospectus supplement, to pay the trustee's fees;

o        to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred by any of them, as and to the extent described under "—Certain Matters Regarding the
         Trustee";

o        to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

o        to pay the person entitled thereto any amounts deposited in the Collection Account that represent recoveries of the interest in assets retained by that person;

o        to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of securityholders of the related series by foreclosure or by deed in lieu of foreclosure or otherwise, to the extent of income received on that property;

o        if one or more elections have been made to treat the issuing entity or designated portions of the assets of the issuing entity as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool" or in
         the applicable prospectus supplement;

o        to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of that defaulted loan in connection with the liquidation of that loan or property;

o        to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of the holders of the securities of the related series;

o        to pay for the costs of recording the applicable Agreement if recordation materially and beneficially affects the interests of holders of the securities of the related series;

o        to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any asset after its removal from the issuing entity whether by reason of purchase or substitution as contemplated by
         "—Assignment of Assets; Repurchase" and "—Representations and Warranties; Repurchases" or otherwise;

o        to make any other withdrawals permitted by the applicable Agreement; and

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o        to clear and terminate the Collection Account at the termination of the issuing entity.

     Collection and Other Servicing Procedures.  Each servicer is required to make reasonable efforts to collect all scheduled payments under the assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the assets and held for its own account.  Each servicer is also required to service the assets in a manner consistent with applicable law, the terms of the applicable Agreement, any related hazard insurance policy, credit support, if any, and the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under that insurance; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the assets;
processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under certain circumstances; and maintaining accounting records relating to the assets.  The servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular assets under any applicable credit support.  See "Description of Credit Support."

     The servicer may agree to modify, waive or amend any term of any asset in a manner consistent with the applicable servicing standard or practices so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the asset or (ii) in its judgment, materially impair the security for the asset or reduce the likelihood of timely payment of amounts due on the asset.  The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an asset if (i) in its judgment, a material default on the asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the asset on a present value basis than would liquidation.  The servicer is required to notify the trustee in the event of any modification, waiver or amendment of any asset.

     In the case of multifamily mortgage loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a mortgagor under a multifamily mortgage loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property.  In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related multifamily property and take such other actions as are consistent with the applicable Agreement and servicing standard or practices.  A significant period of time may elapse before the servicer is able to assess the success of corrective action or the need for additional initiatives.  The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily mortgage loan, the multifamily property, the mortgagor, the presence of an acceptable party to assume the multifamily mortgage loan and the laws of the jurisdiction in which the multifamily property is located.

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         Realization Upon Defaulted Assets

     Generally, the servicer is required to monitor any asset which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the asset and take such other actions as are consistent with the servicing standard or practices.  A significant period of time may elapse before the servicer is able to assess the success of corrective action or the need for additional initiatives.

     Any Agreement relating to an issuing entity that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of certain classes of securities a right of first refusal to purchase from the issuing entity at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments are delinquent.  Any right of this type granted to the servicer or a securityholder will be described in the related prospectus supplement.  The related prospectus supplement will also describe any right of first refusal granted to any person if the predetermined purchase price is less than the purchase price described under "—Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal, if and when the servicer determines, consistent with the applicable servicing standard or practices, that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The applicable Agreement will provide that any offering of a defaulted mortgage loan or contract be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person, which may include the servicer or any of its affiliates or any securityholder, that constitutes a fair price for that defaulted mortgage loan or contract.  In the absence of any bid determined in accordance with the applicable Agreement to be fair, the servicer shall proceed with respect to the defaulted mortgage loan or contract as described below.  Any bid in an amount at least equal to the purchase price described under "—Representations and
Warranties; Repurchases" will in all cases be deemed fair.

     The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a mortgaged property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the applicable servicing standard or practice and a default on the mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

     If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the servicer, on behalf of the issuing entity, will be required to sell the mortgaged property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service, or IRS, grants an extension of time to sell the property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity subsequent to three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any securities are outstanding.  Subject to the foregoing, the servicer will be required to (i) solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for that property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If a REMIC election has been made with respect to the related issuing entity, the limitations imposed by the applicable Agreement and the REMIC provisions of the Code on the ownership and management of any mortgaged property acquired on behalf of the issuing entity may result in the recovery of an amount less than the amount that would otherwise be recovered.  See "Certain Legal Aspects of
Mortgage Loans—Foreclosure."

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     If recovery on a defaulted asset under any credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted asset.
If the proceeds of any liquidation of the property securing the defaulted asset are less than the outstanding principal balance of the defaulted asset plus interest accrued thereon, plus the aggregate amount of expenses incurred by the servicer in connection with default and liquidation proceedings and which are reimbursable under the applicable Agreement, the issuing entity will realize a loss in the amount of the difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the liquidation proceeds recovered on any defaulted asset, prior to the distribution of those liquidation proceeds to the securityholders, amounts representing its normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments made with respect to that asset.

     If any property securing a defaulted asset is damaged, the servicer is not required to expend its own funds to restore the damaged property unless it determines that (i) restoration of the asset will increase the liquidation proceeds available to the holders of the securities after reimbursement of the servicer for its expenses and (ii) expenses relating to restoration will be recoverable by it from amounts received, from insurance and in connection with liquidation.

     If so provided in the applicable Agreement and prospectus supplement, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the obligor with respect to each credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery under that credit support with respect to defaulted assets.

     If a servicer or its designee recovers payments under any credit support with respect to any defaulted assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of credit support payments, prior to distribution of those payments to securityholders, amounts representing its normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments with respect to the defaulted asset.  See "—Hazard Insurance Policies" and
"Description of Credit Support."

         Hazard Insurance Policies

     Mortgage Loans.  Generally, each Agreement for an issuing entity comprised of mortgage loans will require the servicer to cause the mortgagor on each mortgage loan to maintain a hazard insurance policy.  The coverage provided under a hazard insurance policy will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis.  The related prospectus supplement may provide that a different amount of hazard insurance is required for all or a portion of the assets of any issuing entity.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors.  All amounts collected by the servicer under any hazard and other policy, other than amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures, will be deposited in the Collection Account.  The applicable
Agreement may provide that the servicer may satisfy its obligation to cause each mortgagor to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If any blanket policy contains a

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deductible clause, the servicer will be required to deposit in the Collection Account all sums that would have been deposited in the
Collection Account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies of this type do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured's coverage falls below this specified percentage, a coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for an issuing entity comprised of mortgage loans will require the servicer to cause the mortgagor on each mortgage loan to maintain all such other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the applicable servicing standard or practices.  If mortgaged property was located at the time of origination in a federally designated flood area, the servicer will typically require flood insurance.

     Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit.  These additions to the mortgage loans will not, however, be taken into account for purposes of calculating the distribution to be made to securityholders.  These insurance costs may be recovered by the servicer from the Collection Account, with interest thereon, as provided by the applicable Agreement.

     Under the terms of the mortgage loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented claims is dependent upon the extent to which information in this regard is furnished to the servicer by mortgagors.

         Contracts

     Generally, the terms of the applicable Agreement for an issuing entity comprised of contracts will require the servicer to cause to be maintained with respect to each contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing.  The applicable Agreement will generally require that each hazard insurance policy be issued by a company authorized to issue these policies in the state in which the manufactured home is located and in an amount that is not less than the maximum insurable value of the related manufactured home or the principal balance due from the obligor on the related contract, whichever is less.  When a manufactured home is located,

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at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.  Each hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add the premiums to the obligor's obligation under the contract, but not as an addition to the remaining principal balance of the contract.

     The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies.  The servicer shall pay the premium for any blanket policy on the basis described in that policy and shall pay any deductible amount with respect to claims any blanket policy relating to the contracts.

         Fidelity Bonds and Errors and Omissions Insurance

     Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage
(which may provide blanket coverage) or any combination of fidelity bond and insurance insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The applicable Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions any of its officers, employees and agents so long as certain criteria set forth in that Agreement and described in the related prospectus supplement are met.

         Due-on-Sale Provisions

     The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, but the servicer will not take any action in relation to the enforcement of any due-on-sale provision if the enforcement would adversely affect or jeopardize coverage under any applicable insurance policy.  Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.  See "Certain Legal
Aspects of Mortgage Loans—Due-on-Sale Clauses."  The contracts may also contain due-on-sale clauses.  The servicer will generally permit the transfer of a manufactured home so long as the transferee satisfies the servicer's then applicable underwriting standards.  The purpose of the transfer of a manufactured home is often to avoid a default by the transferring obligor.  See "Certain
Legal Aspects of the Contracts—Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

         Retained Interest; Servicing Compensation and Payment of Expenses

     The prospectus supplement for a series of securities will specify whether any person will retain any portion of the interest payable on an asset, and, if so, the identity of that person.  The applicable Agreement will contain a schedule specifying each asset in which a portion of the interest payment has been retained by an owner.  The portion of each interest payment that is retained will be deducted from mortgagor payment as received and will not be part of the related issuing entity.

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     The servicer's primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each asset or such other amount specified in the related prospectus supplement.  The prospectus supplement with respect to a series of securities evidencing interests in the assets of an issuing entity that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges, prepayment premiums or yield maintenance penalties collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the applicable Agreement.

     The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.  Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in that prospectus supplement may be borne by the issuing entity.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any due period to certain interest shortfalls resulting from the voluntary prepayment of any assets in the related issuing entity during that due period but prior to their respective due dates.

         Evidence as to Compliance

     Each Agreement will require the servicer (or the master servicer, if applicable) to deliver to the trustee, on or before the date in each year specified in the Agreement, and, if required, file with the SEC as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

o        a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant
         SEC regulations;

o        with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

o        a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

        -         A review of the servicer's activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer's supervision.

        -         To the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the
                  Agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

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     The servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the SEC, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year.  In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

     Furthermore, if any issuing entity includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such issuing entity's Exchange Act reports while it is a reporting entity.

         Certain Matters Regarding Servicers, the Master Servicer and the Depositor

     The servicers and master servicer, if any, under each Agreement will be named in the related prospectus supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.  Reference in this prospectus to the servicer shall be deemed to be to the master servicer, if applicable.

     The applicable Agreement will provide that the servicer may resign from its obligations and duties under that Agreement only upon a determination that its duties under that Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, but only if the other activities of the servicer that cause the conflict are of a type and nature carried on by the servicer at the date of such Agreement.  No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the applicable
Agreement.

     Each Agreement will further provide that neither any servicer, nor the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or omitted to be taken, in good faith pursuant to the applicable Agreement.  However, neither a servicer, the depositor nor any director, officer, employee or agent of a servicer or director will be protected against any breach of a representation, warranty or covenant made by it in the applicable Agreement, or against any liability specifically imposed by, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the applicable Agreement or by reason of reckless disregard of obligations and duties under, the Agreement.  Each
Agreement will further provide that any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the securities, but the indemnification will not extend to any loss, liability or expense of a servicer, a depositor or a director, officer, employee or agent of either of them

o        incurred in performing its obligations and duties under the Agreement, except as that loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

o        incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

o        incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the
         Agreement, or by reason of reckless disregard of the obligations or duties in the Agreement;

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o        incurred in connection with any violation of any state or federal securities law; or

o        imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable Agreement.

In addition, each Agreement will provide that neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to that Agreement and the interests of the securityholders under that Agreement.  If a servicer or the depositor undertakes any action, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for that action.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the applicable Agreement.

         Special Servicers

     A special servicer may be a party to the applicable Agreement or may be appointed by the servicer or another specified party to perform certain specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer, such as the workout and/or foreclosure of defaulted mortgage loans.  The rights and obligations of any special servicer will be specified in the related Agreement.  The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related Agreement.

         Events of Default under the Agreements

     Events of default under the applicable Agreement will generally include:

o        any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

o        any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee, the depositor, or the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement;

o        any breach of a representation or warranty made by the servicer under the applicable Agreement which materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee, the depositor or the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement; and

o        certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

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Material variations to the foregoing events of default will be specified in the related prospectus supplement.  The trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of an event of that type, transmit by mail to the depositor and all securityholders of the applicable series notice of occurrence of that event, unless the default shall have been cured or waived.

         Rights Upon Event of Default under the Agreements

     So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement, the trustee shall terminate all of the rights and obligations of the servicer in that capacity under the applicable Agreement and in and to the mortgage loans.  If the servicer has been terminated, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the applicable Agreement, except to the extent prohibited by law or otherwise specified in the related prospectus supplement, and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders evidencing the requisite percentage of securities specified in the applicable Agreement and prospectus supplement, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each rating agency rating the related series of securities and with a net worth at the time of appointment of at least $15,000,000 or such other amount specified in the related prospectus supplement to act as successor to the servicer under the applicable Agreement.  Pending such appointment, the trustee is obligated to act as servicer.
The trustee and any appointed successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the terminated servicer under the applicable Agreement.

     The holders of securities evidencing the requisite percentage of securities specified in the prospectus supplement and affected by any event of default will be entitled to waive that event of default.  An event of default involving a failure to distribute a required payment to any securityholders shall be deemed to affect all securityholders.  Upon any waiver of an event of default, that event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

     No securityholders will have the right under any Agreement to institute any proceeding with respect to that Agreement unless the holders previously have given to the trustee written notice of default and unless the holders of securities evidencing the requisite percentage of securities specified in the related prospectus supplement have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days or such other number of days specified in the related prospectus supplement has neglected or refused to institute the requested proceeding.  The trustee, however, is under no obligation to exercise any of the issuing entities or powers vested in it by any Agreement or to make any investigation of matters arising under any Agreement or to institute, conduct or defend any litigation under any Agreement or in relation to any Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in taking such actions.

         Amendment

     Each Agreement may be amended by the parties thereto, without the consent of any securityholders covered by the applicable
Agreement,

o        to cure any ambiguity or mistake,

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o        to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
         Agreement or with the related prospectus supplement,

o        to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions of the Agreement but only if the amendment pursuant to this clause will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel or a written confirmation from each rating agency rating the securities of the related series, of the rating of the securities; or

o        to comply with any requirements imposed by the Code.

     Each Agreement may also be amended for any purpose, by the depositor, the servicer and the trustee, and with the consent of the requisite percentage of securityholders affected by that amendment as is specified in the related prospectus supplement, but if any amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on assets which are required to be distributed on any security or (ii) reduce the consent percentages described in this paragraph, that amendment would require the consent of all securityholders of that series.  However, with respect to any series of securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related issuing entity or cause the related issuing entity to fail to qualify as a REMIC at any time that the related securities are outstanding.

         The Trustee

     The trustee under each Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  If so specified in the related prospectus supplement, a certificate administrator will perform certain duties and functions normally performed by the trustee with respect to a series of securities.  Any certificate administrator will be a party to the applicable Agreement and will be named in the applicable prospectus supplement.  Any certificate administrator will have obligations and rights similar to the trustee as described in this prospectus.  The commercial bank, national banking association, banking corporation or trust company serving as certificate administrator may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.

         Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the securities or any asset and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the servicer or its designee in respect of the securities or the assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the applicable Agreement.  However, the trustee is required to examine any certificates, reports or other instruments furnished to it to determine whether they conform to the requirements of the applicable Agreement.

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         Certain Matters Regarding the Trustee

     The trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the related
Collection Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's

o        enforcing its rights and remedies and protecting the interests, of the securityholders during the continuance of an event of default,

o        defending or prosecuting any legal action in respect of the applicable Agreement or series of securities,

o        being the mortgagee of record with respect to the mortgage loans in an issuing entity and the owner of record with respect to any mortgaged property acquired by an issuing entity for the benefit of securityholders, or

o        acting or refraining from acting in good faith at the direction of the holders of the related series of securities evidencing the requisite percentage of securities specified in the applicable Agreement with respect to any particular matter.

     Any indemnification of the trustee discussed above will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of these obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the depositor, the servicer, if any, and all securityholders.  Upon receiving notice of resignation from the trustee, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the servicer.  Securityholders of any series evidencing the requisite percentage of securities specified in the related prospectus supplement for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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         Material Terms of the Indenture

  General

     The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of notes will describe any provision of the indenture relating to that series that materially differs from the description of the indenture contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture for a series of notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the Indenture
(without exhibits) relating to any series of notes without charge upon written request of a securityholder of such series addressed to Wachovia Asset Funding Trust, LLC, [One Wachovia Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC 28288-5578,
Attention:  Vice President].  The provisions relating to the servicing of the assets in each issuing entity which secures a series of notes issued under an indenture are described in the applicable sections under "Material Terms of the Pooling and Servicing
Agreements and Servicing Agreements."

         Events of Default

     Events of default under the Indenture for each series of notes will generally include:

o        there occurs a default in the payment of any principal of or interest on any note of the series and a continuation of that payment default for the number of days specified in the related prospectus supplement;

o        there occurs a default by the issuer in the observance or performance in any material respect of any covenant or agreement made in the indenture, or any incorrect representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture in any material respect as of the time made that has a material adverse effect on the noteholders, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for the number of days specified in the related prospectus supplement after the issuer shall have received notice from the indenture trustee or the requisite percentage of noteholders specified in the related prospectus supplement specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

o        there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the assets of the issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the issuer, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

o        there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, servicer, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the issuer, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

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     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the indenture trustee or the noteholders of the requisite percentage specified in the related prospectus supplement may declare the principal amount of all the notes of that series to be due and payable immediately.  A declaration of acceleration may, under certain circumstances, be rescinded and annulled by the holders of the requisite percentage of notes of the series specified in the related prospectus supplement.

     Even if, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration.  The trustee may exercise this discretion only if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series that continues for the number of days specified in the related prospectus supplement unless (a) the holders of the requisite percentage of notes of that series consent to the sale, (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or (c) the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of the requisite percentage of notes of that series specified in the related prospectus supplement.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default in the payment of principal of or interest on the notes of a series, that continues for the number of days specified in the related prospectus supplement, the Indenture provides that the Indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of a payment default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

     To the extent provided in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders of that series, unless the holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any request or direction.  Subject to such provisions for indemnification and certain limitations contained in the indenture, the noteholders of the requisite percentage of the notes of the series specified in the related prospectus supplement shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the notes of that series, and the noteholders of the requisite percentage of the notes of that series specified in the related prospectus supplement may, in

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certain cases, waive any default with respect to that series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the noteholders of the series affected by that default.

         Discharge of Indenture

     Except for certain specified continuing rights, the indenture will be discharged with respect to a series of notes upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to the discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of a series, the related issuer will be discharged from any and all obligations in respect of the notes of that series upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of
America which through the payment of interest and principal in respect of these obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the maturity dates and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series.  In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         Indenture Trustee's Annual Report

     The indenture trustee for each series of notes will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related issuing entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

         The Indenture Trustee

     The indenture trustee for a series of notes will be specified in the related prospectus supplement.  The indenture trustee for any series may resign at any time, in which event the depositor will be obligated to appoint a successor trustee for that series.
The depositor may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as such under the related indenture or if that indenture trustee becomes insolvent.  In these circumstances, the depositor will be obligated to appoint a successor trustee for the applicable series of notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for that series.

     The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.

                                                         DESCRIPTION OF CREDIT SUPPORT

         General

     For any series of securities, credit support may be provided with respect to one or more classes of that series or the related assets.  Credit support may be in the form of the subordination of one or more classes of securities, letters of credit, insurance

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policies, guarantees, purchase obligations, the establishment of one or more reserve funds, or any other form or combination of credit support described in this prospectus.

     The coverage provided by any credit support will be described in the related prospectus supplement.  Generally, the coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.

     The related prospectus supplement will describe the material terms of such credit support, including any limits on the timing or amount of such credit support or any conditions that must be met before such credit support may be accessed. If the provider of the credit support is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of securities, the related prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation
AB (17 C.F.R. § 229.1114). Copies of the letter of credit, insurance policy, guarantee, purchase agreement or other credit support agreement, if any, relating to a series or class of securities will be filed with the SEC as an exhibit to a Current Report on Form
8-K.

     See also "Risk Factors—Risks Associated with the Securities—Credit Enhancement is Limited in Amount and Coverage" for a
description of the risks related to credit support.

         Subordinate Securities

     If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities.  To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions of principal and interest from the Collection Account on any distribution date will be subordinated to the payment rights of the holders of senior securities.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

         Cross-Support Provisions

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of that series, credit support may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the issuing entity.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

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         Limited Guarantee

     If so specified in the related prospectus supplement with respect to a series of securities, credit support may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement.

         Financial Guaranty Insurance Policy or Surety Bond

     If so specified in the related prospectus supplement with respect to a series of securities, credit support may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in that prospectus supplement.

         Letter of Credit

     Alternative credit support with respect to a series of securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a series of securities will be set forth in the prospectus supplement relating to that series.

         Pool Insurance Policies

     If so specified in the related prospectus supplement relating to a series of securities, a pool insurance policy for the mortgage loans in the related issuing entity will be obtained.  The pool insurance policy will cover any loss, subject to the limitations described in the related prospectus supplement, by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

         Special Hazard Insurance Policies

     If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related issuing entity in the amount set forth in that prospectus supplement.  The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the mortgaged properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

         Mortgagor Bankruptcy Bond

     If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to mortgagors affecting the mortgage loans in an issuing entity with respect to a series of securities will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the rating agency or rating agencies rating that series.  Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the rating agency or rating agencies rating the securities of the related series, which amount will be set forth in the related prospectus supplement.  The amount and principal terms of any bankruptcy coverage will be set forth in the prospectus supplement.

         Reserve Funds

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the related securities or certain classes of the related securities will be covered by one or more reserve funds in which cash, a letter of

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credit, permitted investments, a demand note or a combination of any or all of them will be deposited, in the amounts so specified in such prospectus supplement.  The reserve funds for a series may also be funded over time by depositing into the applicable account the specified amounts of distributions received on the related assets as provided in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the securities.  If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the applicable account may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the securities.

     Moneys deposited in any reserve funds will be invested in permitted investments, to the extent specified in the related prospectus supplement.  To the extent specified in the related prospectus supplement, any reinvestment income or other gain from investments will be credited to the related reserve fund for that series, and any loss resulting from investments will be charged to that reserve fund.  If so provided in the prospectus supplement for a series of securities, reserve fund investment income may be payable to a servicer as additional compensation.  To the extent specified in the related prospectus supplement, the reserve fund, if any, for a series will not be a part of the issuing entity.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of that reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding that reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

         Overcollateralization

     If specified in the related prospectus supplement, subordination provisions of an issuing entity may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets.  Accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates, with respect to the assets or groups of assets, overcollateralization which results from the aggregate principal balance of the related assets or groups of assets exceeding the principal balance of the related class or classes of securities.  This acceleration may continue for the life of the related securities, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Purchase Obligation

     If specified in the related prospectus supplement, mortgage loans, contracts, or other assets may be subject to purchase obligations of a third party.  The purchase obligation may be a secured or unsecured obligation of a bank or other financial institution or an insurance company.  The terms and conditions of each purchase obligation, including the purchase price, timing, payment procedure and any limitations on the availability of payments, will be described in the related prospectus supplement.  A purchase obligation will be payable solely to the trustee for the benefit of the related securityholders, or if stated in the related prospectus supplement, to some other person.

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                                                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties.  Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  See "Description of the Issuing Entities—Assets."

         General

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are all referred to in this prospectus as "mortgages." Any type of mortgage will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

         Types of Mortgage Instruments

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor, who is the borrower and usually the property owner, a trustee to whom the mortgaged property is conveyed, and a beneficiary, who is the lender and for whose benefit the conveyance is made.  As used in this prospectus,
"mortgagor" may include the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.  Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.  In cases where the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor.  At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note.  The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws
(including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived from each lease, while retaining a revocable license to collect the rents for so long as there is no default.  If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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         Interest in Real Property

     The real property covered by a mortgage is most often the fee estate in land and improvements.  However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease.  A mortgage covering an interest in real property other than the fee estate requires special provisions in the mortgage or instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage is paid.  The depositor, the asset seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the trustee with respect to any mortgage loans that are secured by an interest in a leasehold estate.  These representation and warranties, if applicable, will be set forth in the prospectus supplement.

         Cooperative Loans

     If specified in the prospectus supplement relating to a series of securities, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a Cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative.  The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.
Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares.

     A Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a

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Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative mortgage loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See "Foreclosure—Cooperative Loans" below.

         Land Sale Contracts

     Under an installment land sale contract for the sale of real estate, the contract seller, who acts as lender, retains legal title to the property and enters into an agreement with the contract purchaser, who has the obligation of a borrower, for the payment of the purchase price, plus interest, over the term of the land sale contract.  Only after full performance by the purchaser of the contract is the contract seller, obligated to convey title to the real estate to the contract purchaser.  As with mortgage or deed of trust financing, during the effective period of the land sale contract, the purchaser is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the seller under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of land sale contracts generally provide that upon default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited.
The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under land sale contracts from the harsh consequences of forfeiture.  Under these statues, a judicial contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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         Foreclosure

  General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

         Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  These sales are made in accordance with procedures that vary from state to state.

         Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that effect is perceived as harsh or unfair.  Relying on these equitable principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

         Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the

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beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.  In some states, prior to a sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale.
In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  After that purchase, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, with respect to any mortgage loan that is a junior mortgage loan, if the lender purchases the related mortgaged property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of

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their priority, whether or not the mortgagor is in default.  Any additional proceeds are generally payable to the mortgagor.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

         Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law, not a statutory, right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions in the Code currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of its acquisition.  With respect to a series of securities for which an election is made to qualify the issuing entity or a part of the assets thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than the three-year period if the IRS grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the
REMIC provisions in the Code.

         Cooperative Loans

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the applicable lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy

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agreement.  A default under the proprietary lease or occupancy agreement.  Such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on that loan.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner.  Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.  The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

         Junior Mortgages

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the issuing entity as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See "—Foreclosure" herein.

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     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends sums to perform the obligations under the mortgage or deed of trust, those sums will generally have priority over all sums due under the junior mortgage.

         Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the
Bankruptcy Code and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  For example, under the
Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of a bankruptcy petition, and interest or principal payments may not be made during the course of the bankruptcy case.  Foreclosure can occur only if the bankruptcy court grants relief from the stay, but the court is not required to grant that relief.  The delay and the consequences caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a person junior or subordinate lien may stay a senior lender from taking action to foreclose.

     Under the Bankruptcy Code, the lender's security interest in property may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan.  A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount.  Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan.  In certain circumstances, subject to the court's approval, a debtor may have the power to grant liens senior to the lien of a mortgage.

     A debtor may be allowed to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition under the
Bankruptcy Code.

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     State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in an issuing entity are being considered by Congress, and more such proposed legislation may be considered in the future.  If enacted into law, such legislation could have an adverse impact on the rights of mortgagees in bankruptcy cases.

     The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws.
In some cases, this liability may affect assignees of the mortgage loans.

         Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

         Environmental Considerations

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection.  These laws may regulate, among other things:  emissions of air pollutants; discharges of wastewater or storm water;
generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls.  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property (or the benefit of a governmental entity) to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on property with environmental contamination are subordinated to a governmental lien and, in some states, even prior recorded liens are subordinated to governmental liens.  In the latter states, the security interest of the trustee in a property that is subject to superior governmental lien could be adversely affected.

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     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or CERCLA, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take other remedial actions, could be imposed on a secured lender such as the issuing entity.  Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.
Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of .  .  .  [the]
facility, holds indicia of ownership primarily to protect his security interest".  This exemption, known as the secured creditor exemption, applies only to the extent that a secured lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment, fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended, or RCRA, contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank, or UST, or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp.
very narrowly construed CERCLA's secured-creditor exemption.  The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under
CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste.  The court added

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that a lender's capacity to influence the borrower's decisions could be inferred from the extent of its involvement in the facility's financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal
Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender
Liability and Deposit Insurance Protection Act of 1996 or the Asset Conservation Act.  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption.  This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA.  It also identified certain activities that ordinarily would not trigger liability as long as those activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence"
standard.  The Asset Conservation Act also provides additional protection against liability in the event of foreclosure.  It is important to note, however, that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the issuing entity and occasion a loss to the issuing entity and to securityholders in certain circumstances.  The new secured creditor amendments to CERCLA would also not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to:  environmental conditions of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any such representation, warranty or assumption of liability relative to the environmental condition of mortgaged property.

         Due-on-Sale Clauses

     Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied.  However, with respect to certain loans the Garn-St.
Germain depository Institutions Act of 1982, or the Garn-St. Germain Act, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject

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to certain limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision, or OTS, which preempt state law restrictions on the enforcement of these clauses.  Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which extend to maturity.

         Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of single family loans or cooperative loans with respect to prepayments on certain of those loans secured by liens encumbering owner-occupied residential properties.  Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans and cooperative loans.  The absence of a prepayment charge, particularly with respect to fixed rate single family loans or cooperative loans having higher specified interest rates may increase the likelihood of refinancing or other early retirement of single family mortgage loans.

     The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules.  The withdrawal is effective with respect to
Parity Act loans originated on or after July 1, 2003.  The OTS's action does not affect Parity Act loans originated before July 1,
2003.  It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

     Legal restrictions, if any, on prepayment of multifamily mortgage loans will be described in the related prospectus supplement.

         Subordinate Financing

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.
First, the mortgagor may have difficulty servicing and repaying multiple loans.  In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender.  For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its

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priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened.  Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.
Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980.  The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of residential first mortgage loans, any limitation of that type under such state's usury law would not apply to residential first mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that type of state action will be eligible for inclusion in an issuing entity unless (i) that mortgage loan provides for such interest rate, discount points and charges as are permitted in that state or
(ii) that mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision in that mortgage loan would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

         Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act.  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration

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with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the
OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.  Certain states have taken this action.

         Homeownership Act and Similar State Laws

     Some mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal
Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, referred to in this prospectus as the Homeownership
Act.  The mortgage loans subject to the Homeownership Act are mortgage loans that were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act.  Purchasers or assignees of any assets subject to the Homeownership Act, including any issuing entity, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the asset, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the asset was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law.  The maximum damages that may be recovered under these provisions from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the asset.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including any issuing entity, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Homeowners Protection Act of 1998

     The Homeowners Protection Act of 1998, or HOPA, provides for certain disclosure and termination requirements for primary mortgage insurance.  The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999.  These termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain insurance is automatically terminated.  In general, voluntary termination is

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permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value.  The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999.  The disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when insurance automatically terminates and servicer contact information.  In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that the insurance is terminated and no further payments are due or payable.  Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

         Texas Home Equity Loans

     Generally, any ''cash-out'' refinance or other non-purchase money transaction secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (collectively referred to in this section as the "Texas home equity laws").  The Texas home equity laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions.  Failure, inadvertent or otherwise, to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender.  Because mortgage loans which are subject to that section of the Texas Constitution can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans.  If a court were to find that any requirement of that section of the Texas Constitution was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgaged property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related mortgage loan.  Title insurance generally available on those mortgage loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

     Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, a borrower who enters military service or who is called to active duty after the origination of that borrower's mortgage loan may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender.  It is possible that while the provisions of the Relief
Act are in effect which could be for an indeterminate period of time, the servicer will be unable to collect full amounts of interest on certain of the mortgage loans in an issuing entity.  Any shortfall in interest collections resulting from the application of the
Relief Act could result in losses to the holders of the securities of the related series.  Further, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status.  Thus, in the event that a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.  Certain states have enacted comparable legislation which may interfere with or affect the ability of the servicer to timely collect payments of principal and interest on, or to foreclose on, mortgage loans of borrowers in those states who are active or reserve members of the armed services.

         Forfeitures in Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can

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trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the
Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture."  However, there can be no assurance that a defense of either type will be successful.

                                                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts.
Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated.  The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

         General

     As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights, including payment rights, of the obligees under the contracts.  Each contract evidences both (a) the obligation of the obligor to repay the related loan and (b) the grant of a security interest in the manufactured home to secure repayment of the related loan.
Certain aspects of both features of the contracts are described more fully below.

     The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the applicable Agreement, the servicer will transfer physical possession of the contracts to the trustee or its custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.  The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the related prospectus supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in contracts could be defeated.

         Security Interests in the Manufactured Homes

     The manufactured homes securing the contracts may be located in all 50 states.  Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  The asset seller may effect notation on title or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the asset seller fails, due to clerical error, to effect

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notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.
Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a
UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the asset seller and transferred to the depositor.  With respect to a series of securities and if so described in the related prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws.  The depositor, asset seller or other party specified in the related prospectus supplement will represent that as of the date of the sale to the depositor, it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

     The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders.  However, the depositor or the trustee will amend the certificates of title (or file UCC-3 statements) to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note on the certificates of title the interest of the trustee only if specified in the related prospectus supplement.  Accordingly, the asset seller or other originator of the contracts will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  In some states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and, in such cases, the new secured party succeeds to the asset seller's or originator's rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title or the filing of a UCC-3 statement, an assignment of the security interest in the manufactured home may not be held effective, the security interests may not be perfected and in the absence of notation of the trustee's interest or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller or other originator or a trustee in bankruptcy of the asset seller or other originator.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller or other originator of the contracts on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home.  If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, the security interest of the trustee would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

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     In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter only if and after the owner re-registers the manufactured home in the new state.  If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the asset seller or other originator, as the case may be, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.
Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation.  Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted on the tile and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  Under the applicable Agreement, the servicer is obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  The depositor, asset seller or other party specified in the related prospectus supplement will represent in the applicable Agreement that it has no knowledge of any repair or tax liens with respect to any manufactured home securing payment on any contract.  However, these liens could arise at any time during the term of a contract.  No notice will be given to the trustee or securityholders in the event a repair or tax lien arises.

         Enforcement of Security Interests in Manufactured Homes

     The servicer on behalf of the trustee, to the extent required by the applicable Agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts.  So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale.  In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before sale proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

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     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Homeownership Act, Servicemembers Civil Relief Act and Similar Laws

     The terms of the Homeownership Act and the Relief Act apply to an obligor on a contract as described for a mortgagor on a mortgage loan under "Certain Legal Aspects of Mortgage Loans—Homeownership Act and Similar Laws" and "—Soldiers' and Sailors' Civil
Relief Act of 1940 and Similar Laws."

         Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and of certain related lenders and assignees of the transferor to transfer that contract free of notice of claims by the debtor under that contract.  The effect of this rule is to subject the assignee of a contract of the type described in the preceding sentence to all claims and defenses which the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the right to set off remaining amounts due as a defense against a claim brought by a transferee, including the trustee, against the obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the
Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and
the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.
Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause.  The
Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale"
clauses applicable to the manufactured homes.  Consequently, in some states, the servicer may be prohibited from enforcing a
"due-on-sale" clause in respect of certain manufactured homes.

         Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing.  For a discussion of Title V, see "Certain Legal Aspects of Mortgage Loans—Applicability of Usury Laws" above.  The related asset seller will represent that all of the contracts comply with applicable usury law.

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         Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of manufactured housing contracts with respect to prepayments on certain of those contracts secured by liens encumbering owner-occupied residential properties.  In the case of certain contracts and in some states, the Parity Act permits the collection of prepayment charges and preempts any contrary state law prohibitions.  The absence of a prepayment charge may increase the likelihood of refinancing or other early retirement of contracts.  For a discussion of limitations on prepayment charges on contracts, see "Certain
Legal Aspects of Mortgage Loans—Prepayment Charges" above.

                                                        FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP as to certain federal income tax consequences of the purchase, ownership and disposition of securities offered hereunder. As to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP will render its opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences," if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that it constitutes matters of federal law or legal conclusions with respect thereto, is correct in all material respects as of the date of such prospectus supplement.  Except as specifically set forth elsewhere herein or in the related prospectus supplement, the opinion set forth in the preceding sentence is the only opinion being rendered by Orrick,
Herrington & Sutcliffe LLP with respect to federal tax matters affecting the securities offered hereunder.  Orrick, Herrington &
Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of securities offered hereunder.

     This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section
1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, may be subject to special rules.  Also, it does not address alternative minimum tax consequences, except where specifically noted, or the indirect effects on the holders of equity interests in a securityholder.  For purposes of this discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a security.

     The authorities on which this discussion and the opinions referred to herein and in any related prospectus supplement are based are subject to change or differing interpretations which could apply retroactively.  Prospective investors should note that an opinion of counsel is not binding on the IRS or the courts and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return.  Further, this discussion and the opinions referred to herein and in any related prospectus supplement may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the securities.  Accordingly, taxpayers should consult their own

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tax advisors and tax return preparers regarding the preparation of any item on a federal tax return or the application of federal income tax laws to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement.  In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the securities.  See
"State and Other Tax Consequences."

     The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations.  The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

     The following discussion addresses (i) securities representing interests in the assets of a trust, or a portion thereof, that the trustee, master servicer or certificate administrator, as applicable, will elect to have treated as a REMIC under Sections 860A through 860G of the Code, (ii) securities representing interests in the assets of a trust treated as a grantor trust for federal income tax purposes, (iii) securities representing indebtedness of a trust which is treated as a partnership for federal income tax purposes and (iv) securities representing interests in the assets of a trust which is treated as a partnership for federal income tax purposes.  No REMIC election will be made with respect to issuing entities described in the foregoing clauses (ii) through (iv).

     The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related issuing entity, will identify all "regular interests" and
"residual interests" in the REMIC.

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages.  Any entity other than a REMIC or domestic building and loan association will be considered a taxable mortgage pool if:

o        substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of
         "real estate mortgages,"

o        such entity is the obligor under debt obligations with two or more maturities, and

o        under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate taxable mortgage pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.  The depositor generally will structure offerings of non-REMIC securities to avoid taxation as a taxable mortgage pool.

REMICs

   Classification of REMICs

     Upon the issuance of each series of REMIC securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming  (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued
compliance with applicable provisions of the Code and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the REMIC securities issued by the REMIC will be considered to evidence

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ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC provisions of the Code;
provided, that the continuation of the status of the REMIC as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC securities may not be accorded the status or given the tax treatment described herein.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued.  Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for such status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC provisions of the Code.  It is not anticipated that the status of any trust as a REMIC will be terminated.

   Characterization of Investments in REMIC Securities

     In general, the REMIC securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such securities would be so treated.  Moreover, if 95% or more of the assets of the REMIC qualify for either of the foregoing treatments at all times during a calendar year, the REMIC securities will qualify for the corresponding status in their entirety for that calendar year.  If the assets of the REMIC include buydown mortgage loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon.  Interest, including original issue discount, on the regular securities and income allocated to the class of residual securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the regular securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in the REMIC.  The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter.  The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether such assets, to the extent not invested in assets described in the foregoing sections of the Code, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections of the Code.  The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

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   Tiered REMIC Structures

     For certain series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as tiered REMICs for federal income tax purposes.  Upon the issuance of any such series of REMIC securities, Orrick, Herrington
& Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code and (iv) each REMIC election is made timely in the required form, for federal income tax purposes, the tiered REMICs will each qualify as a REMIC and the REMIC securities issued by the tiered REMICs will be considered to evidence ownership of regular securities or residual securities in the related REMIC within the meaning of the REMIC provisions of the Code; provided, that the continuation of the status of each REMIC as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.

     Solely for purposes of determining whether the REMIC securities will be "real estate assets" within the meaning of Section
856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such securities is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

   Taxation of Owners of Regular Securities

         General

     Except as otherwise stated in this discussion, REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular securities under an accrual method.

         Original Issue Discount

     Some REMIC regular securities may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular security must be the same as that used in pricing the initial offering of the REMIC regular security. The prepayment assumption used by the servicer in reporting original issue discount for each series of
REMIC regular securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement.
However, neither the depositor nor the servicer will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

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     The original issue discount, if any, on a REMIC regular security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular securities will be the first cash price at which a substantial amount of REMIC regular securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular security is equal to the total of all payments to be made on that security other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one
"qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular security.

     In the case of REMIC regular securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which  the rules will be applied by the servicer with respect to those securities in preparing information returns to the securityholders and the IRS.

     Some classes of the REMIC regular securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular security and accounted for as original issue discount.
Because interest on REMIC regular securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular securities.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the
REMIC regular security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated
redemption price of the REMIC regular security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular security is computed as the sum of the

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amounts determined, as to each payment included in the stated redemption price of the REMIC regular security, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular security. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser"
interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular security. The
OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular security is in excess of a de minimis amount, the holder of the security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular security, if any, in future periods and (B) the distributions made on the REMIC regular security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular security will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the securityholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated

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regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that security. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular security. The adjusted issue price of a REMIC regular security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the security.

         Market Discount

     A securityholder that purchases a REMIC regular security at a market discount, that is, in the case of a REMIC regular security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a
REMIC regular security issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a securityholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular security with market discount, the securityholder would be deemed to have made an election to include current market discount in income with respect to all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter.  Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "—Premium" below. Each of these elections to accrue interest, discount and premium with respect to a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC regular security will be considered to be de minimis for purposes of Section
1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—Original Issue Discount."  This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the conference committee report accompanying the Tax Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC regular securities should accrue, at the securityholder's option:

o        on the basis of a constant yield method,

o        in the case of a REMIC regular security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated
         interest remaining to be paid on the REMIC regular security as of the beginning of the accrual period, or

o        in the case of a REMIC regular security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular security at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular security purchased at a discount in the secondary market.

     To the extent that REMIC regular securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Code, a holder of a REMIC regular security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium

     A REMIC regular security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated
interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular security may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to

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amortize premium generally. See "—Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code.  It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

         Realized Losses

     Under Section 166 of the Code, both corporate holders of the REMIC regular securities and noncorporate holders of the REMIC regular securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's security becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

   Taxation of Owners of Residual Securities

         General

     As residual interests, the REMIC residual securities will be subject to tax rules that differ significantly from those that would apply if the REMIC residual securities were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

     A holder of a REMIC residual security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the REMIC residual securityholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual securityholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "—Taxable Income of the REMIC" and will be taxable to the REMIC residual securityholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual securities will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

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     A holder of a REMIC residual security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual securityholder that purchased the REMIC residual security from a prior holder of such security at a price greater than, or less than, the adjusted basis that REMIC residual security would have had in the hands of an original holder of that security. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC residual security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion.  One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income.  The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual security is transferred to the taxpayer.
Holders of REMIC residual securities should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

     The amount of income REMIC residual securityholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of
REMIC residual securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual securityholders may exceed the cash distributions received by the REMIC residual securityholders for the corresponding period may significantly adversely affect the REMIC residual securityholders' after-tax rate of return.

         Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular securities, and any other class of REMIC securities constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular securities and REMIC residual securities.
The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered hereby will be determined in the manner described above under "—Taxation of Owners of Regular Securities—Original Issue Discount."  Accordingly, if one or more classes of

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REMIC securities are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular securityholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "—Taxation of Owners of Regular Securities" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

     An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular securities. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, equal to the deductions that would be allowed if the REMIC regular securities were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under "—Taxation of Owners of REMIC Regular Securities—Original Issue
Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular securities described therein will not apply.

     If a class of REMIC regular securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the
REMIC in each taxable year with respect to the REMIC regular securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "—Taxation of Owners of REMIC Regular Securities—Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions and Other Possible REMIC
Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual securities, subject to the limitation of Section 67 of the Code. See "—Possible Pass-Through of Miscellaneous Itemized
Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions

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     The adjusted basis of a REMIC residual security will be equal to the amount paid for that REMIC residual security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder.

     A REMIC residual securityholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual securityholder's adjusted basis in its REMIC residual security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual security. The ability of REMIC residual securityholders to deduct net losses may be subject to additional limitations under the Code, as to which the securityholders should consult their tax advisors.

     Any distribution on a REMIC residual security will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual security. To the extent a distribution on a REMIC residual security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual security. Holders of REMIC residual securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital.  Their basis in the
REMIC residual securities will initially equal the amount paid for such REMIC residual securities and will be increased by their allocable shares of taxable income of the trust. However,  their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual securityholders. To the extent the REMIC residual securityholders' initial basis are less than the distributions to the REMIC residual securityholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of  the distributions, gain will be recognized to the REMIC residual securityholders on those distributions and will be treated as gain from the sale of their REMIC residual securities.

     The effect of these rules is that a securityholder may not amortize its basis in a REMIC residual security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual security. See "—Sales of REMIC Securities." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual security other than an original holder in order to reflect any difference between the cost of the REMIC residual security to its holder and the adjusted basis the REMIC residual security would have had in the hands of the original holder, see "—General."

         Excess Inclusions

     Any "excess inclusions" with respect to a REMIC residual security will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC residual security for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual security over (ii) the sum of the
"daily accruals" (as defined below) for each day during that quarter that the REMIC residual security was held by the REMIC residual securityholder. The daily accruals of a REMIC residual securityholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual

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security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the
REMIC residual securities were sold. If less than a substantial amount of a particular class of REMIC residual securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual securityholders, an excess inclusion:

o        will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o        will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

o        will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United
         States withholding tax imposed on distributions to REMIC residual securityholders that are foreign investors.

     See, however, "—Foreign Investors in REMIC Securities."

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual securities held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

         Noneconomic REMIC Residual Securities

     Under the REMIC regulations, transfers of "noneconomic" REMIC residual securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual security. The REMIC regulations provide that a REMIC residual security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the
REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable
Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual security, which rate is computed and published monthly by the IRS) on the REMIC residual security

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equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.  Prior to purchasing a REMIC residual security, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the  same "safe harbor"
provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     The accompanying prospectus supplement will disclose whether offered REMIC residual securities may be considered "noneconomic"
residual interests under the REMIC regulations. Any disclosure that a REMIC residual security will not be considered "noneconomic"
will be based upon some assumptions, and the depositor will make no representation that a REMIC residual security will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Securities" for additional restrictions applicable to transfers of certain REMIC residual securities to foreign persons.

         Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual security should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual securities.

         Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual securities. The applicable
Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular securities. Fees and expenses will

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generally be allocated to holders of the related REMIC residual securities in their entirety and not to the holders of the related
REMIC regular securities.

     With respect to REMIC residual securities or REMIC regular securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through
Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC securityholders that are covered by the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC securities may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

         Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

     If a REMIC residual security is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

         (1)      the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual security for periods after the transfer; and

         (2)      the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.  This tax generally would be imposed on the transferor of the REMIC residual security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified
Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.
Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

o        residual interests in the entity are not held by Disqualified Organizations; and

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o        information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC residual securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

         (1)      requiring any transferee of a REMIC residual security to provide an affidavit representing that it is not a
                  Disqualified Organization and is not acquiring the REMIC residual security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual security;

         (2)      providing that any transfer of a REMIC residual security to a Disqualified Organization shall be null and void; and

         (3)      granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual security that shall become owned by a Disqualified Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual security, and a
Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual security that are allocable to the interest in the Pass-Through
Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A
Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through
Entity furnishes to that Pass-Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual security held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

   Sales of REMIC Securities

     If a REMIC security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized (excluding any amount attributable to qualified stated interest, which will be treated as such) on the sale and its adjusted basis in the REMIC security. The adjusted basis of a REMIC regular security generally will equal the cost of that REMIC regular security to that securityholder, increased by income reported by the securityholder with respect to that REMIC regular security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular security received by the securityholder (in each case, other than any income or distributions attributable to qualified stated
interest) and by any amortized premium. The adjusted basis of a REMIC residual security will be determined as described under
"—Taxation of Owners of Residual Securities—Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with

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respect to the REMIC regular security had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular security, over
(ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular security by a seller who purchased the REMIC regular security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "—Taxation of Owners of Regular Securities—Market Discount."

     REMIC securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC security by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code.
A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual securityholders on the sale will not be deductible, but instead will be added to the REMIC residual securityholders' adjusted basis in the newly-acquired asset.

     Losses on the sale of a REMIC residual security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors should consult with their tax advisors as to the need to file such forms.

   Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, some contributions to a REMIC made after the

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day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or the trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

   Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual security, if the last distribution on the REMIC residual security is less than the securityholder's adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

   Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual securityholders will be treated as partners. The servicer, certificate administrator or other named entity will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual securities.

     As the tax matters person, the servicer will have the authority to act on behalf of the REMIC and the REMIC residual securityholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual securityholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual securityholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated

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that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular securities and the IRS; holders of REMIC regular securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the
IRS. Reporting with respect to the REMIC residual securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular security information reports will include a statement of the adjusted issue price of the REMIC regular security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See
"—Taxation of Owners of Regular Securities—Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.  Any request should be directed to the servicer.

   Backup Withholding with Respect to REMIC Securities

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC securities, may be subject to the
"backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Securities

     A REMIC regular securityholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular security will not be subject to
United States federal income or withholding tax on a distribution on a REMIC regular security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United

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States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons' or an estate whose income is subject to
United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part
I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular security held by a REMIC residual securityholder that owns directly or indirectly a 10% or greater interest in the REMIC residual securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of
30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular security would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC residual securities to investors that are not United States persons will generally be prohibited under the related pooling and servicing agreement.

Grantor Trusts

     The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

   Characterization of the Trust

         Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust securities will be treated as equity in that trust. Accordingly, each grantor trust securityholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust.

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         As further described below, each grantor trust securityholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust that is allocable to the related grantor trust security and may deduct its share of the expenses paid by the trust that are allocable to that grantor trust security, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust and received directly its share of the payments on the assets of the related trust and paid directly its share of the expenses paid by the trust when those amounts are received and paid by the trust. A grantor trust securityholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust securityholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust securities in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

         Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust securities. Accordingly, the depositor expects to offer subordinated grantor trust securities for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior securities, and holders of subordinated classes of securities should be able to recognize any losses allocated to the related class when and if losses are realized.

         To the extent that any of the mortgage collateral included in a trust were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust securityholders will be required to report annually an amount of additional interest income attributable to the discount in the mortgage collateral prior to receipt of cash related to the discount.
See the discussion above under "Taxation of Owners of Regular Securities—Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage collateral included in a trust to the extent that the mortgage collateral was originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under
"Taxation of Owners of Regular Securities —Market Discount" and "—Premium."

   Tax Status of Grantor Trust Securities

         In general, the grantor trust securities, other than premium grantor trust securities as discussed below, will be:

o        "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

o        assets described in Section 7701(a)(19)(C) of the Code to the extent the trust's assets qualify under those sections of the
                  Code.

         Any amount includible in gross income with respect to the grantor trust securities will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the
Code to the extent the income on the trust's assets qualifies under that Code section.

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         The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in securities that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for
REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust securities that represent the right solely to interest payments on contracts and grantor trust securities that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust securities, both types of non-REMIC securities referred to as premium grantor trust securities, should qualify under the foregoing sections of the Code to the same extent as other securities, but the matter is not free from doubt. Prospective purchasers of securities who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the securities under those provisions.

   Taxation of Grantor Trust Securities Under Stripped Bond Rules

         Certain classes of grantor trust securities may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust security will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on the mortgage collateral from ownership of the right to receive some or all of the related interest payments. Grantor trust securities will constitute stripped securities and will be subject to these rules under various circumstances, including the following:

         (1)      if any servicing compensation is deemed to exceed a reasonable amount;

         (2)      if the depositor or any other party retains a retained yield with respect to the assets included in a trust;

         (3)      if two or more classes of grantor trust securities are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust; or

         (4)      if grantor trust securities are issued which represent the right to interest only payments or principal only payments.

         The grantor trust securities will either (a) be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust securities is uncertain, the trust will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust securities. Investors should consult their own tax advisors regarding the treatment of the grantor trust securities under the stripped bond rules.

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         Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust security should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust security, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust security equal to the income that accrues on the grantor trust security in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust security at the beginning of that month (see "—Sales of Securities" below) and the yield of such grantor trust security to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust that is allocable to that grantor trust security, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust security.

         With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "—Taxation of Owners of Regular Securities—Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust securities.
Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust securities. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust securities or, with respect to any holder, at the time of purchase of the grantor trust security by that holder.
Finally, if these rules were applied to the grantor trust securities, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

         In the case of a grantor trust security acquired at a price equal to the principal amount of the assets in the related trust allocable to that grantor trust security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust security acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If the yield used by the holder of a grantor trust security in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage collateral included in the related trust, that is, without using a reasonable prepayment assumption, and that grantor trust security was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if the mortgage collateral prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage collateral that is allocable to the grantor trust security and the portion of the adjusted basis of the grantor trust security, see "—Sales of Securities" below, that is allocable to the mortgage collateral. In general, basis would be allocated among the mortgage collateral in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage collateral.

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         Solely for purposes of reporting income on the grantor trust securities to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust securities will be calculated based on:

o        a representative initial offering price of the grantor trust securities to the public; and

o        a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust securities.

         The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage collateral will in fact prepay at the assumed prepayment rate or at any other rate.

   Sales of Securities

         Upon the sale or exchange of a grantor trust security, a grantor trust securityholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust represented by the grantor trust security. Generally, the aggregate adjusted basis will equal the grantor trust securityholder's cost for the grantor trust security increased by the amount of any previously reported gain with respect to the grantor trust security and decreased by the amount of any losses previously reported with respect to the grantor trust security and the amount of any distributions received on that grantor trust security. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust security was held as a capital asset.

                  Foreign Investors

         Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust securityholder who is not a United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust securityholder will be entitled to receive interest payments and original issue discount on the grantor trust securities free of United States federal income tax, but only to the extent the mortgage collateral included in the related trust were originated after July 18, 1984 and provided that the grantor trust securityholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust securityholder is not a United States person and providing the name and address of the grantor trust securityholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust security by a non-United States person, which will generally have the same tax consequences as the sale of a regular security.

                  Partnership Trusts

     The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

         Classification of Partnership Trusts

         With respect to any series of securities representing indebtedness of a trust which is treated as a partnership for federal income tax purposes, referred to herein as debt securities, or securities representing interests in the assets of a trust which is

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treated as a partnership for federal income tax purposes, referred to herein as partnership securities, Orrick, Herrington &
Sutcliffe LLP will deliver its opinion that the trust will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

                  Characterization of Investments in Partnership Securities and Debt Securities

         For federal income tax purposes, (i) partnership securities and debt securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans .  .  .  secured by an interest in real property which is .  .  .
residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on debt securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but partnership securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the trust qualifying for such treatments based on capital accounts.

                  Taxation of Debt Securityholders

         Treatment of the Debt Securities as Indebtedness

         The depositor will agree, and the securityholders will agree by their purchase of debt securities, to treat the debt securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the debt securities.  However, with respect to each series of debt securities, Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the debt securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the debt securities is correct.

         If, contrary to the opinion of counsel, the IRS successfully asserted that the debt securities were not debt for federal income tax purposes, the debt securities might be treated as equity interests in the trust, and the timing and amount of income allocable to holders of such debt securities may be different than as described in the following paragraph.

         Debt securities generally will be subject to the same rules of taxation as regular securities issued by a REMIC, as described above, except that (i) income reportable on debt securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a regular security as ordinary income is inapplicable to debt securities.  See "—REMICs—Taxation of Owners of Regular Securities" and
"—REMICs—Sales of REMIC Securities."

                  Taxation of Owners of Partnership Securities

         Treatment of the Trust as a Partnership

         If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of securities, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any

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other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the securityholders (including the depositor), and the debt securities (if any) being debt of the partnership.  However, the proper characterization of the arrangement involving the trust, the partnership securities, the debt securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible.  For example, because one or more of the classes of partnership securities have certain features characteristic of debt, the partnership securities might be considered debt of the depositor or the trust.  Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the partnership securities as equity in a partnership, described below.  The following discussion assumes that the partnership securities represent equity interests in a partnership.

         Partnership Taxation

         As a partnership, the trust will not be subject to federal income tax.  Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust.  It is anticipated that the trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "Grantor Trusts") and any gain upon collection or disposition of mortgage loans.  The trust's deductions will consist primarily of interest accruing with respect to the debt securities, servicing and other fees, and losses or deductions upon collection or disposition of debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code and the partnership agreement
(here, the related pooling and servicing agreement and related documents).  The pooling and servicing agreement will provide, in general, that the securityholders will be allocated taxable income of the trust for each due period equal to the sum of (i) the interest that accrues on the partnership securities in accordance with their terms for such due period, including interest accruing at the applicable pass-through rate for such due period and interest on amounts previously due on the partnership securities but not yet distributed; (ii) any trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the partnership securities over their initial issue price; and (iii) any other amounts of income payable to the securityholders for such due period.  Such allocation will be reduced by any amortization by the trust of premium on mortgage loans that corresponds to any excess of the issue price of partnership securities over their principal amount.  All remaining taxable income of the trust will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders.  Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount.  Thus, cash basis holders will in effect be required to report income from the partnership securities on the accrual basis and securityholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

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         A share of expenses of the trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Grantor
Trusts."  Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

         Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "Grantor Trusts." Notwithstanding such description, it is intended that the trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the trust rather than on a mortgage loan-by-mortgage loan basis.  If the IRS were to require that such calculations be made separately for each mortgage loan, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

         Discount and Premium

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the trust should not have original issue discount income.  However, the purchase price paid by the trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or discount, as the case may be.  See
"Grantor Trusts." (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the trust acquires the mortgage loans at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans.  As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

         Section 708 Termination

         Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If such a termination occurs, it would cause a deemed contribution of the assets of a trust (the "old partnership") to a new trust (the "new partnership") in exchange for interests in the new partnership.  Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.  The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs.  As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the trust might not be able to comply due to lack of data.

         Disposition of Securities

         Generally, capital gain or loss will be recognized on a sale of partnership securities in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership securities sold.  A securityholder's tax basis in a partnership security will generally equal the holder's cost increased by the holder's share of trust income (includable in income)
and decreased by any distributions received with respect to such partnership security.  In addition, both the tax basis in the partnership securities and the amount realized on a sale of a partnership security would include the holder's share of the debt securities and other liabilities of the trust.  A holder acquiring partnership securities at different prices may be required to

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maintain a single aggregate adjusted tax basis in such partnership securities, and, upon sale or other disposition of some of the partnership securities, allocate a portion of such aggregate tax basis to the partnership securities sold (rather than maintaining a separate tax basis in each partnership security for purposes of computing gain or loss on a sale of that partnership security).

         Any gain on the sale of a partnership security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The trust does not expect to have any other assets that would give rise to such special reporting considerations.
Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the partnership securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the partnership securities.

         Allocations Between Transferors and Transferees

         In general, the trust's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the securityholders in proportion to the principal amount of partnership securities owned by them as of the close of the last day of such due period.  As a result, a holder purchasing partnership securities may be allocated tax items
(which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a due period convention may not be permitted by existing regulations.  If a due period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the securityholders.  The depositor will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 731 Distributions

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder as long as the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security.  To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized.  In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest.  Any gain or loss recognized by a securityholder will be capital gain or loss.

         Section 754 Election

         In the event that a securityholder sells its partnership securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the partnership securities than the selling securityholder had.  The tax basis of the trust's assets would not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code or unless the mandatory basis adjustment rules introduced by the American Jobs Creation Act of 2004 were applicable.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election and, unless the accompanying prospectus supplement states otherwise, the trust will be excluded from the mandatory basis adjustment rules due to an exception for "securitization

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partnerships."  As a result, a securityholder might be allocated a greater or lesser amount of trust income than would be appropriate based on its own purchase price for partnership securities.

         Administrative Matters

         The trustee is required to keep or have kept complete and accurate books of the trust.  Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year.  The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each securityholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1.  The trustee will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the partnership securities.  Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds partnership securities as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the partnership securities so held.  Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a
United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on partnership securities that were held, bought or sold on behalf of such person throughout the year.  In addition, brokers and financial institutions that hold partnership securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership securities.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust.  The information referred to above for any calendar year must be furnished to the trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related pooling and servicing agreement and, as such, will be responsible for representing the securityholders in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the trust.  An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Securityholders

         It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein.  Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the trust may withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold.  The trust may withhold on the portion of its taxable income that is allocable to securityholders who are non-U.S. persons pursuant to Section 1446

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of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable.  Amounts withheld will be deemed distributed to the non-U.S. person securityholders.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures.  In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement,

         o        each non-U.S. person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income;

         o        each non-U.S. person holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and

         o        a non-U.S. person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business.

         Notwithstanding the foregoing, interest payments made (or accrued) to a securityholder who is a Non-U.S. person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust.  If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.  In such case, a Non-U.S. person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding

         Distributions made on the partnership securities and proceeds from the sale of the partnership securities will be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) if, in general, the securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                  Tax Return Disclosure and Investor List Requirements

         Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a
"reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to an investment in the securities.
There are significant penalties for failure to comply with these disclosure requirements.  Investors in securities should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

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     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A
SECURITYHOLDER'S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX
CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES
AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF
CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder.
State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                                                              ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain requirements on Benefit Plans, and on persons who are fiduciaries with respect to Benefit Plans in connection with the investment of assets of Benefit Plans – referred to as "plan assets."

     ERISA generally imposes on Benefit Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan.  In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a
Benefit Plan and Parties in Interest unless a statutory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of
ERISA and Section 4975 of the Code.

     Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any such plan which is qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     A Benefit Plan's investment in securities may cause the mortgage loans, contracts, unsecured home improvement loans and other assets included in a related issuing entity to be deemed plan assets.  Section 2510.3-101 of the regulations of the U.S. Department of Labor ("DOL") provides that, when a Benefit Plan acquires an equity interest in an entity, the Benefit Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Benefit Plans, plans not subject to
ERISA, and entities that hold plan assets) is not "significant," both as defined in Section 2510.3-101 of the regulations of the

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DOL.  For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  To the extent the securities are Equity Securities or Subordinate Equity Securities, equity participation in an issuing entity will be significant on any date if, immediately after the most recent acquisition of any security, 25% or more of any class of securities (excluding securities held by persons having discretionary authority over the issuing entity or their affiliates) is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Benefit Plan.  If the mortgage loans, contracts, unsecured home improvement loans and other assets included in an issuing entity constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a Benefit Plan "fiduciary" and thus subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing Benefit Plan.  In addition, if the mortgage loans, contracts, unsecured home improvement loans and other assets included in an issuing entity constitute plan assets, the purchase of securities by a Benefit
Plan, as well as the operation of the issuing entity, may constitute or result in a prohibited transaction under ERISA and/or Section
4975 of the Code.

     The DOL has granted to Wachovia Capital Markets, LLC (formerly First Union Securities, Inc.) the Exemption, which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA and Section
4975(c)(1)(A) through (D) of the Code certain transactions, among others, relating to the servicing and operation of pools of secured obligations of various types, including mortgage loans, contracts and mortgage securities, and the purchase, sale and holding of securities underwritten by an Underwriter (as defined below), that (a) represent a beneficial ownership interest in the assets of an issuing entity and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the issuing entity or (b) are denominated as debt and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied.  For purposes of this "ERISA Considerations" Section, the term "Underwriter" includes
(a) Wachovia Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Corporation, including Wachovia Capital Markets, LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of securities.

     The Exemption sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder.

1.   The acquisition of securities by a Benefit Plan or with plan assets must be on terms that are at least as favorable to the
     Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

2.   The Exemption does not apply to subordinate securities unless none of the mortgage loans, contracts, unsecured home improvement loans or other assets has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

3.   At the time of acquisition by the Benefit Plan or with plan assets, the securities must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch.  The securities must be rated in one of the two highest generic categories by
     S&P, Moody's or Fitch if the loan-to-value ratio of any one- to four-family residential mortgage loan or closed-end home equity loan held in the issuing entity exceeds 100% but does not exceed 125% at the date of issuance of the securities.  However, the
     Exemption will not apply in that case:

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o        to any of the securities if:

        o         any mortgage loan or other asset held in the issuing entity (other than a one- to four-family mortgage loan or closed-end home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the securities; or

        o         any one- to four-family mortgage loan or closed-end home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the securities; or

o        to any subordinate securities.

4.   The trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter.

5.   The sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for such person's services under the applicable pooling and servicing agreement or trust agreement and reimbursement of such person's reasonable expenses in connection therewith.

6.   The investing Benefit Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the
     Securities Act.

7.   For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the Exemption that are intended to protect the assets of the issuer from the creditors of the depositor.

In addition, the issuing entity must meet the following requirements:

o        the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

o        securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Benefit Plan's acquisition of the securities;
         and

o        securities evidencing interests in such other investment pools must have been purchased by investors other than Benefit
         Plans for at least one year prior to any Benefit Plan's acquisition of the securities.

     A Benefit Plan fiduciary contemplating purchasing a security must make its own determination that the general conditions described above will be satisfied with respect to that security.  In addition, any securities representing a beneficial ownership interest in unsecured home improvement loans or revolving credit line loans will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and 407 of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Benefit Plans or with plan assets.  However, no exemptive relief is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of a Benefit Plan sponsored by any

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member of the Restricted Group by any person who has discretionary authority or renders investment advice with respect to the assets of that Benefit Plan.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code for transactions in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the securities is (a) an obligor with respect to 5% or less of the fair market value of the assets of the issuing entity or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Benefit Plan and (3) the holding of securities by a Benefit Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the prohibited transaction provisions of Sections 406(a), 406(b) and 407 of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity.  The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide exemptive relief from the prohibited transaction provisions of Sections 406(a)
and (b) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the assets of the issuing entity, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide exemptive relief from the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code for transactions that would otherwise be prohibited merely because a person is deemed to be a Party in Interest with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Benefit Plan's ownership of securities.

     The Exemption also permits the inclusion of a pre-funding account in an issuing entity, provided that the following conditions are met:

o        the pre-funding account may not exceed 25% of the total amount of securities being offered;

o        additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the issuing entity;

o        the transfer of additional obligations to the issuing entity during the pre-funding period must not result in the securities receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

o        the weighted average interest rate for all of the obligations in the issuing entity at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the issuing entity on the closing date;

o        the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support or insurance provider independent of the depositor or by an independent accountant retained by the depositor that confirms such conformance in writing;

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o        the pre-funding period must be described in the prospectus or private placement memorandum provided to investing Benefit
         Plans; and

o        the trustee of the issuing entity must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

     Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of
(x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the applicable pooling and servicing agreement or trust agreement; (y) the date on which an event of default occurs under the applicable pooling and servicing agreement or trust agreement; or (z) the date which is the later of three months or 90 days after the closing date.  It is expected that any pre-funding account will meet all of these requirements.

     Insurance companies contemplating the investment of general account assets in the securities should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.  The U.S. Department of Labor regulations under Section 401(c) were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

     If the criteria specified in the Exemption as described above are not satisfied by one or more classes of securities (other than
Non-Equity Securities) or with respect to the mortgage loans, contracts, mortgage securities and other assets held by an issuer, then, except as otherwise specified in the accompanying prospectus supplement, transfers of those Equity Securities to a Benefit
Plan, to a trustee or other person acting on behalf of a Benefit Plan, or to any other person using plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the Equity Securities by or on behalf of the
Benefit Plan or with plan assets:

o        is permissible under applicable law;

o        will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and

o        will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable pooling and servicing agreement or trust agreement.

     Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of Subordinate Equity Securities offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of those securities (or interest therein), that either:

o        it is not a Benefit Plan, a trustee or other person acting on behalf of a Benefit Plan, or any other person using plan assets to effect that acquisition or holding;

o        it has acquired and is holding those Subordinate Equity Securities in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the Subordinate Equity Securities must be rated, at the time of acquisition, in one of the four highest generic rating categories by S&P, Moody's or Fitch;

o        (1) the acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such certificate (or interest therein) is an "insurance company general account" (as defined in DOL Prohibited Transaction Class Exemption
          ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

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     If any Subordinate Equity Securities (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the Subordinate
Equity Securities, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any Subordinate Equity Securities (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer and the issuing entity from and against any and all liabilities, claims, costs, or expenses incurred by those parties as a result of that acquisition or holding.

     A Benefit Plan's investment in Non-Equity Securities should not cause the assets included in a related issuing entity to be deemed plan assets.  However, the depositor, the servicer, the trustee or an Underwriter may be the sponsor of or investment advisor with respect to one or more Benefit Plans.  Because those parties may receive certain benefits in connection with the sale of
Non-Equity Securities, the purchase of Non-Equity Securities using plan assets over which any such party has investment authority might be deemed to constitute or result in a violation of the prohibited transaction provisions of ERISA and Section 4975 of the Code for which no exemption may be available.  Accordingly, Non-Equity Securities may not be purchased using the assets of any Benefit
Plan if any of the depositor, the servicer, the trustee or the Underwriters has investment authority with respect to those assets.

     In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a
Benefit Plan.  Also, any holder of securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Benefit Plans, including but not limited to Benefit Plans sponsored by the holder or its affiliates.  In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction under ERISA or Section 4975 of the Code, unless it is subject to one or more statutory or administrative exemptions such as PTCE 84-14, which is available to certain "qualified professional asset managers"; PTCE 90-1, which is available to certain insurance company pooled separate accounts; PTCE 91-38, which is available to certain bank collective investment funds; PTCE 95-60, which is available to certain insurance company general accounts; or PTCE
96-23, which is available to certain "in-house asset managers".  It should be noted, however, that even if the conditions specified in one or more of those exemptions are met, the scope of relief provided by those exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Benefit Plan fiduciary who proposes to purchase securities on behalf of a Benefit Plan or with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption, and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, as to a proposed purchase of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans, a Benefit Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby.  In addition, any Benefit Plan fiduciary who proposes to cause a
Benefit Plan to purchase stripped securities should consider the federal income tax consequences of such an investment.  Fiduciaries of plans not subject to ERISA or Section 4975 of the Code, such as government plans, should consider the application of any applicable federal, state or local law materially similar to the prohibited transaction provisions of ERISA or Section 4975 of the
Code, as well as the need for and the availability of exemptive relief under applicable federal, state or local law.

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     Any Benefit Plan fiduciary considering whether to purchase a security on behalf of a Benefit Plan or with plan assets should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment.

     The sale of securities to a Benefit Plan is in no respect a representation by the depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit
Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                                                                LEGAL INVESTMENT

     As will be specified in the applicable prospectus supplement, certain classes of the securities may constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as (i) they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency and (ii) are part of a series representing interests in a trust consisting of mortgage loans originated by certain types of originators specified in
SMMEA and secured by first liens on real estate.  As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off specified in SMMEA, limiting to varying extents the ability of certain entities
(in particular, insurance companies) to invest in "mortgage related securities."  In most cases, this was accomplished by requiring the affected investors to rely solely upon existing and more restrictive state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by that type of security, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S. C. §24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency, or the OCC,
has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. §1.5 concerning
"safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R. §1.2(m) to include certain "residential mortgage-related securities."  As so defined, "residential mortgage-related security" means, in relevant part,
"mortgage related security" within the meaning of SMMEA.  The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. §703.140.  The OTS issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities offered by this prospectus and the related prospectus supplement.

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     All depository institutions considering an investment in the securities offered by this prospectus and the related prospectus supplement should review the "Supervisory Policy Statement on Investment securities and End-User Derivatives Activities " of the
Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System,
the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.
That Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any class of the securities offered by this prospectus and the related prospectus supplement, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines.

     The discussion above does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor"
provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities offered by this prospectus and the related prospectus supplement for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any securities offered by this prospectus and the related prospectus supplement under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities offered by this prospectus and the related prospectus supplement may adversely affect the liquidity of the securities offered by this prospectus and the related prospectus supplement.

     Accordingly, each investor whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with its legal advisors in determining whether and to what extent the securities offered by this prospectus and the related prospectus supplement of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                                            METHODS OF DISTRIBUTION

     The securities offered hereby and by the applicable prospectus supplement will be offered in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the sale.  If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC  acting as underwriter with other underwriters, if any, named in that prospectus supplement.  Even in the event of a firm commitment underwriting, the prospectus supplement may also specify

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that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that the securities will be distributed by Wachovia Capital Markets, LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase.  If
Wachovia Capital Markets, LLC acts as agent in the sale of securities, Wachovia Capital Markets, LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related assets as of the applicable cut-off date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that Wachovia Capital Markets, LLC elects to purchase securities as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     Wachovia Capital Markets, LLC is an affiliate of the depositor.  This prospectus may be used by Wachovia Capital Markets, LLC, to the extent required, in connection with market making transactions in the securities.  Wachovia Capital Markets, LLC may act as principal or agent in market making transactions.

     The depositor will indemnify Wachovia Capital Markets, LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Wachovia Capital Markets, LLC and any underwriters may be required to make in respect of indemnifications.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of mortgage loans or interests therein, including the securities.

     The depositor anticipates that the securities will be sold primarily to institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities.  Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale by their securities.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus and the related prospectus supplement.  Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     If an issuing entity's assets include underlying securities (as described under "Description of the Issuing Entities—Assets"), and the issuer of such underlying securities was not established under the direction of the sponsor and depositor of the securities offered hereby, then the offering of such underlying securities will have to be registered as a primary offering of such underlying securities in accordance with the Securities Act, unless each of the following is true:

o    Neither the issuer of the underlying securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the underlying securities and the securities offered hereby;

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o    Neither the issuer of the underlying securities nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the securities offered hereby; and

o    The depositor would be free to publicly resell the underlying securities without registration under the Securities Act.

If any of the foregoing is not true, and the offering of such underlying securities will have to be registered as a primary offering of such underlying securities in accordance with the Securities Act, the prospectus relating to the offering of the underlying securities will be delivered along with, or combined with, this prospectus and the related prospectus supplement for the securities offered hereby, and such prospectus supplement will include any additional disclosure required by the Securities Act in connection with the offering of the underlying securities.

     Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions.  In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors.  There is no assurance that any security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                                                 LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to securityholders of an investment in the securities of a series, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                                                    RATINGS

     It is a condition to the issuance of any class of securities offered by this prospectus and the related prospectus supplement that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating agency.

     Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets.  These ratings address the structural, legal and issuer-related aspects associated with asset-backed securities, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

                                                      WHERE YOU CAN FIND MORE INFORMATION

     Wachovia Asset Funding Trust, LLC, as depositor, filed a registration statement, file number 333-______, relating to the securities with the Securities and Exchange Commission or SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

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     Copies of the registration statement and any other materials filed with the SEC may be read and copied at the SEC's Public
Reference Room at 100 F Street N.E., Washington, D.C.  20549.  Information concerning the operation of the SEC's Public Reference
Room may be obtained by calling the SEC at (800) SEC-0330.  The SEC also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

     The depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the SEC's Web site.  Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Wachovia Asset Funding Trust, LLC, [One Wachovia Center, 301 S. College Street, NC5578-Suite G,
Charlotte, NC 28288-5578], telephone number [(704) 715-8239].

     In addition, the depositor may provide an issuing entity's annual report on Form 10-K (including the compliance statements, assessments of compliance and attestation reports described under "Description of the Agreements—Material Terms of the Pooling and
Servicing Agreements and Servicing Agreements—Evidence as to Compliance" in this prospectus), distribution reports on Form 10-D
(described under "Description of the Securities—Reports to Securityholders" in this prospectus), current reports on Form 8-K and amendments to those reports available through an Internet web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.

                                               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" information it files with the SEC, which means that the depositor can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the depositor files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.  The depositor incorporates by reference any future annual, monthly and special
SEC reports filed by or on behalf of an issuing entity until the termination of the offering of the related series of securities offered by this prospectus and the related prospectus supplement (including market making transactions by Wachovia Capital Markets,
LLC, to the extent required, with respect to that series of securities, unless those market making transactions are exempt from the registration provisions of the Securities Act).

     As a recipient of this prospectus, you may request a copy of any document the depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference) at no cost, by writing or calling the
Treasurer at Wachovia Asset Funding Trust, LLC, [One Wachovia Center, 301 S. College Street, NC5578-Suite G, Charlotte, NC
28288-5578, telephone number (704) 715-8239].

     The depositor or the related sponsor, servicer or originator may provide static pool information, in response to Item 1105 of
Regulation AB, through an Internet web site, and if the static pool information is provided through such means, the accompanying prospectus supplement will disclose the specific Internet address where such information is posted.

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                                                                    GLOSSARY

     Agreement – With respect to each issuing entity and series of securities, the pooling and servicing agreement, the indenture, the servicing agreement and/or the underlying servicing agreement, as applicable.

     Bankruptcy Code – 11 U.S.C. Section 101 et seq.

     Benefit Plans - Employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

     Code – The Internal Revenue Code of 1986, as amended, and the regulations promulgated under the Code.

     Collection Account – With respect to each issuing entity and series of securities, the account or account established and maintained by the related servicer or trustee for the collection of payments or the related assets.

     Cooperative – The cooperative housing corporation that owns a cooperative apartment building and that is owned by tenant-stockholders who enter into proprietary leases or occupancy agreements which confer exclusive rights to occupancy of specific units in that apartment building.

     Equity Securities - Securities that are treated as equity interests for purposes of U. S. Department of Labor Regulations Section
2510.3-101.

     Exemption - An individual administrative exemption the U.S. Department of Labor designated as Prohibited Transaction Exemption
("PTE") 96-22, 61 Fed. Reg. 14828 (April 3, 1996), as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (August
22, 2002).

     Fitch – Fitch, Inc.

     FHA – The Federal Housing Administration of the United States Department of Housing and Urban Development.

     Moody's - Moody's Investors Service, Inc.

     Non-Equity Securities – Securities that are not treated as equity interests for purposes of U. S. Department of Labor Regulations
Section 2510.3-101.

     PTCE - Prohibited Transaction Class Exemption.

     Party in Interest - Any person that has a relationship with a Benefit Plan that is described in Section 3(14) of ERISA or Section
4975(d)(2) of the Code.

     Restricted Group - The underwriters, the depositor, the trustee, the master servicer, any servicer, any insurer and any obligor with respect to assets of any trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related issuing entity as of the date of initial issuance of the securities.

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     REO property – Collateral required by an issuing entity through foreclosure or otherwise.

     S&P -  Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     Securities Act – The Securities Act of 1933, as amended.

     Subordinate Equity Securities - Subordinate securities that are treated as equity interests for purposes of U. S. Department of
Labor Regulations Section 2510.3-101.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement	$107,000.00
Legal Fees and Expenses	$1,500,000.00
Accounting Fees and Expenses	$280,000.00
Trustee’s Fees and Expenses	$140,000.00
(including counsel fees)
Blue Sky Fees and Expenses	$125,000.00
Printing and Engraving Expenses	$245,000.00
Rating Agency Fees	$2,100,000.00
Insurance Fees and Expenses	$280,000.00
Miscellaneous	$70,000.00

Total	$4,947,000.00

Indemnification of Directors and Officers (Item 15 of Form S-3).

The Pooling and Servicing Agreement or Indenture for each Series of Securities will provide either that the Registrant, the Servicer and/or the Master Servicer, and their respective directors, officers, employees and agents, will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or Indenture or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

To the fullest extent permitted by applicable law and in accordance with the Registrant’s Limited Liability Company Agreement (the “Agreement”), the Registrant’s member and any officer or director of the Registrant (each, a “Covered Person”) shall be entitled to indemnification from the Registrant for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

The Registrant maintains directors and officers liability insurance, which provides coverage for the benefit of its subsidiaries, subject to certain deductible amounts. In general, the policy insures (i) the Registrant’s directors and its officers against certain losses and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Under agreements that may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of the Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Exhibits (Item 16 of Form S-3).

1.1	Form of Underwriting Agreement with respect to Certificates.*
1.2	Form of Underwriting Agreement with respect to Notes.*
3.1	Limited Liability Company Agreement.*
4.1	Form of Pooling and Servicing Agreement.*
4.2	Form of Indenture.*
4.3	Form of Mortgage Loan Purchase Agreement.*
4.4	Form of Trust Agreement.*
4.5	Form of Servicing Agreement.*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.*
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.*
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 and Exhibit 8.2).*
24.1	Power of Attorney.**

* To be filed by amendment.
** Previously filed.

Undertakings (Item 17 of Form S-3).

(a)	Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided , however, that:

(A)         Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

(B)         Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration

Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the Registrant is relying on Rule 430B:

(A)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for Acceleration of Effective Date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	Qualifications of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(d)	Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on June 30, 2006.

WACHOVIA ASSET FUNDING TRUST, LLC

By:	/s/ Thomas Wickwire*

Thomas Wickwire

President and Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas Wickwire* Thomas Wickwire	President and Managing Director, and Member of the Board of Directors (acting as principal executive officer)	June 30, 2006
/s/ David L. Pitelka* David L. Pitelka	Treasurer, Controller and Managing Director (acting as principal financial officer and principal accounting officer)	June 30, 2006
/s/ Orlando Figueroa* Orlando Figueroa	Member of the Board of Directors	June 30, 2006
/s/ Randy B. Robertson* Randy B. Robertson	Member of the Board of Directors	June 30, 2006
*By: /s/ Robert J. Perret Robert J. Perret	Attorney-in-Fact

*Note: Powers of Attorney appointing Thomas Wickwire, David L. Pitelka, Robert J. Perret and David K. Tinkler, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement for additional Mortgage Pass-Through Certificates and Asset-Backed Notes that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
1.1	Form of Underwriting Agreement with respect to Certificates.*
1.2	Form of Underwriting Agreement with respect to Notes.*
3.1	Limited Liability Company Agreement.*
4.1	Form of Pooling and Servicing Agreement.*
4.2	Form of Indenture.*
4.3	Form of Mortgage Loan Purchase Agreement.*
4.4	Form of Trust Agreement.*
4.5	Form of Servicing Agreement.*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.*
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.*
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 and Exhibit 8.2).*
24.1	Power of Attorney.**

*To be filed by amendment.
**Previously filed.